   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1996

                                                REGISTRATION NOS. 333-2336

                                                               333-2336-01
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 1 TO
                                   FORM S-4
                                EXCHANGE OFFER
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            CBM FUNDING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                   7011                  52-1955658
(STATE OR OTHER JURISDICTION
             OF
                         (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
                          CLASSIFICATION CODE NUMBER)IDENTIFICATION NUMBER) INCORPORATION OR
        ORGANIZATION)

                         COURTYARD II ASSOCIATES, L.P.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                   7011                  52-1955662
(STATE OR OTHER JURISDICTION
             OF
                         (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
                          CLASSIFICATION CODE NUMBER)IDENTIFICATION NUMBER) INCORPORATION OR
        ORGANIZATION)

                               ----------------
                              10400 FERNWOOD ROAD
                           BETHESDA, MARYLAND 20817
                                (301) 380-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                              BRUCE F. STEMERMAN
                                   PRESIDENT
                            CBM FUNDING CORPORATION
                              10400 FERNWOOD ROAD
                           BETHESDA, MARYLAND 20817
                                (301) 380-9000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                   COPY TO:

                         J. WARREN GORRELL, JR., ESQ.
                           BRUCE W. GILCHRIST, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                            WASHINGTON, D.C. 20004
                                (202) 637-5600

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Exchange Offer becomes effective.

  If the only securities being registered on this Form are being offered in connection with the formation of a holding company, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  TITLE OF EACH CLASS OF     AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED  OFFERING PRICE PER CERTIFICATE AGGREGATE OFFERING PRICE REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------
 Multiclass Mortgage
  Pass-Through
  Certificates, Series
  1996-1B................    $409,200,305              100%                    $409,200,305         $140,765(1)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) Previously Paid.

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                            CBM FUNDING CORPORATION

  CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY FORM S-4

         REGISTRATION STATEMENT ITEM                     LOCATION IN PROSPECTUS
         ---------------------------                     ----------------------
 A. INFORMATION ABOUT THE TRANSACTION
  1.Forepart of Registration Statement and
      Outside Front Cover Page of
      Prospectus............................  Cover Page of Registration Statement;
                                               Outside Front Cover Page of Prospectus
  2.Inside Front and Outside Back Cover
      Pages of Prospectus...................  Inside Front and Outside Back Cover Pages
                                               of Prospectus; Available Information
  3.Risk Factors, Ratio of Earnings to Fixed
      Charges, and Other Information........  Summary; Risk Factors; The Issuer; The
                                               Company; Selected Consolidated Financial
                                               and Operating Data
  4.Terms of the Transaction................  Front Cover Page of Prospectus; Summary;
                                               Description of the Mortgage Loan,
                                               Description of the Mortgages; Description
                                               of the Management Agreement; Description
                                               of the Trust and Servicing Agreement; The
                                               Exchange Offer; Description of the New
                                               Certificates; Yield, Prepayment and
                                               Maturity Considerations; Certain Federal
                                               Income Tax Considerations; Plan of
                                               Distribution
  5.Pro Forma Financial Information.........  Not Applicable
  6.Material Contracts With the Company
      Being Acquired........................  Not Applicable
  7. Additional Information Required for
      Reoffering by Persons and Parties
      Deemed to be Underwriters.............  Not Applicable
  8.Interests of Named Experts and Counsel..  Not Applicable
  9.Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities...........................  Not Applicable
 B. INFORMATION ABOUT THE REGISTRANT
 10.Information with Respect to S-3
      Registrants...........................  Not Applicable
 11.Incorporation of Certain Information by
      Reference.............................  Not Applicable
 12.Information with Respect to S-2 or S-3
      Registrants...........................  Not Applicable
 13.Incorporation of Certain Information by
      Reference.............................  Not Applicable
 14.Information With Respect to Registrants
      Other Than S-2 or S-3 Registrants.....  The Issuer; The Company; Description of the
                                               Mortgaged Properties; Selected
                                               Consolidated Financial and Operating Data;
                                               Management's Discussion and Analysis of
                                               Financial Condition and Results of
                                               Operations, Financial Statements
 C. INFORMATION ABOUT THE COMPANY BEING
    ACQUIRED
 15.Information With Respect to S-3
      Companies.............................  Not Applicable
 16.Information With Respect to S-2 or S-3
      Companies.............................  Not Applicable
 17.Information With Respect to Companies
      Other Than S-3 or S-2 Companies.......  Not Applicable
 D. VOTING AND MANAGEMENT INFORMATION
 18.Information if Proxies, Consents or
      Authorizations Are to be Solicited....  Not Applicable
 19.Information if Proxies, Consents or
      Authorizations Are Not to be Solicited
      or in an Exchange Offer...............  Management; Certain Relationships and
                                               Related Transactions

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 10, 1996

PRELIMINARY PROSPECTUS
                       OFFER TO EXCHANGE ALL OUTSTANDING
         MULTICLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-1A
                                      FOR
         MULTICLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-1B
                                       OF
                            CBM FUNDING CORPORATION

                                  -----------

  CBM Funding Corporation ("CBM Funding" or the "Issuer") is offering upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange registered Multiclass Mortgage Pass-Through Certificates, Series 1996-1B (the "New Certificates") for unregistered Multiclass Mortgage Pass-Through Certificates, Series 1996-1A, initially purchased by Lehman Brothers Inc. in a private offering, (the "Old Certificates" and together with the New Certificates, the "Offered Certificates") which represent beneficial ownership interests in a trust fund (the "Trust Fund") established by CBM Funding. The form and terms of the New Certificates are substantially identical to the form and terms of the Old Certificates, except that the New Certificates will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear any legends restricting their transfer. The Exchange Offer is being made to satisfy certain contractual obligations of CBM Funding and Courtyard II Associates, L.P. (the "Company"), a Delaware limited partnership. See "The Exchange Offer" and "Description of the New Certificates." CBM Funding is a wholly owned subsidiary of the Company.

  The Trust Fund consists of a single, fixed rate, non-recourse mortgage loan (the "Mortgage Loan") and certain related assets made on January 24, 1996 by CBM Funding to the Company. The Company owns 69 Courtyard by Marriott hotel properties located in 29 states, which are managed by a wholly owned subsidiary of Marriott International, Inc. ("MII"). One Courtyard by Marriott hotel property (the "Deerfield Hotel") is owned by an affiliate of the Company (the 69 Courtyard by Marriott hotel properties and the Deerfield Hotel are collectively referred to as the "Hotels"). As of May 1, 1996, the Mortgage Loan had a principal balance of $407,182,129. The terms of the Mortgage Loan provide for monthly payments of interest in an amount equal to the aggregate amount of interest accruing on the Certificates for such month and monthly payments of principal based on a 204-month amortization schedule, computed using an interest rate equal to 7.5% per annum. The Mortgage Loan has a scheduled maturity date of January 28, 2008 (the "Scheduled Balloon Maturity Date"), on which date a balloon payment, which is scheduled to be $180.3 million, will be due. The Mortgage Loan may not be prepaid, in whole or in part, except upon payment of a premium equal to the greater of 1% of the principal amount of the Mortgage Loan being prepaid and a Treasury-based yield maintenance amount (the "Prepayment Premium"), provided that no Prepayment Premium is required in the event of a prepayment made (i) in connection with casualty or condemnation events, (ii) in connection with sales of not more than five Mortgaged Properties made in order to avoid or to cure certain defaults, or (iii) on or after the date that is six months prior to the Scheduled Balloon Maturity Date. The Mortgage Loan is secured primarily by 69 cross-defaulted and cross-collateralized mortgages (the "Mortgages"), representing first priority mortgage liens on fee or leasehold interests in the 69 Hotels owned by the Company and fee interests in land leased from MII or its affiliates (collectively, the "Marriott Ground Lessors") on which 53 Hotels are situated, and related assets (collectively, the "Mortgaged Properties") and a pledge of the Company's membership interest in, and the related right to receive distributions from, the entity that owns the Deerfield Hotel. The Mortgage Loan is non-recourse to CBM Funding, the Company and its partners, and the Marriott Ground Lessors. See "Description of the Mortgage Loan," "Description of the Mortgaged Properties," and "Description of the Mortgages."

  The New Certificates consist of seven classes (each, a "Class"), designated as the Class A-1, Class A-2, Class A-3P&I, Class A-3IO, Class B, Class C, and Class D Certificates. Each Class of New Certificates will represent the same beneficial ownership interests in the Trust Fund as the corresponding Class of Old Certificates and will be issued pursuant to, and entitled to the benefits of, the Trust and Servicing Agreement governing the Old Certificates (the "Trust and Servicing Agreement"). Distributions on the New Certificates will be made, to the extent of available funds, on the first day of each calendar month or, if any such first day is not a Business Day, then on the next succeeding Business Day without additional interest (each, a "Distribution Date"),
beginning       1, 1996. As more fully described herein, distributions
allocable to interest on each Class of New Certificates on each Distribution Date will be computed based on the applicable per annum

                                                (Cover continued on page 2)

  SEE "RISK FACTORS" BEGINNING ON PAGE 28, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

May  , 1996
pass-through rate set forth below, and the aggregate Certificate Balance, or with respect to the Class A-3IO Certificates, the aggregate Notional Balance, of such New Certificate outstanding at the beginning of the applicable interest accrual period. Distributions in respect of principal payable on any Class of New Certificates will be made in the amounts and in accordance with the priorities described herein. See "Description of the New Certificates-- Distributions."

                                                                          ASSUMED FINAL
                           INITIAL CLASS              PASS-                CERTIFICATE
        CLASS OF            CERTIFICATE              THROUGH               DISTRIBUTION
      CERTIFICATES          BALANCE(1)                RATE                   DATE(2)
      ------------         -------------             -------             ----------------
      Class A-1            $ 45,500,000               7.550%                 July 1, 1999
      Class A-2            $ 50,000,000               6.880%                 July 1, 2002
      Class A-3P&I         $129,500,000               7.080%             November 1, 2007
      Class A-3IO               (3)                   0.933%             November 1, 2007
      Class B              $ 75,000,000               7.480%             February 1, 2008
      Class C              $100,000,000               7.860%             February 1, 2008
      Class D              $ 10,200,000               8.645%             February 1, 2008

- --------

(1) Represents the Class Certificate Balance as of January 24, 1996 (the "Issue Date"). The Class A-1 Certificate Balance has been reduced to $42,482,129 as of May 1, 1996. In addition to distribution of principal (if applicable) and interest, holders of the New Certificates will be entitled to receive a portion of any Prepayment Premiums received with respect to the Mortgage Loan. Holders of New Certificates (other than the Class A-3IO Certificates) will also be entitled to receive, under certain circumstances, any Net Default Interest received with respect to a default under the Mortgage Loan. See "Description of the New Certificates-- Distributions."

(2) Determined assuming no prepayments, no defaults, and no acceleration of the maturity of the Mortgage Loan. This date is earlier than the related Rated Final Distribution Date upon which the rating of such Class of Certificates is based. The Rated Final Distribution Date with respect to each Class of Offered Certificates is the fifth anniversary of the Assumed Final Certificate Distribution Date. The Scheduled Balloon Maturity Date may not be extended beyond the Rated Final Distribution Date with respect to any then outstanding Class of Offered Certificates without the consent of 100% of holders of such Class. See "Ratings."

(3) The Class A-3IO Certificates do not have a Certificate Balance and, accordingly, do not receive distributions in respect of principal. The Class A-3IO Certificates have a Notional Balance at any time equal to the Certificate Balance of the Class A-3P&I Certificates. Investors in the Class A-3IO Certificates should consider carefully the risk that rapid principal prepayments on the Mortgage Loan could result in the failure of such investors to recover some or all of their initial investment. See "Risk Factors--Risks Relating to Pass-Through Certificates--Sensitivity of the Class A-3IO Certificates."

  Elections will be made to treat the Trust Fund, exclusive of Net Default Interest, payments of Liquidated Damages with respect to registration rights, and certain specified accounts, as two real estate mortgage investment conduits ("REMICs") under the Internal Revenue Code of 1986, as amended (collectively, the "Trust REMICs" and individually, the "Lower-Tier REMIC" and the "Upper-Tier REMIC"). The Class A-1, Class A-2, Class B, Class C and Class D Certificates in part represent beneficial interests in a portion of the "regular interests" in the Lower-Tier REMIC. The "residual interest" in the Lower-Tier REMIC is evidenced by the Class R Certificate issued under the Trust and Servicing Agreement. There also is one uncertificated class of "regular interests" in the Lower-Tier REMIC (the "Class A-3L Interest") which is held by the Trustee as the primary asset of the Upper-Tier REMIC. The Class A-3P&I and Class A-3IO Certificates in part represent beneficial interests in the "regular interests" in the Upper-Tier REMIC, and the Class UR Certificate evidences the "residual interest" in the Upper-Tier REMIC. See "Certain Federal Income Tax Considerations." The Class R Certificate and the Class UR Certificate are not part of the Exchange Offer. The Offered Certificates together with the Class R Certificate and Class UR Certificate are collectively referred to as the "Certificates."

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, , 1996, OR SUCH LATER DATE AND TIME TO WHICH IT IS EXTENDED (THE
 "EXPIRATION DATE").


  Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where those Old Certificates were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. See "Plan of Distribution." The Old Certificates are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. To the extent Old Certificates are tendered and accepted in the Exchange Offer, the aggregate amount of outstanding Old Certificates will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Certificates who were eligible to participate in the Exchange Offer but who did not tender their Old Certificates will not be entitled to certain rights under the Registration Rights Agreement (as herein defined) and such Old Certificates will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity in the market for the Old Certificates could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Certificates or the New Certificates.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
SUMMARY                                 5
OWNERSHIP AND MANAGEMENT STRUCTURE     27
RISK FACTORS
 . Risks Relating to the Lodging
   Industry and the Mortgaged
   Properties.......................   28
 . Risks Relating to Real Estate
   Investments......................   29
 . Risks of Forward Looking
   Information......................   32
 . Risks Relating to Pass-Through
   Certificates.....................   32
THE ISSUER                             35
THE COMPANY                            35
SELECTED CONSOLIDATED FINANCIAL AND
 OPERATING DATA                        36
MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS                         37
 . General..........................   37
 . Capital Resources and Liquidity..   37
 . Results of Operations............   39
 . Twelve Weeks Ended March 24, 1995
   Compared to Twelve Weeks Ended
   March 22, 1996...................   40
 . 1994 Compared to 1995............   41
 . 1993 Compared to 1994............   42
 . Competition......................   43
 . Inflation........................   43
 . Seasonality......................   43
DESCRIPTION OF THE MORTGAGED PROPER-
 TIES                                  44
 . General..........................   44
 . Courtyard by Marriott System.....   44
 . Strategy.........................   45
 . The Lodging Industry.............   46
 . Competition......................   46
 . Ground Leases....................   47
 . Description of the Portfolio and
   Specific Property Information....   50
DESCRIPTION OF DEERFIELD LLC           72
DESCRIPTION OF THE MORTGAGE LOAN       72
 . General..........................   72
 . Principal and Interest...........   72
 . Prepayments......................   73
 . Security for the Mortgage Loan...   74
 . Representations and Warranties...   75
 . Certain Mortgage Loan Covenants..   75
 . Sales of Mortgaged Properties....   76
 . Casualty and Condemnation........   78
 . Mortgage Loan Events of Default..   79
 . Financial Statements and Other
   Information......................   80

                                    PAGE
                                    ----
DESCRIPTION OF THE MORTGAGES         80
 . General.........................  80
 . Representations, Warranties, and
   Covenants.......................  81
 . Discharge of Liens..............  81
 . Insurance.......................  81
 . Modification of Mortgages and
   Other Loan Documents............  82
 . Title Insurance.................  83
THE EXCHANGE OFFER                   83
 . Purpose and Effect..............  83
 . Consequences of Failure to
   Exchange........................  84
 . Terms of the Exchange Offer.....  84
 . Expiration Date; Extensions;
   Amendments......................  85
 . Interest On the New
   Certificates....................  85
 . Procedures For Tendering........  85
 . Book-Entry Transfer.............  87
 . Guaranteed Delivery Procedures..  87
 . Withdrawal Rights...............  88
 . Conditions......................  88
 . Exchange Agent..................  89
 . Solicitations of Tenders; Fees
   and Expenses....................  89
 . Transfer Taxes..................  89
MANAGEMENT                           90
 . Beneficial Ownership............  90
 . Management Remuneration.........  91
 . Limited Liability and
   Indemnification with Respect to
   the Company.....................  91
 . Special Purpose Entity Covenants
   of the Company..................  92
OWNERSHIP OF INTERESTS IN CBM
 FUNDING AND THE MANAGING GENERAL
 PARTNER                             92
 . Ownership of Interests in CBM
   Funding.........................  92
 . Ownership of Interests in the
   Managing General Partner........  92
CERTAIN RELATIONSHIPS AND RELATED
 TRANSACTIONS                        92
 . Relationship with Host
   Marriott........................  92
 . Relationship with MII...........  92
 . Payments to MII and
   Subsidiaries....................  93
 . Payments to Host Marriott and
   Subsidiaries....................  94
 . Mortgage Debt Guarantees........  94

                                      PAGE
                                      ----
DESCRIPTION OF THE MANAGEMENT AGREE-
 MENT                                  94
 . General..........................   94
 . Subordination of Certain Fees and
   Other Payments...................   94
 . Compensation.....................   95
 . Management Services..............   96
DESCRIPTION OF THE NEW CERTIFICATES    98
 . General..........................   98
 . Distributions....................  100
 . Voting Rights....................  104
 . Reports to Certificateholders;
   Available Information............  105
 . Other Information................  106
 . Book-Entry Registration..........  106
 . Definitive Certificates..........  108
 . Exchange Offer; Registration
   Rights...........................  108
DESCRIPTION OF THE TRUST AND
 SERVICING AGREEMENT                  109
 . Assignment of the Mortgage Loan..  109
 . The Servicer.....................  110
 . Responsibilities of the
   Servicer.........................  110
 . Servicing Fee....................  110
 . Conflicts of Interest............  110
 . The Trustee......................  111
 . Duties of the Trustee............  111
 . Servicing of the Mortgage Loan;
   Inspections......................  111
 . Modification of the Loan
   Documents........................  112
 . Flow of Funds; Accounts..........  113
 . Withdrawals from the Collection
   Account..........................  115
 . Realization Upon the Mortgaged
   Properties.......................  116
 . Advances.........................  117
 . Events of Default Under the Trust
   and Servicing Agreement..........  119
 . Rights Upon Trust and Servicing
   Event of Default.................  119
 . Evidence as to Compliance........  120
 . Certain Matters Regarding CBM
   Funding and the Servicer.........  120
 . Amendments.......................  121
 . Termination......................  122

                                     PAGE
                                     ----
YIELD, PREPAYMENT AND MATURITY
 CONSIDERATIONS                      122
 . General.......................... 122
 . Effects of P&I Shortfalls on the
   Mortgage Loan, Additional Trust
   Fund Expenses and Other Matters.. 124
 . Weighted Average Life............ 124
CERTAIN FEDERAL INCOME TAX
 CONSIDERATIONS                      128
 . General.......................... 128
 . Exchange of Old Certificates for
   New Certificates................. 128
 . Qualification of the Trust REMICs
   as REMICs........................ 128
 . Taxation of the Certificates..... 129
 . Taxation of the Regular
   Interests........................ 130
 . Taxation of the REMICs........... 134
 . Prohibited Transactions and Other
   Taxes............................ 134
 . Liquidation and Termination...... 135
 . Taxation of the Non-REMIC
   Interests........................ 135
 . Backup Withholding............... 136
 . Reporting of Certain
   Information...................... 136
 . Foreign Holders.................. 136
STATE AND LOCAL TAX CONSIDERATIONS   137
ERISA CONSIDERATIONS                 137
 . General.......................... 137
 . Plan Assets Regulation........... 138
 . Prohibited Transaction
   Exemptions....................... 138
LEGAL INVESTMENT                     140
PLAN OF DISTRIBUTION                 140
LEGAL MATTERS                        141
EXPERTS                              141
RATINGS                              141
AVAILABLE INFORMATION                142
INDEX OF DEFINED TERMS               143
FINANCIAL STATEMENTS                 F-1
ANNEX I: FORM OF SERVICER'S MONTHLY
 REPORT                              I-1

                                    SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used in this summary and not defined herein have the meanings given to them elsewhere in this Prospectus. See "Index of Significant Terms." Unless the context indicates or requires otherwise, references in this Prospectus to the "Company" are, for periods ended on or before January 24, 1996, to Courtyard by Marriott II Limited Partnership, a Delaware limited partnership, and for the periods ending subsequent to January 24, 1996, Courtyard II Associates, L.P., a Delaware limited partnership, and its subsidiaries and their respective operations. See "Risk Factors" for a description of certain risks and other special considerations relevant to an investment in the Offered Certificates.

CBM Funding...................  CBM Funding Corporation, a Delaware corporation and wholly owned subsidiary of the Company, established for the purpose of making the Mortgage Loan to the Company and conveying the Mortgages, the Mortgage Note, and related documents to the Trust Fund. See "Ownership and Management Structure" herein for a chart showing the relationships among CBM Funding, the Company, the Manager, and certain affiliates.

Company.......................
                                Courtyard II Associates, L.P., a "bankruptcy-remote" single purpose Delaware limited partnership. A "bankruptcy-remote" entity is one whose business is limited to owning and operating the assets that provide the security for a specific debt obligation, that is restricted from incurring additional obligations, and whose assets and liabilities are unlikely to be consolidated with those of any related entity in the event of a bankruptcy of the related entity. Courtyard by Marriott II Limited Partnership, a Delaware limited partnership and former owner of the Hotels ("CBM II L.P."), owns a 98% limited partner interest and a 1% general partner interest in the Company. Courtyard II Associates Management Corporation, a "bankruptcy-remote" single purpose Delaware corporation and a wholly owned subsidiary of CBM II L.P. (the "Managing General Partner"), owns a 1% managing general partner interest in the Company. The Company does not have significant assets other than the Mortgaged Properties and a 99% membership interest in CBM Associates II LLC, a "bankruptcy-remote" single purpose Delaware limited liability company ("Deerfield LLC"), which owns the Hotel in Chicago/Deerfield, Illinois (the "Deerfield Hotel"). The sole general partner of CBM II L.P. is a wholly owned subsidiary of Host Marriott Corporation ("Host Marriott").

Servicer......................  Bankers Trust Company, a New York banking corporation. The Servicer is required to perform the customary functions of a servicer of mortgage loans, including collection of payments from the Company, remittance of payments received in respect of the Mortgage Loan into the Distribution Account for the benefit of the Certificateholders, and making advances in accordance with its obligations under the Trust and Servicing Agreement. See "Description of the Trust and Servicing Agreement--Advances."

Trustee.......................  Marine Midland Bank, a New York banking corporation and trust company. The Trustee is the holder of the Mortgage Loan, the mortgagee of the Mortgages (or the beneficiary under the deeds of trust, as applicable), and the secured party or beneficiary under other security and related documents (including the pledge of the Company's membership interest in Deerfield LLC and the related right to receive distributions in respect thereof). See "Description of the Trust and Servicing Agreement--Duties of the Trustee." The Trustee has appointed Bankers Trust Company to act as Custodian, Paying Agent, Authenticating Agent, Certificate Registrar, and Transfer Agent under the Trust and Servicing Agreement.

Manager.......................  Courtyard Management Corporation, a Delaware
                                corporation (the "Manager") and a wholly owned subsidiary of Marriott International, Inc., a Delaware corporation ("MII"). The Hotels are managed by the Manager under two management agreements with substantially similar terms, one covering the 69 Mortgaged Properties and one covering the Deerfield Hotel (such two agreements as so amended and restated, the "Management Agreement"). The Management Agreement expires February 22, 2013, and provides for renewals at the option of the Manager for one or more of the Hotels for up to 35 years thereafter. The Manager has agreed to subordinate a portion of its management fees and to grant the Trustee certain cure rights in the event of a default under the Management Agreement. The Hotels are operated as part of the Courtyard by Marriott hotel system which, as of December 31, 1995, included 249 hotels located in 39 states in the United States and four hotels located in the United Kingdom. Inclusion of the Hotels within the Courtyard by Marriott hotel system provides the benefits of name recognition by customers; centralized reservations; system-wide marketing, promotion, and advertising; and centralized purchasing, training, and support services. See "Description of the Management Agreement."

Notes Offering................  Concurrently with the closing on January 24,
                                1996 (the "Issue Date") of the offering of the Old Certificates (the "Old Certificates Offering"), CBM II L.P. and Courtyard II Finance Company, a Delaware corporation and wholly owned subsidiary of CBM II L.P., engaged in an offering (the "Notes Offering") of $127,400,000 senior secured notes due 2008 (the "Notes") pursuant to exemptions from registration under the Securities Act. The Notes are secured by a pledge of CBM II L.P.'s limited and general partnership interests in the Company and its ownership interest in the Managing General Partner. THE COMPANY HAS NO LIABILITY WITH RESPECT TO THE NOTES, AND THE NOTES ARE NOT SECURED BY THE MORTGAGED PROPERTIES OR ANY OTHER ASSETS OF THE COMPANY. Although payments on the Notes are made from distributions of excess cash or other assets of the Company to CBM II L.P., such distributions are prohibited upon any monetary event of default under the Mortgage Loan, or upon acceleration of the Mortgage Loan as a result of any non-monetary event of default thereunder.

Trust Fund....................
                                The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which consists of: (i) the Mortgage Loan, the Mortgages, the pledge of the Company's membership interest in (and the related right to receive distributions from) Deerfield LLC, and the other Loan Documents, and all payments under the Mortgage Loan and Loan Documents, (ii) funds or assets from time to time on deposit in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account, and the Liquidated Damages Distribution Account, (iii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, a "Foreclosed Property") and any funds deposited into any account (a "Foreclosed Property Account") established in connection with Foreclosed Properties, and (iv) the right to receive payment of Liquidated Damages under the Registration Rights Agreement. The Trustee also has security interests in the funds or assets from time to time on deposit in the FF&E Reserve Account, the Lockbox Account, and the Cash Collateral Account and certain other assets of the Company. See "Description of the Trust and Servicing Agreement--Flow of Funds; Accounts."

Risk Factors..................  In addition to the risks described below under
                                "Special Yield Considerations," an investment in the Offered Certificates involves certain risks, including, but not limited to, the following:

                                . The Company is dependent on the Manager to
                                  manage and operate the Hotels. If the
                                  Management Agreement were terminated by the Manager, the Company would lose the right to use the Courtyard by Marriott name, its access to the Manager's central reservation system, and the other benefits under the Management Agreement.

                                . General and regional economic factors beyond
                                  the control of the Manager or the Company may affect the performance and value of the Mortgaged Properties.

                                . A decline in business travel or the tourism
                                  industry could have a negative impact on the operating performance of the Hotels.

                                . The Mortgage Loan is not insured or
                                  guaranteed by CBM Funding, the Servicer, the Trustee, Host Marriott, MII, the Manager, any affiliate of any of the foregoing, or any governmental agency or instrumentality or any other person or entity.

                                . The assets in the Trust Fund are the only
                                  source of payments for the Offered
                                  Certificates. The Trustee, for the benefit of the holders of the Offered Certificates, will have recourse only to the Mortgaged Properties and other Collateral upon the occurrence of a Mortgage Loan Event of Default.

                                . The Company may be unable to make the Balloon
                                  Payment under the Mortgage Loan when due if it is unable to refinance or sell one or more of the Mortgaged Properties.

                                . Certain Offered Certificates are subordinated
                                  to others.

                                . There may not be a secondary market for the
                                  Offered Certificates.

                                See "Risk Factors" for a description of these and other risks and special considerations that should be considered before making an investment in the Offered Certificates.

Special Yield                   The yield to investors on any of the Offered
Considerations................  Certificates will depend upon the purchase price thereof and the rate and timing of principal payments on the Mortgage Loan
                                (including voluntary prepayments and
                                prepayments resulting from defaults,
                                casualties, or condemnations affecting one or more of the Mortgaged Properties). An investor should purchase Offered Certificates only after performing an analysis of such Offered
                                Certificates based upon the investor's own assumptions as to future rates of principal payments. In addition, while a prepayment of the Mortgage Loan and its application to any component thereof may have the effect of shortening the average lives of the other components of the Mortgage Loan and the Certificates corresponding thereto, holders of such corresponding Certificates will not receive any Prepayment Premium payable in connection with such prepayment. Such
                                Prepayment Premium will instead be paid only to holders of the Certificates to whom such prepayment is distributed and to the holders of the Class A-3P&I Certificates and the Class A-
                                3IO Certificates in the case of distributions in respect of the Class A-3L Interest. See
                                "Yield, Prepayment and Maturity
                                Considerations."

THE MORTGAGE LOAN

 Payments....................
                                As of May 1, 1996, the Mortgage Loan, which had an original principal balance of $410,200,000, has a principal balance of $407,182,129. The Mortgage Loan provides for payment of interest and principal each month on the third Business Day (each, a "Due Date") preceding each Distribution Date with respect to the Certificates.

                                For purposes of calculating interest and other amounts payable on the Mortgage Loan, the Mortgage Loan is divided into six components, each corresponding to one Class of Offered Certificates (considering, for these purposes only, the Class A-3P&I Certificates and the Class A-3IO Certificates as a single Class). Accordingly, each component has a principal balance and an interest rate equal to the Certificate Balance and Pass-Through Rate for the corresponding Class of Offered Certificates, except that the component corresponding to the Class A-3L Interest has a principal balance equal to the Class A-3P&I Certificate Balance and an interest rate equal to the sum of the Pass-Through Rate of the Class A-3P&I Certificates and the Pass-Through Rate of the Class A-3IO Certificates. Payments on the Mortgage Loan allocable to principal reduce the component principal balances of the Mortgage Loan in the same order of priority as distributions of principal on the Offered Certificates reduce the Certificate Balances of the corresponding Classes of Offered Certificates. See "Description of the New Certificates-- Distributions." The amount of interest payable on each Due Date will be equal to the sum of the interest accruing on each component for the calendar month in which the Due Date occurs (each such period, a "Due Period"), computed using the principal balance of each component as of the first day of the related Due Period and the interest rate on such component. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Late payments of interest, principal, and any other amounts required to be paid by the Company under the Mortgage Loan will accrue interest during each Due Period, until paid, at a default rate of interest (the "Default Rate") equal to the greater of (a) 2% over the Weighted Average Interest Rate as of the first day of such Due Period and (b) the Prime Rate.

                                Principal on the Mortgage Loan is payable in 144 monthly installments and began on February 27, 1996, with the final installment being a balloon payment (the "Balloon Payment"), in accordance with a 204-month principal amortization schedule, computed using an interest rate equal to 7.5% per annum. The Balloon Payment is scheduled to be $180.3 million.

                                In addition to payments of principal and interest, the Company is required to pay the fees of the Servicer (which will include the fees of the Trustee) and to reimburse certain expenses incurred by the Servicer and the Trustee.

 Scheduled Balloon Maturity
 Date........................   The Balloon Payment will be due and payable by
                                the Company on January 28, 2008 (the "Scheduled
                                Balloon Maturity Date"). In the event of a failure of the Company to pay the Balloon
                                Payment on that date, the Scheduled Balloon
                                Maturity Date may be extended by the Servicer with the consent of holders of Offered
                                Certificates (excluding the holders of the Class A-3IO Certificates) evidencing not less than 66 2/3% of the aggregate Voting Rights of all then outstanding Offered Certificates to a date not later than the latest Rated Final
                                Distribution Date with respect to the then outstanding Classes of Offered Certificates;
                                provided that the Scheduled Balloon Maturity
                                Date may not be extended beyond the Rated Final
                                Distribution Date with respect to any then outstanding Class of Offered Certificates without the consent of 100% of the holders of such Class (including the holders of the Class
                                A-3IO Certificates).

 Mortgaged Properties and
  Other Collateral...........   The Mortgage Loan is secured by first priority,
                                cross-defaulted, and cross-collateralized
                                Mortgages on 69 Hotels located in 29 states, including the Company's fee or leasehold interest in each of the parcels on which such Hotels are situated, and fee interests of MII and its affiliates in 53 of such parcels
                                (collectively, the "Mortgaged Properties"), liens and security interests in all related assets, including furniture, fixtures, and equipment ("FF&E"), certain contract rights of the Company (including a collateral assignment of the Management Agreement), a pledge of the Company's membership interest in, and the related right to receive distributions from, Deerfield LLC, the funds in certain deposit accounts, and the FF&E Reserve Account
                                (together with the Mortgaged Properties, the "Collateral"). Eight Hotels are situated on land that is owned in fee by the Company; 53
                                Hotels are situated on land (the "MII Land") leased from MII or its affiliates
                                (collectively, the "Marriott Ground Lessors");
                                seven Hotels are situated on land leased from other third parties; and one Hotel is situated on land partly owned in fee by the Company and partly leased from a third party. MII or its affiliates (as applicable) has granted fee mortgages with respect to the MII Land to secure the Mortgage Loan.

 The Hotels..................   The Hotels are designed to attract business and
                                leisure travelers, rather than the group meeting or convention markets. The Hotels contained a total of 10,335 guest rooms as of December 31, 1995. Each Hotel generally contains a small lobby, a restaurant with seating for approximately 50 guests, a lounge, a hydrotherapy pool, a guest laundry, an exercise room, and two meeting rooms. Most of the Hotels are located in suburban areas near office parks or other commercial activities.
                                Each Hotel is situated on approximately four to seven acres. See "Description of the Mortgaged
                                Properties--General."

 FF&E Reserve Account........   Under the terms of the Loan Agreement and the
                                Management Agreement, the Company is required to maintain a reserve account (an "FF&E Reserve
                                Account") for replacement of FF&E and certain other improvements at the Mortgaged Properties.
                                The Manager is required to deposit, on behalf of the Company, an amount equal to 5% of annual total sales from operations of the Mortgaged
                                Properties into an FF&E Reserve Account, with deposits made every four weeks. The balance in the FF&E Reserve Account for the Mortgaged
                                Properties, as of December 31, 1995, was approximately $33.1 million, which is pledged as security for the Mortgage Loan. The Manager is entitled to receive disbursements from the FF&E Reserve Account in accordance with certain procedures set forth in the Management
                                Agreement in order to make expenditures for the purposes described above. See "Description of the Management Agreement--Management Services--
                                FF&E Replacements."

 Initial Debt Service           Based on (i) the scheduled principal and
 Coverage Ratio; Ratio of       interest payments due on the Mortgage Loan for
 Earnings to Fixed Charges...   the first 12 months after January 24, 1996
                                (based, with respect to interest payments, on the initial Weighted Average Interest Rate of
                                7.7045% per annum plus the Servicing Fee), and
                                (ii) the Mortgaged Properties' aggregate pro forma cash flow available for debt service of approximately $83.6 million for the 12 months ended December 31, 1995, the initial

                                Debt Service Coverage Ratio on the Mortgage
                                Loan is approximately 1.91. The Debt Service
                                Coverage Ratio is calculated by dividing the aggregate Net Operating Income ("NOI") of the applicable Mortgaged Properties for the applicable period by the scheduled payments of principal and interest under the Mortgage Loan during such period (excluding the Balloon Payment). The Company may sell one or more of the Mortgaged Properties and obtain a release of the Mortgage thereon so long as, among other things, it satisfies certain requirements concerning its Debt Service Coverage Ratio. See "Sale of Mortgaged Properties" below. The Company's ratio of earnings to fixed charges for the year ended December 31, 1995 was 1.57x.

 Prepayments.................   Except as described below, prepayments of
                                principal on the Mortgage Note by the Company are not permitted, in whole or in part, except upon the payment of a premium (the "Prepayment
                                Premium") equal to the greater of (x) 1% of the principal amount of the Mortgage Loan being prepaid and (y) a yield maintenance amount based on a spread over Treasuries of 0.25% for prepayments applied to components corresponding to the Class A-1, Class A-2, Class A-3P&I,
                                Class A-3IO, and Class B Certificates, and
                                0.55% for prepayments applied to components corresponding to the Class C and Class D
                                Certificates, as described more fully under "Description of the Mortgage Loan--
                                Prepayments." No Prepayment Premium will be required in the event of a prepayment made (i) in connection with casualty or condemnation events, (ii) in connection with sales of not more than five Mortgaged Properties made in order to avoid or to cure certain defaults arising from title or environmental matters, or
                                (iii) on or after the date which is six months prior to the Scheduled Balloon Maturity Date.
                                Prepayments of principal will be applied in reduction of the components of the Mortgage
                                Loan in the same order of priority as regularly scheduled payments of principal on the Mortgage
                                Loan and will be distributed to
                                Certificateholders as described below under "--
                                Distributions."

 Sales of Mortgaged             The Company may sell one or more of the
 Properties..................   Mortgaged Properties and obtain a release of
                                the Mortgage thereon so long as (i) such sale will not adversely affect the classification of either the Upper-Tier REMIC or the Lower-Tier
                                REMIC as a REMIC, or cause the remaining portion of the Trust Fund to fail to qualify as a grantor trust that is not a taxable mortgage pool, (ii) the Company shall pay to the Trustee in connection with such sale, and the Trustee shall apply to the repayment of the Mortgage
                                Loan, an amount (the "Release Price") equal to 125% of the then outstanding principal amount of the Mortgage Loan allocated to such Mortgaged Property (hereinafter defined as the "Allocated Loan Amount"), plus accrued interest thereon to the end of the current Due Period plus any applicable Prepayment Premium, and
                                (iii) either (x) the

                                Debt Service Coverage Ratio for the 13 full four-week accounting periods immediately preceding such release for the Mortgaged Properties that would remain after such release is not less than the Debt Service Coverage Ratio for such period for all the Mortgaged Properties immediately prior to such release, or (y) (1) the pro forma Debt Service Coverage Ratio for the Mortgaged Properties that would remain after such release is not less than 2.60:1, (2) such release, either alone or together with all other releases in the 13 full four-week accounting periods immediately preceding such release, would not result in a decrease on a pro forma basis in the Debt Service Coverage Ratio of more than 0.05:1, and
                                (3) such release would satisfy the condition for release under the Notes requiring that the pro forma consolidated interest coverage ratio of CBM II L.P. for the four full fiscal quarters immediately preceding such release, after giving effect to the release of such Mortgaged Property, is at least equal to the lesser of 2.50:1 or such ratio immediately prior to giving effect to such release (or such condition is waived by the holders of the Notes). The requirements for sales of individual properties are intended to prevent deterioration in the loan to value and debt service coverage of the portfolio, although there can be no assurance that this would be the effect in all cases. The Loan Documents contain exceptions to these provisions for sales of Mortgaged Properties following a casualty or condemnation and sales of not more than five Mortgaged Properties during the term of the Mortgage Loan made by reason of defaults arising from certain title, environmental, or change in law events relating to a Mortgaged Property. See "Description of the Mortgage Loan--Sales of Mortgaged Properties." After the Issue Date, the initial Allocated Loan Amounts will be adjusted, proportionally among all remaining Mortgaged Properties, in connection with each reduction in the principal balance of the Mortgage Loan, whether as a result of scheduled amortization, prepayment or otherwise (including in connection with any release, casualty or condemnation). Such adjustments of Allocated Loan Amount are described in "Description of the Mortgage Loan--Sales of Mortgaged Properties."

 Flow of Funds; Accounts.....   For so long as the Manager is a wholly owned
                                subsidiary of MII and the senior long-term unsecured debt of MII is rated at least "BBB+" by Standard & Poor's Ratings Services ("S&P") and "BBB" by Duff & Phelps Credit Rating Co.
                                ("DCR," and together with S&P, the "Rating
                                Agencies"), revenues from operations of the Mortgaged Properties will be deposited in the Manager's local bank account for the Mortgaged
                                Properties or local bank accounts maintained for individual Mortgaged Properties in the name of the Manager or a segregated subaccount (the
                                "Manager's Account") of MII's cash management system and thereafter may be commingled with funds from other hotels managed by MII or its affiliates. The senior long-term unsecured debt of MII is currently rated "A-" by both S&P and DCR. From the funds of the Company deposited into the local accounts, the Manager's Account, or MII's cash management system, the Manager will pay operating expenses of the Mortgaged Properties, including all fees and other payments due and payable (and not subordinated) under the Management Agreement and the Marriott Ground Leases, make deposits in the FF&E Reserve Account, and, biweekly, transfer funds to a segregated account established by the Servicer in the name of the Trustee (the "Cash Collateral Account").
                                Distributions received by the Company from Deerfield LLC also are deposited into the Cash
                                Collateral Account.

                                In the event that, and for so long as, MII's senior long-term unsecured debt is rated below "A-" by S&P or "BBB+" by DCR, the Company will be required to maintain certain escrows for real estate taxes and insurance premiums, which will be funded from the Cash Collateral Account prior to the remittance of any amounts to the Company.

                                In the event that, and for so long as, MII's senior long-term unsecured debt is rated below "BBB+" by S&P or "BBB" by DCR, (i) revenues from operations of the Mortgaged Properties will be deposited directly into a lockbox account maintained by the Servicer, rather than into the Manager's Account, or into the local bank accounts, (ii) all funds in the lockbox account will be transferred daily to the Cash Collateral Account, (iii) all excess funds in the local accounts will be transferred twice each week into the lockbox account, and (iv) the Company will be required to maintain, in addition to escrows for real estate taxes and insurance premiums, an escrow of one-month's scheduled debt service on the Mortgage Loan. All such escrows must be funded to the required levels each month from cash receipts from operations of the Mortgaged Properties or additional funds from the Company prior to any payment of operating expenses.

                                On each Due Date, the Servicer will transfer from the Cash Collateral Account in the following order of priority: (i) funds in an amount necessary to make all payments required to be made under the Mortgage Loan (other than the portion of Default Interest representing Net Default Interest), including Servicing Fees, to a segregated account, established by the Servicer in the name of the Trustee (the "Collection Account"), (ii) funds required to pay Net Default Interest to a segregated account established by the Servicer in the name of the Trustee (the "Default Interest Distribution Account"), (iii) funds required to pay Liquidated Damages to a segregated account established by the Servicer in the name of the Trustee (the "Liquidated Damages Distribution Account"), (iv) amounts necessary to pay subordinated management fees, ground rent and advances made by the Manager or the Marriott Ground Lessors, subject to the terms of the applicable subordination agreements, to the Manager and the Marriott Ground Lessors, (v) at the Company's election, amounts necessary to fund any escrows required by the immediately preceding two paragraphs, (vi) amounts necessary to fund any shortfall in the FF&E Reserve Account, and (vii) provided that no event of default exists under the Loan Documents, the balance to the Company, after retaining any insurance or condemnation proceeds being held to fund any repair or restoration of the Mortgaged Properties and any other amounts held in escrow or reserve accounts. In general, all amounts collected on the Mortgage Loan and under the Loan Documents will be deposited in the Collection Account, except for revenues derived from Foreclosed Properties (which will initially be deposited in the Foreclosed Property Account) and Net Default Interest.

                                On the Business Day immediately preceding each Distribution Date (each such date, a "Servicer Remittance Date"), the Servicer will transfer funds necessary to make distributions on the Certificates on such Distribution Date (other than distributions of Net Default Interest and Liquidated Damages, which will be made from the Default Interest Distribution Account and the Liquidated Damages Distribution Account, respectively) from the Collection Account to a segregated account established by the Servicer in the name of the Trustee (the "Distribution Account") and, in the case of distributions on the Class A-3P&I and Class A-3IO Certificates, from the Distribution Account to a second segregated account established by the Servicer in the name of the Trustee (the "Upper-Tier Distribution Account"). Any P&I Advances made by the Servicer will be concurrently deposited into the Distribution Account. Funds necessary to make distributions on the Class A-3P&I and Class A-3IO Certificates will be transferred to the Trustee, as holder of the Class A-3L Interest, and deposited in the Upper-Tier Distribution Account.

                                See "Description of the Trust and Servicing
                                Agreement--Flow of Funds; Accounts."

THE CERTIFICATES

                                      CLASS
                                   CERTIFICATE                 PERCENT OF
                      CLASS OF       BALANCE                    AGGREGATE
                      OFFERED      AS OF ISSUE    DCR    S&P   CERTIFICATE
                    CERTIFICATES       DATE      RATING RATING   BALANCE
                    ------------   ------------  ------ ------ -----------
                    Class A-1      $ 45,500,000   AAA    AA       11.1%
                    Class A-2      $ 50,000,000   AAA    AA       12.2%
                    Class A-3P&I   $129,500,000   AAA    AA       31.6%
                    Class A-3IO              (1)  AAA    AAr          (1)
                    Class B        $ 75,000,000   AA     A        18.3%
                    Class C        $100,000,000   BBB    BBB      24.4%
                    Class D        $ 10,200,000   BBB-   BBB-      2.5%

                    --------
                    (1) The Class A-3IO Certificates do not have a
                        Certificate Balance, but have a Notional
                        Balance at any time equal to the
                        Certificate Balance of the Class A-3P&I
                        Certificates.

 The New Certificates........   Multiclass Mortgage Pass-Through Certificates,
                                Series 1996-1B, issued pursuant to the Trust and Servicing Agreement, consisting of the following Classes and Certificate Balances:

                                $45,500,000 Class A-1 Multiclass Mortgage Pass-Through Certificates (the "Class A-1 Certificates," the aggregate Certificate Balance of which has been reduced to $42,482,129 as of May 1, 1996 as a result of principal distributions);

                                $50,000,000 Class A-2 Multiclass Mortgage Pass-
                                 Through Certificates (the "Class A-2
                                 Certificates");

                                $129,500,000 Class A-3P&I Multiclass Mortgage
                                 Pass-Through Certificates (the "Class A-3P&I
                                 Certificates");

                                Class A-3IO Multiclass Mortgage Pass-Through
                                 Certificates (the "Class A-3IO Certificates");

                                $75,000,000 Class B Multiclass Mortgage Pass-
                                 Through Certificates (the "Class B
                                 Certificates");

                                $100,000,000 Class C Multiclass Mortgage Pass-
                                 Through Certificates (the "Class C
                                 Certificates"); and

                                $10,200,000 Class D Multiclass Mortgage Pass-
                                 Through Certificates (the "Class D
                                 Certificates").

                                The New Certificates have the Assumed Final
                                Certificate Distribution Dates set forth on the cover page of this Prospectus and the Rated Final Distribution Dates set forth under "Ratings." Each New Certificate (other than the Class A-3P&I Certificates and Class A-3IO Certificates) represents a beneficial ownership interest in a "regular interest" in the Lower-Tier REMIC, and each Class A-3P&I Certificate and Class A-3IO Certificate represents a beneficial ownership interest in a "regular interest" in the Upper-Tier REMIC. Each New Certificate (other than the Class A-3IO Certificates) also represents a beneficial ownership interest in certain other assets of the Trust Fund, including any Net Default Interest distributable from the Trust Fund.

                                The "Certificate Balance" of any Class of New Certificates (other than the Class A-3IO Certificates) at any time represents the maximum dollar amount that holders of such Class are entitled to receive as distributions allocable to principal from payments and collections received by the Trust Fund in respect of the Mortgage Loan. The Class A-3IO Certificates do not have a Certificate Balance and are not entitled to any distributions allocable to principal. The "Notional Balance" of the Class A-3IO Certificates at any time represents the amount on which interest payable on such Class of Offered Certificates will be calculated. The Class A-3IO Certificates have a Notional Balance at any time equal to the Certificate Balance of the Class A-3P&I

                                Certificates. Accordingly, the Notional Balance of the Class A-3IO Certificates shall be reduced dollar for dollar as and when the Certificate Balance of the Class A-3P&I Certificates is reduced. The Certificate Balance of the Class A-3L Interest will equal the Certificate Balance of the Class A-3P&I Certificates.

 The Class R and Class UR       The Class R Certificate (the "Class R
 Certificates................   Certificate") and the Class UR Certificate (the
                                "Class UR Certificate") evidence the "residual interests" in the Lower-Tier REMIC and the Upper-Tier REMIC, respectively. The Class R
                                Certificate and the Class UR Certificate do not have Pass-Through Rates or Certificate
                                Balances. CBM Funding holds the Class R
                                Certificate and the Class UR Certificate and has no right to scheduled distributions of principal or interest, but is entitled to receive any amounts remaining in the Lower-Tier
                                REMIC and the Upper-Tier REMIC, respectively, after the Certificate Balances of all Certificates have been reduced to zero, the holders of all Certificates (the
                                "Certificateholders") have received all other distributions to which they are entitled, the Servicer has been reimbursed for all Advances with interest and unpaid fees, and all expenses of the Trust REMICs have been paid in full. The
                                Class R Certificate and the Class UR
                                Certificate are not part of the Exchange Offer.

 Pass-Through Rates..........   Each Class of New Certificates is entitled to
                                interest at the fixed Pass-Through Rate set forth below:

                          CLASS   PASS-THROUGH RATE
                          -----   -----------------
                          A-1           7.550%
                          A-2           6.880%
                          A-3P&I        7.080%
                          A-3IO         0.933%
                          B             7.480%
                          C             7.860%
                          D             8.645%

                                The Pass-Through Rate of the Class A-3L
                                Interest is equal to the sum of the Class A-
                                3P&I and Class A-3IO Pass-Through Rates.
                                Interest on the New Certificates is computed on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the New Certificates--Distributions."

 Distribution and Record        Distributions will be paid to the
 Dates.......................   Certificateholders on the first day of each
                                calendar month (or, if such day is not a Business Day, on the following Business Day without additional interest), and commenced with respect to the Old Certificates on February 1, 1996 (each, a "Distribution Date").
                                The record date (the "Record Date") for each distribution on the New Certificates will be the 15th day of the month preceding the applicable Distribution Date, or, if such day is not a Business Day, on the following
                                Business Day.

                                The "Interest Accrual Period" with respect to any Distribution Date will commence on and include the first day of the calendar month preceding such Distribution Date and will end on and include the last day of such calendar month.

 Distributions...............   On each Distribution Date, distributions of the
                                Available Distribution Amount will be made to Certificateholders in accordance with the priorities described below.

                                The "Available Distribution Amount" with respect to any Distribution Date will be an amount equal to (i) all cash received with respect to the Mortgage Loan that is deposited by the Servicer into the Collection Account during the related Due Period, plus (ii) the P&I Advances, if any, made by the Servicer with respect to such Distribution Date, plus (iii) all other amounts deposited in the Collection Account by the Servicer during the related Due Period, less (a) amounts paid to reimburse the Servicer for Advances plus interest thereon,
                                (b) all Servicing Fees paid in respect of such Distribution Date, (c) all amounts paid to the Servicer or Trustee in reimbursement of expenses and other amounts permitted to be retained by the Servicer pursuant to the Trust and Servicing Agreement, (d) all Unscheduled Payments, and (e) Prepayment Premiums.

                                Interest. Interest accrued during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class A-3IO Certificates, on the Notional Balance) of each Class of Offered Certificates at the applicable Pass-Through Rate (the "Interest Distribution Amount") will be distributed to Certificateholders, to the extent of the Available Distribution Amount, on the Distribution Date following such Interest Accrual Period in accordance with the priorities described below. In the event that the amount of interest distributed on any Distribution Date with respect to a Class of Offered Certificates is less than the Interest Distribution Amount for such Class, the shortfall (an "Interest Shortfall") will be distributed on the earliest possible Distribution Date thereafter, without interest, to the extent of the Available Distribution Amount on such Distribution Date, in accordance with the priorities described below.

                                Principal. On each Distribution Date,
                                distributions in reduction of the Certificate Balances of the Offered Certificates (other than the Class A-3IO Certificates) will be made, to the extent of the Available Distribution Amount remaining after distributions in respect of interest and Interest Shortfalls, in accordance with the priorities described below.

                                Unscheduled Payments and Prepayment Premiums. Unscheduled Payments of principal on the Mortgage Loan will be distributed to Certificateholders (other than the Class A-3IO Certificates) on the first Distribution Date following such Unscheduled Payment in accordance with the priorities set forth under "Description of the New Certificates--Distributions." The holders of the Class A-3IO Certificates will not receive any distributions of Unscheduled Payments. Prepayment Premiums paid in connection with Unscheduled Payments will be distributed on such Distribution Date to Certificateholders entitled thereto (which may include the Class A-3IO Certificateholders) in accordance with the priorities set forth under "Description of the New Certificates-- Distributions." See also "Description of the Mortgage Loan--Prepayments."

                                Other Amounts. Distributions in respect of Net Default Interest and Liquidated Damages will be made in accordance with the separate priorities set forth herein. The holders of the Class A-3IO Certificates will not be entitled to any distributions of Net Default Interest or Liquidated Damages.

                                See "Description of the New Certificates--
                                Distributions."

 Distribution Priorities.....   On each Distribution Date (except as provided
                                below), the Available Distribution Amount will be allocated among the Classes of Offered
                                Certificates (excluding the Class A-3P&I
                                Certificates and Class A-3IO Certificates) and the Class A-3L Interest, and distributed to the holders of record thereof including the Trustee, as holder of the Class A-3L Interest
                                (who will concurrently distribute the same to the holders of the Class A-3P&I Certificates, Class A-3IO Certificates, and the Class UR
                                Certificate in the manner described below), and to the holder of the Class R Certificate as of the related Record Date as follows:

                                first, to the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest, pro rata, based upon the amount distributable and the respective Interest Distribution Amount for each Class, in an amount up to the aggregate Interest Distribution Amount for the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest;

                                second, to the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest, pro rata, based upon the amount distributable and the respective Interest Shortfall for each Class, in an amount up to the aggregate Interest Shortfall for the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest;

                                third, to the Class B Certificates in an amount up to the Interest Distribution Amount for the Class B Certificates;

                                fourth, to the Class B Certificates in an amount up to the Class B Interest Shortfall;

                                fifth, to the Class C Certificates in an amount up to the Interest Distribution Amount for the Class C Certificates;

                                sixth, to the Class C Certificates in an amount up to the Class C Interest Shortfall;

                                seventh, to the Class D Certificates in an amount up to the Interest Distribution Amount for the Class D Certificates;

                                eighth, to the Class D Certificates in an amount up to the Class D Interest Shortfall;

                                ninth, to the Class A-1 Certificates in
                                reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

                                tenth, when the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Class A-2 Certificates in reduction of the Certificate Balance thereof in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

                                eleventh, when the Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, to the Class A-3L Interest in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class A-3L Interest has been reduced to zero;

                                twelfth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class B Certificates in reduction of the Certificate Balance thereof in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class B Certificates has been reduced to zero;

                                thirteenth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class C Certificates in reduction of the Certificate Balance thereof in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class C Certificates has been reduced to zero;

                                fourteenth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class D Certificates in reduction of the Certificate Balance thereof in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

                                fifteenth, when the Certificate Balances of all prior Classes have been reduced to zero and after payment in full of any expenses of the Lower-Tier REMIC, to the Class R Certificate any remaining Available Distribution Amount.

                                Notwithstanding the foregoing, in the event that there is a P&I Shortfall with respect to any Distribution Date, the priorities for distributions in reduction of the Certificate Balances of Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest will be modified for such Distribution Date so that, in lieu of the ninth, tenth, and eleventh priorities set forth above, the ninth priority will be "ninth, to the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest, pro rata, based upon the amount distributable and the respective Certificate Balance of each such Class, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest have been reduced to zero."

                                On each Distribution Date, amounts distributed to the Trustee, as holder of the Class A-3L Interest, and deposited in the Upper-Tier Distribution Account will be distributed, in each case to the extent of the amount on deposit in the Upper-Tier Distribution Account, to holders of the Class A-3P&I Certificates, Class A-3IO Certificates, and Class UR Certificate in the following order of priority: first, to the Class A-3P&I Certificates and Class A-3IO Certificates, pro rata, based upon the amount distributable and the respective Interest Distribution Amount for each such Class, in an amount up to the aggregate Interest Distribution Amount for such Classes; second, to the Class A-3P&I Certificates and Class A-3IO Certificates, pro rata, based upon the amount distributable and the respective Interest Shortfall for each such Class, in an amount up to the aggregate Interest Shortfall for such Classes; third, to the Class A-3P&I Certificates in reduction of the Certificate Balance thereof, until the Certificate Balance of the Class A-3P&I Certificates has been reduced to zero; and fourth, when the Certificate Balance of the Class A-3P&I Certificates has been reduced to zero and after payment in full of any expenses of the Upper-Tier REMIC, to the Class UR Certificate, any amount remaining in the Upper-Tier Distribution Account.

                                The distribution priorities for Unscheduled
                                Payments, Prepayments, Net Default Interest, and Liquidated Damages are described under "Description of the New Certificates-- Distributions."

 Advances....................   The Servicer will be obligated to make an
                                advance on the Servicer Remittance Date in respect of any scheduled payment of principal or interest on the Mortgage Loan that is not made on the previous Due Date (each such advance, a "P&I Advance"), subject to the limitations described herein. The Servicer also will be obligated to make cash advances
                                ("Property Protection Advances" and, together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments, and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of any Mortgage.
                                Advances, together with interest thereon at the Prime Rate, will be reimbursed as described herein. The Servicer will have no obligation to advance the Balloon Payment, but, in the event of a default by the Company in payment thereof, the Servicer will be obligated to make Advances in respect of the assumed monthly principal and interest payments that would have been due based on the original 204-month principal amortization schedule, subject to the recoverability limitation described below.

                                The Servicer shall be obligated to make an Advance only if the Servicer believes that the amount to be advanced, together with any previous Advances and interest thereon as described above, will be recoverable from subsequent payments or collections (including Insurance Proceeds and Liquidation Proceeds) in respect of the Mortgage Loan. The Servicer's right of reimbursement for Advances will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to the Mortgaged Properties. See "Description of the Trust and Servicing Agreement-- Advances."

 Certain Tax                    The exchange pursuant to the Exchange Offer
 Considerations..............   will not be a taxable event for federal income
                                tax purposes. The New Certificates, which are identical to the Old Certificates in all material respects, merely represent a continuation of the interests represented by the Old Certificates in the Trust Fund.

                                An election will be made to treat certain assets of the Trust Fund as two separate real estate mortgage investment conduits for federal income tax purposes (collectively, the "Trust REMICs" (each, a "REMIC" or, individually, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively)). In the opinion of Hogan & Hartson L.L.P., counsel to CBM Funding ("Tax Counsel"), based in part upon certain representations of the Company, the Trust REMICs will each qualify as a REMIC for federal income tax purposes. The assets of the Lower-Tier REMIC consist principally of the Mortgage Loan. The Offered Certificates, excluding the Class A-3P&I Certificates and the Class A-3IO Certificates, will represent in part beneficial interests in a portion of the "regular interests" in the Lower-Tier REMIC, and the Class R Certificate will evidence the "residual interest" in the Lower-Tier REMIC. The Class A-3L Interest will be the remaining "regular interest" in the Lower-Tier REMIC and will constitute the principal asset of the Upper-Tier REMIC. The Class A-3P&I and Class A-3IO Certificates will represent in part beneficial interests in the "regular interests" in the Upper-Tier REMIC, and the Class UR Certificate will evidence the "residual interest" in the Upper-Tier REMIC. The Offered Certificates, to the extent they constitute beneficial interests in the regular interests in the Upper-Tier REMIC or the Lower-Tier REMIC, generally will be taxable as debt, and income thereon must be reported by Certificateholders on the accrual method of accounting, regardless of a Certificateholder's usual method of accounting.

                                The Class A-3IO Certificates were issued with original issue discount ("OID") for federal income tax purposes. In general, OID must be included in income in advance of the receipt of cash representing that income. Because there is no basis on which to assume a rate of prepayment on the Mortgage Loan, for purposes of determining the rate of accrual of OID or premium and whether the amount of OID is de minimis for federal income tax purposes, it will be assumed that there will be no prepayment of the Mortgage Loan (other than scheduled payments of principal provided for thereon).

                                The holders of the Offered Certificates, other than the ClassA-3IO Certificates, also will be treated as owning beneficial interests in any Net Default Interest and Liquidated Damages held by the Trust Fund. These assets will be treated as a portion of the Trust Fund that is separate from the Trust REMICs. In the opinion of Tax Counsel, such portion will be treated as a grantor trust and will not be treated as a taxable mortgage pool for federal income tax purposes. See "Description of the New Certificates--Distributions" and "Certain
                                Federal Income Tax Considerations--Taxation of the Non-REMIC Interests."

                                The portion of the Offered Certificates
                                attributable to regular interests in either the Upper-Tier REMIC or the Lower-Tier REMIC generally will be treated as a "qualifying real property loan" for mutual savings banks and domestic building and loan associations, and a "real estate asset" for real estate investment trusts ("REITs"). In addition, pass-through interest with respect to the Offered Certificates generally will be treated as "interest on obligations secured by mortgages on real property" for REITs to the extent that such Offered Certificates are treated as "real estate assets." See "Certain Federal Income Tax Considerations."

                                In addition to the federal income tax
                                consequences described herein, potential investors should consider the state and any applicable local income tax consequences of an investment in the Offered Certificates. See "State and Local Tax Considerations."

 ERISA Considerations........   The United States Department of Labor has
                                issued an individual exemption, PTE-91-14 (the
                                "Exemption"), to Lehman Brothers Inc. which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee
                                Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes and civil penalties imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the
                                "Code") and Section 502(i) of ERISA,
                                transactions relating to the purchase, sale, and holding of certificates in pass-through trusts underwritten by it, such as the Class A-
                                1, Class A-2, Class A-3P&I, and Class A-3IO
                                Certificates, and those relating to the
                                servicing and operation of the Trust Fund, provided that certain conditions are satisfied.
                                Transactions relating to the purchase, sale, and holding of the Class A-1, Class A-2, Class
                                A-3P&I, and Class A3-IO Certificates may meet the requirements of the Exemption, as the described herein. See "ERISA Considerations."
                                Transactions relating to the purchase, sale, and holding of the Class B, Class C, and Class
                                D Certificates are not exempted from the application of such provisions and taxes by reason of such Exemption. Any Plan fiduciary who proposes to cause a Plan to purchase any Class of Offered Certificates should consult with its counsel to determine if such investment is permitted by the Plan documents and to ensure that the Plan's acquisition, sale, or holding of the Certificates satisfies the insurance company general account
                                Prohibited Transaction Class Exemption 95-60 or otherwise does not result in a non-exempt transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code.

 Legal Investment............   The appropriate characterization of the Offered
                                Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase any Class of Offered Certificates, may be subject to significant interpretative uncertainties.
                                The Offered Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of
                                1984 ("SMMEA").

                                In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment."

 Ratings.....................   The Class A-1, Class A-2, and Class A-3P&I
                                Certificates are rated "AAA" by DCR and "AA" by S&P; the Class A-3IO Certificates are rated
                                "AAA" by DCR and "AAr" by S&P; the Class B
                                Certificates are rated "AA" by DCR and "A" by S&P; the Class C Certificates are rated "BBB" by each of the Rating Agencies; and the Class D
                                Certificates are rated "BBB-" by each of the Rating Agencies. The ratings address the likelihood of full and timely payment to the Certificateholders of all distributions of pass-through interest on the Offered
                                Certificates on each Distribution Date and the full payment of the ultimate principal balance of each Class of Offered Certificates on a date that is not later than the Rated Final
                                Distribution Date with respect to such Class of Certificates. The ratings on the Offered
                                Certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default
                                Interest, or Liquidated Damages. In general, the ratings address credit risk and not prepayment risk, and do not represent any assessment of the yield to maturity that investors may experience as a result of the rate of principal prepayments. For example, the ratings do not address the possibility that holders of the Class A-3IO Certificates might not fully recover their investment in the event of rapid principal prepayments on the Mortgage Loan. See
                                "Risk Factors--Risks Relating to Pass-Through
                                Certificates--Sensitivity of the Class A-3IO
                                Certificates." A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See
                                "Ratings."

                               THE EXCHANGE OFFER

  The Exchange Offer applies to all outstanding Old Certificates. The form and terms of the New Certificates are substantially the same as the form and terms of the Old Certificates except that the New Certificates will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The New Certificates will evidence the beneficial ownership interests in the Trust Fund as the Old Certificates and will be entitled to the same benefits as the Old Certificates under the Trust and Servicing Agreement. The Old Certificates and the New Certificates are sometimes referred to collectively herein as the "Certificates." See "Description of the New Certificates."

THE EXCHANGE OFFER............
                                New Certificates in exchange for all
                                outstanding Old Certificates. As of May 1,
                                1996, the aggregate outstanding Certificate
                                Balance of the Old Certificates was
                                $407,182,129. The term of each Class of New
                                Certificates is identical to the corresponding Class of Old Certificates, except that the New Certificates will be registered under the Securities Act and will not bear any legends restricting their transfer.

                                Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Issuer and the Company, the Issuer and the Company believe that, with the exceptions discussed herein, New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold and otherwise transferred by any person receiving the New Certificates, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of the Issuer or the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that (i) the New Certificates are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Certificates, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Certificates. However, the Issuer and the Company have not sought, and do not intend to seek, a no-action letter with respect to the Exchange Offer, and there can be no assurance that the Commission's staff would make a similar determination with respect to the Exchange Offer. See "The Exchange Offer--Purpose and Effect." Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where those Old Certificates were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Certificates. See "Plan of Distribution."

EXCHANGE OFFER; REGISTRATION    The Old Certificates were sold by the Issuer on
RIGHTS........................  January 24, 1996 in a private placement. In connection with the sale, CBM Funding and the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the initial purchaser of the Old
                                Certificates providing for the Exchange Offer.
                                See "The Exchange Offer--Purpose and Effect."

                                Pursuant to the Registration Rights Agreement, if the Exchange Offer is not permitted by applicable law, CBM Funding will be required to file as promptly as practicable a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Old Certificates by the holders thereof. See "The Exchange Offer--Purpose and Effect."

RECORD DATE...................  The Issuer has fixed the close of business on
                                     , 1996, as the record date for the
                                Exchange Offer (the "Record Date") for the purpose of determining the persons to whom this Prospectus, together with the accompanying letter of transmittal (the "Letter of Transmittal"), will initially be sent.

EXPIRATION DATE...............  The Exchange Offer will expire at 5:00 p.m.,
                                New York City time,        , 1996, or such
                                later date and time to which it is extended
                                (the "Expiration Date").

WITHDRAWAL RIGHTS.............  The tender of Old Certificates pursuant to the
                                Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Certificate not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NEW             The New Certificates will bear interest from
CERTIFICATES..................  the first day of the calendar month in which the last payment of interest on the Old
                                Certificates was made.

CONDITIONS....................  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Company. See "The Exchange Offer--Conditions."

PROCEDURES FOR TENDERING OLD
 CERTIFICATES.................
                                Each holder of Old Certificates wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or the copy, together with the Old Certificates and any other required documentation, to the Exchange Agent (as defined herein) at the address set forth herein. Persons holding Old Certificates through the Depository Trust Company (the "DTC") and wishing to accept the Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to the Issuer that, among other things, (i) the New Certificates acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Certificates, whether or not such person is the holder of the Old Certificates, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Certificates,(iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Certificates, and
                                (iv) neither the holder nor any such other person is an "affiliate" (as defined under Rule 405 promulgated under the Securities Act) of the Issuer.

ACCEPTANCE OF THE OLD
CERTIFICATES AND  DELIVERY OF
THE NEW CERTIFICATES..........
                                The Issuer will accept for exchange any and all Old Certificates which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Certificates issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

EXCHANGE AGENT................  Bankers Trust Company is serving as Exchange
                                Agent in connection with the Exchange Offer
                                (the "Exchange Agent").

EFFECT OF NOT TENDERING.......  Old Certificates that are not tendered or that are tendered but not accepted will, following the completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Issuer will have no further obligation to provide for the registration under the Securities Act of such Old Certificates.

DISSENTERS' RIGHTS............  Holders of Old Certificates do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Trust and Servicing Agreement in connection with the Exchange Offer.

                       OWNERSHIP AND MANAGEMENT STRUCTURE



- -------------------                                           -------------
     Marriott                                                 Host Marriott
International, Inc.                                            Corporation
      (Mill)                                                  -------------
- -------------------                                                 |
        |                          ------               ____________|100%
        |                         -      -              |
        |       --------         -        -        -----------
        |        Limited        -          -         CBM Two
        |       Partners       -            -      Corporation
        |       --------      -              -     -----------
        |          |         -                -         |          -----------
        |          |_______ -                  - _______|          Senior Note
        |          94%     -      Courtyard     -   1% LP            Holders
    100%|          LP     -     by Marriott II   -  5% GP          -----------
        |                -   Limited Partnership  - ...................|
        |               -       (CBM II L.P.)      -    Senior Notes   .
        |               ----------------------------                   .
        |                     |       |      |______________________   .
        |                     |       |                 100%       |   .
        |              98% LP |       | 100%                       |   .
        |               1% GP |       ------------------------   ------------
        |                     |           Courtyard II           Courtyard II
        |                     |       Associates Management         Finance
        |                     |     (Managing General Partner)*    Company
- -----------                   |     ---------------------------  ------------
 Courtyard                    |       |
 Management                   |       |
Corporation .                 |       |
 (Manager)   .                |       |  1% GP
- -----------   .               |       |
               .              |       |
                .             \       |
     Hotel       .             \  --------
   Management     .              -        -
                   .            -          -
                    .          -            -
                     .        -              -
                      .      -                -
                       .    -                  -
                        .  -    Courtyard II    -
                          -   Associates, L.P.   -
                         -       (Company)*       -
                        -                          -
                        ----------------------------
                                   .    |
               Mortgage Loan       .    | 100%
                                   .    |
                                   .    |                    ------------
                                   .    |                  . Certificate-
                                  -----------             .    holders
                                  CBM Funding            .   ------------
                                  Corporation           .
                                     (CBM)             .
                                    Funding)          .
                                  -----------        .
                                   .    |           .
                                   .    |          .
                                   .    |         .
               Mortgage Loan       .    |        . Certificates
                                   .    |       .
                                 ------------- .
                                      CBM
                                 Finance Trust
                                 -------------

*The Company and the Managing General Partner own, respectively, 99% and 1% membership interests in CBM Associates II LLC, the owner of the Deerfield Hotel.

                                 RISK FACTORS

  Prospective investors should review the specific considerations set forth below, as well as the financial and other information contained in this Prospectus, before making an investment in the New Certificates.

RISKS RELATING TO THE LODGING INDUSTRY AND THE MORTGAGED PROPERTIES

  Competition and Risks of the Lodging Industry. The profitability of the Hotels is subject to general economic conditions, the management ability of the Manager, competition, desirability of particular locations, and other factors relating to the operation of the Hotels. The moderately-priced segment of the lodging industry in which the Hotels operate is highly competitive, and the Hotels generally operate in geographic areas that contain numerous other competitors. The Hotels' success in their markets, in large part, will be dependent upon their ability to compete on the basis of access, location, quality of accommodations, room rate structure, and, to a lesser extent, the quality and scope of food and beverage facilities. During the 1980s, construction of lodging facilities in the United States resulted in an excess supply of available rooms. This over-supply had an adverse effect on occupancy levels and room rates in the industry. Although the current outlook for the industry has improved, the lodging industry, including the Company and the Hotels, may be adversely affected in the future by (i) national and regional economic conditions, (ii) changes in travel patterns, (iii) taxes and government regulations which influence or determine wages, prices, interest rates, construction procedures, and costs, and (iv) the availability and cost of credit. Hotel investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to respond to changes in economic or other conditions.

  Reliance on the Manager. The Company is dependent upon the Manager, a wholly owned subsidiary of MII, to manage and operate the Hotels. In addition, MII or an affiliate of MII is the ground lessor with respect to the land on which 53 Hotels are located (collectively, the "Marriott Ground Leases"). Under certain limited circumstances, including the revocation of any material licenses or permits, failure to provide adequate working capital or funds for required FF&E Replacements and building alterations, or the occurrence of material casualty or force majeure events, the Manager may terminate the Management Agreement with respect to one or more Hotels, and in that event the Company would lose the right to use the Courtyard by Marriott name with respect to such Hotels, its access to the Manager's central reservation system, and the other benefits under the Management Agreement. See "Description of the Management Agreement--Management Services." Because the Company has no independent management capability, a new manager would have to be obtained. There can be no assurance that a new manager would be able to generate as much net operating cash flow from the Hotels as the Manager. Additionally, the possible desire of the Company from time to time to finance, refinance, or effect a sale of any of the Hotels may, depending upon the structure of such transactions, result in a need to modify the Management Agreement and/or any Marriott Ground Leases with respect to such Hotel. Any such modification proposed by the Company may not be acceptable to the Manager or the applicable Marriott Ground Lessors, and the lack of consent from such party could adversely affect the Company's ability to consummate such financing or sale. In addition, the Manager or the affiliates of the Manager, in their capacities as managers or franchisors of competing lodging properties, may take actions which may not necessarily be in the best interests of the Company. If MII sells or otherwise disposes of its interests in the management of the Hotels, which it may do in connection with the sale of its management interests in all the hotels in the Courtyard by Marriott chain, such sale or other disposition might adversely affect the performance of the Hotels.

  Potential Conflicts of Interest. Because Host Marriott, the parent of the general partner of the CBM II L.P., and MII and their respective affiliates own and/or operate hotels other than the Hotels, and because MII and its affiliates license others to operate hotels under the various brand names owned by MII and its affiliates, potential conflicts of interest exist. With respect to these potential conflicts of interest, Host Marriott and MII retain the right to compete with the Hotels, including the right to develop competing hotels in markets in which the Hotels are located, as well as to operate existing hotels which may currently compete directly or indirectly with the Hotels.

  In addition, Host Marriott and MII share two common directors--J.W. Marriott, Jr. and Richard E. Marriott. J.W. Marriott, Jr. serves as Chairman of the Board of Directors, Chief Executive Officer, and President of MII and also serves as a director of Host Marriott. Richard E. Marriott is a director of MII and Chairman of the Board of Directors of Host Marriott. Messrs. J.W. Marriott, Jr. and Richard E. Marriott, as well as certain other officers and directors of MII and Host Marriott, also own shares (and/or options or other rights to acquire shares) in both companies. Policies and procedures have been established by the Board of Directors of Host Marriott and MII to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott (and, if appropriate, other officers and directors of such companies) in conflict situations, including requiring them to abstain from voting as directors of either Host Marriott or MII (or as directors of any of their subsidiaries) on certain matters which present a conflict between the companies.

  Foreclosure. The Mortgage Loan is secured by the Mortgages on the Company's fee or leasehold in the land underlying 69 Hotels and the Marriott Ground Lessors' fee interests in the land underlying 53 of such Hotels; a security interest in certain personal property associated with each Mortgaged Property, including FF&E; business records; contracts; cash flow; and other general intangibles; an assignment of the Company's right to receive net cash flow from the Deerfield Hotel; and a security interest in certain accounts, the rights of the Company under the Management Agreement, and certain other contracts. The Mortgages are cross-defaulted and cross-collateralized. In the event that funds generated by the operations of the Hotels are not sufficient to pay debt service on the Mortgage Loan or in the event that the Balloon Payment cannot be paid in full when due, or upon any other event of default under the Loan Documents (each, a "Mortgage Loan Event of Default"), the Mortgages may be foreclosed. Foreclosure is an expensive and lengthy process and could lead to a significant delay in the recovery by the Trustee of amounts owed under the Mortgage Note. Furthermore, there can be no assurance that the net proceeds realized from foreclosures on the Mortgages, after payment of all foreclosure expenses, would be sufficient to pay the principal, interest, Prepayment Premiums, and other expenses, if any, which are due. In addition, if the Trust Fund were to become the owner of any of the Hotels as Foreclosed Properties, (i) any manager of such Hotels would have to qualify as an "independent contractor" for purposes of the REIT provisions of the Code in order for the Trust Fund to avoid a tax equal to 100% of the net income derived with respect to such Hotels, and (ii) income attributable to such Hotels would have to constitute "qualifying income" for a REIT under certain REIT provisions of the Code in order for the Trust Fund to avoid federal income tax (at the highest corporate rate) on net income attributable to such Hotels. As currently owned and operated, income from the Hotels would not constitute "qualifying income" under the REIT provisions. The Servicer may obtain a new manager or restructure the manner in which a Hotel is operated so as to prevent such adverse tax consequences, but there can be no assurance in that regard. See "Certain Federal Income Tax Considerations--Prohibited Transactions and Other Taxes."

  Risk of Bankruptcy of Manager or MII. For so long as the Manager is a wholly owned subsidiary of MII and the senior long-term unsecured debt of MII is rated at least "BBB+" by S&P and "BBB" by DCR, all revenues from the operation of the Mortgaged Properties will be deposited into local bank accounts or the Manager's Account, and thereafter may be commingled with funds from other hotels managed by MII or its affiliates. The Manager's Account, the local bank accounts and the MII Master Account will be controlled by the Manager or MII and will not be pledged as security for the Mortgage Loan. The Manager will make disbursements on behalf of the Company from the funds in the local accounts, the Manager's Account, or MII's cash management system to pay all operating expenses of the Hotels, other than subordinated management fees and ground rent, make deposits in the FF&E Reserve Account, and, biweekly, transfer funds to the Cash Collateral Account. In the event of a bankruptcy or other insolvency proceeding involving the Manager or MII, there is a risk that the ability of the Company to receive payment of revenues previously collected by the Manager may be delayed or otherwise impaired and, therefore, the Certificateholders may experience losses.

RISKS RELATING TO REAL ESTATE INVESTMENTS

  Effects of Economic Conditions and Cyclicality. Real estate values are sensitive to changes in local market and economic conditions and to fluctuations in the economy as a whole. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Manager on behalf of the Company to respond to changes in economic or other conditions. There can be no assurance that downturns or prolonged adverse conditions in the real estate or capital markets or in the economy as a whole will not have a material adverse impact on the Company.

  Possible Environmental Liabilities. Under various federal, state, and local laws, ordinances, and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Environmental laws often impose this liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances, or the failure to remediate hazardous substances properly, may adversely affect the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, some environmental laws create a lien on contaminated property in favor of the government for costs it incurs in connection with the contamination. In addition to clean-up actions brought by the federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether or not that secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. However, court interpretations of the secured creditor exemption have been inconsistent. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present. Moreover, certain federal and state statutes impose a lien for any cleanup costs incurred by the applicable governmental agency on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated environmental liens and, in some states, even prior recorded liens are subordinated to environmental liens.

  Phase I environmental assessments have been performed on all the Hotels within the last nine months by Dames & Moore, Inc. (the "Environmental Consultant"). Under ASTM (formerly known as American Society for Testing and Materials) standards, a Phase I assessment consists of a site visit, an historical record review, interviews, and a report, with the purpose of identifying potential environmental conditions associated with the subject real estate. The Environmental Consultant identified six sites on which the Hotels are located which are in close proximity to properties reported as having indications of contamination or the potential for contamination based on their prior or current uses or conditions. As to each of such sites, the Company, after consultation with the Environmental Consultant, determined that the next level of environmental site testing (a "Phase II Assessment") was not necessary because there was no indication that the off-site contamination, if any, had spread to such sites. The Company has obtained environmental insurance coverage for such six Hotels as well as one other Hotel. With respect to three other sites, following the recommendations of the Environmental Consultant which were based on the prior uses of these sites, Phase II Assessments were undertaken and revealed no evidence of environmental contamination requiring further action.

  In addition, a Phase II Assessment was undertaken with respect to the Deerfield Hotel. A report of such assessment, dated November 29, 1995, disclosed contamination of the shallow groundwater at the site resulting from the prior use of the site as a landfill and not from any use of such site by CBM II L.P., Deerfield LLC's predecessor-in-interest with respect to the Deerfield Hotel. The Deerfield Hotel was contributed by CBM II L.P. directly to Deerfield LLC. Although the Company's interest in Deerfield LLC has been pledged to the Trustee on behalf of the Trust Fund, the Deerfield Hotel is not subject to any Mortgage.

  The Company currently is analyzing the results of this Phase II Assessment and its potential liability, if any. Based on currently available information, the Company is unable to determine the need for remediation, its potential responsibility, if any, for remediation, the scope of any remediation that may be required, and the extent of the Company's possible liability for any remediation costs. The Company currently estimates that the costs to evaluate the situation further are not likely to be significant. Based on the foregoing, including the limited amount of information currently available concerning the Deerfield Hotel, and the fact that the Company has not been, and will not be, an owner or operator of that Hotel, and while there can be no assurance that the Company will not have liability in respect of remediation of contamination at that site, the Company does not believe that any of the environmental matters described above are likely to have a material adverse effect on the business and operations of the Company.

  No assurances can be given, however, that all potential environmental liabilities have been identified or properly quantified or that no prior owner, operator, or past or current guest or occupant has created an environmental condition not known to the Company. Moreover, no assurances can be given that (i) future laws, ordinances, or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Hotels will not be affected by the condition of land or operations in the vicinity of the Hotels (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

  The Trust and Servicing Agreement provides that the Servicer, acting on behalf of the Trust Fund, may not acquire, at foreclosure or by deed-in-lieu thereof, title to any of the Mortgaged Properties or take over any of their operations unless the Servicer has previously determined, based on a report prepared by an independent person who regularly conducts environmental site assessments for purchasers of comparable properties, that (i) such Mortgaged Property is in compliance with applicable environmental laws or that taking the actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and
(ii) there are no circumstances known to the Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist, taking such remedial action is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. The procedure required by the Trust and Servicing Agreement may delay or adversely affect the Servicer's ability to foreclose on such Mortgaged Property. Moreover, any such environmental assessment may not reveal all potential environmental liabilities to which such Mortgaged Property may be subject. There can be no assurance that the requirements of the Trust and Servicing Agreement, even if fully observed, will in fact insulate the Trust Fund from liability for environmental conditions. See "Description of the Trust and Servicing Agreement--Realization Upon the Mortgaged Properties."

  Limitations on Real Estate Lenders Imposed by State Laws. State laws may restrict the ability of the Trustee, as a mortgage lender, to accelerate the indebtedness upon a Mortgage Loan Event of Default and to enforce the Mortgages and related collateral security documents. State laws also may limit any deficiency judgment following a foreclosure to the excess of the outstanding debt over the fair market value of the property foreclosed upon.

  Limitations on Foreclosures. Because foreclosure actions are brought in state court, and because courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a Mortgage Loan Event of Default to foreclose on the related Mortgages in a particular order rather than simultaneously in order to insure that the liens of the Mortgages are not impaired or released. For example, the "antideficiency" or "one-action" laws of certain states, including California, may make it necessary or desirable for the Trustee to complete foreclosures on Mortgaged Properties in those states before initiating foreclosure actions in other states. In addition, certain state laws may limit the amount of the recovery on a particular property which is located within that state and which is being foreclosed, after the foreclosure of one or more properties in the same or other states, to the difference between the amount of the outstanding indebtedness and the value of the property or properties previously foreclosed, as opposed to the actual amounts recovered in such foreclosure or foreclosures. Also, the enforcement of remedial actions in one state may adversely effect the enforcement of remedial actions in other states.

  Uninsured Losses. The Manager, through blanket policies obtained by MII or self-insurance programs, carries comprehensive general public liability, all-risk property insurance (not including earthquake insurance in certain areas), business interruption insurance, worker's compensation insurance, and employer's liability insurance with respect to the Hotels with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars) that may be either uninsurable or, in the opinion of the Company, not economically insurable, and there is a risk of underinsured losses. The Company has agreed to obtain earthquake insurance covering the Hotels located in California and will maintain such insurance so long as it is available on commercially reasonable terms unless adequate reserves are established and maintained by the Company. Should an uninsured or underinsured loss occur, the Company could lose both its capital invested in, and anticipated profits from, one or more Hotels, and the Company's ability to make interest and principal payments on the Mortgage Loan could be adversely affected. In the opinion of the Company, the Hotels are adequately insured in accordance with industry standards.

  Ground Leases. The land on which eight Hotels are situated is leased in whole or in part by the Company, as lessee, under ground leases with third parties unaffiliated with MII and its affiliates, as lessors. The Company's right to remain in possession of such leaseholds will be conditioned on the Company's payment of ground rent when due and compliance with the other terms of the applicable ground lease.

  Geographic Concentration. Although the Mortgaged Properties are geographically diversified, several Mortgaged Properties are located in common geographic regions, with eight Mortgaged Properties in each of Illinois and California (each representing 11.6% of all Mortgaged Properties), five Mortgaged Properties in Florida (representing 7.2% of all Mortgaged Properties), and four Mortgaged Properties in each of Georgia and Texas (each representing 5.8% of all Mortgaged Properties). Economic downturns, changes in local law or regulation, and similar localized events could affect the performance of all the Mortgaged Properties which are located in a common region.

RISKS OF FORWARD LOOKING INFORMATION

  This Prospectus contains forward-looking statements relating to the Company's expectations regarding annual room demand growth and room supply growth in the U.S. lodging industry over the next several years and the Company's expectations regarding the resulting growth in the industry's average daily room rate. The forward-looking statements are contained in "Description of the Mortgage Properties." These statements are based upon the Company's review of third-party industry studies, which studies necessarily are based on various assumptions, including national economic conditions and trends in travel patterns. Any of these assumptions, if unrealized, could have a material adverse effect on the accuracy of the forward-looking statements.

RISKS RELATING TO PASS-THROUGH CERTIFICATES

  Sources of Payments on the Offered Certificates. The Offered Certificates represent beneficial ownership interests solely in the assets of the Trust Fund and do not represent an interest in, or obligation of, CBM Funding or any other person. CBM Funding does not have, nor is it expected to have, any significant assets. The primary asset of the Trust Fund is the Mortgage Loan, and the primary security and source of payment for the Mortgage Loan is the Mortgaged Properties and the other Collateral. Payments on the Offered Certificates are expected to be derived from payments made by the Company on the Mortgage Loan. There is and can be no assurance that the cash flow from the Mortgaged Properties and the proceeds of any sale or refinancing of the Mortgaged Properties will be sufficient to pay the principal of, and interest on, the Offered Certificates. The Mortgage Loan is not insured or guaranteed by CBM Funding, the Servicer, the Trustee, Host Marriott, MII, the Company or any of their respective affiliates, or by any governmental entity or instrumentality or by any other person or entity.

  The liquidation value of the Mortgaged Properties may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions or specific industry segments; declines in real estate values; variations in supply and demand in the market for hotels; declines in occupancy rates; increases in interest rates, real estate tax rates, personal property tax rates, energy costs, and other operating expenses; fluctuations in the availability of real estate financing for hotel properties; changes in governmental rules, regulations, and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the control of the Company, the Manager, the Trustee, and the Servicer.

  Principal Balloon Repayment. The ability of the Company to make the Balloon Payment under the Mortgage Loan, and thus the likelihood of the Certificateholders to be repaid in full, will depend upon the Company's ability either to refinance the Mortgage Loan or to sell the Mortgaged Properties.

  The ability of the Company to accomplish either of these goals will be affected by the factors described under "Risks Relating to Real Estate Investments" above and by other factors at such time including, without limitation, obtaining any required consent of the limited partners of CBM II L.P., making any necessary amendments to the Management Agreement and the Marriott Ground Leases, available mortgage rates at the time, the Company's equity in the Mortgaged Properties, the financial condition of the Company, the operating history of the Mortgaged Properties, tax laws, and general, regional, and local economic conditions. A high interest rate environment may make it more difficult for the Company to accomplish a refinancing or sale and may result in delinquency or default on the Mortgage Loan, which, in turn, could cause delays in distributions or losses to the Certificateholders. CBM Funding, the Manager, the Servicer, the Trustee, and their affiliates are not obligated to provide the funds to refinance the Mortgage Loan or to purchase any of the Mortgaged Properties. In addition, the willingness of the Manager to extend the Management Agreement beyond February 22, 2013 (or, alternatively, the Company's ability to obtain a new Manager as of such date) is a factor affecting the ability of the Company to refinance the Balloon Payment and the likelihood that Certificateholders will be repaid in full.

  Competitive conditions adversely affecting any of the Mortgaged Properties may make it more difficult for the Company to refinance the Mortgage Loan or to sell any of the Mortgaged Properties in order to make the Balloon Payment. In addition, there is and can be no assurance that the value of any of the Mortgaged Properties will not decline during the term of the Mortgage Loan. A decline in the value of any of the Mortgaged Properties may adversely affect the sale or refinancing proceeds available to make distributions on the Certificates.

  Enforceability of Prepayment Premium. To the extent that a Prepayment Premium due to the Trust Fund is construed by a court as a penalty and not as interest, the Trust Fund's right to such Prepayment Premium could be unenforceable. In addition, the ratings assigned to the Certificates do not address the Company's ability or obligation to pay the Prepayment Premium.

  Sensitivity of the Class A-3IO Certificates. As described herein, the amounts payable with respect to the Class A-3IO Certificates consist only of interest. The ratings assigned to the Class A-3IO Certificates address the likelihood of timely receipt of interest on the Notional Amount of the Class A-3IO Certificates, but not the timing or magnitude of reductions in the Notional Amount as a result of principal prepayments on the Mortgage Loan. Investors in the Class A-3IO Certificates should consider carefully the risk that rapid principal prepayments on the Mortgage Loan could result in the failure of such investors to recover some or all of their initial investment. See "Ratings."

  Subordination. On each Distribution Date, payments of interest, Interest Shortfalls, and principal, optional principal prepayments, other Unscheduled Payments, and the Balloon Payment will be distributed to Certificateholders in the manner and in the priorities set forth under "Description of the New Certificates--Distributions." As a result of such priorities, any loss on the Mortgage Loan will generally be borne by the then outstanding Class D, Class C, and Class B Certificateholders, and then the Class A-1, Class A-2, Class A-3P&I, and Class A-3IO Certificateholders considered as a single group, in that order, although there may be instances in which the Class D, Class C, and Class B Certificates would receive distributions of interest, even though the Available Distribution Amount is insufficient to pay the Principal Distribution Amount for the Class A-1, Class A-2, and Class A-3P&I Certificates. See "Descriptions of the New Certificates--Distributions."

  Risks in Bankruptcy of the Company. In the event of the bankruptcy or insolvency of the Company or its Managing General Partner, the application of certain provisions of the Bankruptcy Code could have a material adverse effect on the Certificateholders. In addition, by reason of the "automatic stay" provisions (which could delay (perhaps significantly) the Trustee's ability to cause the liquidation of the Mortgaged Properties) and other provisions of the Bankruptcy Code, delays in payments on the Certificates and reductions in the Certificate Balances thereof (each of which could be significant) could occur. It is also possible that the bankruptcy trustee or the Company as debtor-in-possession could argue, and the bankruptcy court could agree that, notwithstanding the existence of a security interest in the Hotel receivables, the "equities of the case" provision in the Bankruptcy Code dictates that the Certificateholders' security interest should not extend post-petition.

  The Company has agreed to restrict its business to the ownership and operation of the Mortgaged Properties and those activities related or incidental to that business, as well as the ownership of its 99% membership interest in the Deerfield LLC. Similarly, the certificate of incorporation of the Managing General Partner limits its permitted activities, in general, to serving as the managing general partner of the Company, as well as the ownership of its 1% membership interest in the Deerfield LLC. There is and can be no assurance, however, that either the Company or the Managing General Partner will not become bankrupt or insolvent.

  The Company and its owners have numerous affiliates. Although the Company has been structured so as to limit the possibility that it will be a debtor in a bankruptcy proceeding other than for reasons related to the ownership of the Mortgaged Properties, there is and can be no assurance that, in a bankruptcy of such owners or any of their affiliates, the Mortgaged Properties will be protected from the creditors of such owners or affiliates.

  Ratings of Certificates. The ratings assigned to the Offered Certificates by the Rating Agencies are based on characteristics of the Mortgaged Properties and other relevant structural features of the transaction and reflect only the views of such Rating Agencies. Future events could have an adverse impact on the ratings of the Offered Certificates. There is no assurance that any such rating will continue for any period of time or that it will not be reviewed, revised, suspended, or withdrawn entirely by either Rating Agency if, in its judgment, circumstances so warrant. There is no obligation on behalf of CBM Funding, the Company, the Servicer, the Trustee, MII, or the Manager to maintain any particular rating. Adverse changes affecting the Mortgaged Properties, CBM Funding, the Company, the Servicer, the Trustee, MII, or the Manager may have an adverse effect on the ratings of the Offered Certificates, and thus the market value of the Offered Certificates, although such adverse changes may not be a Mortgage Loan Event of Default. The ratings address the likelihood of full and timely payment to the Certificateholders of all distributions of interest on the Offered Certificates on each Distribution Date and the full payment of the ultimate principal balance of Certificates on a date that is not later than the Rated Final Distribution Date for such Class. See "Ratings." The ratings of the Offered Certificates do not address the Company's ability to pay any Prepayment Premium, Net Default Interest, or Liquidated Damages, or the tax attributes of the Certificates or the Trust REMICs.

  Limited Liquidity. The Old Certificates are designated for trading in the PORTAL market. The New Certificates are a new issue of securities with no established trading market. Although the initial purchaser of the Old Certificates has advised the Issuer that it presently intends to make a secondary market in the New Certificates, it has no obligation to do so and may discontinue any such market making at any time without notice. There can be no assurance that a secondary market in the New Certificates will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the New Certificates. The Issuer does not intend to list the New Certificates on any national securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Consequently, any sale of the New Certificates by Certificateholders in any secondary market which may develop may be at a discount from the purchase price paid by such holder.

  REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the Trust Fund, including each of the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the Certificates may be treated as stock interests therein and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions which caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time during which the requirements for REMIC status are not satisfied. While the Treasury Department is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

                                  THE ISSUER

  CBM Funding was organized in the State of Delaware on December 29, 1995, as a corporation to facilitate the refinancing of the Company's indebtedness by selling the Old Certificates, making the Mortgage Loan to the Company, and contributing the Mortgages and the Mortgage Note to the Trust Fund. CBM Funding is owned 100% by the Company. Neither CBM Funding nor any of CBM Funding's affiliates will be liable for the payment of principal of, or interest on, the Certificates.

  The principal executive offices of CBM Funding are located at 10400 Fernwood Road, Bethesda, Maryland 20817, telephone (301) 380-9000.

                                  THE COMPANY

  The Company, a Delaware limited partnership, was formed on December 22, 1995. The Company is a "bankruptcy-remote," single purpose affiliate of CBM II L.P. Pursuant to the Company's partnership agreement, dated as of December 22, 1995 (the "Partnership Agreement"), the Company will dissolve on December 31, 2087, unless sooner terminated in accordance with the terms of the Partnership Agreement.

  The principal executive offices of the Company are located at 10400 Fernwood Road, Bethesda, Maryland 20817, telephone (301) 380-9000.

  Deerfield LLC is a Delaware limited liability company that was formed on December 28, 1995, as a single purpose affiliate of the Company and the Managing General Partner. Deerfield LLC is the owner of the Deerfield Hotel.

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following table presents selected historical and certain unaudited pro forma consolidated information for the Company and its subsidiaries (CBM Funding and Deerfield LLC) for each of the five years in the period ended December 31, 1995 and for the twelve weeks ended March 24, 1995 and March 22, 1996. The consolidated financial information presented below has been restated, under "pushdown" accounting, for all fiscal years presented to reflect the transfer of substantially all the assets of CBM II L.P. to the Company and Deerfield LLC in connection with the refinancing and the allocation to the Company of $410,200,000 of CBM II L.P.'s mortgage debt repaid with the proceeds of the Old Certificates Offering. The historical information has been derived from the historical consolidated financial statements of the Company, which statements have been audited by Arthur Andersen LLP, independent public accountants for the years 1993 through 1995. The pro forma consolidated financial information of the Company is unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. This financial data should be read in connection with the Company's financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," each contained elsewhere herein.

                                   YEAR ENDED DECEMBER 31,                  TWELVE WEEKS ENDED
                         ---------------------------------------------- ---------------------------
                           1991      1992      1993     1994     1995   MAR. 24, 1995 MAR. 22, 1996
                         --------  --------  -------- -------- -------- ------------- -------------
                            (IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA AND PER UNIT DATA)
STATEMENT OF OPERATIONS
 DATA:
Revenues (1)............ $ 88,047  $ 93,434  $102,916 $112,392 $121,737    $26,892       $27,989
Net income (loss)....... $(10,543) $ (4,972) $  5,085 $  6,160 $ 18,977    $ 3,805       $ 3,321
OTHER DATA:
Pro forma interest
 expense on Offered
 Certificates (2).......      --        --        --       --   $32,492        --        $ 7,424
Ratio of earnings to
 fixed charges (3)......      --        --      1.13x    1.17x    1.57x      1.52x         1.39x
Deficiency of earnings
 to fixed charges (3)...   10,543     4,972       --       --       --         --            --
BALANCE SHEET DATA (AT
 PERIOD END):
Total assets............ $585,165  $563,313  $546,427 $531,362 $526,783    528,491       540,736
Mortgage debt........... $410,200  $410,200  $410,200 $410,200 $410,200    410,200       409,200
Total liabilities....... $455,269  $460,184  $461,391 $464,583 $468,876    460,550       461,482
Investment in and Net
 Advances to Company.... $129,896  $103,129  $ 85,036 $ 66,779 $ 57,907        --            --
Partners' Capital.......      --        --        --       --       --      67,941        79,254

- --------
(1) Revenues represent house profit, which is hotel sales less direct hotel expenses (excluding certain operating costs and expenses such as depreciation, real and personal property taxes, ground rent, insurance and management fees). Revenues consist of (in thousands):

                                        YEAR ENDED DECEMBER 31,                 TWELVE WEEKS ENDED
                             --------------------------------------------- -----------------------------
                               1991      1992     1993     1994     1995   MARCH 24, 1995 MARCH 22, 1996
                             --------- -------- -------- -------- -------- -------------- --------------
   Hotel sales:
    Rooms..................  $ 172,413 $180,497 $192,116 $204,203 $218,955    $48,670        $51,576
    Food and beverage......     24,704   24,078   21,551   18,483   17,628      3,979          4,149
    Other..................      7,898    8,415    8,599    9,396    9,242      2,084          2,174
                             --------- -------- -------- -------- --------    -------        -------
    Total hotel sales......    205,015  212,990  222,266  232,082  245,825     54,733         57,899
   Direct hotel expenses...    116,968  119,556  119,350  119,690  124,088     27,841         29,910
                             --------- -------- -------- -------- --------    -------        -------
   Revenues................  $  88,047 $ 93,434 $102,916 $121,392 $121,737    $26,892        $27,989
                             ========= ======== ======== ======== ========    =======        =======

(2) Pro forma interest expense is unaudited and reflects the issuance of the Certificates at a weighted average interest rate of 7.70% and amortization of deferred financing costs relating to the transaction. If the transaction had occurred at the beginning of 1995 the above effect on interest expense would have reduced net income by $3,412,000 to $15,565,000 for the year ended December 31, 1995 and by $16,000 to $3,305,000 for the twelve weeks ended March 22, 1996. The transaction would have no effect on the Company's financial position as of December 31, 1995 and March 22, 1996.

(3) The ratio of earnings to fixed charges is unaudited and is computed by dividing the Company's income before interest expense and other fixed charges by total fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs) and the portion of rent expense attributed to interest. The Company's earnings were inadequate to cover fixed charges by $10.5 million in 1991 and $5.0 million in 1992. The deficiencies are largely the result of depreciation and amortization of $32.1 million in 1991 and $29.8 million in 1992. The Company's earnings in 1993, 1994, 1995 and the twelve weeks ended March 24, 1995 and March 22, 1996 were adequate to cover fixed charges.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The following discussion and analysis addresses results of operations for the fiscal years ended December 31, 1993, 1994 and 1995 and for the twelve weeks ended March 24, 1995 and March 22, 1996. The consolidated financial statements of the Company present the financial position, results of operations and cash flows of the Company and its subsidiaries (CBM Funding and Deerfield LLC) as if the Company were a separate subsidiary of CBM II L.P. for all periods presented. CBM II L.P.'s historical basis in the assets and liabilities contributed to the Company and such subsidiaries has been carried over. The consolidated financial information has been restated, under "pushdown" accounting, for all fiscal periods presented to reflect the transfer of substantially all the assets of CBM II L.P. to the Company and Deerfield LLC in connection with refinancing and the allocation to the Company of $410,200,000 of CBM II L.P.'s mortgage debt repaid with the proceeds of the Old Certificates Offering. Changes in Investment in and Net Advances to the Company for all periods presented represent the net income of the Company and subsidiaries net of cash transferred to CBM II L.P. There are no terms of settlement or interest charges associated with the Investment in and Net Advances to Associates balance.

  During the period from 1993 through 1995, the Company's revenues grew from $102.9 million to $121.7 million, while the Company's total hotel sales grew from $222.3 million to $245.8 million. Growth in room sales, and thus hotel sales, is primarily a function of combined average occupancy and room rates. Combined average occupancy for the Hotels during the three year period remained stable at 81%. In addition, the Hotels' average room rate increased by $8.67 from $62.82 to $71.49.

  The Company's operating costs and expenses are, to a great extent, fixed. Therefore, the Company derives substantial operating leverage from increases in revenue. This operating leverage is offset in part by variable expenses, including (i) base and Courtyard management fees under the management agreement, which are 3 1/2% and 2 1/2% of gross hotel sales, respectively (ii) Incentive Management Fees and (iii) variable ground lease payments. As described below, recent hotel performance has resulted in the Company's hotels reaching levels which have allowed the Manager to share in the growth of profits in the form of incentive management fees. The Company views this as a positive development as it helps to strengthen the alignment of the Manager's interest with the Company. This trend is continuing in 1996 as the hotel industry in general, and the moderately-priced segment in particular, continues to strengthen.

CAPITAL RESOURCES AND LIQUIDITY

  Principal Sources and Uses of Cash. The Company's principal source of cash is cash from operations. Cash provided from operations was $37.5 million, $36.4 million and $42.6 million for the years ended December 31, 1993, 1994, and 1995, respectively, and $4.4 million and $7.0 million for the twelve weeks ended March 24, 1995 and March 22, 1996, respectively. The Company's principal uses of cash are to fund the property improvement fund and to make distributions to CBM II L.P. In 1993, 1994, 1995 and the twelve weeks ended March 24, 1995 and March 22, 1996, the Company utilized cash from operations for contributions to the property improvement fund established pursuant to the management agreement to fund replacements of furniture, fixtures and equipment ("FF&E") and to make distributions to CBM II L.P. of $23.3 million, $24.3 million, $28.4 million and $2.6 million for the years 1993, 1994, and 1995 and the twelve weeks ended March 24, 1995, respectively. For the twelve weeks ended March 22, 1996, CBM II L.P. contributed $18.0 million to the Company to pay refinancing costs and to fund various reserve accounts. Historically, the Company has not had any debt amortization requirements. Following the consummation of the Old Certificates Offering and the Notes Offering, debt amortization has become a significant principal use of cash from operations. The Company expects to amortize $10.3 million of the principal balance of the Certificates in 1996. In the first quarter of 1996, the Company repaid $1.0 million in principal on the Certificates.

  The Company believes that cash from hotel operations combined with the ability to defer certain management fees to the Manager and ground rent payments to MII and affiliates, if necessary, will provide adequate funds in the short term and long term for the operational and capital needs of the Company.

  The Management Agreement requires annual contributions to a property improvement fund to ensure that the physical condition and product quality of the Hotels are maintained. Contributions to this fund are based on a percentage of annual total hotel sales, currently equal to 5%. The Company believes that the 5% contribution requirement is consistent with industry standards and provides a sufficient reserve for the future capital repair and replacement needs of the Hotels. In accordance with the Management Agreement, the annual required contribution percentage may increase to up to 6% after December 31, 2000. The balance in the fund totaled $33.1 million as of December 31, 1995 and $33.0 million as of March 22, 1996. During the period from 1992 through 1995, room renovation projects were completed at all of the Hotels at an aggregate cost of approximately $30.7 million. Total capital expenditures for 1993, 1994 and 1995 were $8.3 million, $13.4 million and $8.8 million, respectively; and $2.3 million and $3.0 million for the twelve weeks ended March 24, 1995 and March 22, 1996, respectively. All such capital expenditures were funded from the property improvement fund.

  Debt Financing and Refinancing. As of December 31, 1995, CBM II L.P. had outstanding bank mortgage indebtedness of $275 million ("Mortgage Debt A") related to 36 Hotels and $230.5 million ("Mortgage Debt B") related to 29 Hotels. As of December 31, 1995, CBM II L.P. also had approximately $25.6 million of industrial revenue bond financing (the "IRB Debt") on the remaining five Hotels and owed approximately $6.5 million to Host Marriott in connection with such IRB Debt with respect to those five Hotels ("Host Marriott's IRB Liability"). On January 24, 1996, proceeds from the placement of the Notes and the Certificates and existing cash of CBM II L.P. were used as follows: (i) to repay existing Mortgage Debt A and Mortgage Debt B, (ii) to repay the IRB Debt of $25.6 million by March 1, 1996, (iii) to repay the Host Marriott IRB Liability loans of $6.5 million and (iv) to pay certain costs of structuring and issuing the Notes and the Certificates. During first quarter 1996, the Company paid $8.1 million in refinancing costs.

  The Notes were issued by CBM II L.P. and Courtyard II Finance Company. The Notes bear interest at 10 3/4%, require semi-annual payments of interest and require no payments of principal until maturity on February 1, 2008. The Notes are secured by a first priority pledge by CBM II L.P. of (i) its 99% partnership interest (consisting of a 98% limited partner interest and a 1% general partner interest) in the Company and (ii) its 100% equity interest in the Managing General Partner. The Notes are not redeemable prior to February 1, 2001. Thereafter, the Notes may be redeemed, at the option of CBM II L.P., at a premium declining to par in 2004. The Notes are non-recourse to CBM II L.P. and its partners.

  The terms of the Notes include requirements of CBM II L.P. to establish and fund a debt service reserve account in an amount equal to one six-month interest payment on the Notes ($6,848,000) and to maintain certain levels of excess cash flow, as defined. The debt service reserve was funded by CBM II L.P. on January 24, 1996. In the event CBM II L.P. fails to maintain the required level of excess cash flow, CBM II L.P. will be required to (i) suspend distributions to its partners and other restricted payments, as defined, (ii) to fund a separate supplemental debt service reserve account (the "Supplemental Debt Service Reserve") in an amount up to two six-month interest payments on the Notes and (iii) if such failure were to continue, to offer to purchase a portion of the Notes at par.

  Operating profit from the Hotels in excess of debt service on the Mortgage Loan is available to be distributed to CBM II L.P. Amounts distributed to the CBM II L.P. are used for the following, in order of priority: (i) for debt service on the Notes, (ii) to fund the Supplemental Debt Service Reserve, if necessary, (iii) to offer to purchase a portion of the Notes at par, if necessary, (iv) for working capital as discussed below, and (v) for distributions to the partners of the CBM II L.P. Therefore, the Company will not accumulate cash flow in excess of what is necessary for debt service on the Mortgage Loan. The Company will distribute excess cash to its partners, CBM II L.P. and Managing General Partner. CBM II L.P. will utilize these distributions for debt service payments on the Notes and for distributions to its partners.

  MII Ground Leases. In connection with the refinancing on January 24, 1996, CBM II L.P., as lessee, transferred it rights and obligations pursuant to the 53 ground leases with MII and affiliates to the Company. Additionally, MII and affiliates agreed to defer receipt of their ground lease payments to the extent that CBM II L.P. or the Company has insufficient funds for debt service payments on the Notes and the Mortgage Loan.

  Working Capital Agreement. The refinancing required certain enhancements to the cash management system of the Manager such that additional working capital may be required for the operation of the Hotels. Therefore, on January 24, 1996, CBM II L.P., the Company and the Manager entered in a working capital maintenance agreement (the "Working Capital Agreement") and deposited $2.5 million as additional working capital for the operation of the Hotels which is included in restricted cash in the consolidated balance sheet at March 22, 1996. Prior to December 31, 1996, the Company and the Manager will determine the amount of working capital that is required. The Company has agreed to provide up to another $2.5 million, if necessary.

  In addition, the Working Capital Agreement provides that the CBM II L.P. and the Company, collectively, reserve $2 million by February 1, 1997 and additional amounts such that the total balance is $5 million by February 1, 1998 (the "Working Capital Reserve"). The Working Capital Reserve will be available for the funding of certain reserves for payment of hotel operating expenses, which would be required under the terms of the Mortgage Loan in the event that there is a downgrade in the long-term senior unsecured debt of MII to below a certain level. See "Description of the Trust and Servicing Agreement--Flow of Funds; Accounts."

  The obligation to fund the amounts required by the Working Capital Agreement is subordinate to debt service on the Senior Notes and the Mortgage Loan.

RESULTS OF OPERATIONS

  The following table shows selected combined operating and financial statistics for the Hotels on a consolidated basis.

                               YEAR ENDED DECEMBER 31,      TWELVE WEEKS ENDED
                              ----------------------------  -------------------
                                                            MARCH 24, MARCH 22,
                                1993      1994      1995      1995      1996
                              --------  --------  --------  --------- ---------
                                  (IN THOUSANDS, EXCEPT COMBINED AVERAGE
                                                OCCUPANCY,
                                        COMBINED  DAILY  ROOM RATE,
                                       REVPAR, AND NUMBER OF ROOMS)
Combined average occupancy..      81.3%     81.1%     81.4%     78.2%     78.3%
Combined average daily room
 rate.......................  $  62.82  $  66.95  $  71.49   $ 71.69   $ 75.91
REVPAR......................  $  51.07  $  54.30  $  58.19   $ 56.06   $ 59.44
Number of rooms.............    10,335    10,335    10,335    10,335    10,335
Room sales..................  $192,116  $204,203  $218,955   $48,670   $51,576
Food and beverage sales.....    21,551    18,483    17,628     3,979     4,149
Other hotel sales...........     8,599     9,396     9,242     2,084     2,174
                              --------  --------  --------   -------   -------
  Total hotel sales.........   222,266   232,082   245,825    54,733    57,899
Direct hotel operating costs
 and expenses...............   119,350   119,690   124,088    27,841    29,910
                              --------  --------  --------   -------   -------
Revenues....................  $102,916  $112,392  $121,737   $26,892   $27,989
                              ========  ========  ========   =======   =======

  The following table shows selected components of the Company's operating income as a percentage of total Hotel sales.

                                YEAR ENDED DECEMBER 31,    TWELVE WEEKS ENDED
                                -------------------------  -------------------
                                                           MARCH 24, MARCH 22,
                                 1993     1994     1995      1995      1996
                                -------  -------  -------  --------- ---------
Hotel sales:
  Room sales...................    86.4%    88.0%    89.1%    88.9%     89.1%
  Food and beverage sales......     9.7      8.0      7.2      7.3       7.2
  Other........................     3.9      4.0      3.7      3.8       3.7
                                -------  -------  -------    -----     -----
    Total hotel sales..........   100.0    100.0    100.0    100.0     100.0
Direct operating costs and ex-
 penses........................    53.7     51.6     50.5     50.8      51.7
                                -------  -------  -------    -----     -----
Revenues.......................    46.3     48.4     49.5     49.2      48.3
Indirect operating costs and
 expenses:
  Depreciation and amortiza-
   tion........................    12.5     12.1     11.3     11.7      11.0
  Base and Courtyard management
   fees........................     6.0      6.0      6.0      6.0       6.0
  Ground rent..................     4.5      4.6      4.7      4.8       4.6
  Property taxes...............     4.1      4.1      3.8      4.0       3.8
  Incentive management fees....     0.0      4.1      4.3      4.2       4.2
  Insurance and other..........     0.7      0.8      -- *     -- *       .2
                                -------  -------  -------    -----     -----
Total indirect hotel operating
 costs and expenses............    27.8     31.7     30.1     30.7      29.8
                                -------  -------  -------    -----     -----
    Operating income...........    18.5%    16.7%    19.4%    18.5%     18.5%
                                =======  =======  =======    =====     =====

- --------

* Calculates to less than .1%.

TWELVE WEEKS ENDED MARCH 24, 1995 COMPARED TO TWELVE WEEKS ENDED MARCH 22,
1996:

  Revenues. Revenues (hotel sales less direct hotel operating costs and expenses) increased by $1.1 million for the twelve weeks ended March 22, 1996, to $28.0 million, a 4.1% increase when compared to the same period in 1995. This increase in revenues was achieved primarily through an increase in hotel sales offset by an increase in hotel operating costs and expenses, as discussed below.

  Hotel sales. For the twelve weeks ended March 22, 1996, hotel sales increased $3.2 million to $57.9 million, a 5.8% increase over the comparable period in 1995. This increase was achieved primarily through an increase in the combined average room rate of $4.22 to $75.91 from $71.69 for the twelve weeks ended March 24, 1995. The increase in average room rate was primarily due to the Manager's efforts to eliminate lower room rated business. As a result, room sales for the twelve weeks ended March 22, 1996 increased by $2.9 million, or 6.0%, to $51.6 million from $48.7 million in the comparable period in 1995 while occupancy remained stable at approximately 78% during these periods. Twenty-six of the 70 Hotels posted occupancy rates exceeding 80% for the twelve weeks ended on March 22, 1996. Food and beverage sales increased slightly from $4.0 million for the twelve weeks ended March 24, 1995 to $4.1 million for the comparable period in 1996.

  Direct hotel operating costs and expenses. Direct hotel operating costs and expenses increased from $27.8 million for the twelve weeks ended March 24, 1995 to $29.9 million for the same period in 1996. As a percentage of total hotel sales, these costs and expenses increased slightly to 51.7% in first quarter 1996 as compared to 50.8% in first quarter 1995. The increase is due to an increase in various hotel room expenses as well as an increase in food and beverage cost of sales. As a percentage of food and beverage sales, food and beverage costs increased 1.7 percentage points over the first quarter 1995.

  Indirect hotel operating costs and expenses. Indirect hotel operating costs and expenses increased by $.5 million, or 3.1%, from $16.7 million for the twelve weeks ended March 24, 1995 to $17.3 million in the same period in 1996. As a percentage of total hotel sales, these costs and expenses decreased to 29.8% of total hotel sales for the twelve weeks ended March 22, 1996, from 30.7% for the same period in 1995. The components of this category are discussed below:

  Depreciation. Depreciation increased slightly in the first quarter 1996 as compared to the same period in 1995.

  Base and Courtyard management fees. The increase in base and Courtyard management fees of 5.8%, from $3.3 million for the first quarter 1995 to $3.5 million for the same quarter in 1996 is due to the improved combined hotel sales for the 70 Hotels.

  Ground rent. The first quarter 1996 ground rent expense of $2.7 million represents a 2.2% increase over the same quarter in 1995 due to improved hotel operations which resulted in more hotels paying ground rent as a percentage of sales, rather than the minimum rent. As a percentage of total hotel sales, ground rent expense decreased slightly from 4.8% to 4.6% for the first quarter 1996 as compared to the same quarter in 1995.

  Incentive management fees. In accordance with the Management Agreement, in the first quarter of 1996 $2.4 million of incentive management fees were earned as compared to $2.3 million earned in the same period in 1995. The increase in incentive management fees earned was the result of improved combined hotel operating results.

  Operating income. Operating income (revenues less all costs and expenses other than interest expense) increased by $0.5 million to $10.7 million for the twelve weeks ended March 22, 1996, from $10.2 million for the same period in 1995, primarily due to increased hotel sales.

  Interest expense. Interest expense increased 16.5% to $7.4 million for the twelve weeks ended March 22, 1996, from $6.4 million for the same period in 1995. The increase is due to the refinancing of the debt at fixed rates which are higher than the prior year's variable interest rates. The weighted average interest rate for first quarter 1996 was 8.0% as compared to 6.8% for first quarter 1995.

  Net income. For the twelve weeks ended March 22, 1996, the Company had net income of $3.3 million, a decrease of $.5 million, from net income of $3.8 million for the same period in 1995. This decrease was primarily due to higher interest expense offset by higher revenues as discussed above.

1994 COMPARED TO 1995:

  Revenues. Revenues (hotel sales less direct hotel operating costs and expenses) increased by $9.3 million in 1995, to $121.7 million, a 8.3% increase when compared to 1994. This increase in revenues was achieved primarily through an increase in hotel sales combined with stable hotel operating costs and expenses, as discussed below.

  Hotel sales. Total 1995 hotel sales of $245.8 million represented a $13.7 million, or 5.9%, increase over 1994 results. This increase was achieved primarily through increases in the combined average room rate from $66.95 in 1994 to $71.49 in 1995. As a result, 1995 room sales increased by $14.8 million, or 7.2%, to $219.0 million from $204.2 million in 1994 despite stable occupancy of approximately 81% during these periods. Forty-five of the Hotels posted occupancy rates exceeding 80% for 1995. Food and beverage sales decreased by 4.6% from $18.5 million in 1994 to $17.6 million in 1995, as a result of the Manager's continued efforts to match restaurant service to customer demand by eliminating under-utilized services at low volume restaurants.

  Direct hotel operating costs and expenses. Direct hotel operating costs and expenses in 1995 increased $4.4 million, or 3.7%. The increase in direct hotel operating costs and expenses is primarily due to an increase in certain variable costs related to the increase in room sales. However, as a percentage of total hotel sales, these costs and expenses decreased to 50.5% in 1995 as compared to 51.6% in 1994.

  Indirect hotel operating costs and expenses. Indirect hotel operating costs and expenses increased by $345,000 or .5%, from $73.3 million in 1994 to $73.7 million in 1995. As a percentage of total hotel sales these costs and expenses decreased to 30.0% of total hotel sales in 1995 from 31.6% in 1994. The components of this category are discussed below:

  Depreciation and amortization. Depreciation and amortization decreased slightly in 1995 as compared to 1994 due to a portion of the Hotels' furniture and equipment becoming fully depreciated in 1994.

  Base and Courtyard management fees. The increase in base and Courtyard management fees of 5.9%, from $13.9 million in 1994 to $14.7 million in 1995 is due to the improved combined hotel sales for the 70 Hotels for 1995 when compared to 1994.

  Ground rent. The 1995 ground rent expense of $11.5 million represents a 7.1% increase over 1994 levels as improved hotel operations resulted in more Hotels paying ground rent as a percent of sales rather than the minimum rent. As a percentage of total hotel sales, ground rent expense remained the same at 4.7% in 1994 and 1995.

  Incentive management fees. In accordance with the Management Agreement, in 1995 $10.5 million of incentive management fees were earned as compared to $9.4 million earned in 1994. The increase in incentive management fees earned was the result of improved combined hotel operating results.

  Operating income. Operating income (hotel expenses less all costs and expenses other than interest expense) increased by $9 million to $48.1 million in 1995, from $39.1 million in 1994, primarily due to higher hotel sales.

  Interest expense. Interest expense decreased 11.6% to $29.1 million in 1995 from $32.9 million in 1994. This decrease in interest expense was due to the expiration of the interest rate swaps on Mortgage Debt A and Mortgage Debt B on August 4, 1994 and October 18, 1994, respectively.

  Net income. The Company's net income increased by $12.8 million from $6.2 million in 1994 to $19 million in 1995. This increase was primarily due to higher revenues and lower interest expense due to the expiration of the Partnership's interest rate swap agreements.

1993 COMPARED TO 1994:

  Revenues. Revenues (hotel sales less direct hotel operating costs and expenses) increased by $9.5 million in 1994, to $112.3 million, a 9.2% increase when compared to 1993. This increase in revenues was achieved primarily through an increase in hotel sales combined with stable hotel operating costs and expenses, as discussed below.

  Hotel sales. Total 1994 hotel sales of $232.1 million represented a $9.8 million, or 4.4%, increase over 1993 results. Room sales increased by $12.1 million, or 6.3%, to $204.2 million from $192.1 million in 1993. These increases were achieved primarily through an increase in the combined average room rate to $66.95 in
1994 from $62.82 in 1993 to $66.95 in 1994. Occupancy remained stable at approximately 81% during these periods. Forty of the Hotels posted occupancy rates exceeding 80% for 1994. Food and beverage sales decreased by 14.4% from $21.6 million in 1993 to $18.5 million in 1994 as a result of the Manager's continued efforts to match restaurant service to customer demand by eliminating under utilized services at low volume restaurants.

  Direct hotel operating costs and expenses. Direct hotel operating costs and expenses in 1994 increased by $340,000 or .3% to $119.7 million when compared to 1993. As a percentage of total hotel sales, these costs and expenses decreased to 51.6% in 1994 as compared to 53.7% in 1993.

  Indirect hotel operating costs and expenses. Indirect hotel operating costs and expenses increased by $11.5 million, or 18.6%, from $61.8 million in 1993 to $73.3 million in 1994. As a percentage of total hotel sales these costs and expenses increased to 31.6% in 1994 from 27.8% in 1993. The components of this category are discussed below:

  Depreciation and amortization. Depreciation and amortization remained stable in 1994 ($28.0 million) as compared to 1993 ($27.9 million).

  Base and Courtyard management fees. Base and Courtyard management fees increased 4.4%, to $13.9 million in 1994 from $13.3 million in 1993 due to the improved aggregate hotel sales for the 70 Hotels for 1994 when compared to 1993.

  Ground rent. The 1994 ground rent expense of $10.8 million represents a 7.6% increase over 1993 levels as improved hotel operations resulted in more Hotels paying ground rent as a percent of sales rather than the minimum rent at the beginning of 1994. As a percentage of total hotel sales, ground rent expense increased slightly to 4.6% in 1994 from 4.5% in 1993.

  Incentive management fees. Incentive management fees were earned for the first time in 1994 as a result of improved hotel operating results and the scheduled change in the formula under the Management Agreement for earning such fees. Prior to 1994, fees earned were limited to 55% of operating profit (as defined in the Management Agreement) less debt service and the priority return (as defined in the Management Agreement). Beginning in 1994, fees earned equal 15% of operating profit, as defined. In 1994, $9.4 million of incentive management fees were earned by the Manager; however, $3.8 million was paid and $5.6 million was deferred.

  Operating income. Operating income (hotel expenses less all costs and expenses other than interest expense) decreased by $2.0 million to $39.1 million in 1994, from $41.1 million in 1993, primarily due to higher hotel sales which were offset by the incentive management fees earned in 1994. As a percentage of total hotel sales, operating income decreased to 16.7% in 1994 from 18.5% in 1993. Excluding the impact of incentive management fees earned in 1994, operating income as a percentage of total hotel sales increased to 20.9% in 1994.

  Interest expense. Interest expense decreased 8.6% to $32.9 million in 1994 from $36 million in 1993. This decrease in interest expense was due to the expiration of the interest rate swaps on Mortgage Debt A and Mortgage Debt B on August 4, 1994 and October 18, 1994, respectively.

  Net income. The Company's net income increased by $1.1 million, or 21.1%, to $6.2 million in 1994, from $5.1 million in 1993, primarily due to higher revenues and lower interest expense, as discussed above, offset by the incentive management fees earned by the Manager beginning in 1994.

COMPETITION

  The moderately-priced lodging segment is highly competitive. Although a slight increase in supply growth occurred in 1995, the Company believes that Courtyard by Marriott hotels, including the Hotels, generally command a significant share of the markets in which they are located. On a combined basis, competitive forces affecting the Hotels are not, in the opinion of the Company, more adverse than the overall competitive forces affecting the lodging industry generally.

INFLATION

  For the three fiscal years ended December 31, 1995, the rate of inflation has been relatively low and, accordingly, has not had a significant impact on the Company's revenues and net losses. The Manager is generally able to pass through increased costs to customers through higher room rates. In 1995, average room rates of Courtyard by Marriott hotels exceeded those of direct competitors as well as the general level of inflation. Subsequent to year end the Company refinanced its mortgage debt and fixed its interest costs thereby eliminating the Company's exposure to the impact of inflation on future interest costs.

SEASONALITY

  Demand, and thus room occupancy, is affected by normally recurring seasonal patterns. For most of the Hotels, demand is higher in the spring and summer months (March through October) than during the remainder of the year.

                    DESCRIPTION OF THE MORTGAGED PROPERTIES

GENERAL

  The Mortgaged Properties consist of 69 Courtyard by Marriott hotels owned by the Company, located in 29 states, including the Company's fee or leasehold interest in the underlying land and the Marriott Ground Lessors' fee interests in the land underlying 53 of such Hotels. The Hotels range in age from six to ten years, with an average age of 7.5 years, and contained 10,335 guest rooms as of December 31, 1995. Eight Hotels are situated on land owned in fee by the Company; 53 Hotels are situated on land leased from the Marriott Ground Lessors; seven Hotels are situated on land leased from other third parties; and one Hotel is situated on land partly owned in fee by the Company and partly leased from a third party. The Deerfield Hotel, which is owned by Deerfield LLC, is not a Mortgaged Property. The Company owns a 99% membership interest in Deerfield LLC. The Company's right to receive net cash flow from the Deerfield Hotel has been assigned to the Trustee as additional security for the Mortgage Loan, but no portion of the Mortgage Loan has been allocated to the Deerfield Hotel.

  The Hotels are designed to meet the needs of business and leisure travelers who desire high quality accommodations at moderate prices, rather than the group meeting or convention markets. Approximately 60% of the guests at Courtyard by Marriott hotels are individual business travelers, 30% are leisure travelers, and 10% are guests attending small group meetings. Each Hotel generally contains a small lobby, a restaurant with seating for approximately 50 guests, a lounge, a hydrotherapy pool, a guest laundry, an exercise room, and two meeting rooms. Most of the Hotels are located in suburban areas near office parks or other commercial activities. Each Hotel is situated on approximately four to seven acres.

  Each Hotel is operated by the Manager under the Management Agreement as part of the Courtyard by Marriott hotel system. The Management Agreement expires February 22, 2013, with renewals at the option of the Manager for one or more of the Hotels for three periods of 10 years each and a fourth period of five years. The Management Agreement obligates the Company to provide at least the same services to the Hotels as it and its affiliates now or hereafter provide to other Courtyard by Marriott hotel properties that they manage. See "Description of the Management Agreement--Management Services."

COURTYARD BY MARRIOTT SYSTEM

  The first Courtyard by Marriott hotel opened in October 1983, marking Marriott Corporation's entry into the moderately-priced segment of the lodging industry. As of December 31, 1995, 249 Courtyard by Marriott hotels (with a total of 36,594 rooms) were open and operating in 39 states in the United States and four hotels were open and operating in the United Kingdom. Based on information provided by MII, the Company expects that in 1996, 39 new Courtyard by Marriott hotels (with a total of 4,442 rooms) will open and 57 new Courtyard by Marriott hotels (with a total of 6,615 rooms) will be approved for development. As of December 31, 1995, 196 of the 253 hotels in the Courtyard by Marriott system were managed by MII or one of its affiliates, helping to maintain uniform standards and consistent operations. The Courtyard by Marriott hotels managed by MII and its affiliates comprise one of the largest moderately-priced hotel systems under common management in the United States. In 1995, according to Smith Travel Research*, Courtyard by Marriott hotels supplied 4.2% of the moderately-priced market as measured by number of hotels and number of rooms, but captured 4.9% of roomnights in the moderately-priced segment of the U.S. lodging industry.

  The objective of the Courtyard by Marriott system, including the Hotels, as expressed by MII, is to provide consistently superior lodging at a fair price with an appealing, friendly, and contemporary residential character. Courtyard by Marriott hotels generally provide large, high quality guest rooms, which contain furnishings comparable in quality to those found in traditional full-service Marriott hotels, but do not contain as much public space and related facilities as traditional full-service Marriott hotels. Courtyard by Marriott hotels have fewer guest rooms than traditional, full-service Marriott hotels, which typically contain 350 or more guest rooms. Most Courtyard by Marriott hotels are designed around a courtyard area containing a swimming pool (indoor pool in northern climates), walkways, landscaped areas, and a gazebo.

STRATEGY

  The Company's strategy is to continue to capitalize on the competitive advantages of the Courtyard by Marriott system, specifically:

    Courtyard by Marriott Brand Name. Inclusion of the Hotels within the nationwide Courtyard by Marriott hotel system provides the benefits of enhanced name recognition by customers, system-wide marketing, promotion, and advertising, centralized purchasing, training, and support services, and a sophisticated centralized reservations system. Approximately 55.4% of the total rooms sold in 1995 at the hotels in the Courtyard by Marriott System which are managed by MII were sold through Courtyard by Marriott's reservations systems, a percentage that the Company believes is well above the average in the moderately-priced segment of the U.S. lodging industry. The Company believes that the Courtyard by Marriott brand name represents one of the stronger brand affiliations in the moderately-priced segment. Specifically, the Hotels and the Courtyard by Marriott brand each significantly outperforms the moderately-priced segment of the U.S. lodging industry in both occupancy, average daily room rate ("ADR"), and revenues per available room ("REVPAR"), as illustrated in the table below:

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1993     1994     1995
                                                      -------  -------  -------
     Hotels
     Average occupancy...............................    81.3%    81.1%    81.4%
     Average daily room rate......................... $ 62.82  $ 66.95  $ 71.49
     REVPAR.......................................... $ 51.07  $ 54.30  $ 58.19
     Courtyard by Marriott System (1)
     Average occupancy...............................    80.5%    79.9%    80.8%
     Average daily room rate......................... $ 63.84  $ 68.04  $ 72.40
     REVPAR.......................................... $ 51.38  $ 54.38  $ 58.52
     U.S. Moderately-Priced Segment (2)
     Average occupancy...............................    63.9%    65.8%    66.7%
     Average daily room rate......................... $ 56.22  $ 58.30  $ 60.97
     REVPAR.......................................... $ 35.93  $ 38.38  $ 40.65

    --------
    (1) Does not include the four hotels in the United Kingdom; includes all franchised hotels.
    (2) Source: Smith Travel Research.
- --------
*Smith Travel Research has not provided any form of consultation, advice, or counsel regarding, and is not associated in any way with, any aspect of this Prospectus.

    Management by MII. Pursuant to the Management Agreement, the Hotels are managed by an affiliate of MII, one of the premier hotel operators in the world. As of December 31, 1995, MII and its affiliates managed 516 hotel properties comprising 73,028 hotel rooms consisting of full service, moderately-priced, extended stay, and economy properties. Courtyard by Marriott hotels accounted for approximately 38% of the properties operated by MII and its affiliates as of December 31, 1995. The Company believes that the management of the Hotels by the Manager provides a significant competitive advantage due to MII's breadth and depth of experience in the lodging industry, the substantial management, training, and support resources available through MII, and MII's sophisticated reservation system and state-of-the-art yield management system.

    Efficiency of Operations/Cost Advantages. The smaller size of Courtyard by Marriott hotels and the simplified scale of operations as compared to full-service hotels allow for standardization of the hotels and centralized, multi-hotel management, resulting in operating cost advantages. First, centralized support areas perform many of the administrative functions normally performed at an individual hotel such as accounting, reservations, and marketing, resulting in a significant reduction in labor costs for the hotel system. Second, a Courtyard by Marriott hotel typically operates with approximately one employee for every four rooms, while a typical full-service hotel operates with approximately one employee for each room. Increased efficiency, reduction in on-site personnel requirements, and the centralized, multi-hotel management system reduce costs and allow Courtyard by Marriott hotels to maintain a competitive price structure.

    Room Renovation and Upgrade Program. The Management Agreement and the Mortgage Loan currently require the Company to contribute 5% of annual total hotel sales from the Mortgaged Properties to the FF&E Reserve Account, the proceeds of which are used to maintain or upgrade product standards in order to satisfy guest expectations and maximize hotel revenue. The FF&E Reserve Account is designed to permit the Manager to adhere to a strict renovation timetable, implemented through five- and ten-year cycles. Since 1992, all of the Hotels were renovated at an aggregate cost of approximately $30.7 million. The balance in the existing FF&E Reserve Account for the Mortgaged Properties as of March 22, 1996 was approximately $32.2 million.

    System-wide Marketing Program. The marketing strategy for the Courtyard by Marriott system concentrates on both business and leisure travelers. This strategy is implemented through the use of national advertising which focuses on Courtyard by Marriott's heritage of having been designed by business travelers. Courtyard by Marriott's primary advertising vehicles are spot and network radio advertising, national magazines, USA Today, and cable television. Courtyard by Marriott also has developed several marketing programs to encourage repeat guest visits. These programs, known as Courtyard Club and Courtyard Connection, provide a variety of benefits, including priority reservations, express check-in and check-out services, guaranteed late arrival, advance room requests, and other personalized services. Members of these programs account for 25% of the business of the Courtyard by Marriott system.

THE LODGING INDUSTRY

  The lodging industry as a whole is benefiting from a cyclical recovery as well as a shift in the supply/demand relationship with supply flat and demand strengthening. According to Smith Travel Research, from 1989 to 1991, room supply increased an average of 2.9% annually. This growth slowed to an approximately 1.4% average annual growth rate from 1990 through 1995.

  While new hotel supply growth has slowed, room demand has been rising. With the increase in travel in an expanding economy, hotel occupancy has grown steadily over the past several years, and room rates recently have begun to increase. Overall industry occupancy grew .8 percentage points in 1995 to over 65.5%, while room rate growth exceeded inflation for the third consecutive year.

  According to Smith Travel Research, for the five-year period ended December 31, 1995, the moderately-priced segment of the U.S. lodging industry reported the following operating results:

                                                 YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                             1991   1992    1993   1994   1995
                                            ------ ------  ------ ------ ------
Average occupancy..........................  61.4%  62.6%   63.9%  65.8%  66.7%
Average daily room rate.................... $55.09 $54.99  $56.22 $58.30 $60.97
% change in average daily room rate........ (0.6%)  (0.2%)   2.2%   3.7%   4.6%
Growth in room supply......................   2.4%   1.7%    1.1%   2.0%   2.4%
Growth in room demand......................   0.2%   3.8%    3.2%   5.0%   3.8%

COMPETITION

  The United States lodging industry generally is comprised of two broad segments: full-service hotels and limited-service hotels. Full-service hotels generally offer restaurant and lounge facilities and meeting spaces, as well as a wide range of services, typically including bell service and room service. Limited-service hotels generally offer accommodations with limited or no services and amenities. As moderately-priced hotels, the Hotels compete effectively with both full-service and limited-service hotels in their respective markets by providing streamlined services and amenities exceeding those provided by typical limited-service hotels at prices that are significantly lower than those available at full-service hotels.

  Significant competitors in the moderately-priced lodging segment include Holiday Inn, Ramada Inn, Sheraton Inn, Hampton Inn, and Hilton Inn. The lodging industry in general, and the moderately-priced segment in particular, is highly competitive, but the degree of competition varies from location to location and over time. Although a slight increase in supply growth occurred in 1995, the Company believes that Courtyard by Marriott hotels, including the Hotels, generally command a significant share of the geographic markets in which they are located. On a combined basis, competitive forces affecting the Hotels are not, in the opinion of the Company, more adverse than the overall competitive forces affecting the lodging industry generally.

GROUND LEASES

 Ground Leases with MII and Its Affiliates.

  The Marriott Ground Lessors have leased to the Company the land on which 53 Hotels are located. Each Marriott Ground Lease expires on December 31, 2068 and requires the Company to pay annual rent ("Rental") equal to the greater of a minimum rent (the "Minimum Rental") or a percentage rent (the "Percentage Rental"). The annual Minimum Rental varies from $96,000 to $329,000 per Hotel. The Percentage Rental also varies from Hotel to Hotel and ranges from 3% to 8% of annual total Hotel sales, as defined in the leases. For the year ended December 31, 1995, the Company paid aggregate Minimum Rental of $10.0 million and aggregate Percentage Rental (in addition to Minimum Rental) of $1.5 million. Generally, as of the beginning of the sixth year after the opening of each Hotel, and as of every three years thereafter, the annual Minimum Rental increases to the greater of (i) 75% of the average Rental per year during the three preceding years, (ii) the prior year's Minimum Rental, and (iii) the then existing Minimum Rental increased by 80% of the percentage increase in the Consumer Price Index for the preceding three years.

  The Marriott Ground Lessors have subordinated their right to receive Rental payments under the Marriott Ground Leases to the payment of debt service on the Mortgage Loan and the Notes (including extensions thereof through February 1, 2018) and Qualifying Refinancings (as defined below) thereof (together, "Qualifying Debt Service") and not to terminate the leases solely because payments of Rental are deferred in accordance with such subordination agreement. All deferred Rental payments must be paid out of the Company's cash flow after payment of Qualifying Debt Service. Contemporaneously with (i) a voluntary sale of any Hotel, (ii) a release of any Mortgage, (iii) the exercise by the Company of its purchase option under any Marriott Ground Lease, or (iv) a change in the use or demolition of any Hotel or certain other events, a ratable portion of all deferred Rental payments then outstanding under the Marriott Ground Leases must be paid by the Company. The Company may pledge or encumber its leasehold interest in any Marriott Ground Lease to any bona fide institutional lender (as defined in the Marriott Ground Leases). In addition, the Marriott Ground Lessors have agreed to mortgage their fee interests in the MII Land, on a non-recourse basis, as security for the Mortgage Loan and for refinancings of the Mortgage Loan and the Notes, in which (i) the maturity of any such refinancing is not later than February 1, 2018 and (ii) the principal amount of such refinancing does not exceed the principal amount being refinanced plus certain reasonable expenses ("Qualifying Refinancings"). See "Description of the Mortgage Loan--Security for the Mortgage Loan." The Marriott Ground Lessors have agreed to grant the holders of any permitted leasehold mortgages, including the Trustee, certain recognition and cure rights including, without limitation, (i) the right to notice of any default by the Company under a Marriott Ground Lease and an opportunity and reasonable period of time to cure such default, (ii) the right to obtain a new ground lease from the Marriott Ground Lessor if the ground lease is terminated, (iii) the right to consent before any modification or amendment to a Marriott Ground Lease is made, and (iv) the right to assign the lessee's interest under the Marriott Ground Lease following foreclosure of the Company's leasehold interest (if the fee interest is not also foreclosed or is not foreclosable), without the consent of the Marriott Ground Lessor. The Marriott Ground Lessors will have the right, but not the obligation, to advance funds to cure or to avoid potential defaults under the Mortgage Loan or the Notes, which advances will be treated as loans to CBM II L.P. (subordinate in payment to the Notes).

  Under each of the Marriott Ground Leases, the Company has the right (subject to certain restrictions under the Loan Agreement and the Mortgages; see "Description of the Mortgage Loan--Certain Mortgage Loan Covenants") to (i) construct, alter, repair, replace, or remove the improvements on the leased premises, subject to certain conditions, (ii) demolish a Hotel on 90 days prior written notice to the Marriott Ground Lessor (10 days for demolition following a casualty) and change the use of the affected Hotel, whereupon Rental will be adjusted, (iii) assign the lease to affiliates of Host Marriott or other creditworthy assignees, subject to certain limitations,
(iv) sublet, under certain circumstances, all or part of the subject land without the consent of the Marriott Ground Lessor, provided that such sublease will be subject to the terms and provisions of the applicable Marriott Ground Lease, and (v) acquire the land and the landlord's reversionary interest in the improvements made after the opening date of the applicable Hotel from the Marriott Ground Lessor at its then fair market value after the earliest to occur of (a) a sale of the applicable Hotel and (b) February 1, 2008 . The Marriott Ground Leases require the Company to (i) discharge all liens other than permitted liens, (ii) maintain all necessary operational permits and licenses, (iii) maintain the leased premises in good repair (subject to any restrictions under the Loan Documents), (iv) comply with all laws and regulations, (v) pay all taxes and impositions, (vi) maintain public liability and workers' compensation insurance, and (vii) indemnify and hold the Marriott Ground Lessor harmless from all claims and liabilities arising out of the Company's use or possession of the leased premises.

  If, during the term of any Marriott Ground Lease, a Hotel is damaged or destroyed by fire or other casualty, the Company as tenant shall, under such Marriott Ground Lease, at its expense, repair or restore such Hotel. If such damage exceeds 30% of the fair market value of such Hotel immediately before such damage or destruction, the Company may, subject to certain restrictions in the Loan Documents and fulfillment by the Company of its lease obligations arising prior to termination, terminate the lease and return the leased premises (cleared of debris) to the Marriott Ground Lessor. Rental will not abate under a Marriott Ground Lease following a casualty unless the lease is terminated.

  Under the Marriott Ground Leases, in the event of condemnation of the fee estate: (i) if all the land subject to the Marriott Ground Lease is materially impaired, such lease will terminate, (ii) if a portion of the land subject to such Marriott Ground Lease is materially impaired such that the Company's ability to conduct business on the leased premises is materially impaired or the cost of restoring the improvements exceeds 30% of their fair market value before such condemnation, the Company may, subject to certain restrictions in the Loan Documents, either terminate such Marriott Ground Lease or pay a proportionately reduced Minimum Rental, or (iii) if a portion of the land subject to such Marriott Ground Lease is materially impaired such that the Company's ability to conduct business on the leased premises is not materially impaired, the Company will pay a proportionately reduced Minimum Rental. If all or any portion of the leased premises subject to a Marriott Ground Lease is taken for temporary use, such lease will continue in full force and effect and Rental will continue to be paid. Notwithstanding anything in the foregoing to the contrary, the Company may not terminate or materially amend any Marriott Ground Lease or waive any material rights thereunder without the consent of the Trustee or the Servicer in accordance with the Trust and Servicing Agreement.

  The following constitute events of default under the Marriott Ground Leases:
(i) the Company's failure to make required payments of Rental when due (except subordinated Rental payments), which failure is not cured within 20 days after written notice from the applicable Marriott Ground Lessor, (ii) failure to pay any subordinated Rental or repay advances made by a Marriott Ground Lessor when such payment is due in accordance with the applicable subordination agreement and the Management Agreement, which failure is not cured within 20 days after written notice from the applicable Marriott Ground Lessor, and
(iii) violation by either party of any covenants, terms, or conditions of the Marriott Ground Lease or failure of a warranty contained in a Marriott Ground Lease to be accurate and complete, which violation or failure is not cured within 30 days after written notice by the other party, except that if the violation or failure is not capable of being cured within 30 days, it will not be an event of default if the defaulting party promptly commences to cure within such 30-day period and thereafter diligently pursues such cure to completion. Following an event of default by the Company under a Marriott Ground Lease, the Marriott Ground Lessor may, subject to certain rights of leasehold mortgagees (described above), terminate such ground lease and take possession of the leased premises.

  Upon expiration of any Marriott Ground Lease, the applicable Marriott Ground Lessor is required to purchase the applicable Hotel at its then fair market value, provided that the tenant has complied with all its obligations under such Marriott Ground Lease and the Hotel is still on the leased premises. Otherwise, the tenant, at the landlord's option, may be required to remove the improvements from the site or to convey such property to the Marriott Ground Lessor. The Marriott Ground Lessors are not required to pay the fair market value of any improvements that the Company or any subsequent tenant has made since the opening of the Hotels, and may require the Company or any subsequent tenant to remove such improvements from the land. If the Marriott Ground Lessors do not require the removal of any such improvements, such improvements will become the Marriott Ground Lessors' property upon termination, without any additional payment.

  The Marriott Ground Lessors have agreed that the Company, as tenant, and any successor tenant will generally have no personal liability under the Marriott Ground Leases except for fraud, misappropriation of funds or certain environmental matters (which exceptions shall not apply to the Trustee as successor tenant). Upon an event of default by the Company under any Marriott Ground Lease, the Marriott Ground Lessors generally will have recourse only to the Company's interest in the applicable leased premises and the Hotel located thereon.

 Ground Leases with Third Parties Unaffiliated with MII and its Affiliates.

  Cupertino. The Cupertino, California Hotel is subject to a ground lease which will expire on December 30, 2033. The term of this ground lease will be automatically extended for three terms of 10 years each unless terminated at the option of the Company. Such ground lease currently provides for an annual rent equal to the greater of (a) minimum annual rental of $233,040 or (b) a percentage rental of 6% of annual gross sales. The minimum annual rental is adjusted every five years to equal the greater of (i) the minimum annual rental most recently in effect multiplied by 75% of the percentage increase in the Consumer Price Index during the five preceding years or (ii) a percentage rental equal to 6% of annual gross sales.

  Fresno. The Fresno, California Hotel is subject to a ground lease executed on June 26, 1984, which expires on June 30, 2024. Such ground lease provides for an annual rent equal to the greater of (i) an annual minimum rental (currently $290,403 per year) which is increased by 3% each year and (ii) a percentage rental equal to 6% of the tenant's annual gross sales for such year.

  Norwalk. The Norwalk, Connecticut Hotel is subject to a ground lease executed on January 6, 1986. The initial term of the ground lease began on January 6, 1986 and will expire on December 31, 2023. The term will be automatically extended for eight terms of five years each unless terminated at the option of the Company. Such ground lease currently provides for full rental equal to $268,875. Every five years, the rental increases by an amount equal to the greater of (a) 12.5% of the annual rental rate then prevailing or
(b) 60% of the percentage increase in the Consumer Price Index during the preceding five-year period.

  Tampa/Westshore. A portion of the land on which the Tampa/Westshore, Florida Hotel is located is subject to a ground lease with a Florida corporation. The ground lease will expire on June 30, 2068. The ground lease provides for an annual rental of $19,294 and provides that every 10 years thereafter throughout the term of the ground lease, the annual rental shall be increased by 5% of the annual rental rate then in effect.

  Atlanta/Roswell. The initial term of Atlanta/Roswell, Georgia Hotel ground lease began on June 19, 1986, and will expire on December 28, 2018. The term of the ground lease will be automatically extended at the option of the Company, unless sooner terminated, for four renewal terms of 10 years each. Such ground lease currently provides for an annual rental equal to the greater of (a) a minimum annual rental of $265,313 or (b) a percentage rental of 5% of annual gross sales. The minimum annual rental will be increased every five years by an amount equal to the then prevailing annual minimum rental times the greater of (i) 15% or (ii) 75% of the increase in the Consumer Price Index from the previous adjustment date through the adjustment date.

  Poughkeepsie. The Poughkeepsie, New York Hotel is subject to a ground lease with a Vermont general partnership. The initial term of such ground lease began on September 22, 1986, and will expire on December 29, 2018. The term of this ground lease will be automatically extended for three terms of five fiscal years each unless terminated at the option of the Company. Such ground lease provides for annual rental equal to the greater of (a) a minimum annual rental of $110,000 per year or (b) a percentage rental of 3.5% of annual gross sales at the Hotel.

  Charlotte/Southpark. The Charlotte/Southpark, North Carolina Hotel is subject to a ground lease which began on January 19, 1987, and will expire on December 31, 2019. The term of this ground lease will be automatically extended for three terms of 10 years each unless terminated at the option of the Company. Such ground lease currently provides that rentals will be the greater of (a) a minimum annual rental of $352,051 or (b) a percentage rental of 6% of annual gross sales at the Hotel.

  Philadelphia/Devon. The Philadelphia/Devon, Pennsylvania Hotel is subject to a ground lease with a Pennsylvania limited partnership. The initial term of such ground lease began on July 15, 1986 and will expire on December 28, 2018. The term will be automatically extended for two 10-year terms unless terminated at the option of the Company. The ground lease provides that rental will be the greater of (a) a minimum annual rental of $240,000 per year or (b) a percentage rental of 4.25% of annual gross sales. On the first day of each extended term, the minimum annual rental will be adjusted to equal 80% of the average total annual rental paid during the five years preceding such adjustment date. The Company is also responsible for paying common area maintenance and other charges levied pursuant to the Office Park Declaration to the landlord or such other party as is designated to collect such payment.

  Each such ground lease provides that during the term thereof, the Company will have all ownership rights in the improvements located thereon. Upon termination of each such ground lease, the Hotel and any other improvements (other than furniture, furnishings, trade equipment, inventories, and other personal property) become the property of the landlord. The tenant under each such ground lease will have a limited right to assign its interest thereunder subject to restrictions set forth in such ground lease.

  All the ground leases with a party not affiliated with MII permit the Company, as tenant under the ground lease, to pledge or encumber the leasehold interest in such ground lease, without the landlord's consent, to the Trustee or any other bona fide institutional mortgage lender and, except for the Tampa/Westshore ground lease, contain certain customary protections for leasehold mortgagees, including without limitation, (i) the right to notice of any default by the Company and an opportunity and reasonable period of time to cure, (ii) the right to obtain a new lease from the ground lessor if the ground lease is terminated, (iii) the right to consent to any modification or amendment to the ground lease, and (iv) the right to assign the ground lease upon foreclosure without the consent of the ground lessor. The Tampa/Westshore ground lease affords the leasehold mortgagee more limited rights, including the right to notice of any default by the tenant under the ground lease and an opportunity and reasonable period of time to cure.

DESCRIPTION OF THE PORTFOLIO AND SPECIFIC PROPERTY INFORMATION

  The information set forth in the following maps and tables is calculated as of January 24, 1996 with respect to the Mortgaged Properties. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

  The following summary presents certain additional information concerning each of the Mortgaged Properties.

- ---------------- BIRMINGHAM/HOMEWOOD, ALABAMA

[PHOTO OF ROAD   Located five miles southeast of downtown Birmingham and two
MAP APPEARS      miles north of I-459 on Shades Creek Parkway across from
HERE]            Brookwood Mall in the Homewood commercial and residential
                 area. Nearby attractions include the Robert Trent Jones Public
                 Golf Course, Brookwood Medical Center, Galleria Mall, and
                 Samford University. Area companies include Southern Company
- ---------------- Services, ACIPCO, Vulcan Chemicals, and Denver/Thomas Services.

- ---------------- BIRMINGHAM/HOOVER, ALABAMA

[PHOTO OF ROAD   Located in the Riverchase Galleria area in greater southwest
MAP APPEARS      Birmingham 1/2 mile from I-459 and Route 31 (Montgomery
HERE]            Highway). Nearby attractions include the Riverchase Galleria
                 Regional Shopping Mall and office complex, the Chase Corporate
                 Center Office Park, the Chase Lake Country Club, Hoover
                 Stadium, and the Birmingham Civic Center. Area companies include Bell South, Hewlett Packard, and Blue Cross/Blue
- ---------------- Shield.

- ---------------- HUNTSVILLE, ALABAMA

[PHOTO OF ROAD   Located on University Drive, two miles from the Redstone
MAP APPEARS      Arsenal, the U.S. Space and Rocket Center, and U.S. Space Camp.
HERE]            Military groups and private defense-related companies located at Redstone Arsenal include the Missile Command Headquarters,
                 Lockheed/Martin Marietta, Rockwell International, McDonnell
                 Douglas, and TRW. Also nearby is NASA's Marshall Space Flight
- ---------------- Center.

- ---------------- PHOENIX/MESA, ARIZONA

[PHOTO OF ROAD   Located at the intersection of Southern Avenue and Westwood
MAP APPEARS      Street, approximately 1/2 mile north of the Superstition
HERE]            Freeway and 1/2 mile east of Fiesta Mall. Nearby national
                 forests offer recreational activities including camping, hiking, biking, rock climbing, and hunting and the Mesa
                 Community Center attracts conventions, trade shows, and large scale entertainment. Area companies include McDonnell Douglas,
- ---------------- General Motors, TRW Safety Systems, and Motorola.

- ---------------- PHOENIX METROCENTER, ARIZONA

[PHOTO OF ROAD   Located in northwest Phoenix adjacent to Interstate 17, within
MAP APPEARS      14 miles of the Sky Harbor International Airport and minutes
HERE]            from downtown. Nearby attractions include the Metrocenter
                 Shopping Mall, the Cave Creek Recreational Facility, the YWCA
                 Leadership Development Center, and Arizona State University.
                 Area companies include Honeywell, American Express, Federated
- ---------------- Insurance, GMAC, and Liberty Mutual.

- ---------------- TUCSON AIRPORT, ARIZONA

[PHOTO OF ROAD   Located 1/2 mile north of Tucson International Airport at the
MAP APPEARS      intersection of Tucson Boulevard and Executive Avenue.
HERE]            Convenient to downtown Tucson, the hotel is located near
                 Hughes Missile Systems, LearJet Company, Davis-Monthan Air
- ---------------- Force Base, IBM, and Xerox.

- ---------------- LITTLE ROCK, ARKANSAS

[PHOTO OF ROAD Located in West Little Rock on Financial Center Parkway, just MAP APPEARS west of the intersection of Shackleford Road and I-630/I-430.
HERE]            Nearby attractions include the downtown Statehouse Convention
                 Center and the University of Arkansas. Area companies include
- ---------------- Alltel, Alcoa, Southwestern Bell, and AT&T.

- ---------------- BAKERSFIELD, CALIFORNIA

[PHOTO OF ROAD   Located off the Golden State (#99) Freeway at Rosedale Highway
MAP APPEARS      in north Bakersfield, approximately two miles from the
HERE]            Bakersfield Business District. Nearby attractions include the
                 Mesa Marin Raceway, the Kern County Airport, and Kern County
                 Fairgrounds. Area companies include Shell California, Occiden-
- ---------------- tal Petroleum, and Contel.

- ---------------- CUPERTINO, CALIFORNIA

[PHOTO OF ROAD   Located in Silicon Valley near Santa Clara, at the intersection
MAP APPEARS      of Route 208 and Wolfe Road in the center of commercial and
HERE]            retail development. Nearby attractions include Great America
                 Theme Park, the Santa Clara Convention Center, the San Jose
                 International Airport, and the Vallco Fashion Park regional mall. Area companies include Hewlett Packard, Tandem Computers,
- ---------------- and Apple Computers.

- ---------------- FOSTER CITY, CALIFORNIA

[PHOTO OF ROAD   Located eight miles south of San Francisco International
MAP APPEARS      Airport, at the southeast corner of Metro Center Boulevard and
HERE]            Shell Boulevard, within the Foster City commercial and
                 residential development. Nearby attractions include the Hillsdale Shopping Mall, the Bay Meadows Race Track, and the
                 San Mateo Fair Grounds. Area companies include SAP America,
                 Perkin-Elmer, Sprint, Microsoft, Federal Express, Wells Fargo,
- ---------------- and VISA USA and International.

- ---------------- FRESNO, CALIFORNIA

[PHOTO OF ROAD   Located in north Fresno just off Highway 41 at Shaw Avenue.
MAP APPEARS      Nearby attractions include Fresno State University, the Fresno
HERE]            Conference Center and the Fresno Convention Center. Area
                 companies include Kraft Foods, Dole Foods, Mutual Life
                 Insurance Company, IBM, the Employment Development Department for California, and the Department of Transportation for
- ---------------- California.

- ---------------- HACIENDA HEIGHTS, CALIFORNIA

[PHOTO OF ROAD   Located just south of the City of Industry, which is considered
MAP APPEARS      the commercial district of the Greater La Puenta Valley, east
HERE]            of Los Angeles at South Azusa Avenue and Freeway 60. Nearby
                 attractions include Disneyland, Knotts Berry Farm, California
                 Polytechnic University--Pomona Campus, and the Puente Hills
- ---------------- Mall.

- ---------------- MARIN/LARKSPUR LANDING, CALIFORNIA

[PHOTO OF ROAD   Located approximately ten miles north of San Francisco in Marin
MAP APPEARS      County off Highway 101 in Larkspur Landing, a commercial and
HERE]            residential development. Nearby attractions include the Marin
                 Civic Center, Sausalito and a Redwood forest. Area companies include Chevron, Lucas Films, Synon, Autodesk, American
                 Express, the Pride Institute, Headland Mortgage, and Phoenix
- ---------------- Leasing.

- ---------------- PALM SPRINGS, CALIFORNIA

[PHOTO OF ROAD   Located at the intersection of Tahquitz Canyon Way and Sunrise
MAP APPEARS      Boulevard, 1.5 miles from the Palm Springs Airport and one mile
HERE]            from downtown Palm Springs. Nearby attractions include the Palm
                 Springs Convention Center, the Desert Hospital, the Palm
                 Springs Tramway, the Palm Springs Tennis Center, the Mesquite
- ---------------- Country Club, and the Oasis Waterpark.

- ---------------- TORRANCE, CALIFORNIA

[PHOTO OF ROAD   Located on Sepulveda Boulevard, west of Crenshaw Boulevard, in
MAP APPEARS      a residential and commercial area. Nearby attractions include
HERE]            the Del Amo Fashion Center, the Galleria at South Bay, the
                 South Bay Pavilion at Carson, U.C.L.A. Medical Center, and the
                 Torrance Municipal Airport. Area companies include Allied Sig-nal, Hughes Electronics, Hi-Shear, Epson America, Toyota, and
- ---------------- American Honda.

- ---------------- BOULDER, COLORADO

[PHOTO OF ROAD   Located at Pearl East Circle off of Pearl Street, in a business
MAP APPEARS      park in the north central area of Boulder, just three miles
HERE]            east of downtown Boulder. Nearby attractions include the
                 University of Colorado at Boulder, the Crossroads Regional
                 Mall, and the Rocky Flats environmental clean-up and waste man-agement technology site. Area companies include IBM and Clinicom. The U.S. government is also a major employer in the
- ---------------- area.

- ---------------- DENVER, COLORADO

[PHOTO OF ROAD   Located near the intersection of I-70 and Quebec Avenue,
MAP APPEARS      approximately one-half mile from Stapleton Airport. Nearby
HERE]            attractions include the Denver Zoo, the Cherry Creek Mall, the
                 Rocky Mountain Arsenal, the U.S. Mint, and the United Airlines
- ---------------- Training Center.

- ---------------- DENVER/SOUTHEAST, COLORADO

[PHOTO OF ROAD   Located in southeast Denver off I-25 and Arapahoe Road, within
MAP APPEARS      one mile of the Denver Tech Center and Inverness Office Park
HERE]            and 12 miles south of downtown Denver. Nearby attractions
                 include Coors Field, Mile High Stadium, the U.S. Mint, the
                 Denver Zoo, and the IMAX Theater and Planetarium. Area companies include AT&T, Conoco-DuPont, and Lockheed/Martin
- ---------------- Marietta.

- ---------------- NORWALK, CONNECTICUT

[PHOTO OF ROAD   Located on Main Avenue, approximately 1/4 mile off of the
MAP APPEARS      Merritt Parkway, fronting Route 7. The nearby Norwalk Maritime
HERE]            Center is a popular tourist attraction. Area companies include
                 Perkin-Elmer, U.S. Surgical, Deloitte and Touche, Caldor's, and
- ---------------- the Financial Accounting Standards Board.

- ---------------- WALLINGFORD, CONNECTICUT

[PHOTO OF ROAD   Located at the Route 68 and I-91 interchange in an office and
MAP APPEARS      commercial development. The hotel is near Choate-Rosemary
HERE]            Hall, Barnes Industrial Park, and the Centract Office Park.
                 Area companies include Bristol-Myers Squibb, Southern New
- ---------------- England Telephone, and Pratt & Whitney.

 PAGE>

- ---------------- FT. MYERS, FLORIDA

[PHOTO OF ROAD   Located at the intersection of Colonial Boulevard and Metro
MAP APPEARS      Parkway in the Metro Park office development, approximately
HERE             five miles from downtown Ft. Myers and 12 miles from the
                 Southwest Florida International Airport. Close to General
                 Electric Client Services Unit, the Southwest Florida Regional
                 Medical Center, and various state and Federal government
- ---------------- facilities.

- ---------------- FT. LAUDERDALE/PLANTATION, FLORIDA

[PHOTO OF ROAD   Located in Broward County, west of central Ft. Lauderdale,
MAP APPEARS      approximately one mile southwest of the intersection of
HERE]            University Drive and Broward Boulevard. The site is located in the heart of the retail and office developments near Broward
                 Mall, Broward General Medical Center, and the Northwest
                 Regional Hospital. Area companies include American Express
- ---------------- Travel, Motorola, and Kemper National Services.

- ---------------- ST. PETERSBURG, FLORIDA

[PHOTO OF ROAD   Located on Ulmerton Road near Roosevelt Boulevard, within two
MAP APPEARS      miles of the St. Petersburg-Clearwater Airport and 12 miles of
HERE]            the Tampa International Airport. Nearby attractions include
                 Busch Gardens Theme Park, the Florida Aquarium, downtown Tampa,
                 Gulf Coast beaches, and the Showboat Dinner Theater. Area com-panies include the AT&T Paradyme Training facilities, the Timeplex computer training center, and the Home Shopping
- ---------------- Network.

- ---------------- TAMPA/WESTSHORE, FLORIDA

[PHOTO OF ROAD   Located within three miles of the Tampa International Airport
MAP APPEARS      at the intersection of I-275 and Dale Mabry Highway in the
HERE]            greater Tampa Westshore office and commercial development area.
                 Nearby attractions include the Tampa Stadium, Busch Gardens
                 Theme Park, Clearwater Beach, the Florida Aquarium, the downtown Convention Center, and the MacDill Air Force Base.
                 Area companies include Barclays Bank, General Motors, and
- ---------------- Gillette.

- ---------------- WEST PALM BEACH, FLORIDA

[PHOTO OF ROAD   Located near the intersection of I-95 and 45th Street in the
MAP APPEARS      Northpoint Business Center. Nearby attractions include the
HERE]            Port of Palm Beach, the Palm Beach International Airport,
                 Columbia Hospital, St. Mary's Hospital, and the Palm Beach
                 Mall. Area companies include Palm Beach Cruise Lines, Florida
                 Power and Light, Advanced Vacation Packages, and various
- ---------------- government facilities.

- ---------------- ATLANTA AIRPORT SOUTH, GEORGIA

[PHOTO OF ROAD   Located near the I-85 and Riverdale Road Interchange,
MAP APPEARS      approximately one mile from Hartsfield International Airport,
HERE]            in a commercial area. Nearby attractions include Fulton County
                 Stadium, the Phoenix Office Park, the South Fulton Tennis
                 Center, and the Georgia International Convention Center. Area
- ---------------- companies include Ford Motor Company, Hertz, and Xerox.

- ---------------- ATLANTA/GWINNETT MALL, GEORGIA

[PHOTO OF ROAD   Located in northeast Atlanta just northwest of the intersection
MAP APPEARS      of I-85 and Pleasant Hill Road. The hotel is adjacent to the
HERE]            Gwinnett Place Mall in a commercial area. Nearby attractions include Stone Mountain Park and Six Flags Over Georgia. Area companies include AT&T, Scientific Atlanta, OKI Telecom, and
- ---------------- Torington.

- ---------------- ATLANTA/PERIMETER CENTER, GEORGIA

[PHOTO OF ROAD   Located in north Atlanta, one mile north of I-285 and
MAP APPEARS      Peachtree-Dunwoody Road near office and commercial
HERE]            developments. Nearby attractions include the Perimeter Mall,
                 Northside Hospital, St. Joseph's Hospital, and Scottish Rite
                 Children's Hospital. Area companies include AT&T, UPS,
                 Prudential, MCI, Hewlett Packard, Southern Bell, Southern
                 Company Services, GTE, Unisys, HBO, Cox Enterprises, Travelers
- ---------------- Insurance, and General Motors.

- ---------------- ATLANTA/ROSWELL, GEORGIA

[PHOTO OF ROAD   Located approximately twelve miles north of Atlanta near the
MAP APPEARS      intersection of Georgia Highway 400 and Holcomb Bridge Road in
HERE]            the Holcomb Woods office complex. Nearby attractions include
                 Historic Roswell, Chattahoochee Nature Centre, Willis Park
                 Equestrian Center, and the Roswell Conference Center. Area companies include AT&T, Kimberly-Clark, Siemens Energy and
                 Automation, CibaVision, UPS, Digital Equipment, Verifone Inc.,
- ---------------- and American Honda.

- ---------------- ARLINGTON HEIGHTS SOUTH, ILLINOIS

[PHOTO OF ROAD   Located in the western Chicago area just off I-90 near the
MAP APPEARS      intersection of Arlington Heights Road and Algonquin Road,
HERE]            approximately 10 miles from O'Hare International Airport near commercial and residential developments. Nearby attractions include the Arlington Park Race Track, the Rosemont-O'Hare Expo
                 Center, the Woodfield Mall and the Rosemont Horizon Stadium.
                 Area companies include UOP Chemical, Motorola, IBM, Hewlett
- ---------------- Packard, and Panasonic.

- ---------------- CHICAGO/GLENVIEW, ILLINOIS

[PHOTO OF ROAD   Located in the northwest Chicago area near the intersection of
MAP APPEARS      Milwaukee Avenue and West Lake Avenue, near several commercial
HERE]            and residential developments. Nearby attractions include
                 downtown Chicago, the Northbrook Court Shopping Center, Six
                 Flags Great America, and the Gurnee Mills Outlet Mall. Corpo-rate headquarters for Kraft/General Foods, ITW/Signode
                 Corporation and Zenith Electronics are nearby. Other area companies include Allstate Insurance, Household International,
- ---------------- and Culligan.

- ---------------- CHICAGO/HIGHLAND PARK, ILLINOIS

[PHOTO OF ROAD   Located approximately 25 miles north of Chicago, at the
MAP APPEARS      intersection of I-94 (Edens Expressway) and Lake Cook Road.
HERE]            Nearby attractions include Six Flags Great America, Ravinia, the Chicago Botanical Gardens, Crosswoods Mall, and Northbrook
                 Court Shopping Center. Area companies include Solo Cup,
- ---------------- CorSource, Morton Grove Pharmaceutical, and Melson Technology.

- ---------------- CHICAGO/LINCOLNSHIRE, ILLINOIS

[PHOTO OF ROAD   Located 20 miles north of Chicago O'Hare Airport, across from
MAP APPEARS      Lincolnshire Corporate Center on Milwaukee Avenue, near several
HERE]            office park developments. Nearby attractions include historic
                 Long Grove Village, the Gurnee Mills Outlet Mall, Six Flags
                 Great America, and the Hawthorne Shopping Mall. Area companies include Moore Business Forms, Charmilles Technology, Fuji
                 America, Hewitt Associates, Motorola, Kemper Insurance, and
- ---------------- Abbott Laboratories.

- ---------------- CHICAGO/OAKBROOK TERRACE, ILLINOIS

[PHOTO OF ROAD   Located 25 miles west of downtown Chicago in TransAm Plaza
MAP APPEARS      office development near the intersection of I-88 West and 22nd
HERE]            Street. The hotel is near office and commercial developments in
                 Oakbrook and Oakbrook Terrace. Nearby attractions include the Oak Brook Shopping Center, the Sports Core-Polo Club, and the
                 Brookfield Zoo. Area companies include American Presidents
- ---------------- Line, Synon, Eastman Kodak, and IBM.

- ---------------- CHICAGO/WAUKEGAN, ILLINOIS

[PHOTO OF ROAD   Located thirty miles north of Chicago near the intersection of
MAP APPEARS      Route 43 and Route 120, adjacent to the Lakehurst Shopping
HERE]            Center. Nearby attractions include the Great Lakes Naval
                 Training Center, the Gurnee Mills Outlet Mall, and Six Flags
                 Great America. Area companies include Abbott Laboratories,
                 Outboard Marine Corporation, Fansteel, Inc., Baxter, Manville
- ---------------- Corporation, National Gypsum Company, and V/R Wesson.

- ---------------- CHICAGO/WOOD DALE, ILLINOIS

[PHOTO OF ROAD   Located approximately 25 miles west of Chicago, near the
MAP APPEARS      intersection of Wood Dale Road and Thorndale Road. Nearby
HERE]            attractions include the Rosemont Horizon Stadium, the Rosemont-
                 O'Hare Expo Center, the Arlington International Race-course, and the Woodfield Mall. Area companies include Videojet, Freightliner, Comdisco, Hanover Insurance, Enesco, Tandem,
- ---------------- Mitsubishi, Monsanto, and Fuji Film.

- ---------------- ROCKFORD, ILLINOIS

[PHOTO OF ROAD   Located approximately 87 miles northwest of Chicago near the
MAP APPEARS      intersection of I-90 and Business 20 (State Street), 15 miles
HERE]            from the Rockford Airport. Nearby attractions include the
                 Sports Core sporting complex, the Magic Water Park, and a satellite campus of Northern Illinois University. Area companies include Chrysler, UPS, Sundstrand, and Ingersol
- ---------------- Milling.

- ---------------- INDIANAPOLIS/CASTLETON, INDIANA

[PHOTO OF ROAD   Located in northeast Indianapolis just off I-465 at
MAP APPEARS      Allisonville Road, near Castleton Mall and Castle Creek
HERE]            Corporate Center. Nearby attractions include the Deer Creek
                 Music Center, Conner Prairie Settlement, and the Indiana State
                 Fairgrounds. Area companies include Banc One Financial
                 Services, McDonald's Corp., GTE, NHP Properties, and General
- ---------------- Motors.

- ---------------- KANSAS CITY/OVERLAND PARK, KANSAS

[PHOTO OF ROAD   Located south of downtown Kansas City on 112th Street and
MAP APPEARS      Metcalf Avenue just off I-435, adjacent to the Kansas City
HERE]            Trade Mart/Convention Center and several commercial and office complexes. Nearby attractions include the NCAA Visitors
                 Center, Johnson County Community College, and downtown Kansas
                 City. Area companies include Sprint Corporation, AT&T, Yellow
- ---------------- Freight, and Aetna.

- ---------------- LEXINGTON NORTH, KENTUCKY

[PHOTO OF ROAD   Located at Newtown Court, in the northeast quadrant of the
MAP APPEARS      Route 4/Newtown Pike interchange in the northwest section of
HERE]            Lexington. Nearby attractions include downtown Lexington, the
                 Keeneland Race Track, the Kentucky Horse Park, and the
                 University of Kentucky, all located less than ten miles from
- ---------------- the hotel. Area companies include IBM, Lexmark, and Toyota.

- ---------------- ANNAPOLIS, MARYLAND

[PHOTO OF ROAD   Located on the southwest corner of Riva Road and Admiral
MAP APPEARS      Cochran Drive, just south of the U.S. 50 interchange near the
HERE]            Riva Office Park. Area attractions include the Annapolis
                 Historic District, the Annapolis Mall, the United States Naval
                 Academy, and the Curtis Bay Coast Guard Station. Area companies
- ---------------- include ARINC, IIT Research, UNC, and AMI.

- ---------------- SILVER SPRING, MARYLAND

[PHOTO OF ROAD   Located near the intersection of U.S. 29 and Cherry Hill Road,
MAP APPEARS      approximately four miles north of I-495 and two miles west of
HERE]            I-95. The hotel is near several commercial and retail centers, including the Meadows Corporate Park, and the Seventh-Day
                 Adventist World Headquarters. Area companies include Bell At-lantic, AT&T, and Manor Care.

- ---------------- BOSTON/ANDOVER, MASSACHUSETTS

[PHOTO OF ROAD   Located approximately 22 miles from downtown Boston on
MAP APPEARS      Campanelli Drive near Exit 45 on I-93, in the Riverfront
HERE]            Industrial Park. Nearby attractions include Merrimack College, the Massachusetts School of Law, and Phillips Andover Academy.
                 Area companies include AT&T, Digital Equipment, Raytheon,
                 Hewlett Packard, Malden Mills, Gillette, UPS, and Vicor
- ---------------- Corporation.

- ---------------- DETROIT AIRPORT, MICHIGAN

[PHOTO OF ROAD   Located on Flynn Drive, just north of the Merriman Road/I-94
MAP APPEARS      interchange, within four miles of the Detroit Metropolitan
HERE]            Airport in a commercial and retail area. Nearby attractions include downtown Detroit, the Detroit Zoo, Greenfield
                 Village/Ford Museum, and the University of Michigan. Nearby companies include General Motors, Chrysler, Ford Motor
                 Company, Lear Siegler Group, Kelsey-Hayes, and Northwest
- ---------------- Airlines.

- ---------------- DETROIT/LIVONIA, MICHIGAN

[PHOTO OF ROAD   Located in western Detroit, just east of the I-275 and Six Mile
MAP APPEARS      Road interchange in the Laurel Park office and retail
HERE]            development and near the Plymouth Road industrial and office developments. Laurel Park Place Mall, one of Detroit's major regional retail centers, is located next door to the hotel.
                 Area companies include General Motors, Ford Motor Company, UPS,
- ---------------- Toyota, and Isuzu.

- ---------------- MINNEAPOLIS AIRPORT, MINNESOTA

[PHOTO OF ROAD Located approximately two miles from the Minneapolis/Saint Paul MAP APPEARS International Airport, near the intersection of I-494 and Pilot
HERE]            Knob Road in the Mendota Heights office development. Nearby attractions include the Mall of America, Le Fleur's Bluff State
                 Park, the Ross Barnett Reservoir, and the North Park Mall. Area companies include Unisys, Northwest Airlines, Blue Cross/Blue
                 Shield, Cenex, and West Publishing.

- ---------------- ST. LOUIS/CREVE COEUR, MISSOURI

[PHOTO OF ROAD   Located east of downtown St. Louis, approximately five miles
MAP APPEARS      from the Lambert-St. Louis International Airport, just off I-
HERE]            270 at Olive Road. The hotel is located near several office developments, including West Port Plaza and the Progress West
                 Industrial Park. There are seven colleges and universities in the area, including the University of Missouri-St. Louis and Washington University. Area companies include Monsanto, Arch
- ---------------- Mineral, and Bridge Information Systems.

- ---------------- ST. LOUIS/WESTPORT, MISSOURI

[PHOTO OF ROAD   Located in St. Louis County in the West Port Business Park,
MAP APPEARS      just off I-270 and Page Avenue. Seven colleges and
HERE]            universities, including the University of Missouri-St. Louis and Washington University, are located in the area. Nearby companies include Monsanto, McDonnell Douglas, Southwestern
                 Bell, PepsiCo, Chrysler, and Ford Motor Company.

- ---------------- LINCROFT/RED BANK, NEW JERSEY

[PHOTO OF ROAD   Located approximately 45 miles south of New York City, just off
MAP APPEARS      of the Garden State Parkway, within 35 miles of the Newark
HERE]            International Airport. Nearby attractions include the Sea
                 Bright Beach, the Monmouth Mall, Great Adventure Theme Park and the Monmouth Race Track. Area companies include Engineered Pre-
- ---------------- cision Casting Co., AT&T/Bell Labs, Prudential, and Bellcorp.

- ---------------- POUGHKEEPSIE, NEW YORK

[PHOTO OF ROAD   Located just off of Route 9, south of downtown Poughkeepsie.
MAP APPEARS      Nearby attractions include the Galleria Mall, the South Hills
HERE]            Mall, Vassar College, and the Culinary Institute of America.
                 Area companies include IBM, Central Hudson Gas and Electric,
- ---------------- Saint Francis Hospital, Texaco, NYNEX, and Laerdal Medical.

- ---------------- RYE, NEW YORK

[PHOTO OF ROAD   Located in Westchester County, New York near the intersection
MAP APPEARS      of I-95 and I-287, close to corporate, commercial and
HERE]            residential developments in Rye and White Plains. Nearby
                 attractions include the Westchester County Convention Center and the Westchester Galleria. Area companies include IBM, Avon,
                 PepsiCo, Consolidated Edison Company of New York, NYNEX, and
- ---------------- General Motors.

- ---------------- CHARLOTTE/SOUTHPARK, NORTH CAROLINA

[PHOTO OF ROAD   Located in the SouthPark area of Charlotte, near the
MAP APPEARS      intersection of Fairview Road and Park Road, just five miles
HERE]            from downtown Charlotte and within nine miles of the
                 Charlotte/Douglas International Airport. Nearby attractions in-clude the Charlotte Coliseum, Paramount's Carowinds Amusement
                 Park, and the SouthPark Mall. The hotel is located one mile from the headquarters of Celanese Inc. and J.A. Jones Company.
- ---------------- Other area companies include AT&T, DuPont, and Monsanto.

- ---------------- RALEIGH/CARY, NORTH CAROLINA

[PHOTO OF ROAD   Located approximately 8 miles from downtown Raleigh, within
MAP APPEARS      minutes of both State Highway 64 and I-40 in the MacGregor
HERE]            Village office and shopping park. The hotel is located within
                 13 miles of the Raleigh Durham International Airport and 17 miles from Research Triangle Park. Area companies include
                 Siemens Corporation, Hewlett Packard, AT&T, MCI, Syntel
- ---------------- Corporation, Mericel Software Development, and Raychem.

- ---------------- DAYTON MALL, OHIO

[PHOTO OF ROAD   Located at Prestige Place less than one mile from the I-72 and
MAP APPEARS      Route 725 interchange, approximately 1/4 mile from Dayton Mall
HERE]            in a suburban office, commercial, retail and residential area of Dayton. Nearby companies include Mead, AT&T Corporation (NCR
                 Division), General Motors, and Kettering. Local attractions include the nearby Wright-Patterson Air Force Base, and the
- ---------------- Dayton Mall.

- ---------------- TOLEDO, OHIO

[PHOTO OF ROAD   Located in the northwest quadrant of the I-475 and Airport
MAP APPEARS      Highway interchange, approximately two miles from the Toledo
HERE]            Express Airport, 10 miles east of downtown Toledo and 50 miles south of Detroit, Michigan. Area companies include Johnson
                 Controls, Unisys, Alpha Tube Corporation, Spicer Universal
                 Joint Division, Dynamic Dies, Inc., Flight Safety Corp., Owens
- ---------------- Illinois, and Dayna Corp.

- ---------------- OKLAHOMA CITY AIRPORT, OKLAHOMA

[PHOTO OF ROAD   Located just off I-40 at the Meridian Avenue Interchange on
MAP APPEARS      Highline Blvd., approximately four miles north of Will Rogers
HERE]            World Airport and four miles east of the Oklahoma City Central
                 Business District. Nearby attractions include the Oklahoma
                 City State Fairgrounds and the Remington Park Horse Racetrack.
                 Area companies include Southwestern Bell, Seagate Technology,
- ---------------- American Floral Services, and Innovative Computing.

- ---------------- PORTLAND/BEAVERTON, OREGON

[PHOTO OF ROAD   Located on S.W. Nimbus Drive, just south of Hall Boulevard in
MAP APPEARS      the Koll Business Center. Nearby attractions include the
HERE]            Beaverton Mall, Beaver Creek Center, Beaverton Town Square,
                 the Washington Square regional mall, and the Progress Downs
                 Golf Course. Area companies include NIKE, Intel, Tektronix,
- ---------------- Aptec, FPS Computer, and Cogent Research.

- ---------------- PHILADELPHIA/DEVON, PENNSYLVANIA

[PHOTO OF ROAD   Located on Route 30 (West Lancaster Avenue), adjacent to the
MAP APPEARS      Devon Business Park, approximately 15 miles east of
HERE]            Philadelphia and 25 miles from the Philadelphia International
                 Airport. Nearby attractions include American College/Gregg
                 Conference Center, Villanova University, Haverford University, the Devon Horse Show, the Devon Dressage, and the Valley Forge
                 Music Fair. Area companies include Vanguard, Unisys,
                 Philadelphia Electric Company, SEI, Relational Technology,
- ---------------- Inc., and Johnson-Matthey, Inc.

- ---------------- COLUMBIA, SOUTH CAROLINA

[PHOTO OF ROAD   Located on Zimalcrest Drive, northwest of the intersection of
MAP APPEARS      I-25 and Bush River Road in northwest Columbia. Nearby
HERE]            attractions include historic Civil War sites, the Dutch Square
                 Shopping Center, Richland Memorial Shopping Center, and the
                 South Carolina State Zoo. Area companies include Bell South,
                 Blue Cross & Blue Shield of South Carolina, Policy Management
- ---------------- Systems Corporation, and NationsBank of South Carolina.

- ---------------- GREENVILLE, SOUTH CAROLINA

[PHOTO OF ROAD   Located in suburban Greenville near the intersection of I-385
MAP APPEARS      and Haywood Road, approximately seven miles from each of the
HERE]            Greenville/Spartanburg Airport and the Greenville Municipal
                 Airport. Nearby attractions include the Haywood Mall, the Greenville Memorial Auditorium, Bob Jones University, the Pal-metto International Exposition Center, and the Peace Center for the Performing Arts. Area companies include BMW, AT&T,
                 Michelin, General Electric, Hitachi, Gerber, Mita, and
- ---------------- NationsBank.

- ---------------- MEMPHIS AIRPORT, TENNESSEE

[PHOTO OF ROAD   Located approximately one mile from Memphis International
MAP APPEARS      Airport, near the intersection of I-240 and I-55. The Memphis
HERE]            Central Business District is approximately 10 miles northwest of the hotel. Nearby attractions include the Memphis Zoo, Mud
                 Island, Liberty Island, and Liberty Bowl Stadium. Area compa-nies include Federal Express, Sofamor Danek, Parts, Inc., and
- ---------------- Pharmathera.

- ---------------- NASHVILLE AIRPORT, TENNESSEE

[PHOTO OF ROAD   Located on the northeast corner of Elm Hill Pike, near the
MAP APPEARS      intersection of I-40 and Briley Parkway, approximately two
HERE]            miles south of the Nashville Metro Airport and eight miles from downtown Nashville. Nearby attractions include Opryland U.S.A., the Grand Ole Opry, the Country Music Hall of Fame, and the
                 Tennessee State Fairgrounds. Area companies include Hennessy
- ---------------- Industries, Willis Corron, and Rohm Corp.

- ---------------- DALLAS/NORTHEAST, TEXAS

[PHOTO OF ROAD   Located on South Sherman Street, just off of US-75 (Central
MAP APPEARS      Expressway), approximately 25 miles northeast of downtown
HERE]            Dallas. The hotel is approximately three miles south of the
                 Richardson "Telecom Corridor," which is so named for the 450 high technology and telecommunications companies located there.
                 Area companies include Northern Telecom, Texas Instruments,
- ---------------- Alcatel Network Systems, Ericsson North America, and MCI.

- ---------------- DALLAS/PLANO, TEXAS

[PHOTOT OF ROAD  Located in north Dallas, near the intersection of Preston Road
MAP APPEARS      and Plano Parkway. Nearby attractions include South Fork
HERE]            Ranch, The Galleria and the Willowbend Polo & Hunt Club. The
                 hotel is approximately six miles southeast of the Legacy Park area, which is home to the headquarters of JC Penney, EDS, Frito-Lay, and Countrywide Funding Corporation. Other area companies include DSC Communications, ARCO, Eastman Kodak, and
- ---------------- Texas Instruments.

- ---------------- DALLAS/STEMMONS, TEXAS

[PHOTO OF ROAD   Located in an office and commercial area near the southeast
MAP APPEARS      corner of Northwest Highway and Stemmons Freeway,
HERE]            approximately six miles from the Love Field Airport. Nearby attractions include the Dallas Convention Center, downtown
                 Dallas, and Texas Stadium. Area companies include Mobil Oil,
- ---------------- Eastman Kodak, and Mary Kay Cosmetics.

- ---------------- SAN ANTONIO/DOWNTOWN, TEXAS

[PHOTO OF ROAD   Located at the intersection of Santa Rosa Street South and
MAP APPEARS      Durango Boulevard, near I-10, approximately 14 miles from the
HERE]            San Antonio Airport. Nearby attractions include The Alamo, the
                 Riverwalk retail complex, Market Center, the Tower of the Americas, the San Antonio Zoo, the Alamodome, and the San
                 Antonio Convention Center. Area companies include the United
- ---------------- States Automobile Association, and Southwestern Bell.

- ---------------- CHARLOTTESVILLE, VIRGINIA

[PHOTO OF ROAD   Located on Hillsdale Drive, near the intersection of Hillsdale
MAP APPEARS      Drive and Route 29, approximately five miles north of the
HERE]            University of Virginia. Area attractions include the
                 University of Virginia, Fashion Square Mall, Monticello, Ash
                 Lawn, and the Michie Tavern Museum. Area companies include
                 General Electric, Sperry Marine, Comdial, State Farm Insurance,
- ---------------- Sprint Centel, DuPont, and Liberty Fabrics.

- ---------------- MANASSAS, VIRGINIA

[PHOTO OF ROAD   Located on Battleview Parkway, near the intersection of
MAP APPEARS      Battleview Parkway and Route 234 (Sudley Road). Area
HERE]            attractions include the Manassas National Battlefield and
                 Northern Virginia Community College. Directly to the east of the hotel is the Battlefield Business Park, which is tenanted by AT&T and GTE Spacenet, among others. Other area companies
- ---------------- include IBM and Loral Corporation.

- ---------------- SEATTLE/SOUTHCENTER, WASHINGTON

[PHOTO OF ROAD   Located near the intersection of Stander Boulevard and Andover
MAP APPEARS      Park West, approximately seven miles east of the Seattle-
HERE]            Tacoma (SEATAC) International Airport and five miles from
                 downtown Seattle. Nearby attractions include the Southcenter
                 Regional Mall, the Tukwila Ponds wetlands, and the Washington
                 State Convention Center. Area companies include Boeing and
- ---------------- Microsoft Corporation.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       PROPERTY AND LOAN CHARACTERISTICS

                                                                            ACTUAL
                                                                         OR PROJECTED
MORTGAGED                                           NUMBER    DATE OF     DATE OF 10-
PROPERTY                                     DATE     OF   5-YEAR ROOMS   YEAR ROOMS   TITLE TO
 NUMBER              CITY            STATE  OPENED  ROOMS  RENOVATION(1) RENOVATION(3)   LAND
- ---------  ------------------------- ----- -------- ------ ------------- ------------- --------
 1         MARIN/LARKSPUR LANDING     CA   07/25/87  146       1992          1997       LEASE(4)
 2         ATLANTA/GWINNETT MALL      GA   03/19/87  146       1992          1997       LEASE(4)
 3         BOULDER                    CO   08/06/88  149       1993          1998       LEASE(4)
 4         NORWALK                    CT   07/30/88  145       1993          1998       LEASE(5)
 5         DALLAS/PLANO               TX   05/07/88  149       1993          1998         FEE
 6         Portland/Beaverton         OR   02/11/89  149       1994          1999       Lease(4)
 7         Rye                        NY   03/19/88  145       1994          1999       Lease(4)
 8         St. Louis/Creve Coeur      MO   07/22/87  154       1992          1997       Lease(4)
 9         Cupertino                  CA   05/14/88  149       1993          1998       Lease(5)
10         Chicago/Lincolnshire       IL   07/20/87  146       1992          1997         Fee
11         KANSAS CITY/OVERLAND PARK  KS   01/14/89  149       1994          1999       LEASE(4)
12         SILVER SPRING              MD   08/06/88  146       1993          1998       LEASE(4)
13         FOSTER CITY                CA   09/26/87  147       1993          1998       LEASE(4)
14         ST. LOUIS/WESTPORT         MO   08/20/88  149       1993          1998       LEASE(4)
15         TAMPA/WESTSHORE            FL   10/27/86  145       1991          1996         (6)
16         Atlanta/Perimeter Ctr.     GA   12/12/87  145       1992          1997       Lease(4)
17         Oklahoma City Airport      OK   07/23/88  149       1993          1998       Lease(4)
18         Detroit/Livonia            MI   03/12/88  149       1993          1998       Lease(4)
19         Ft. Lauderdale/Plantation  FL   09/21/88  149       1993          1998       Lease(4)
20         San Antonio/Downtown       TX   02/03/90  149       1995          2000       Lease(4)
21         SEATTLE/SOUTHCENTER        WA   03/11/89  149       1994          1999       LEASE(4)
22         INDIANAPOLIS/CASTLETON     IN   06/06/87  146       1992          1997       LEASE(4)
23         ANNAPOLIS                  MD   03/04/89  149       1994          1999       LEASE(4)
24         ROCKFORD                   IL   04/12/86  147       1995(2)       2001         FEE
25         ARLINGTON HEIGHTS SOUTH    IL   12/20/85  146       1995(2)       2000         FEE
26         Raleigh/Cary               NC   06/25/88  149       1994          1999       Lease(4)
27         Toledo                     OH   04/30/88  149       1993          1998       Lease(4)
28         Atlanta/Roswell            GA   06/11/88  154       1993          1998       Lease(5)
29         Poughkeepsie               NY   06/04/88  149       1993          1998       Lease(5)
30         Chicago/Waukegan           IL   05/28/88  149       1994          1999       Lease(4)
31         LINCROFT/RED BANK          NJ   05/28/88  146       1993          1998       LEASE(4)
32         BIRMINGHAM/HOOVER          AL   08/08/87  153       1992          1997       LEASE(4)
33         BOSTON/ANDOVER             MA   12/03/88  146       1994          1999       LEASE(4)
34         DALLAS/NORTHEAST           TX   01/16/88  149       1993          1998       LEASE(4)
35         DENVER/SOUTHEAST           CO   05/30/87  155       1993          1998       LEASE(4)

- --------
(1) 5-year room renovations include replacing carpet, wall-coverings, bedspreads, and draperies, as needed.
(2) Date is for 10-year room renovation.
(3) 10-year room renovations include replacing the same items as in the 5-year room renovations plus furniture such as beds, sofas, dressers, and chairs, as needed.
(4) Subject to a Marriott Ground Lease.
(5) Subject to a ground lease with a third party unaffiliated with MII and its affiliates.
(6) A portion of the land is subject to a ground lease with a party not affiliated with MII and its affiliates and a portion of the land is owned in fee.

                       PROPERTY AND LOAN CHARACTERISTICS

                                          % OF
             ALLOCATED                   TOTAL      LOAN-TO-
    PRO         LOAN       ALLOCATED   ALLOCATED     VALUE
   FORMA     AMOUNT AS     LOAN PER       LOAN       RATIO     SCHEDULED
    DSCR         OF       ROOM AS OF  AMOUNT AS OF   AS OF     ALLOCATED   MORTGAGED
 JULY 1994- JANUARY 24,   JANUARY 24, JANUARY 24,  OCTOBER 1,  LOAN AMOUNT PROPERTY
 JULY 1995      1996         1996         1996        1995    AT MATURITY   NUMBER
 ---------- -----------   ----------- ------------ ---------- ------------ ---------
    1.82X   $10,937,350     $74,913       2.7%        66.7%    $4,806,664       1
    1.82      8,670,667      59,388       2.1         66.3      3,810,520       2
    1.82      8,443,869      56,670       2.1         60.5      3,710,848       3
    1.82      8,390,819      57,868       2.0         58.6      3,687,534       4
    1.89      8,079,302      54,224       2.0         69.0      3,550,631       5
    1.82      7,952,700      53,374       1.9         63.9      3,494,993       6
    1.82      7,762,730      53,536       1.9         55.1      3,411,506       7
    1.82      7,418,964      48,175       1.8         59.2      3,260,430       8
    1.82      7,418,938      49,792       1.8         58.2      3,260,419       9
    1.82      7,358,089      50,398       1.8         55.8      3,233,678      10
    1.82      7,189,288      48,250       1.8         60.1      3,159,494      11
    1.82      7,163,129      49,063       1.7         54.4      3,147,998      12
    1.82      7,135,583      48,541       1.7         62.3      3,135,892      13
    1.82      7,104,385      47,680       1.7         56.3      3,122,182      14
    1.82      7,021,587      48,425       1.7         61.3      3,085,794      15
    1.82      6,996,244      48,250       1.7         65.9      3,074,657      16
    1.82      6,894,150      46,269       1.7         58.9      3,029,789      17
    1.82      6,792,097      45,585       1.7         54.9      2,984,940      18
    1.82      6,786,707      45,548       1.7         59.4      2,982,571      19
    1.82      6,774,820      45,469       1.7         59.6      2,977,347      20
    1.82      6,701,085      44,974       1.6         59.6      2,944,943      21
    1.82      6,642,768      45,498       1.6         56.6      2,919,314      22
    1.82      6,626,063      44,470       1.6         56.8      2,911,972      23
    1.82      6,345,418      43,166       1.5         56.8      2,788,637      24
    1.82      6,330,755      43,361       1.5         52.7      2,782,193      25
    1.82      6,214,567      41,709       1.5         56.9      2,731,131      26
    1.82      6,182,807      41,495       1.5         56.4      2,717,174      27
    1.82      6,180,898      40,136       1.5         60.8      2,716,335      28
    1.82      6,146,852      41,254       1.5         53.8      2,701,372      29
    1.82      6,146,408      41,251       1.5         49.1      2,701,177      30
    1.82      6,082,627      41,662       1.5         56.5      2,673,147      31
    1.82      6,080,761      39,744       1.5         54.7      2,672,327      32
    1.82      6,076,761      41,622       1.5         50.6      2,670,569      33
    1.82      6,067,633      40,722       1.5         65.9      2,666,558      34
    1.82      6,062,429      39,112       1.5         58.8      2,666,271      35

                       PROPERTY AND LOAN CHARACTERISTICS


                                                                           ACTUAL
                                                                        OR PROJECTED
MORTGAGED                                          NUMBER    DATE OF     DATE OF 10-
PROPERTY                                    DATE     OF   5-YEAR ROOMS   YEAR ROOMS   TITLE TO
 NUMBER              CITY           STATE  OPENED  ROOMS  RENOVATION(1) RENOVATION(3)   LAND
- ---------  ------------------------ ----- -------- ------ ------------- ------------- --------
   36      PHOENIX/MESA              AZ   03/19/88  148       1993          1998       LEASE(4)
   37      PHOENIX/METROCENTER       AZ   11/29/87  146       1992          1997       LEASE(4)
   38      LEXINGTON/NORTH           KY   06/04/88  146       1994          1999       LEASE(4)
   39      BAKERSFIELD               CA   02/13/88  146       1993          1998       LEASE(4)
   40      MINNEAPOLIS AIRPORT       MN   06/13/87  146       1992          1997       LEASE(4)
   41      Chicago/Highland Park     IL   06/10/88  149       1994          1999       Lease(4)
   42      Little Rock               AR   05/28/88  149       1993          1998       Lease(4)
   43      Chicago/Wood Dale         IL   07/02/88  149       1994          1999       Lease(4)
   44      Chicago/Oakbrook Terrace  IL   05/09/86  147       1995(2)       2001         Fee
   45      Nashville Airport         TN   01/23/88  145       1995(2)       2001       Lease(4)
   46      TORRANCE                  CA   10/15/88  149       1993          1998       LEASE(4)
   47      DAYTON MALL               OH   09/19/87  146       1992          1997       LEASE(4)
   48      CHARLOTTESVILLE           VA   01/21/89  150       1994          1999       LEASE(4)
   49      CHARLOTTE/SOUTH PARK      NC   03/25/89  149       1994          1999       LEASE(5)
   50      ATLANTA AIRPORT SOUTH     GA   06/15/86  144       1995(2)       2001         FEE
   51      St. Petersburg            FL   10/14/89  149       1994          1999       Lease(4)
   52      Birmingham/Homewood       AL   12/21/85  140       1991          1996         Fee
   53      Tucson Airport            AZ   10/01/88  149       1993          1998       Lease(4)
   54      Greenville                SC   03/05/88  146       1994          1999       Lease(4)
   55      Denver                    CO   08/15/87  146       1992          1997         Fee
   56      WALLINGFORD               CT   04/21/90  149       1995          2000       LEASE(4)
   57      PHILADELPHIA/DEVON        PA   11/19/88  149       1994          1999       LEASE(5)
   58      FRESNO                    CA   09/13/86  146       1991          1996       LEASE(5)
   59      CHICAGO/GLENVIEW          IL   07/08/89  149       1994          1999       LEASE(4)
   60      COLUMBIA                  SC   01/28/89  149       1993          1998       LEASE(4)
   61      Detroit Airport           MI   12/12/87  146       1992          1997       Lease(4)
   62      Ft Myers                  FL   08/27/88  149       1993          1998       Lease(4)
   63      Dallas/Stemmons           TX   09/12/87  146       1992          1997       Lease(4)
   64      Memphis Airport           TN   07/15/87  145       1992          1997       Lease(4)
   65      Manassas                  VA   03/04/89  149       1994          1999       Lease(4)
   66      HUNTSVILLE                AL   08/15/87  149       1992          1997       LEASE(4)
   67      PALM SPRINGS              CA   10/08/88  149       1993          1998       LEASE(4)
   68      HACIENDA HEIGHTS          CA   03/28/90  150       1995          2000       LEASE(4)
   69      WEST PALM BEACH           FL   01/14/89  149       1993          1998       LEASE(4)
                                                    ---       ----          ----
           Total/Average                            148       1993          1998
                                                    ===       ====          ====

- --------
(1) 5-year room renovations include replacing carpet, wall-coverings, bedspreads, and draperies, as needed.
(2) Date is for 10-year room renovation.
(3) 10-year room renovations include replacing the same items as in the 5-year room renovations plus furniture such as beds, sofas, dressers, and chairs, as needed.
(4) Subject to a Marriott Ground Lease.
(5) Subject to a ground lease with a third party unaffiliated with MII and its affiliates.

                       PROPERTY AND LOAN CHARACTERISTICS

                                      % OF TOTAL
             ALLOCATED    ALLOCATED   ALLOCATED    LOAN-TO-
PRO FORMA       LOAN      LOAN PER       LOAN        VALUE     SCHEDULED
   DSCR     AMOUNT AS OF ROOM AS OF  AMOUNT AS OF RATIO AS OF  ALLOCATED   MORTGAGED
JULY 1994-  JANUARY 24,  JANUARY 24, JANUARY 24,  OCTOBER 1,   LOAN AMOUNT PROPERTY
JULY 1995       1996        1996         1996        1995     AT MATURITY   NUMBER
- ----------  ------------ ----------- ------------ ----------- ------------ ---------
   1.82X      $5,862,729   $39,613        1.4%       58.2%      $2,576,508    36
   1.82        5,849,241    40,063        1.4        54.1        2,570,581    37
   1.82        5,821,917    39,876        1.4        52.5        2,558,572    38
   1.82        5,686,072    38,946        1.4        59.2        2,498,872    39
   1.82        5,668,934    38,828        1.4        52.7        2,491,341    40
   1.82        5,547,329    37,230        1.4        53.2        2,437,898    41
   1.82        5,538,333    37,170        1.4        58.7        2,433,945    42
   1.82        5,502,546    36,930        1.3        54.2        2,418,218    43
   1.82        5,462,405    37,159        1.3        56.7        2,400,577    44
   1.82        5,444,329    37,547        1.3        58.4        2,392,633    45
   1.82        5,435,593    36,480        1.3        55.6        2,388,793    46
   1.82        5,411,979    37,068        1.3        53.3        2,378,416    47
   1.82        5,408,515    36,057        1.3        58.4        2,376,894    48
   1.82        5,276,668    35,414        1.3        57.7        2,318,951    49
   1.82        5,245,199    36,425        1.3        55.0        2,305,120    50
   1.82        5,207,189    34,948        1.3        55.9        2,288,416    51
   1.82        5,194,689    37,105        1.3        54.8        2,282,923    52
   1.82        5,168,583    34,688        1.3        55.8        2,271,450    53
   1.82        5,052,708    34,608        1.2        56.5        2,220,526    54
   2.22        5,009,029    34,308        1.2        69.0        2,201,330    55
   1.82        4,998,830    33,549        1.2        47.8        2,196,848    56
   1.82        4,815,730    32,320        1.2        52.8        2,116,381    57
   1.82        4,575,409    31,338        1.1        60.8        2,010,766    58
   1.82        4,476,729    30,045        1.1        51.9        1,967,399    59
   1.82        4,452,611    29,883        1.1        56.3        1,956,800    60
   1.82        4,403,193    30,159        1.1        51.9        1,935,082    61
   1.82        4,239,887    28,456        1.0        53.9        1,863,314    62
   1.82        3,859,967    26,438        0.9        50.3        1,696,349    63
   1.82        3,670,944    25,317        0.9        42.6        1,613,279    64
   1.82        3,653,157    24,518        0.9        49.9        1,605,462    65
   1.82        3,437,853    23,073        0.8        51.2        1,510,842    66
   1.82        3,134,343    21,036        0.8        51.5        1,377,458    67
   1.82        3,126,711    20,845        0.8        51.8        1,374,103    68
   1.82        2,381,399    15,983        0.6        38.3        1,046,559    69
            ------------   -------      -----        ----     ------------
   1.82x    $410,200,000   $40,218      100.0%       57.3%    $180,271,616
            ============   =======      =====        ====     ============

                    PROPERTY OPERATING INFORMATION BY REGION

                                                   AVERAGE
                                                  OCCUPANCY
 MORTGAGED                     AVERAGE   AVERAGE    JULY     AVERAGE    AVERAGE
 PROPERTY                     OCCUPANCY OCCUPANCY 1994-JULY DAILY ROOM DAILY ROOM
DESIGNATION       REGION        1993      1994      1995    RATE 1993  RATE 1994
- -----------  ---------------- --------- --------- --------- ---------- ----------
A1           Arizona            90.9%     86.1%     84.3%     $49.19     $59.32
A2           Arizona            79.8      81.0      79.9       57.10      63.71
A3           Arizona            83.5      83.8      83.6       56.84      59.92
F1           Florida            85.2      84.1      83.7       69.62      75.34
F2           Florida            89.7      87.4      84.6       60.97      65.52
F3           Florida            79.9      82.1      81.5       53.10      57.60
F4           Florida            84.4      78.2      76.7       58.49      64.39
F5           Florida            76.4      81.7      79.6       53.68      54.09
G1           Georgia            90.0      88.9      88.1       57.76      66.39
G2           Georgia            85.8      85.8      83.5       61.09      67.74
G3           Georgia            82.6      85.8      85.6       59.89      63.96
G4           Georgia            84.9      85.6      84.2       62.03      67.96
I1           Illinois           78.9      78.0      78.4       63.96      67.00
I2           Illinois           79.1      79.9      80.0       64.54      69.31
MCh1         Metro Chicago      78.1      79.5      79.4       66.02      71.26
MCh2         Metro Chicago      77.9      79.7      78.7       68.54      73.93
MCh3         Metro Chicago      74.9      72.9      76.4       58.12      64.62
MCh4         Metro Chicago      78.3      76.3      77.8       61.51      65.59
MCh5         Metro Chicago      77.5      79.1      78.3       62.62      66.39
MCh6         Metro Chicago      78.1      77.8      79.4       58.22      62.52
MA1          Mid Atlantic (1)   82.0      79.8      80.5       67.86      72.87
MA2          Mid Atlantic (1)   76.6      76.9      78.5       63.72      69.33
MA3          Mid Atlantic (1)   83.0      82.7      85.3       55.29      57.05
MA4          Mid Atlantic (1)   77.3      73.5      71.9       50.64      54.50
MC1          Mid Central (2)    82.0      82.7      81.7       66.29      71.10
MC2          Mid Central (2)    78.9      79.6      79.7       64.48      70.01
MC3          Mid Central (2)    79.3      81.1      81.1       56.43      57.87
ME1          Mid East (3)       75.3      78.0      79.5       66.00      68.60
ME2          Mid East (3)       76.7      76.5      77.3       58.41      64.91
ME3          Mid East (3)       81.3      82.3      82.4       59.89      63.17
ME4          Mid East (3)       83.8      86.8      86.3       59.55      64.14
ME5          Mid East (3)       76.6      75.0      74.3       59.68      67.01
ME6          Mid East (3)       75.7      76.7      77.6       58.58      64.49
ME7          Mid East (3)       84.8      84.6      81.4       54.85      57.71

- --------
(1) Includes the states of Maryland and Virginia.
(2) Includes the states of Arkansas and Missouri.
(3) Includes the states of Indiana, Michigan, Ohio and Tennessee.
(4) Includes the states of Kansas, Minnesota and Oklahoma.
(5) Includes the state of Colorado.
(6) Includes the states of Connecticut and Massachusetts.
(7) Includes the states of New York, New Jersey and Pennsylvania.
(8) Includes the states of Oregon and Washington.
(9) Includes the states of Alabama, Kentucky, North Carolina and South
    Carolina.

                   PROPERTY OPERATING INFORMATION BY REGION

 AVERAGE DAILY                            REVENUE PER
   ROOM RATE   REVENUE PER   REVENUE PER AVAILABLE ROOM                        NOI (1)    MORTGAGED
  JULY 1994-    AVAILABLE     AVAILABLE    JULY 1994-    NOI (1)    NOI (1)   JULY 1994-  PROPERTY
   JULY 1995    ROOM 1993     ROOM 1994    JULY 1995       1993       1994    JULY 1995  DESIGNATION
 ------------- -----------   ----------- -------------- ---------- ---------- ---------- -----------
    $65.19        $44.72       $51.08        $54.95     $  826,278 $  981,959 $1,135,317     A1
     69.63         45.56        51.63         55.62        773,614    972,825  1,132,705     A2
     65.78         47.48        50.23         55.00        839,445    881,965  1,000,896     A3
     78.10         59.31        63.36         65.38      1,156,330  1,315,412  1,359,730     F1
     71.59         54.67        57.24         60.59        966,917  1,110,147  1,314,246     F2
     60.33         42.42        47.29         49.20        784,180    922,708  1,008,372     F3
     62.80         49.37        50.32         48.17        882,528    966,235    821,054     F4
     56.71         41.00        44.19         45.12        371,638    417,622    461,158     F5
     73.34         51.97        59.05         64.61      1,141,660  1,497,003  1,679,074     G1
     73.76         52.39        58.13         61.59        922,995  1,251,697  1,354,822     G2
     70.07         49.44        54.91         60.01        831,654  1,047,598  1,196,931     G3
     71.46         52.67        58.15         60.15        822,567    939,502  1,015,733     G4
     68.26         50.46        52.28         53.55      1,095,909  1,201,045  1,228,790     I1
     72.88         51.05        55.38         58.30      1,068,948  1,139,456  1,190,252     I2
     73.37         51.53        56.66         58.27      1,166,846  1,441,004  1,424,894    MCh1
     76.59         53.40        58.92         60.28        972,299  1,194,064  1,225,950    MCh2
     66.08         43.54        47.10         50.49        930,329    896,743  1,074,240    MCh3
     66.99         48.14        50.08         52.12        884,571    985,158  1,065,568    MCh4
     67.51         48.51        52.50         52.87        881,768  1,067,235  1,057,795    MCh5
     64.58         45.48        48.66         51.28        816,111    796,460    866,918    MCh6
     74.65         55.65        58.15         60.12      1,224,960  1,272,265  1,387,140     MA1
     71.03         48.82        53.29         55.79      1,001,446  1,221,762  1,283,137     MA2
     57.23         45.88        47.18         48.85      1,017,339    984,512  1,047,359     MA3
     55.38         39.17        40.05         39.80        585,684    696,785    707,434     MA4
     73.76         54.33        58.79         60.23      1,227,488  1,436,960  1,436,682     MC1
     72.49         50.88        55.75         57.75      1,072,771  1,307,225  1,375,764     MC2
     61.16         44.76        46.93         49.58        918,931  1,063,563  1,072,498     MC3
     71.37         49.72        53.51         56.76        989,978  1,173,618  1,315,289     ME1
     68.74         44.80        49.63         53.12        962,961  1,139,229  1,286,372     ME2
     65.47         48.72        52.01         53.97        991,836  1,164,612  1,197,300     ME3
     68.88         49.90        55.71         59.47        914,328    998,417  1,054,294     ME4
     68.44         45.70        50.28         50.81        902,505  1,077,183  1,048,030     ME5
     66.65         44.35        49.44         51.75        611,389    822,284    852,678     ME6
     63.34         46.49        48.84         51.55        768,395    651,489    710,878     ME7

(1) Net operating income ("NOI") as defined on page 77, consists of net income before interest expense, depreciation and amortization, incentive management fees, ground rent payable to the Marriott Ground Lessors, the Subordinated Courtyard Management Fee, the Company's administrative expenses, interest income, and after deducting each property's contribution to the property improvement fund. NOI is presented because it is utilized in the Mortgage Loan to determine the Debt Service Coverage Ratio. The Company considers NOI to be an important measure of a hotel's operating performance because NOI can be used to measure the hotel's ability to service its debt. Such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles. Cash expenditures for interest expense, incentive management fees, ground rent payable to the Marriott Ground Lessors, the Subordinated Courtyard Management Fee, fixed assets, principal amortization on the Mortgage Loan, the Company's administrative expenses and interest income have been, and will be, incurred or earned which are not reflected in the NOI presentation.

                    PROPERTY OPERATING INFORMATION BY REGION

                                                      AVERAGE
                                                     OCCUPANCY
 MORTGAGED                        AVERAGE   AVERAGE    JULY     AVERAGE    AVERAGE
 PROPERTY                        OCCUPANCY OCCUPANCY 1994-JULY DAILY ROOM DAILY ROOM
DESIGNATION        REGION          1993      1994      1995    RATE 1993  RATE 1994
- -----------  ------------------- --------- --------- --------- ---------- ----------
MW1          Mid West (4)          83.5%     82.5%     82.6%     $65.75     $70.41
MW2          Mid West (4)          82.2      82.6      83.2       61.65      65.21
MW3          Mid West (4)          84.0      84.0      82.4       63.31      69.77
M1           Mountain (5)          78.9      80.1      81.4       72.94      76.42
M2           Mountain (5)          80.8      81.6      79.4       58.03      62.79
M3           Mountain (5)          87.3      91.1      86.3       71.01      69.22
NE1          New England (6)       82.7      82.9      82.3       85.92      90.56
NE2          New England (6)       75.5      78.2      76.1       62.72      67.02
NE3          New England (6)       77.4      75.5      77.7       61.84      66.90
NoE1         North East (7)        83.0      80.9      79.4       83.41      87.75
NoE2         North East (7)        77.4      80.0      80.1       68.89      72.80
NoE3         North East (7)        78.9      80.0      79.2       71.68      73.31
NoE4         North East (7)        78.1      78.3      78.8       65.30      69.98
NC1          Northern Cal          87.4      88.3      87.3       87.81      90.45
NC2          Northern Cal          84.5      85.1      86.1       77.53      80.96
NC3          Northern Cal          86.5      86.1      87.0       74.46      78.94
NC4          Northern Cal          88.2      83.2      82.4       73.16      73.95
PNW1         Pacific North W (8)   85.3      83.4      84.2       70.70      72.65
PNW2         Pacific North W (8)   82.9      82.1      86.0       70.00      71.41
SE1          South East (9)        87.8      88.2      88.0       50.73      55.61
SE2          South East (9)        80.9      80.6      80.0       63.02      64.39
SE3          South East (9)        74.5      75.6      73.8       66.09      66.05
SE4          South East (9)        82.3      85.9      84.8       57.78      62.10
SE5          South East (9)        80.9      83.3      81.6       59.65      61.24
SE6          South East (9)        81.6      77.0      80.0       56.44      59.94
SE7          South East (9)        83.8      79.4      78.7       50.99      57.75
SE8          South East (9)        77.7      73.6      72.4       44.63      49.71
SC1          Southern Cal          81.6      78.7      80.8       64.50      64.66
SC2          Southern Cal          81.7      83.7      84.8       60.56      63.73
SC3          Southern Cal          72.5      72.6      74.2       60.66      57.93
SC4          Southern Cal          79.9      77.7      76.2       47.21      51.41
T1           Texas                 88.3      89.4      88.4       67.65      73.22
T2           Texas                 85.5      79.8      76.0       75.52      78.65
T3           Texas                 83.5      83.7      87.3       56.15      61.43
T4           Texas                 78.6      74.2      73.7       56.66      64.58
                                   ----      ----      ----      ------     ------
Totals:                            81.7%     81.6%     81.4%     $64.14     $68.33
                                   ====      ====      ====      ======     ======

- --------
(1) Includes the states of Maryland and Virginia.
(2) Includes the states of Arkansas and Missouri.
(3) Includes the states of Indiana, Michigan, Ohio and Tennessee.
(4) Includes the states of Kansas, Minnesota and Oklahoma.
(5) Includes the state of Colorado.
(6) Includes the states of Connecticut and Massachusetts.
(7) Includes the states of New York, New Jersey and Pennsylvania.
(8) Includes the states of Oregon and Washington.
(9) Includes the states of Alabama, Kentucky, North Carolina and South
    Carolina.

                   PROPERTY OPERATING INFORMATION BY REGION

 AVERAGE DAILY                            REVENUE PER
   ROOM RATE   REVENUE PER   REVENUE PER AVAILABLE ROOM                           NOI (1)    MORTGAGED
  JULY 1994-    AVAILABLE     AVAILABLE    JULY 1994-     NOI (1)     NOI (1)   JULY 1994-   PROPERTY
   JULY 1995    ROOM 1993     ROOM 1994    JULY 1995       1993        1994      JULY 1995  DESIGNATION
 ------------- -----------   ----------- -------------- ----------- ----------- ----------- -----------
    $72.88        $54.90       $58.11        $60.19     $ 1,184,278 $ 1,296,997 $ 1,392,205     MW1
     67.25         50.68        53.87         55.95       1,084,162   1,182,095   1,335,052     MW2
     73.13         53.19        58.60         60.27         874,071   1,046,333   1,097,789     MW3
     80.96         57.53        61.22         65.86       1,308,757   1,478,269   1,635,155     M1
     67.21         46.88        51.26         53.35         906,368   1,070,565   1,173,989     M2
     71.30         62.02        63.07         61.52       1,216,254   1,257,227   1,186,935     M3
     94.37         71.01        75.11         77.63       1,334,763   1,507,991   1,624,882     NE1
     69.23         47.38        52.40         52.68         876,176   1,168,584   1,176,765     NE2
     69.72         47.85        50.54         54.17         730,080     859,823     968,023     NE3
     91.68         69.24        70.96         72.78       1,319,005   1,410,984   1,503,252    NoE1
     74.62         53.32        58.22         59.74         921,410   1,141,405   1,190,338    NoE2
     75.95         56.54        58.67         60.14       1,182,598   1,167,355   1,177,900    NoE3
     72.46         51.01        54.77         57.09         742,498     848,108     932,566    NoE4
     93.90         76.78        79.84         81.97       1,895,678   2,052,476   2,118,017     NC1
     82.05         65.53        68.93         70.66       1,327,633   1,460,219   1,436,677     NC2
     80.16         64.39        67.93         69.78       1,272,033   1,356,725   1,381,805     NC3
     73.66         64.52        61.52         60.73       1,247,945   1,021,732     886,028     NC4
     74.94         60.30        60.59         63.07       1,452,134   1,481,383   1,540,040    PNW1
     73.17         58.03        58.64         62.92       1,216,842   1,178,825   1,297,665    PNW2
     59.91         44.52        49.04         52.72         889,795   1,053,492   1,203,451     SE1
     67.88         50.97        51.93         54.32       1,174,054   1,138,630   1,177,539     SE2
     68.51         49.27        49.94         50.56       1,109,371   1,176,080   1,127,414     SE3
     66.56         47.54        53.33         56.42         749,003   1,005,551   1,021,827     SE4
     64.58         48.28        50.99         52.71         887,048     976,883   1,005,951     SE5
     60.34         46.07        46.18         48.26         916,944     911,904     978,457     SE6
     57.14         42.71        45.82         45.00         802,376     907,125     862,248     SE7
     52.50         34.67        36.58         38.02         560,687     580,448     665,740     SE8
     64.21         52.63        50.87         51.86       1,117,798   1,115,531   1,101,108     SC1
     64.72         49.48        53.33         54.88         799,972   1,004,815   1,052,602     SC2
     59.97         43.99        42.05         44.52         479,713     496,100     606,965     SC3
     52.68         37.71        39.96         40.14         373,829     688,215     605,487     SC4
     76.68         59.71        65.48         67.81       1,312,781   1,560,405   1,624,508     T1
     79.98         64.58        62.78         60.80       1,165,379   1,380,600   1,311,944     T2
     64.00         46.88        51.42         55.88         856,640   1,033,314   1,174,997     T3
     67.03         44.54        47.94         49.42         580,443     674,694     747,483     T4
    ------        ------       ------        ------     ----------- ----------- -----------
    $71.15        $52.49       $55.84        $58.02     $67,195,116 $75,726,625 $79,712,104
    ======        ======       ======        ======     =========== =========== ===========

(1) Net operating income ("NOI") as defined on page 77, consists of net income before interest expense, depreciation and amortization, incentive management fees, ground rent payable to the Marriott Ground Lessors, the Subordinated Courtyard Management Fee, the Company's administrative expenses, interest income, and after deducting each property's contribution to the property improvement fund. NOI is presented because it is utilized in the Mortgage Loan to determine the Debt Service Coverage Ratio. The Company considers NOI to be an important measure of a hotel's operating performance because NOI can be used to measure the hotel's ability to service its debt. Such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles. Cash expenditures for interest expense, incentive management fees, ground rent payable to the Marriott Ground Lessors, the Subordinated Courtyard Management Fee, fixed assets, principal amortization on the Mortgage Loan, the Company's administrative expenses and interest income have been, and will be, incurred or earned which are not reflected in the NOI presentation.

                         MORTGAGED PROPERTIES BY STATE

                                AVERAGE
                   ALLOCATED   ALLOCATED     AVERAGE     % OF TOTAL   WEIGHTED
                  LOAN AMOUNT     LOAN      ALLOCATED  ALLOCATED LOAN AVERAGE   SCHEDULED   TOTAL  AVERAGE
       NUMBER OF     AS OF     AMOUNT AS      LOAN      AMOUNT AS OF  LOAN-TO-  ALLOCATED   NUMBER NUMBER
       MORTGAGED  JANUARY 24,  OF JANUARY    AMOUNT     JANUARY 24,    VALUE   LOAN AMOUNT    OF     OF
STATE  PROPERTIES     1996      24, 1996    PER ROOM        1996       RATIO   AT MATURITY  ROOMS   ROOMS
- -----  ---------- ------------ ----------   ---------  -------------- -------- ------------ ------ -------
AL          3     $ 14,713,303 $4,904,434    $33,307         3.6%       53.9%  $  6,466,092    442   147
AR          1        5,538,333  5,538,333     37,170         1.4        58.7      2,433,945    149   149
AZ          3       16,880,553  5,626,851     38,122         4.1        56.1      7,418,539    443   148
CA          8       47,449,998  5,931,250     40,236        11.6        60.0     20,852,969  1,182   148
CO          3       19,515,327  6,505,109     43,364         4.8        62.2      8,576,450    450   150
CT          2       13,389,650  6,694,825     45,708         3.3        54.6      5,884,383    294   147
FL          5       25,636,769  5,127,354     34,672         6.2        56.3     11,266,655    741   148
GA          4       27,093,008  6,773,252     46,050         6.6        62.8     11,906,632    589   147
IL          8       47,169,679  5,896,210     39,943        11.5        53.9     20,729,776  1,182   148
IN          1        6,642,768  6,642,768     45,498         1.6        56.6      2,919,314    146   146
KS          1        7,189,288  7,189,288     48,250         1.8        60.1      3,159,494    149   149
KY          1        5,821,917  5,821,917     39,876         1.4        52.5      2,558,572    146   146
MA          1        6,076,761  6,076,761     41,622         1.5        50.6      2,670,569    146   146
MD          2       13,789,192  6,894,596     46,766         3.4        55.6      6,059,971    295   148
MI          2       11,195,290  5,597,645     37,872         2.7        53.7      4,920,022    295   148
MN          1        5,668,934  5,668,934     38,828         1.4        52.7      2,491,341    146   146
MO          2       14,523,348  7,261,674     47,928         3.5        57.8      6,382,612    303   152
NC          2       11,491,235  5,745,618     38,561         2.8        57.3      5,050,082    298   149
NJ          1        6,082,627  6,082,627     41,662         1.5        56.5      2,673,147    146   146
NY          2       13,909,582  6,954,791     47,395         3.4        54.5      6,112,879    294   147
OH          2       11,594,786  5,797,393     39,282         2.8        54.9      5,095,590    295   148
OK          1        6,894,150  6,894,150     46,269         1.7        58.9      3,029,789    149   149
OR          1        7,952,700  7,952,700     53,374         1.9        63.9      3,494,993    149   149
PA          1        4,815,730  4,815,730     32,320         1.2        52.8      2,116,381    149   149
SC          2        9,505,319  4,752,659     32,245         2.3        56.4      4,177,326    295   148
TN          2        9,115,272  4,557,636     31,432         2.2        52.1      4,005,911    290   145
TX          4       24,781,722  6,195,430     41,713         6.0        62.8     10,890,895    593   148
VA          2        9,061,673  4,530,836     30,287         2.2        55.0      3,982,356    299   150
WA          1        6,701,085  6,701,085     44,974         1.6        59.6      2,944,943    149   149
          ---     ------------ ----------    -------       -----        ----   ------------ ------   ---
Total      69     $410,200,000 $5,944,928**  $40,218**     100.0%       57.3%* $180,271,616 10,204   148**
          ===     ============ ==========    =======       =====        ====   ============ ======   ===

- ------
 * Weighted Average
** Average

                MORTGAGED PROPERTIES BY ALLOCATED LOAN AMOUNTS

                                ALLOCATED    AVERAGE                                                                 WEIGHTED
                                   LOAN     ALLOCATED     AVERAGE     % OF TOTAL   WEIGHTED               WEIGHTED   AVERAGE
                                AMOUNT AS      LOAN      ALLOCATED  ALLOCATED LOAN AVERAGE   SCHEDULED    AVERAGE     DAILY
                    NUMBER OF       OF      AMOUNT AS      LOAN      AMOUNT AS OF  LOAN-TO-  ALLOCATED   OCCUPANCY    RATES
  ALLOCATED LOAN    MORTGAGED  JANUARY 24,  OF JANUARY    AMOUNT     JANUARY 24,    VALUE   LOAN AMOUNT  JULY 1994- JULY 1994-
      AMOUNTS       PROPERTIES     1996      24, 1996    PER ROOM        1996       RATIO   AT MATURITY  JULY 1995  JULY 1995
- ------------------- ---------- ------------ ----------   ---------  -------------- -------- ------------ ---------- ----------
$2,000,001-
3,000,000..........      1     $  2,381,399 $2,381,399    $15,983         0.6%       38.3%  $  1,046,559   79.55%     $56.71
 3,000,001-
4,000,000..........      6       20,882,975  3,480,496     23,538         5.1        49.4      9,177,493   74.98       58.74
 4,000,001-
5,000,000..........      7       31,962,389  4,566,056     30,822         7.8        53.6     14,046,591   78.79       66.89
 5,000,001-
6,000,000..........     20      108,793,986  5,439,699     37,023        26.5        56.4     47,811,964   81.32       66.13
 6,000,001-
7,000,000..........     20      128,131,851  6,406,593     43,065        31.2        57.3     56,310,424   81.20       70.52
 7,000,001-
8,000,000..........     10       73,525,393  7,352,539     49,723        17.9        58.7     32,312,388   82.43       77.49
 8,000,001-
9,000,000..........      4       33,584,657  8,396,164     57,037         8.2        63.6     14,759,533   85.03       81.31
 9,000,001+........      1       10,937,350 10,937,350     74,913         2.7        66.7      4,806,664   87.29       93.90
                       ---     ------------ ----------    -------       -----        ----   ------------   -----      ------
Total:                  69     $410,200,000 $5,944,928**  $40,218**     100.0%       57.3%* $180,271,616   81.41%*    $71.15*
                       ===     ============ ==========    =======       =====        ====   ============   =====      ======
                     WEIGHTED
                     AVERAGE
                     REVENUE
                       PER
                    AVAILABLE  TOTAL  AVERAGE
                       ROOM    NUMBER NUMBER
  ALLOCATED LOAN    JULY 1994-   OF     OF
      AMOUNTS       JULY 1995  ROOMS   ROOMS
- ------------------- ---------- ------ -------
$2,000,001-
3,000,000..........   $45.12      149   149
 3,000,001-
4,000,000..........    44.11      888   148
 4,000,001-
5,000,000..........    52.74    1,037   148
 5,000,001-
6,000,000..........    53.77    2,939   147
 6,000,001-
7,000,000..........    57.19    2,977   149
 7,000,001-
8,000,000..........    63.88    1,479   148
 8,000,001-
9,000,000..........    68.95      589   147
 9,000,001+........    81.97      146   146
                    ---------- ------ -------
Total:                $58.02*  10,204   148**
                    ========== ====== =======

  Average:.......
            $ 5,944,928
  Minimum:.......
            $ 2,381,399
  Maximum:.......
            $10,937,350

                  MORTGAGED PROPERTIES BY LOAN-TO-VALUE RATIO

                                              AVERAGE                                                                 WEIGHTED
                                 ALLOCATED   ALLOCATED     AVERAGE     % OF TOTAL   WEIGHTED               WEIGHTED   AVERAGE
                                LOAN AMOUNT     LOAN      ALLOCATED  ALLOCATED LOAN AVERAGE   SCHEDULED    AVERAGE     DAILY
                     NUMBER OF     AS OF     AMOUNT AS      LOAN      AMOUNT AS OF  LOAN-TO-  ALLOCATED   OCCUPANCY    RATES
                     MORTGAGED  JANUARY 24,  OF JANUARY    AMOUNT     JANUARY 24,    VALUE   LOAN AMOUNT  JULY 1994- JULY 1994-
LOAN-TO-VALUE RATIO  PROPERTIES     1996      24, 1996    PER ROOM        1996       RATIO   AT MATURITY  JULY 1995  JULY 1995
- -------------------  ---------- ------------ ----------   ---------  -------------- -------- ------------ ---------- ----------
 ^50.00%...........       5     $ 20,850,738 $4,190,148    $28,123         5.1%       46.6%  $  9,163,326   78.21%     $65.53
 50.01-55.00.......      21      109,081,404  5,194,353     35,243        26.6        53.1     47,938,276   77.97       68.28
 55.01-60.00.......      30      186,008,299  6,287,277     41,859        45.3        57.5     81,745,531   81.80       70.61
 60.01-65.00.......       7       48,499,335  6,928,476     46,676        11.8        61.5     21,314,123   83.83       76.17
 65.01-70.00.......       6       45,760,224  7,626,704     51,968        11.2        67.1     20,110,360   86.96       77.45
                        ---     ------------ ----------    -------       -----        ----   ------------   -----      ------
Total:                   69     $410,200,000 $5,944,928**  $40,218**     100.0%       57.3%* $180,271,616   81.41%*    $71.15*
                        ===     ============ ==========    =======       =====        ====   ============   =====      ======
                      WEIGHTED
                      AVERAGE
                      REVENUE
                        PER
                     AVAILABLE  TOTAL  AVERAGE
                        ROOM    NUMBER NUMBER
                     JULY 1994-   OF     OF
LOAN-TO-VALUE RATIO  JULY 1995  ROOMS   ROOMS
- -------------------- ---------- ------ -------
 ^50.00%...........    $51.37      741   148
 50.01-55.00.......     53.31    3,098   148
 55.01-60.00.......     57.71    4,445   148
 60.01-65.00.......     63.84    1,039   148
 65.01-70.00.......     67.37      881   147
                     ---------- ------ -------
Total:                 $58.02*  10,204   148**
                     ========== ====== =======

  Weighted
  Average:..........
                  57.29%
  Minimum:..........
                  38.29%
  Maximum:..........
                  69.00%

 * Weighted Average
** Average

      MORTGAGED PROPERTIES BY SCHEDULED ALLOCATED LOAN AMOUNT AT MATURITY

                                               AVERAGE
                                 ALLOCATED    ALLOCATED     AVERAGE     % OF TOTAL   WEIGHTED               WEIGHTED   WEIGHTED
                                LOAN AMOUNT      LOAN      ALLOCATED  ALLOCATED LOAN AVERAGE   SCHEDULED    AVERAGE     AVERAGE
CHEDULED ALLOCATEDS  NUMBER OF     AS OF     AMOUNT AS OF    LOAN      AMOUNT AS OF  LOAN-TO-  ALLOCATED   OCCUPANCY  DAILY RATES
   LOAN AMOUNT       MORTGAGED  JANUARY 24,  JANUARY 24,    AMOUNT     JANUARY 24,    VALUE   LOAN AMOUNT  JULY 1994-  JULY 1994-
   AT MATURITY       PROPERTIES     1996         1996      PER ROOM        1996       RATIO   AT MATURITY  JULY 1995   JULY 1995
- -------------------  ---------- ------------ ------------  ---------  -------------- -------- ------------ ---------- -----------
$1,000,001-
1,500,000.........        3     $  8,642,453  $2,880,818    $19,288         2.1%       47.9%  $  3,798,120   76.41%     $56.43
 1,500,001-
2,000,000.........        8       32,194,340   4,024,293     27,236         7.8        51.2     14,148,527   76.66       61.42
 2,000,001-
2,500,000.........       20      105,650,069   5,282,503     35,906        25.8        56.3     46,430,299   81.41       66.65
 2,500,001-
3,000,000.........       21      131,775,344   6,275,016     42,206        32.1        56.5     57,911,639   80.73       70.15
 3,000,001-
3,500,000.........       12       87,415,787   7,284,649     49,313        21.3        59.3     38,416,834   82.57       76.38
 3,500,001-
4,000,000.........        4       33,584,657   8,396,164     57,037         8.2        63.6     14,759,533   85.03       81.31
 4,000,001........        1       10,937,350  10,937,350     74,913         2.7        66.7      4,806,664   87.29       93.90
                        ---     ------------  ----------    -------       -----        ----   ------------   -----      ------
Total:                   69     $410,200,000  $5,944,928**  $40,218**     100.0%       57.3%* $180,271,616   81.41%*    $71.15*
                        ===     ============  ==========    =======       =====        ====   ============   =====      ======
                      WEIGHTED
                      AVERAGE
                      REVENUE
                        PER
                     AVAILABLE  TOTAL  AVERAGE
CHEDULED ALLOCATEDS     ROOM    NUMBER NUMBER
   LOAN AMOUNT       JULY 1994-   OF     OF
   AT MATURITY       JULY 1995  ROOMS   ROOMS
- -------------------- ---------- ------ -------
$1,000,001-
1,500,000.........     $43.10      448   149
 1,500,001-
2,000,000.........      47.15    1,182   148
 2,000,001-
2,500,000.........      54.25    2,943   147
 2,500,001-
3,000,000.........      56.56    3,123   149
 3,000,001-
3,500,000.........      63.08    1,773   148
 3,500,001-
4,000,000.........      68.95      589   147
 4,000,001........      81.97      146   146
                     ---------- ------ -------
Total:                 $58.02*  10,204   148**
                     ========== ====== =======

  Average:......
          $2,612,632
  Minimum:......
          $1,046,559
  Maximum:......
          $4,806,664
           MORTGAGED PROPERTIES BY OCCUPANCY -- JULY 1994-JULY 1995

                                                                       AVERAGE                    WEIGHTED               WEIGHTED
                                                         AVERAGE      ALLOCATED     % OF TOTAL    AVERAGE   SCHEDULED    AVERAGE
                         NUMBER OF   ALLOCATED LOAN   ALLOCATED LOAN    LOAN      ALLOCATED LOAN  LOAN-TO-  ALLOCATED   OCCUPANCY
                         MORTGAGED    AMOUNT AS OF     AMOUNT AS OF    AMOUNT      AMOUNT AS OF    VALUE   LOAN AMOUNT  JULY 1994-
       OCCUPANCY         PROPERTIES JANUARY 24, 1996 JANUARY 24, 1996 PER ROOM   JANUARY 24, 1996  RATIO   AT MATURITY  JULY 1995
- ------------------------ ---------- ---------------- ---------------- ---------  ---------------- -------- ------------ ----------
70.01-75.00%............      6       $ 25,319,216      $4,219,869     $28,668          6.2%        51.7%  $ 11,127,099   73.47%
75.01-80.00.............     26        146,414,669       5,631,331      38,078         35.7         54.4     64,345,219   78.47
80.01-85.00.............     25        155,198,220       6,207,929      42,026         37.8         57.9     68,205,348   82.52
85.01-90.00.............     12         83,267,895       6,938,991      46,859         20.3         63.0     36,593,949   86.94
                            ---       ------------      ----------     -------        -----         ----   ------------   -----
Total:..................     69       $410,200,000      $5,944,928**   $40,218**      100.0%        57.3%* $180,271,616   81.41%*
                            ===       ============      ==========     =======        =====         ====   ============   =====
                                     WEIGHTED
                                     AVERAGE
                          WEIGHTED   REVENUE
                          AVERAGE      PER
                           DAILY    AVAILABLE  TOTAL  AVERAGE
                           RATES       ROOM    NUMBER NUMBER
                         JULY 1994- JULY 1994-   OF     OF
       OCCUPANCY         JULY 1995  JULY 1995  ROOMS   ROOMS
- ------------------------ ---------- ---------- ------ -------
70.01-75.00%............   $63.14     $46.44      885   148
75.01-80.00.............    70.30      55.18    3,849   148
80.01-85.00.............    71.55      59.04    3,691   148
85.01-90.00.............    74.33      64.64    1,779   148
                         ---------- ---------- ------ -------
Total:..................   $71.15*    $58.02*  10,204   148**
                         ========== ========== ====== =======

  Weighted
  Average:...........
                   81.41%
  Minimum:...........
                   71.87%
  Maximum:...........
                   88.44%

       MORTGAGED PROPERTIES BY AVERAGE DAILY RATE -- JULY 1994-JULY 1995

                                                                       AVERAGE                    WEIGHTED               WEIGHTED
                                                         AVERAGE      ALLOCATED     % OF TOTAL    AVERAGE   SCHEDULED    AVERAGE
                         NUMBER OF   ALLOCATED LOAN   ALLOCATED LOAN    LOAN      ALLOCATED LOAN  LOAN-TO-  ALLOCATED   OCCUPANCY
     AVERAGE DAILY       MORTGAGED    AMOUNT AS OF     AMOUNT AS OF    AMOUNT      AMOUNT AS OF    VALUE   LOAN AMOUNT  JULY 1994-
          RATE           PROPERTIES JANUARY 24, 1996 JANUARY 24, 1996 PER ROOM   JANUARY 24, 1996  RATIO   AT MATURITY  JULY 1995
- ------------------------ ---------- ---------------- ---------------- ---------  ---------------- -------- ------------ ----------
$50.01-55.00............      2       $  6,564,563      $3,282,282     $21,959          1.6%        51.5%  $  2,884,945   74.21%
 55.01-60.00............      6         25,244,592       4,207,432      28,197          6.2         53.7     11,094,304   80.96
 60.01-65.00............     10         50,569,776       5,056,978      34,380         12.3         56.2     22,224,025   81.69
 65.01-70.00............     20        112,894,812       5,644,741      38,132         27.5         55.1     49,614,164   79.38
 70.01-75.00............     20        130,547,878       6,527,394      44,051         31.8         58.5     57,372,201   82.47
 75.01-80.00............      5         34,289,091       6,857,818      46,628          8.4         60.3     15,069,112   81.58
 80.01-85.00............      3         22,998,390       7,666,130      51,668          5.6         60.3     10,107,160   84.66
 90.01-95.00............      3         27,090,899       9,030,300      62,106          6.6         60.9     11,905,705   83.47
                            ---       ------------      ----------     -------        -----         ----   ------------   -----
Total:..................     69       $410,200,000      $5,944,928**   $40,218**      100.0%        57.3%* $180,271,616   81.41%*
                            ===       ============      ==========     =======        =====         ====   ============   =====
                                     WEIGHTED
                                     AVERAGE
                          WEIGHTED   REVENUE
                          AVERAGE      PER
                           DAILY    AVAILABLE  TOTAL  AVERAGE
                           RATES       ROOM    NUMBER NUMBER
     AVERAGE DAILY       JULY 1994- JULY 1994-   OF     OF
          RATE           JULY 1995  JULY 1995  ROOMS   ROOMS
- ------------------------ ---------- ---------- ------ -------
$50.01-55.00............   $52.59     $39.03      299   150
 55.01-60.00............    57.90      46.92      895   149
 60.01-65.00............    63.01      51.49    1,471   147
 65.01-70.00............    67.57      53.62    2,960   148
 70.01-75.00............    72.87      60.09    2,963   148
 75.01-80.00............    77.48      63.18      735   147
 80.01-85.00............    81.06      68.63      445   148
 90.01-95.00............    93.41      77.99      436   145
                         ---------- ---------- ------ -------
Total:..................   $71.15*    $58.02*  10,204   148**
                         ========== ========== ====== =======

  Weighted
  Average:..........
                 $71.15
  Minimum:..........
                 $52.50
  Maximum:..........
                 $94.37
   MORTGAGED PROPERTIES BY REVENUE PER AVAILABLE ROOM -- JULY 1994-JULY 1995

                                                         AVERAGE       AVERAGE                    WEIGHTED               WEIGHTED
                                                      ALLOCATED LOAN  ALLOCATED     % OF TOTAL    AVERAGE   SCHEDULED    AVERAGE
                         NUMBER OF   ALLOCATED LOAN    AMOUNT AS OF     LOAN      ALLOCATED LOAN  LOAN-TO-  ALLOCATED   OCCUPANCY
      REVENUE PER        MORTGAGED    AMOUNT AS OF       JANUARY       AMOUNT      AMOUNT AS OF    VALUE   LOAN AMOUNT  JULY 1994-
     AVAILABLE ROOM      PROPERTIES JANUARY 24, 1996     24, 1996     PER ROOM   JANUARY 24, 1996  RATIO   AT MATURITY  JULY 1995
- ------------------------ ---------- ---------------- ---------------- ---------  ---------------- -------- ------------ ----------
  ^$50.00...............     12       $ 49,492,673      $4,124,389     $27,751         12.1%        53.8%  $ 21,750,668   78.23%
  50.01-55.00...........     21        116,249,049       5,535,669      37,453         28.3         54.6     51,088,259   79.59
  55.01-60.00...........     12         74,521,645       6,210,137      41,915         18.2         56.3     32,750,213   81.35
  60.01-65.00...........     16        104,746,455       6,546,653      44,284         25.5         59.9     46,033,186   82.93
  65.01-70.00...........      4         30,680,341       7,670,085      51,965          7.5         63.3     13,483,166   85.08
  70.01-75.00...........      2         15,181,668       7,590,834      51,664          3.7         56.6      6,671,925   82.68
  75.01-80.00...........      1          8,390,819       8,390,819      57,868          2.0         58.6      3,687,534   82.26
  80.01-85.00...........      1         10,937,350      10,937,350      74,913          2.7         66.7      4,806,664   87.29
                            ---       ------------      ----------     -------        -----         ----   ------------   -----
Total:..................     69       $410,200,000      $5,944,928**   $40,218**      100.0%        57.3%* $180,271,616   81.41%*
                            ===       ============      ==========     =======        =====         ====   ============   =====
                                     WEIGHTED
                                     AVERAGE
                          WEIGHTED   REVENUE
                          AVERAGE      PER
                           DAILY    AVAILABLE  TOTAL  AVERAGE
                           RATES       ROOM    NUMBER NUMBER
      REVENUE PER        JULY 1994- JULY 1994-   OF     OF
     AVAILABLE ROOM      JULY 1995  JULY 1995  ROOMS   ROOMS
- ------------------------ ---------- ---------- ------ -------
  ^$50.00...............   $58.94     $46.12    1,784   149
  50.01-55.00...........    66.40      52.85    3,103   148
  55.01-60.00...........    70.47      57.25    1,778   148
  60.01-65.00...........    73.85      61.19    2,364   148
  65.01-70.00...........    78.99      67.18      590   148
  70.01-75.00...........    86.97      71.75      294   147
  75.01-80.00...........    94.37      77.63      145   145
  80.01-85.00...........    93.90      81.97      146   146
                         ---------- ---------- ------ -------
Total:..................   $71.15*    $58.02*  10,204   148**
                         ========== ========== ====== =======

  Weighted
  Average:..........
                 $58.02
  Minimum:..........
                 $38.02
  Maximum:..........
                 $81.97

 *Weighted
Average
**Average

            MORTGAGED PROPERTIES BY FIVE-YEAR ROOMS RENOVATION DATE

                                                                                                                       WEIGHTED
                                                          AVERAGE                    WEIGHTED               WEIGHTED   AVERAGE
  5-YEAR                                    AVERAGE      ALLOCATED     % OF TOTAL    AVERAGE   SCHEDULED    AVERAGE     DAILY
  ROOMS     NUMBER OF   ALLOCATED LOAN   ALLOCATED LOAN    LOAN      ALLOCATED LOAN  LOAN-TO-  ALLOCATED   OCCUPANCY    RATES
RENOVATION  MORTGAGED    AMOUNT AS OF    AMOUNT AS OF     AMOUNT     AMOUNTS AS OF    VALUE   LOAN AMOUNT  JULY 1994- JULY 1994-
   DATE     PROPERTIES JANUARY 24, 1996 JANUARY 24, 1996 PER ROOM   JANUARY 24, 1996  RATIO   AT MATURITY  JULY 1995  JULY 1995
- ----------  ---------- ---------------- ---------------- ---------  ---------------- -------- ------------ ---------- ----------
1991             3        $16,791,685      $5,597,228     $38,956          4.1%        59.2%  $  7,379,484   82.73%      72.71%
1992            15         91,415,983       6,094,399      41,441         22.3         58.3     40,174,810   81.34       72.75
1993            25        152,831,774       6,113,271      41,115         37.3         58.2     67,165,360   82.44       71.55
1994            18        105,432,092       5,857,338      39,507         25.7         55.7     46,334,504   80.56       69.12
1995             8         43,728,467       5,466,058      37,190         10.7         55.2     19,217,458   79.51       70.70
               ---       ------------      ----------     -------        -----         ----   ------------   -----      ------
Total:          69       $410,200,000      $5,944,928**   $40,218**      100.0%        57.3%* $180,271,616   81.41%*    $71.15*
               ===       ============      ==========     =======        =====         ====   ============   =====      ======
             WEIGHTED
             AVERAGE
             REVENUE
               PER
  5-YEAR    AVAILABLE  TOTAL  AVERAGE
  ROOMS        ROOM    NUMBER NUMBER
RENOVATION  JULY 1994-   OF     OF
   DATE     JULY 1995  ROOMS   ROOMS
- ----------- ---------- ------ -------
1991          $60.20      431   144
1992           59.45    2,206   147
1993           59.06    3,720   149
1994           55.67    2,670   148
1995           56.20    1,177   147
            ---------- ------ -------
Total:        $58.02*  10,204   148**
            ========== ====== =======

  Weighted
  Average:.........
                  1993
  Minimum:.........
                  1991
  Maximum:.........
                  1995


            MORTGAGED PROPERTIES BY TEN-YEAR ROOMS RENOVATION DATE

ACTUAL OR                                                                                                              WEIGHTED
PROJECTED                                                 AVERAGE                    WEIGHTED               WEIGHTED   AVERAGE
 10-YEAR                                    AVERAGE      ALLOCATED     % OF TOTAL    AVERAGE   SCHEDULED    AVERAGE     DAILY
  ROOMS     NUMBER OF   ALLOCATED LOAN   ALLOCATED LOAN    LOAN      ALLOCATED LOAN  LOAN-TO-  ALLOCATED   OCCUPANCY    RATES
RENOVATION  MORTGAGED   AMOUNT AS OF     AMOUNT AS OF     AMOUNT     AMOUNTS AS OF    VALUE   LOAN AMOUNT  JULY 1994- JULY 1994-
   DATE     PROPERTIES JANUARY 24, 1996 JANUARY 24, 1996 PER ROOM   JANUARY 24, 1996  RATIO   AT MATURITY  JULY 1995  JULY 1995
- ----------  ---------- ---------------- ---------------- ---------  ---------------- -------- ------------ ---------- ----------
1996             3       $ 16,791,685      $5,597,228     $38,956          4.1%        59.2%  $  7,379,484   82.73%     $72.71
1997            15         91,415,983       6,094,399      41,441         22.3         58.3     40,174,810   81.34       72.75
1998            25        152,831,774       6,113,271      41,115         37.3         58.2     67,165,360   82.44       71.55
1999            18        105,432,092       5,857,338      39,507         25.7         55.7     46,334,504   80.56       69.12
2000/2001        8         43,728,467       5,466,058      37,190         10.7         55.2     19,217,458   79.51       70.70
               ---       ------------      ----------     -------        -----         ----   ------------   -----      ------
Total:          69       $410,200,000      $5,944,928**   $40,218**      100.0%        57.3%* $180,271,616   81.41%*    $71.15*
               ===       ============      ==========     =======        =====         ====   ============   =====      ======
             WEIGHTED
             AVERAGE
ACTUAL OR    REVENUE
PROJECTED      PER
 10-YEAR    AVAILABLE  TOTAL  AVERAGE
  ROOMS        ROOM    NUMBER NUMBER
RENOVATION  JULY 1994-   OF     OF
   DATE     JULY 1995  ROOMS   ROOMS
- ----------- ---------- ------ -------
1996          $60.20      431   144
1997           59.45    2,206   147
1998           59.06    3,720   149
1999           55.67    2,670   148
2000/2001      56.20    1,177   147
            ---------- ------ -------
Total:        $58.02*  10,204   148**
            ========== ====== =======

  Weighted
  Average:.........
                  1998
  Minimum:.........
                  1996
  Maximum:.........
                  2001

 *Weighted
Average
**Average

                       DESCRIPTION OF DEERFIELD LLC

  Deerfield LLC is a Delaware limited liability company that was formed on December 28, 1995 as a single purpose affiliate of the Company and the Managing General Partner. Deerfield LLC is the owner in fee simple of the Deerfield Hotel. The principal executive offices of Deerfield LLC are located at 10400 Fernwood Road, Bethesda, Maryland 20817, telephone (301) 380-9000. The Deerfield Hotel is north of metropolitan Chicago in Deerfield, Illinois. The Deerfield Hotel opened January 2, 1986, and as of December 31, 1995, contained 131 rooms. The average occupancy and average daily room rate for the year ended December 31, 1995 were 77.7% and $73.29, respectively.

                       DESCRIPTION OF THE MORTGAGE LOAN

  The following is a summary of the principal provisions of the Mortgage Loan. This summary does not purport to be complete, and is qualified in its entirety by references to the Loan Agreement, the Mortgage Note, the Mortgages, and the other loan documents (collectively, the "Loan Documents"), copies of which may be obtained upon request from the Company.

GENERAL

  The principal asset of the Trust Fund is the Mortgage Loan, which was made pursuant to the Loan Agreement between the Company and CBM Funding (the "Loan Agreement") and is evidenced by one or more mortgage notes (collectively, the "Mortgage Note") in the original aggregate principal amount of $410,200,000. The Mortgage Loan and the Mortgage Note are secured by first priority liens on the Mortgaged Properties, a pledge of Company's membership interest in Deerfield LLC and the related right to receive distributions in respect thereof, and the other Collateral pursuant to the Mortgages and other Loan Documents.

  The Mortgage Loan was initially made by CBM Funding to the Company and thereafter transferred by CBM Funding to the Trust Fund. The Servicer will service the Mortgage Loan pursuant to the Trust and Servicing Agreement. See "Description of the Trust and Servicing Agreement."

PRINCIPAL AND INTEREST

  Interest is payable monthly on each Due Date and began January 26, 1996, and accrues during each Due Period on the outstanding principal balance of the Mortgage Loan as of the first day of such Due Period. For purposes of calculating interest payable and other amounts on the Mortgage Loan, the Mortgage Loan is divided into six components, each corresponding to one Class of Offered Certificates (considering, for these purposes only, the Class A-3P&I Certificates and the Class A-3IO Certificates as a single Class). Accordingly, each component has an initial principal balance and interest rate equal to the initial Certificate Balance and Pass-Through Rate for the corresponding Class of Offered Certificates, except that the component corresponding to the Class A-3L Interest will have an initial principal balance equal to the initial Class A-3P&I Certificate Balance and an interest rate equal to the sum of the Pass-Through Rates of the Class A-3P&I Certificates and the Class A-3IO Certificates. Payments on the Mortgage Loan allocable to principal reduce the component principal balances in the same order of priority as distributions of principal on the Offered Certificates reduce the Certificate Balances of the corresponding Classes of Offered Certificates (other than the Class A-3IO Certificates). See "Description of the New Certificates--Distributions." The amount of interest payable on each Due Date is equal to the sum of the interest accrued on each component during the applicable Due Period, computed using the principal balance of each component as of the first day of the Due Period and the interest rate for such component. See "Description of the New Certificates--General." Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. The Due Date is the third Business Day preceding the related Distribution Date. The Due Period with respect to any Due Date commences on and includes the first day of the calendar month in which such Due Date occurs (other than the initial Due Period which commenced on and included the Issue Date) and will end on and include the last day of such calendar month. A "Business Day" is any day other than (i) a Saturday or a Sunday or (ii) a day on which federally insured depository institutions in New York are authorized or obligated by law, governmental decree, or executive order to be closed.

  The Mortgage Note provides for monthly payments of principal on each Due Date and began on February 27, 1996, in 144 monthly installments, with the final installment being the Balloon Payment, in accordance with a 204-month principal amortization schedule, computed using an interest rate equal to 7.5% per annum. The Balloon Payment, which is scheduled to be $180.3 million, will be due and payable by the Company on January 28, 2008. Assuming payment on such date, the Balloon Payment will be distributed to Certificateholders on February 1, 2008 (or if such day is not a Business Day, the next occurring Business Day). In the event that the Company fails to pay the Balloon Payment on such date, the Scheduled Balloon Maturity Date may be extended by the Servicer with the consent of holders of Offered Certificates (excluding the Class A-3IO Certificates) evidencing not less than 66 2/3% of the aggregate Voting Rights of all then outstanding Offered Certificates to a date not later than the latest Rated Final Distribution Date with respect to the then outstanding Classes of Offered Certificates; provided that the Scheduled Balloon Maturity Date may not be extended beyond the Rated Final Distribution Date with respect to any then outstanding Class of Offered Certificates without the consent of 100% of the holders of such Class (including the holders of the Class A-3IO Certificates). See "Description of the Mortgages-- Modification of Mortgages and Other Loan Documents." Following any extension of the maturity of the Mortgage Loan, no distributions will be made to the Company. The Servicer will be obligated to make Advances, including P&I Advances, on each Servicer Remittance Date, subject to the limitations described herein. See "Description of the Trust and Servicing Agreement-- Advances."

  Late payments of interest, principal, and any other amounts required to be paid by the Company under the Loan Documents will accrue interest during each Due Period, until paid, at a default rate of interest (the "Default Rate") equal to the greater of (a) 2% over the Weighted Average Interest Rate as of the first day of such Due Period and (b) the Prime Rate in effect as of such day.

  The "Weighted Average Interest Rate" as of any date will be a fraction, expressed as a percentage, the numerator of which equals the sum of the products of the principal balances of each component as of such date multiplied by the interest rate for each such component and the denominator of which is the principal balance of the Mortgage Loan as of such date.

  Under the Loan Agreement, if there is inadequate cash to make all payments due on any date, cash will be applied in the following order of priority: (i) to pay the Servicing Fee and to reimburse expenses of the Trustee and Servicer, to the extent required, (ii) to pay interest (other than Default Interest) due or past due on the Mortgage Loan, (iii) to make principal payments due or past due on the Mortgage Loan (whether scheduled, voluntary, or required (including upon acceleration)), (iv) to pay Prepayment Premiums, and (v) to pay Default Interest.

PREPAYMENTS

  The Mortgage Loan may be prepaid, in whole or in part, together with accrued interest, on any Due Date (each, a "Prepayment Date"), effective as of the last day of the applicable Due Period, provided that(i) no Mortgage Loan Event of Default shall have occurred and be continuing (other than a Mortgage Loan Event of Default that will be cured by such prepayment), (ii) the Company shall have given not less than 30 days' notice to the Servicer setting forth the Prepayment Date, and (iii) the Company pays a Prepayment Premium calculated in the manner set forth below, except that no Prepayment Premium will be required for any prepayment (x) made on or after the date that is six months prior to the Scheduled Balloon Maturity Date, (y) required under the Loan Documents due to a casualty or condemnation affecting any Mortgaged Property, or (z) made in connection with the sale of not more than five Mortgaged Properties made by reason of certain defaults based on title defects or environmental problems. See "--Sales of Mortgaged Properties." Repayment of the Mortgage Loan following acceleration of the maturity thereof will be treated as a prepayment requiring payment of a Prepayment Premium.

  The "Prepayment Premium" required to be paid in connection with a prepayment of the Mortgage Loan will be calculated separately for each component of the Mortgage Loan to which the prepaid principal will be applied. The Prepayment Premium for each such component will equal the greater of (i) 1% of the principal amount of such component being prepaid or (ii) an amount equal to the Present Value, as of the end of the applicable Due Period, of a series of payments equal to the Payment Differential with respect to each of the remaining Due Dates prior to the Assumed Final Certificate Distribution Date for the Class of Offered Certificates (considering, for these purposes only, the Class A-3P&I Certificates and the Class A-3IO Certificates as a single Class). Corresponding to such component, after giving effect to the regularly scheduled payment of principal on the Prepayment Date, discounted at the Reinvestment Yield.

  The term "Reinvestment Yield" as used herein is the Treasury Rate plus the Applicable Margin, converted to a monthly compounded nominal yield. The term "Treasury Rate" as used herein shall be equal to the lesser of (A) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Assumed Final Certificate Distribution Date for the Class of Offered Certificates corresponding to the component being prepaid and (B) the yield on the U.S. Treasury issue (primary issue) with a maturity equal to the remaining average life of such component, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Prepayment Date set forth in the notice provided by the Company or date of acceleration by the Trustee (or if such bid price is not published on that date, the next preceding date on which such bid price is so published). The term "Applicable Margin" as used herein means (a) for a prepayment of any component of the Mortgage Loan that corresponds to the Class A-1 Certificates, Class A-2 Certificates, Class A-3L Interest, or Class B Certificates, 0.25% and (b) for a prepayment of any component that corresponds to the Class C or Class D Certificates, 0.55%.

  The term "Payment Differential" for any component as used herein shall equal, for any Due Date, (x) the interest rate for such component minus the Reinvestment Yield, divided by (y) 12 and multiplied by (z) an amount equal to the amount of the principal prepayment that is to be applied to such component.

  Prepayments of principal will be applied in reduction of the components of the Mortgage Loan in the same order of priority as regularly scheduled payments of principal and will be distributed to Certificateholders as described under "Description of the New Certificates--Distributions-- Prepayment Premiums." The original principal amortization schedule for the Mortgage Loan will not be adjusted following a prepayment of the Mortgage Loan. The amount of interest payments, however, will decline due to the reduced outstanding principal balance that will remain outstanding after any such prepayment.

SECURITY FOR THE MORTGAGE LOAN

  The Mortgage Loan is secured by (i) the Mortgages, which will create first priority liens on the Mortgaged Properties (including the Company's fee or leasehold interests in the land underlying such Hotels, the Company's ownership interest in all improvements, and the fee interests of the Marriott Ground Lessors in the MII Land), (ii) the assignments of leases and rents by the Company with respect to the Mortgaged Properties (including, without limitation, all rights of the Company under the ground leases), (iii) a collateral assignment of the Company's rights under the Management Agreement for the Mortgaged Properties and certain other contracts, (iv) a pledge of the Company's membership interest in Deerfield LLC and the related right to receive distributions therefrom, and (v) a pledge of the funds from time to time on deposit in the Lockbox Account, the Operating Account, the FF&E Reserve Account for the Mortgaged Properties, and the Cash Collateral Account. Each Mortgage secures the entire indebtedness under the Mortgage Loan, except
(a) where prohibited by law or by the terms of a third party ground lease or
(b) where mortgage taxes would have to be paid on the full face amount of the Mortgage Note rather than on the Allocated Loan Amount applicable to a Mortgaged Property (in which cases the applicable Mortgage will secure a portion of the Mortgage Loan equal to 125% of the Allocated Loan Amount).

  The Mortgage Loan is non-recourse to the Company, its partners, and the Marriott Ground Lessors, and is not insured or guaranteed by CBM Funding, the Servicer, the Trustee, the Manager, Host Marriott, MII, or any of their respective affiliates, or by any governmental entity or instrumentality or by any other person or entity.

REPRESENTATIONS AND WARRANTIES

  The Loan Agreement contains representations and warranties by the Company that are customary in transactions similar to the Mortgage Loan, including representations as to the due formation of the Company; the authority of the Company and its partners to enter into and to perform under the Loan Documents; the authority of the Company to conduct its business and its registration or qualification to do business in all states where such registration or qualification is required (including the states where the Hotels are located); the due authorization and execution of the Loan Documents and other related documents by the Company and its general partners; the absence of any consents necessary to enter into and perform under the Loan Documents; compliance with applicable laws (including zoning, environmental, and federal pension laws); the absence of material defaults by the Company under other agreements; the payment of taxes and other charges against the Hotels (other than those being contested by appropriate proceedings and covered by deposits maintained with the Servicer in the amount of 125% of the contested payment); the absence of material litigation; the absence of transactions with affiliates; the maintenance of all necessary permits; and the maintenance of all necessary insurance.

CERTAIN MORTGAGE LOAN COVENANTS

  Limitations on Additional Indebtedness. The Company has covenanted not to, and will not take any action to cause Deerfield LLC to, incur, create, or assume (a) any liabilities and obligations, contingent or otherwise, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or Deerfield LLC or only to a portion thereof), (ii) evidenced by bonds, notes, debentures, and/or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) representing deferred obligations to pay management fees under the Management Agreement, (v) evidenced by bankers' acceptances, (vi) for the payment of money relating to a capitalized lease obligation or sale/leaseback obligation (but excluding any obligations under any ground lease in existence as of the Issue Date that may be a capitalized lease obligation), or (vii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; or (b) any liabilities and obligations of others of the kind described in the preceding clause (a) that the Company or Deerfield LLC has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of the Company or Deerfield LLC including any obligations to purchase, redeem, or acquire any capital stock or similar interests (all of the foregoing being "Indebtedness"); provided that, the Company may (and may allow Deerfield LLC
to) incur, create, or assume the following Indebtedness:

    (x) if no Mortgage Loan Event of Default has occurred and is continuing, or no event has occurred and is continuing which could become a Mortgage Loan Event of Default, purchase money indebtedness and capitalized lease obligations for the purchase or lease of FF&E in the ordinary course of business (and not inconsistent with customary industry practices), which indebtedness may be secured by a first priority lien on the goods and equipment that have been so purchased or leased up to an aggregate of $5 million at any one time;

    (y) indebtedness in respect of deferred management or incentive fees payable to the Manager pursuant to the Management Agreement or deferred ground rent payments payable to the Marriott Ground Lessors pursuant to the Marriott Ground Leases, in each case provided such indebtedness is unsecured and subordinated in all respects to the Mortgage Loan in accordance with the terms of the Loan Documents; and

    (z) if no Mortgage Loan Event of Default has occurred and is continuing, indebtedness solely in respect of reimbursement or similar obligations incurred to secure for the Company surety and appeal bonds, performance bonds, and other obligations of a like nature (to the extent that such incurrence does not result in any obligation to repay any indebtedness relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices.

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

  Maintenance, Repair, and Alterations. The Company has covenanted in the Loan Agreement (i) to maintain the Mortgaged Properties in good and clean order and condition such that the utility and operation of the Mortgaged Properties, as required by the Management Agreement or otherwise, will not be affected in any material adverse respect, subject to ordinary wear and tear and casualty, (ii) subject to the provisions of the Loan Agreement, the Mortgages, and the Management Agreement regarding casualty and condemnation, to make or cause to be made all necessary or appropriate repairs, replacements, and renewals to the Mortgaged Properties within agreed-upon periods, and (iii) not to commit or permit any waste of the Mortgaged Properties or any part thereof. Under the Loan Agreement and the Management Agreement, the Company is required to contribute a percentage of total sales from the Mortgaged Properties to the FF&E Reserve Account. So long as the Management Agreement remains in effect, the Manager will have the right to direct the disbursement of funds in the FF&E Reserve Account for the replacement and repair of FF&E and for repairs, alterations, improvements, and reserves or replacements of equipment and building systems at the Mortgaged Properties in accordance with the Management Agreement. See "Description of the Management Agreement." The FF&E Reserve Account will be pledged by the Company to the Trustee as additional security for the Mortgage Loan and such account will be maintained by the Servicer.

  The Company may make, or permit to be made, alterations with respect to a Mortgaged Property only if certain restrictions set forth in the Mortgages are satisfied, including a requirement that the alteration could not reasonably be expected to decrease the value of the Mortgaged Property or to affect adversely the ability of the Company to make principal and interest payments on the Mortgage Loan when due. The cost of alterations cannot be funded by borrowings by the Company and cannot be secured by liens on any of the Mortgaged Properties.

  Other Covenants. The Loan Agreement also contains covenants by the Company that are customary in transactions similar to the Mortgage Loan, including covenants regarding the timely payment of all amounts due in respect of the Mortgage Note and the Company's other agreements and obligations; the use of the Mortgage Loan proceeds solely to repay existing debt and to pay certain transaction costs; continued compliance with the terms of the Management Agreement and ground leases (and an agreement not to enter into material amendments thereto without the Trustee's consent); the provision of periodic financial and other reports to the Trustee; maintenance of the business of the Company (and an agreement not to (or permit Deerfield LLC to) enter into other businesses or acquire other assets not related to the Hotels); maintenance of the Company's (and Deerfield LLC's, as applicable) existence and its respective registration or qualification to do business in all necessary jurisdictions; maintenance of books and records; the giving of certain notices of defaults, litigation, and other matters to the Servicer; the continued maintenance of the Mortgaged Properties and insurance thereon; and restrictions on merger, consolidation, and reorganization of the Company (or Deerfield LLC, as applicable), except in compliance with the Loan Documents.

SALES OF MORTGAGED PROPERTIES

  The Mortgage Loan permits the Company to sell one or more of the Mortgaged Properties and obtain a release of the Mortgage thereon so long as (i) such sale will not adversely affect the classification of either of the Trust REMICs as a REMIC or the remaining portion of the Trust Fund as a grantor trust that is not a taxable mortgage pool, (ii) the Company shall pay to the Trustee in connection with such sale, and the Trustee shall apply to the repayment of the Mortgage Loan, a Release Price equal to 125% of the then Allocated Loan Amount, plus accrued interest thereon to the end of the current Due Period, plus any applicable Prepayment Premium, and (iii) either (x) the Debt Service Coverage Ratio for the 13 full four-week accounting periods immediately preceding such release for the Mortgaged Properties remaining after such release is not less than the actual Debt Service Coverage Ratio for such period for all the Mortgaged Properties immediately prior to such release, or (y) (1) the pro forma Debt Service Coverage Ratio for the Mortgaged Properties remaining after such release is not less than 2.60:1, (2) such release, either alone or together with all other releases in the 13 full four-week accounting periods immediately preceding such release, would not result in a decrease on a pro forma basis in the Debt Service Coverage Ratio of more than 0.05:1, and (3) such release would satisfy the condition for release under the Notes requiring that the pro forma consolidated interest coverage ratio of CBM II L.P. for the four full fiscal quarters immediately preceding such release, after giving effect to the release of such Mortgaged Properties, is at least equal to the lesser of 2.50:1 or such ratio immediately prior to giving effect to such release (or such condition is waived by the holders of the Notes). The Company shall be permitted to cause Deerfield LLC to sell the Deerfield Hotel only if the net sales proceeds are at least $4.8 million, plus the Prepayment Premium (if any) payable upon the application of such $4.8 million to the prepayment of the Mortgage Loan, and the Company makes such prepayment.

  "Debt Service Coverage Ratio" is a fraction, the numerator of which is the aggregate Net Operating Income of the applicable Mortgaged Properties for the applicable period and the denominator of which is the scheduled payments of principal and interest under the Mortgage Loan during such period (excluding the Balloon Payment).

  "Net Operating Income" (also referred to as "NOI") equals Gross Revenues less Adjusted Operating Expenses. NOI should not be construed as an alternative to operating income (as determined in accordance with GAAP) as an indicator of the Mortgaged Properties' operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity or ability to make payments under the Mortgage Loan. NOI consists of net income before interest expense, depreciation and amortization, incentive management fees, ground rent payable to the Marriott Ground Lessors, the Subordinated Courtyard Management Fee, the Company's administrative expenses, interest income, and after deducting each property's contribution to the property improvement fund. "Gross Revenues" means all revenues and income of any kind derived from the Mortgaged Properties, including rentals or other payments from lessees, licensees, or concessionaires (but not including gross receipts of any of the foregoing except as may be received by or on behalf of the Company as rent), the proceeds of business interruption insurance and telephone charges, excluding refunds, rebates and credits of a similar nature given, paid or returned by or on behalf of the Company. "Adjusted Operating Expenses" means all expenses incurred or accrued in operation of the Mortgaged Properties plus (without duplication) costs of FF&E Replacements, repairs, and maintenance (excluding any such costs paid from funds in the FF&E account), but not including any fees or Rental payments subordinated under the Management Agreement or the Marriott Ground Leases.

  "Allocated Loan Amount" means, with respect to a Mortgaged Property, the portion of the outstanding principal balance of the Mortgage Loan that is allocated to such Mortgaged Property as of any time. After the Issue Date, the initial Allocated Loan Amounts are adjusted in connection with each reduction in the principal balance of the Mortgage Loan, whether as a result of scheduled amortization, prepayment or otherwise (including in connection with any Release, casualty or condemnation), such that the Allocated Loan Amount for each remaining Mortgaged Property after any such reduction shall equal the product of (x) a fraction the numerator of which is the Allocated Loan Amount of such Mortgaged Property immediately before such adjustment and the denominator of which is the aggregate Allocated Loan Amounts immediately before such adjustment for all Mortgaged Properties (other than any being released concurrently with such reduction), multiplied by (y) the outstanding principal balance of the Mortgage Loan immediately after such adjustment; provided, however, that any reduction in the principal balance of the Mortgage Loan resulting from a prepayment made in connection with the Release of or a casualty or condemnation relating to a specified Mortgaged Property will first reduce the Allocated Loan Amount for such Mortgaged Property until the Allocated Loan Amount for the affected Mortgaged Property is reduced to zero, prior to adjustment of the Allocated Loan Amounts for all other Mortgaged Properties as described above.

  In the event of a sale of a Mortgaged Property following certain casualty or condemnation events, the Release Price shall equal the greater of (A) the sum of (x) the total amount of Insurance Proceeds or Condemnation Proceeds received (unless previously applied in accordance with the terms of the applicable Mortgage, including to eliminate any hazardous condition or prevent imminent physical deterioration), plus (y) any net sale proceeds received upon the sale of such Mortgaged Property and (B) the Allocated Loan Amount, plus, in either case, accrued interest thereon to the end of the current Due Period. No Debt Service Coverage Ratio test shall apply with respect to such sales and no Prepayment Premium will be owed.

  In the event of a sale of a Mortgaged Property by reason of a default arising from certain title, environmental, or change in law events affecting such Mortgaged Property, the Release Price for such Mortgaged Property shall be the greater of (A) the net sale proceeds received upon the sale of such Mortgaged Property and

(B) the Allocated Loan Amount, plus, in either case, accrued interest thereon to the end of the current Due Period (plus, in either case, a Prepayment Premium in the case of a change in law event only); provided, however, that
(i) such event was not caused by the Manager or the Company, (ii) such event was not known to the Manager or prior to the Issue Date, (iii) such sale is to a bona fide third party or on bona fide third party terms, and (iv) the satisfaction of the requirements contained in the foregoing clauses (i)-(iii) shall be confirmed by the Rating Agencies and the Servicer or its designated nominee; and provided further, that no more than (a) five Mortgaged Properties or (b) such lesser number of Mortgaged Properties having Allocated Loan Amounts as of the Issue Date representing in the aggregate not more than 5% of the initial principal balance of the Mortgage Loan, may be sold pursuant to this exception. No Debt Service Coverage Ratio test shall apply with respect to such sales.

CASUALTY AND CONDEMNATION

  In the event of a casualty affecting a Mortgaged Property and provided that there exists no Mortgage Loan Event of Default or any default that may mature into a Mortgage Loan Event of Default, the Company will be entitled to receive payment of any Insurance Proceeds up to $100,000 to be applied to the cost of restoring such Mortgaged Property. If the Insurance Proceeds exceed $100,000 (excluding proceeds under public liability or workers' compensation insurance), all of such Insurance Proceeds must be paid into a special subaccount of the Cash Collateral Account to be applied (a) as work progresses, to the cost of restoring such Mortgaged Property as nearly as possible to its condition before the casualty or (b) to prepayment of the Mortgage Loan as described below. The Company shall not be required or permitted to repair and restore the affected Hotel if the nature of a casualty is such that (a) the Company is not required under any ground lease to restore the premises and (b) either (i) the restoration adversely affects the cash flow from the premises in any material respect and restoration cannot reasonably be expected to be completed within a period of eighteen months from the date of the casualty (or, if shorter, when the proceeds of business interruption insurance are no longer available) or (ii) the extent of the damage makes it impracticable in the Company's reasonable judgment to restore the premises to substantially the same condition as existed prior to the casualty. In such cases, the Company must prepay the Mortgage Note in an amount equal to the greater of (x) the remaining Insurance Proceeds less amounts required to eliminate any hazardous condition on or prevent imminent physical deterioration to the premises on any land subject to a Marriott Ground Lease and (y) the Allocated Loan Amount for such Mortgaged Property, plus, in either case, accrued interest, but without a Prepayment Premium. Any sale of a Mortgaged Property following a casualty with respect to which restoration is not required will be treated as described under "--Sales of Mortgaged Properties" above. If the Company restores a Mortgaged Property and receives Insurance Proceeds in excess of those used for restoration, first, such excess proceeds must be applied to repay amounts owed to the Servicer and the Trustee under the Trust and Servicing Agreement and second, any remaining proceeds shall be retained by the Company.

  In the event of a condemnation affecting a Mortgaged Property and provided that there exists no Mortgage Loan Event of Default or default that may mature into a Mortgage Loan Event of Default, the Company will be entitled to receive payment of Condemnation Proceeds up to $100,000 to be applied to the cost of restoring such Mortgaged Property, if restoration is required. Condemnation Proceeds of more than $100,000 will be deposited into a special subaccount of the Cash Collateral Account to be applied to the cost of restoring such Mortgaged Property to a condition as nearly as possible as to its condition before the condemnation or to prepayment of the Mortgage Loan as described below. The Company shall not be required or permitted to restore the affected Mortgaged Property, if (i) the condemnation is of the entire premises or results in a perpetual easement on the entire premises, or (ii) restoration is not required under any applicable Ground Lease, the condemnation adversely affects the cash flow from the premises in any material respect, and restoration cannot reasonably be expected to be completed within a period of one year from the date of the condemnation, or (iii) the Ground Lease is terminated pursuant to its terms as a result of such condemnation. In such cases, the Company shall be required to prepay the Mortgage Note in an amount equal to the greater of (x) the amount of the Condemnation Proceeds and (y) the Allocated Loan Amount, plus, in either case, accrued interest, but without a Prepayment Premium. In the event that the Condemnation Proceeds exceed the costs of restoration, such excess proceeds must be applied to repay amounts owed to the Servicer and the Trustee under the Trust and Servicing Agreement, and any remaining proceeds shall then be applied by the Trustee to repay the Mortgage

Loan without a Prepayment Premium. Any sale of a Mortgaged Property following a condemnation with respect to which restoration is not required will be treated as described under "--Sales of Mortgaged Properties" above.

  If the cost of any restoration as to which Insurance Proceeds or Condemnation Proceeds have been deposited into the Cash Collateral Account is expected to be $250,000 or less in the aggregate, the Trustee will agree, provided that no Mortgage Loan Event of Default has occurred and is continuing, to release funds from the Cash Collateral Account for the payment of the costs of restoration upon receipt of a certificate of an officer of the Managing General Partner that (A) the amount requested is necessary to pay invoices submitted to the Company in connection with the restoration and (B) such officer expects the remaining amounts of such Insurance Proceeds or Condemnation Proceeds then held in the Cash Collateral Account to be sufficient to complete the restoration. If the cost of any such restoration is expected to exceed $250,000, the Trustee shall have the right to approve the plans and specifications for such restoration before the restoration work begins, to appoint a supervising architect or engineer to oversee the restoration, and to require, as a condition to the release of funds from the Cash Collateral Account to pay the costs of such restoration, (x) a certificate of the supervising architect or engineer certifying as to the matters described in clauses (A) and (B) above and further certifying that the restoration work for which such proceeds are requested has been completed in accordance with the approved plans and specifications and with applicable law, and (y) lien waivers from all materialmen, laborers, and contractors who are to be paid with such advances. If at any time the amount remaining on deposit in the Cash Collateral Account with respect to any such casualty or condemnation after the making of any advance shall be reasonably believed by the Trustee to be insufficient to complete the restoration, the Trustee shall be entitled to require the Company to deposit additional funds into the Cash Collateral Account until the deficiency in the Cash Collateral Account is eliminated.

MORTGAGE LOAN EVENTS OF DEFAULT

  Each of the following constitutes a Mortgage Loan Event of Default: (a) the Company shall fail to make any scheduled payment of principal or interest on the Mortgage Note, or to pay any Prepayment Premium or other payment required under the Mortgage Note or other Loan Documents on the date such payment is due, (b) any representation or warranty made by the Company in any Loan Document (or by any Marriott Ground Lessor in any Mortgage on a Hotel that is subject to a Marriott Ground Lease) shall fail to have been true in any material and adverse respect when made or the Company shall breach any non-monetary covenant contained in the Loan Agreement in any material and adverse respect, which failure or breach, in either case, remains uncured, following receipt by the Company of notice of such failure or breach (i) for 10 days, with respect to any failure or breach of covenant relating to the payment of taxes or maintenance of insurance, and (ii) for 30 days, with respect to all other such failures or breaches (provided that, if such failure or breach is curable but the cure cannot be effected within the applicable cure period, it will not be a Mortgage Loan Event of Default if the Company promptly commences such cure and thereafter diligently pursues such cure to completion (including by consummation of a sale of the affected Mortgaged Property and the payment of the applicable Release Price and Prepayment Premium, but in no event later than 180 days after the Company receives notice of such failure or breach),
(c) the Manager shall cease to manage all the Hotels (unless (i) the Manager is replaced with a nationally recognized hotel operator acceptable to the Servicer, (ii) the Hotels continue to be part of a comparable nationally recognized hotel system acceptable to the Servicer, (iii) each of the Rating Agencies delivers a letter confirming that such replacement will not result in a downgrade, withdrawal, or qualification of the ratings assigned by it to the Certificates, and (iv) such replacement does not result in a default under the Mortgage), (d) there shall at any time be (i) a final unsatisfied judgment against the Company or the Managing General Partner, not covered by insurance, exceeding $10 million at any one time which is not stayed, bonded, or discharged within 60 days or (ii) a default in Indebtedness of the Company or the Managing General Partner with an aggregate principal amount exceeding $5 million, (e) the Company or Managing General Partner shall fail to pay its debts as they become due or shall file, or there shall have been filed against it, a petition in bankruptcy or seeking the dissolution or winding up of the affairs of the Company or the Managing General Partner, a petition seeking the appointment of a receiver for the Company or the Managing General Partner or for the Mortgaged Properties, or similar filings or proceedings for the protection of the creditors of the Company or the Managing General Partner

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

(which, in the case of an involuntary petition, is not fully stayed or discharged within 60 days after filing), (f) the Manager shall fail to pay its debts as they become due or shall file, or there shall have been filed against it, a petition in bankruptcy or seeking the dissolution or the winding up of the affairs of the Manager or similar proceedings for the protection of the Manager's creditors (which, in the case of an involuntary petition, is not fully stayed or discharged within 60 days after filing) unless (i) the Manager is replaced with a nationally recognized hotel operator acceptable to the Servicer, (ii) the Hotels continue to be part of a comparable nationally recognized hotel system acceptable to the Servicer, (iii) each of the Rating Agencies delivers a letter confirming that such replacement will not result in a downgrade, withdrawal, or qualification of the ratings assigned by it to the Certificates, and (iv) such replacement does not result in a default under the Mortgage Note, (g) the Managing General Partner ceases to be a general partner of the Company, fails to have at least one director who is not affiliated with Host or MII, to be owned or controlled, directly or indirectly, by one or more Persons with substantial experience in the ownership and operation of hotels,
(h) the Company acquires any assets not directly related to the Hotels (other than holding the Class R Certificate and Class UR Certificate), (i) the Managing General Partner engages, directly or indirectly, in any business or activity except serving as the Managing General Partner of the Company, (j) the declaration by any Marriott Ground Lessor of its intent to terminate the applicable Marriott Ground Lease as a result of an event of default under a Marriott Ground Lease or the occurrence of an event of default under any ground lease other than a Marriott Ground Lease, or (k) the occurrence of certain events with respect to Deerfield LLC, including the incurrence of any Liens (other than Permitted Liens) on the property, terminating the management agreement for the Deerfield Hotel (with certain exceptions), or sale of the Deerfield Hotel without satisfying certain conditions.

  Upon the occurrence of a Mortgage Loan Event of Default described in clause
(e) above relating to the Company, the Mortgage Loan will automatically accelerate without any declaration or other act on the part of the Trustee or the Certificateholders. Upon the occurrence and during the continuance of any other Mortgage Loan Event of Default, the Trustee will be entitled to accelerate the Mortgage Loan and exercise its default remedies, except that the Trustee will not be entitled to initiate foreclosure proceedings upon the Mortgaged Properties, except upon five Business Days prior written notice to the Company and, where applicable, the Manager and the Marriott Ground Lessors.

FINANCIAL STATEMENTS AND OTHER INFORMATION

  The Company is required to deliver to the Trustee, the Servicer, and the Rating Agencies (i) not later than 90 days after the end of each fiscal quarter the unaudited consolidated balance sheet and consolidated statement of income and expenses relating to the Company for such quarter and for the fiscal year to date, which shall be certified by an appropriate officer of the Managing General Partner, (ii) not later than 120 days after the end of each fiscal year, the consolidated audited balance sheet and consolidated statement of income and expenses of the Company for such year, (iii) a consolidated annual itemized operating budget and, for each Hotel, a capital expenditure budget, and (iv) not later than 30 days after the end of each four-week accounting period, operating statements, occupancy statements, and average room rates for such accounting period for each Hotel.

                         DESCRIPTION OF THE MORTGAGES

  The following is a summary of the principal provisions of the Mortgages. This summary does not purport to be complete and is qualified in its entirety by reference to the Mortgages, a copy of the form of which may be obtained upon request from CBM Funding.

GENERAL

  The Mortgages created first priority mortgage, deed of trust, or similar liens on the Company's fee or leasehold interests in 69 Hotels and the Marriott Ground Lessors' fee interests in the MII land. The Mortgages are cross-defaulted and cross-collateralized and each secures the payment in full of the Mortgage Note and other charges that may become due and payable under the Loan Documents, including the compensation to be paid to

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

the Trustee and the Servicer in respect of their activities under the Trust and Servicing Agreement, except (a) where prohibited by law or by the terms of a third party ground lease or (b) where mortgage taxes would have to be paid on the full face amount of the Mortgage Note rather than on the Allocated Loan Amount applicable to a Mortgaged Property (in which cases the applicable Mortgage will secure a portion of the Mortgage Loan equal to 125% of the Allocated Loan Amount).

  The Trustee's recourse for the satisfaction of indebtedness due under the Mortgage Note and for the payment and performance of all of the obligations and liabilities of the Company under the Mortgages and the related security documents will be limited to the Mortgaged Properties and the other Collateral. There shall be no recourse to the assets of CBM Funding or the Company or, where applicable, to the Marriott Ground Lessors (other than to the Mortgaged Properties, funds on deposit in the Accounts, and the other Collateral), or to the partners, controlling persons, officers, directors, trustees, beneficiaries, employees, agents, or affiliates of the Company, CBM Funding, or any other person or entity or their respective successors or assigns.

REPRESENTATIONS, WARRANTIES, AND COVENANTS

  The Company has agreed to make certain representations, warranties, and covenants with respect to each Mortgaged Property and other Collateral that are typical in commercial mortgages securing transactions similar to the Mortgage Loan, including (a) representations regarding the Company's good title to the Mortgaged Property and other Collateral, (b) covenants (i) to maintain good title to the Mortgaged Property and other Collateral, (ii) to maintain insurance required with respect to the Mortgaged Property and other Collateral, (iii) to comply with laws, a failure of which would have a material and adverse effect on the Company, the Mortgaged Property, and other Collateral, or the Trustee's interest therein, (iv) to allow no liens to be created against the Mortgaged Property and other Collateral other than liens permitted by the Loan Documents, (v) to comply with the terms and conditions of any applicable ground lease, (vi) to make no sale or assignment of any interest in the Mortgaged Property or other Collateral to anyone other than the Trustee, except for the granting of customary easements and similar rights in the ordinary course of business, (vii) to pay property taxes, assessments, and similar charges against the Mortgaged Property as they become due, (viii) to maintain the Mortgaged Property in good condition consistent with the standards required under the Management Agreement, (ix) to make no alterations in violation of the terms of the Loan Documents, (x) to comply in all material respects with the terms of the Management Agreement, (xi) to rebuild or restore the Mortgaged Property after a casualty or condemnation (except where the Loan Documents provide that such repair or restoration is not required),
(xii) to maintain the validity and priority of the Trustee's security interest in the Mortgaged Property and other Collateral, (xiii) to make no material amendment to the Management Agreement or any ground lease without the prior consent of the Trustee, and (xiv) to not be a party to any merger, consolidation, or reorganization not permitted by the Loan Documents.

DISCHARGE OF LIENS

  The Company covenants to discharge by payment or by procurement of an appropriate surety bond, or otherwise, within 30 days after receiving written notice of the filing thereof (and in any event before foreclosure is permitted under law), any lien, encumbrance, or charge upon any Mortgaged Property not permitted under the terms of the respective Mortgage (subject to certain rights to contest those liens upon making deposits with the Servicer equal to 125% of the contested claim).

INSURANCE

  The Company is required to maintain throughout the term of the Mortgage Note insurance with respect to each Mortgaged Property against any peril included within the form of insurance commonly referred to as "extended coverage" in amounts sufficient to prevent the Company (or Deerfield LLC, as applicable) or the Trustee from becoming a co-insurer, but in any case in an amount equal to the replacement cost of the improvements (without considering depreciation and exclusive of excavations and foundations), which may be maintained in a blanket policy which insures other properties so long as there is sufficient coverage to replace the Mortgaged Property. In addition, for each Mortgaged Property, the Company shall be required to maintain business interruption insurance in an amount sufficient to provide proceeds covering not less than one year's gross annual revenues (on a twelve month trailing basis), which may also be maintained in a blanket policy which insures other property so long as there is sufficient coverage to replace the required cash flow from the Mortgaged Property. The Company is also required to maintain boiler and machinery insurance; comprehensive general liability insurance; statutory workers' compensation insurance; umbrella liability insurance and such other insurance as is generally available on commercially reasonable terms and is generally required by institutional lenders on loans secured by similar properties. The Company has agreed to obtain earthquake insurance covering the Hotels located in California by April 1, 1996 and will maintain such insurance so long as it is available on commercially reasonable terms unless certain specified reserves are established and maintained by the Company. The Company also has agreed to obtain environmental insurance with respect to seven Hotels. See "Risk Factors--Risks Relating to Real Estate Investments--Possible Environmental Liabilities." Required insurance coverage must be provided by insurance carriers having minimum claims paying abilities, as rated by S&P and DCR (if rated by DCR) of not less than "A," or be otherwise acceptable to the Rating Agencies, provided that workers' compensation insurance may be provided by a state approved and regulated employer's self-insurance fund. Each policy of insurance, other than any workers' compensation insurance policy, must name the Trustee and Servicer, where applicable, as additional insureds or as loss payees. See "Description of the Management Agreement--Management Services."

MODIFICATION OF MORTGAGES AND OTHER LOAN DOCUMENTS

  Without the consent of the Certificateholders, the Company, the Trustee, CBM Funding, and, where applicable the Marriott Ground Lessors, upon their mutual agreement, may enter into supplements (i) to correct or clarify the description of any property subject to the lien of any Mortgage; (ii) to pledge to the Trustee any additional property; (iii) to add other covenants and agreements thereafter to be observed by the Company or to surrender any right or power reserved to or conferred upon the Company under any Mortgage or any other Loan Document; (iv) to cure any ambiguity, or to cure, correct, or supplement any defective or inconsistent provision contained in any Mortgage, in the Mortgage Note, or in any other Loan Document, provided that such change does not adversely affect the interest of any Certificateholder in any material respect, or to evidence any succession and the assumption by any such successor of the respective covenants therein; (v) to qualify any Mortgage or any other Loan Document, or to permit the qualification of the Trust and Servicing Agreement, under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect; or (vi) in connection with any amendment or supplement to the Trust and Servicing Agreement that is approved as provided therein. Notwithstanding the foregoing, the Servicer shall not permit any modification or amendment with respect to the Mortgage Loan that would extend the maturity date of the Mortgage Loan beyond the Scheduled Balloon Maturity Date without the consent of holders of not less than 66 2/3% of the aggregate Voting Rights of the outstanding Offered Certificates (other than the Class A-3IO Certificates) affected thereby, provided, that no such modification or amendment shall be made unless the Servicer shall have obtained a Nondisqualification Opinion with respect to such modification or amendment and satisfaction of certain other conditions. Following any extension of the maturity date of the Mortgage Loan, no distributions will be made to the Company. Notwithstanding the foregoing, the Servicer shall not permit any modification or amendment that would (i) change the interest rate payable on any component of the Mortgage Note; (ii) extend the maturity date of the Mortgage Loan beyond the Rated Final Distribution Date with respect to any then outstanding Class of Offered Certificates; (iii) forgive any payment of principal or interest on the Mortgage Note; (iv) cause either of the Trust REMICs to fail to qualify as a REMIC or cause the remaining portion of the Trust Fund to fail to qualify as a grantor trust that is not a taxable mortgage pool at any time Offered Certificates are outstanding; (v) impair any holder's right to receive payments of principal or interest on the Offered Certificates; or (vi) impair any holder's benefit of the priority of the security interest in the Mortgaged Property, in each case, without the consent of 100% of the holders of Offered Certificates (including the Class A-3IO Certificates) affected thereby. The Mortgages and other Loan Documents may be modified in other respects with the written consent of the holders of 66 2/3% of the Voting Rights of the outstanding Offered Certificates (other than the Class A-3IO Certificates).

  No modification may be made that would impair the Servicer's or the Trustee's rights under any Mortgage without the consent of the Servicer or Trustee, as applicable.

TITLE INSURANCE

  As a condition to the closing of the Old Certificates Offering, the Company delivered to the Trustee a title insurance policy insuring each Mortgage as a valid first lien on the related Mortgaged Property and the assignment of such Mortgage to the Trustee, in an aggregate amount not less than the Allocated Loan Amount applicable to the related Mortgaged Property. The title insurance policy was issued by Commonwealth Land Title Insurance Company.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT

  The Old Certificates were sold by the Issuer on January 24, 1996 in a private placement. In connection with that placement, CBM Funding and the Company entered into the Registration Rights Agreement, which requires CBM Funding to file a registration statement under the Securities Act with respect to the New Certificates and, upon the effectiveness of that registration statement, offer to the holders of the Old Certificates the opportunity to exchange their Old Certificates for a like principal amount of New Certificates, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that CBM Funding must use its best reasonable efforts to cause the registration statement with respect to the Exchange Offer to be declared effective as promptly as possible by the Commission. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part. As a result of the filing and the effectiveness of the registration statement, certain liquidated damages provided for in the Registration Rights Agreement and the Trust and Servicing Agreement will not be owed. Following the completion of the Exchange Offer, holders of Old Certificates not tendered will not have any further registration rights and those Old Certificates will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Certificates could be adversely affected upon completion of the Exchange Offer.

  To participate in the Exchange Offer, a holder must represent to the Issuer, among other things that (i) the New Certificates acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the New Certificates, whether or not such person is the holder of the Old Certificates, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of the New Certificates, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the New Certificates, and (iv) neither the holder nor any such other person is an "affiliate" (as defined under Rule 405 promulgated under the Securities Act) of the Issuer.

  The Old Certificates are designated for trading in the PORTAL market. To the extent Old Certificates are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Certificates will decrease, which will result in a decrease in the liquidity in the market of the Old Certificates. Following the consummation of the Exchange Offer, holders of Old Certificates who were eligible to participate in the Exchange Offer but who did not tender the Old Certificates will not be entitled to certain rights under the Registration Rights Agreement and such old Certificates will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the Old Certificates could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Certificates or the New Certificates.

  Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Issuer and the Company, the Issuer and the Company believe that, with the exceptions discussed herein, New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold and otherwise transferred by any person receiving the New Certificates, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of the Issuer or the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that (i) the New Certificates are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Certificates, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Certificates. However, the Issuer and the Company have not sought, and do not intend to seek, a no-action letter, and there can be no assurance that the Commission's staff would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where those Old Certificates were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Certificates. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the offer or sale of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not intend to register the Old Certificates under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. Based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties unrelated to the Issuer, the Issuer believes that, except as set forth in the next sentence, New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Old Certificates are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Certificates. Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuer will accept any and all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuer will issue a New Certificate in exchange for each outstanding Old Certificate accepted in the Exchange Offer. Holders may tender some or all of their Old Certificates pursuant to the Exchange Offer.

  The form and terms of the New Certificates are substantially the same as the form and terms of the Old Certificates except that the New Certificates have been registered under the Securities Act and will not bear legends restricting their transfer. The New Certificates will evidence the same beneficial interest in the "regular interests" in the two REMICs that are part of the Trust Fund as the Old Certificates and will be issued pursuant to, and entitled to the benefits of, the Trust and Servicing Agreement pursuant to which the Old Certificates were, and the New Certificates will be, issued.

  As of May 1, 1996, $407,182,129 principal balance of the Old Certificates
were outstanding. The Issuer has fixed the close of business on       , 1996,
as the Record Date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of the Record Date, there was one registered holder of the Old Certificates. Holders of Old Certificates do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Trust and Servicing Agreement in connection with the Exchange Offer. The Issuer intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

  The Issuer shall be deemed to have accepted validly tendered Old Certificates when, as, and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Certificates from the Issuer. If any tendered Old Certificates are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Certificates will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Certificates in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Solicitation of Tenders; Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
 , 1996, unless the Issuer, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. To extend the Exchange Offer, the Issuer will notify the Exchange Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Issuer reserves the right, in its sole discretion, (i) to delay accepting any Old Certificates, to extend the Exchange Offer or, if any of the conditions set forth under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner.

INTEREST ON THE NEW CERTIFICATES

  The New Certificates will bear interest from the first day of the calendar month in which the last payment of interest on the Old Certificates was made. No interest will be paid on the Old Certificates accepted for exchange.

PROCEDURES FOR TENDERING

  Only a holder of Old Certificates may tender the Old Certificates in the Exchange Offer. Except as set forth under "--Book-Entry Transfer," to tender in the Exchange Offer a holder must complete, sign and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or copy to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if that procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described. To be tendered effectively, the Old Certificates, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "--Exchange Agent" prior to the Expiration Date.

  The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD CERTIFICATES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION

DATE AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO THE ISSUER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, the Old Certificates must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Certificates.

  If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal unless waived by the Company.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Certificates will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Certificates. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of Old Certificates, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that the Issuer determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Issuer reserves the right in its sole discretion to purchase or make offers for any Old Certificates that remain outstanding after the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each holder will represent to the Issuer and the Company that, among other things, (i) the New Certificates acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Certificates, whether or not such person is the holder,
(ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Certificates, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Certificates, and (iv) neither the holder nor any such other person is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Issuer or the Company. Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Certificates acquired directly from the Issuer), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

  In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, pursuant to the book-entry transfer procedures described below, such non-exchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility system may make book-entry delivery of Old Certificates being tendered by causing the Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  The DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through the DTC. To accept the Exchange Offer through ATOP, participants in the DTC must send electronic instructions to the DTC through the DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. The DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Certificates through ATOP, the electronic instructions sent to the DTC and transmitted by the DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Certificates desires to tender such Old Certificates and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  For a withdrawal of a tender of Old Certificates to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Certificates to be withdrawn (the "Depositor"), (ii) identify the Old Certificates to be withdrawn (including the certificate number or numbers and principal amount of such Old Certificates), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Certificates were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Certificates register the transfer of such Old Certificates into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Certificates are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "--Procedures for Tendering" at any time on or prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Issuer shall not be required to accept for exchange, or exchange New Certificates for, any Old Certificates, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Certificates, if:

    (a) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission; or

    (b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Issuer to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

    (c) any governmental approval has not been obtained, which approval the Issuer shall deem necessary for the consummation of the Exchange Offer.

  All conditions to the Exchange Offer must be satisfied or waived (other than the receipt of necessary governmental approvals, which may not be waived) prior to the consummation of the Exchange Offer.

  If the Issuer determines in its sole discretion that any of the conditions are not satisfied, the Issuer may (i) refuse to accept any Old Certificates and return all tendered Old Certificates to the tendering holders (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Certificates tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Certificates (see "--Withdrawal Rights") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Certificates which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuer will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Issuer will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five-to-ten-business-day period.

EXCHANGE AGENT

  All executed Letters of Transmittal should be directed to the Exchange Agent. Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                       BY REGISTERED OR CERTIFIED MAIL,
                       BY OVERNIGHT COURIER OR BY HAND:

                             Bankers Trust Company
                                 3 Park Plaza
                               Irvine, CA 92714
                  Attn: Courtyard by Marriott Exchange Offer

                                 BY FACSIMILE:
                                (714) 253-7577

                             CONFIRM BY TELEPHONE:
                                (714) 253-7575

SOLICITATIONS OF TENDERS; FEES AND EXPENSES

  The Issuer will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

  The Issuer has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

  Holders who tender their Old Certificates for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Certificates in the name of, or request that Old Certificates not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                                  MANAGEMENT
BENEFICIAL OWNERSHIP

  The Company's managing general partner is Courtyard II Associates Management Corporation, the Managing General Partner, which owns a 1% managing general partner interest in the Company. CBM II L.P. owns a 1% general partner interest and a 98% limited partner interest in the Company.

  The Company has no directors or officers. The business and policy making functions of the Company are carried out through the directors and executive officers of the Managing General Partner who are listed, along with the directors and executive officers of CBM Funding, below:

NAME                     AGE POSITIONS HELD
- ----                     --- --------------
Bruce F. Stemerman......  40 President, Chief Accounting Officer and Director of
                             the Managing General Partner and President, Chief
                             Accounting Officer and Sole Director of CBM Funding
Christopher J.            33 Vice President of each of the Managing General Partner
 Nassetta...............     and CBM Funding
Christopher G.            48 Vice President and Secretary of each of the Managing
 Townsend...............     General Partner and CBM Funding
Robert E. Parsons.......  40 Vice President of each of the Managing General Partner and CBM Funding
Scott A. LaPorta........  33 Treasurer of each of the Managing General Partner and
                             CBM Funding
Stephen J. McKenna......  55 Vice President of each of the Managing General Partner and CBM Funding
Douglas H. S. Greene....  35 Vice President of each of the Managing General Partner and CBM Funding
Pamela J. Murch.........  36 Vice President, Assistant Secretary and Assistant
                             Treasurer of each of the Managing General Partner and
                             CBM Funding
William E. Einstein.....  43 Vice President of each of the Managing General Partner and CBM Funding
Mark A. Ferrucci........  43 Director of the Managing General Partner

  Bruce F. Stemerman joined Host Marriott in 1989 as Director--Partnership Services. He became Vice President--Lodging Partnerships in 1994. Prior to joining Host Marriott, Mr. Stemerman spent ten years with Price Waterhouse. He also serves as a director and an officer of numerous Host Marriott subsidiaries.

  Christopher J. Nassetta joined Host Marriott in October 1995 as Executive Vice President. Prior to joining Host Marriott, Mr. Nassetta served as President of Bailey Realty Corporation from 1991 to 1995 and in various positions with The Oliver Carr Company from 1984 through 1991.

  Christopher G. Townsend joined Host Marriott's Law Department in 1982 as a Senior Attorney. In 1984 he was made Assistant Secretary of Host Marriott. In 1986 he was made an Assistant General Counsel. He was made Senior Vice President, Corporate Secretary and Deputy General Counsel of Host Marriott in 1993. He also serves as a director and an officer of numerous Host Marriott subsidiaries.

  Robert E. Parsons joined Host Marriott's Corporate Finance Planning staff in 1981. In 1984, Mr. Parsons was made Director, Project Finance of Host Marriott's Treasury Department and in 1986 he was made Vice President, Project Finance of Host Marriott's Treasury Department. He was made Assistant Treasurer of Host Marriott in 1988 and was made Senior Vice President and Treasurer of Host Marriott in 1993. In 1995, he was made Executive Vice President and Chief Financial Officer of Host Marriott. He also serves as a director and an officer of numerous Host Marriott subsidiaries.

  Scott A. LaPorta joined Host Marriott in 1989 as a Senior Financial Analyst of Financial Planning & Analysis and was named Manager in 1990. He was appointed Director, Financial Planning & Analysis in 1992 and was appointed Director of Corporate Finance in 1993. Prior to joining Host Marriott, Mr. LaPorta spent three years with Price Waterhouse. Mr. LaPorta was named Senior Vice President and Treasurer of Host Marriott in October 1995.

  Stephen J. McKenna joined Host Marriott in 1973 as an attorney. He was appointed Assistant General Counsel in 1976, and was promoted to Vice President and Assistant General Counsel in 1986. He became Vice President and Associate General Counsel in 1990 and became Senior Vice President and General Counsel in 1993. In 1995, he became Executive Vice President. Prior to joining Host Marriott, Mr. McKenna was employed as an attorney in the airline and aircraft manufacturing industries. He also serves as a director and an officer of numerous Host Marriott subsidiaries.

  Douglas H. S. Greene joined Host Marriott's Hotel Development Staff in 1982. In 1985, Mr. Greene joined the Project Finance Department as Manager. In 1987, he became a Director, in 1990 he became a Senior Director and in 1993, he was made a Vice President of Host Marriott's Project Finance Group. In 1995, he became Senior Vice President, Acquisitions.

  Pamela J. Murch joined Host Marriott Corporation in 1989 as an attorney in its Law Department, and in 1993 was appointed Assistant General Counsel and Assistant Secretary. Ms. Murch has been a Vice President of Host Marriott since 1993.

  William E. Einstein joined Host Marriott Corporation in 1982 as a Manager, Income Taxes and was made Director, Income Taxes in 1985, Vice President, Income Taxes in 1990 and Vice President, Partnership Services in 1991. In 1993, he became Vice President--Taxes of Host Marriott. He also serves as a director and an officer of numerous Host Marriott subsidiaries.

  Mark A. Ferrucci joined CT Corporation System in 1977 as an Account Representative. In 1990 he became an Assistant Secretary of CT Corporation System and in 1992 he became Assistant Vice President.

MANAGEMENT REMUNERATION

  The Company has no directors or officers nor does it have any employees. Under the Partnership Agreement, however, the Managing General Partner has the exclusive right to conduct the business and affairs of the Company subject only to the Management Agreement described in "Description of the Management Agreement." The Managing General Partner is required to devote to the Company such time as may be necessary for the proper performance of its duties, but the officers and directors of the Managing General Partner are not required to devote their full time to the performance of such duties. No officer or director of the Managing General Partner devotes a significant percentage of his or her time to Company matters. To the extent that any officer or director does devote time to the Company, the Managing General Partner is entitled to reimbursement for the cost of providing such services. For information regarding all payments made by the Company to Host Marriott and its subsidiaries, see "Certain Relationships and Related Transactions."

LIMITED LIABILITY AND INDEMNIFICATION WITH RESPECT TO THE COMPANY

  The Partnership Agreement for the Company states that it shall indemnify and hold harmless the Managing General Partner against and in respect of any liability incurred by reason of or in connection with the performance of its duties as Managing General Partner of the Company unless it is established that the act or omission of the Managing General Partner was material to the matter giving rise to the proceeding or was the result of willful misconduct, gross negligence, or fraud of the Managing General Partner. The by-laws of the Managing General Partner provide for indemnification of any person who is or was serving at the request of the Managing General Partner as a director, officer, employee, or agent of a corporation, partnership, joint venture, trust, or other enterprise, as permitted by the laws of the State of Delaware, provided that the indemnitee acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Managing General Partner and without reasonable cause to believe his or her conduct was unlawful.

SPECIAL PURPOSE ENTITY COVENANTS OF THE COMPANY

  The Loan Agreement and the Partnership Agreement contain provisions restricting the Company from engaging in any business other than the ownership and operation of the Mortgaged Properties (as well as the ownership of a 99% membership interest in the Deerfield LLC) and from incurring debt other than pursuant to the Mortgage Loan or as described under "Description of the Mortgage Loan--Certain Mortgage Loan Covenants." In addition, the Loan Agreement and the Partnership Agreement contain provisions intended to reduce the likelihood that the assets and liabilities of the Company would be consolidated with those of any affiliate of the Company in the event of a bankruptcy of such affiliate, including provisions prohibiting the commingling of assets of the Company with the assets of its general partners and requiring the maintenance of separate books and records.

    OWNERSHIP OF INTERESTS IN CBM FUNDING AND THE MANAGING GENERAL PARTNER

OWNERSHIP OF INTERESTS IN CBM FUNDING

  The Company owns 100% of the outstanding common stock, par value $.01 per share, of CBM Funding.

OWNERSHIP OF INTERESTS IN THE MANAGING GENERAL PARTNER

  CBM II L.P. owns, indirectly through affiliates, 100% of the outstanding common stock, par value $.01 per share, of the Managing General Partner.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH HOST MARRIOTT

  Neither the Managing General Partner, CBM Funding nor the Company has any employees. Host Marriott provides the services of certain employees (including the Managing General Partner's executive officers) of Host Marriott to the Company, CBM Funding and the Managing General Partner. The Company, CBM Funding and the Managing General Partner anticipate that each of the executive officers of the Managing General Partner and CBM Funding will generally devote a sufficient portion of his or her time to the business of the Company and CBM Funding. However, each of such executive officers also will devote a significant portion of his or her time to the business of Host Marriott and its other subsidiaries. No officer or director of the Managing General Partner, CBM Funding or employee of Host Marriott devotes a significant percentage of time to Company or CBM Funding matters. To the extent that any officer, director or employee does devote time to the Company, CBM Funding or the Managing General Partner, Host Marriott is entitled to reimbursement for the cost of providing such services.

RELATIONSHIP WITH MII

 The Management Agreement

  The Hotels are managed by the Manager, a wholly owned subsidiary of MII, pursuant to the terms of the Management Agreement. The Management Agreement has a current term expiring on February 22, 2013. Thereafter, the Management Agreement will be extended for up to three successive terms of ten years each and one final term of five years, at the Manager's option. The Company and the Manager may each terminate the Management Agreement under certain circumstances. See "Description of the Management Agreement."

 Marriott Ground Leases

  The land on which 53 of the Hotels are located is leased from the Marriott Ground Lessors of MII. The Marriott Ground Leases have remaining terms (including all renewal options) expiring in 2068. The Marriott Ground Leases provide for rent based on specific percentages (from 3% to 8%) of total hotel sales subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements. See "Description of the Mortgaged Properties--Ground Leases."

 Policies and Procedures for Addressing Conflicts

  The ongoing relationships between MII and Host Marriott, may present certain conflict situations for J.W. Marriott, Jr. who serves as Chairman of the Board of Directors, Chief Executive Officer and President of MII and also serves as a director of Host Marriott and for Richard E. Marriott, who serves as a director of MII and Chairman of the Board of Directors of Host Marriott. Messrs. J.W. Marriott, Jr., Richard E. Marriott, as well as certain other officers and directors of MII and Host Marriott, also own shares (and/or options or other rights to acquire shares) in both companies. Host Marriott and MII have adopted appropriate policies and procedures to be followed by the Board of Directors of each company to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott (and, if appropriate, other officers and directors of such companies) in conflict situations, including matters relating to contractual relationships or litigation between Host Marriott and MII. Such procedures include requiring J.W. Marriott, Jr. and Richard E. Marriott (or such other officers and directors) to abstain from making management decisions in their capacities as officers of MII and Host Marriott, respectively, and to abstain from voting as directors of either Host Marriott or MII (or as directors of any of their subsidiaries), with respect to matters which present a significant conflict of interest between the companies. Whether or not a significant conflict of interest situation exists is determined on a case-by-case basis depending on such factors as the dollar value of the matter, the degree of personal interest of J.W. Marriott, Jr. and Richard E. Marriott (or such other officers and directors) in the matter and the likelihood that resolution of the matter has significant strategic, operational or financial implications for the business of the applicable company. See "Risk Factors--Risks Relating to the Lodging Industry and the Mortgaged Properties."

PAYMENTS TO MII AND SUBSIDIARIES

  The following table sets forth the amount paid to MII and affiliates under both the Management Agreement and the Marriott Ground Leases for the years ended December 31, 1993, 1994 and 1995 and the twelve weeks ended March 24, 1995 and March 22, 1996. The table also sets forth fees due to MII and its affiliates which were deferred in each of the periods indicated (in thousands). For a description of the Management Agreement and the Marriott Ground Leases, see "Description of the Management Agreement" and "Description of the Mortgaged Properties--Ground Leases."

                         YEAR ENDED DECEMBER 31,      TWELVE WEEKS ENDED
                         ----------------------- -----------------------------
                          1993    1994    1995   MARCH 24, 1995 MARCH 22, 1996
                         ------- ------- ------- -------------- --------------
Ground rent............. $ 8,465 $ 9,284 $ 9,856     $2,224         $2,276
Chain services alloca-
 tion...................   9,220   8,981   9,224      2,107          2,062
Base management fee.....   7,779   8,123   8,604      1,916          2,027
Courtyard management
 fee....................   5,146   5,802   6,145      1,368          1,447
Incentive management
 fee....................     --    3,839  10,480      2,285          1,486
Deferred incentive man-
 agement fee............     --      --      162        --             --
                         ------- ------- -------     ------         ------
                         $30,610 $36,029 $44,471     $9,900         $9,298
                         ======= ======= =======     ======         ======
Deferred fees:
Courtyard management
 fee.................... $   411 $   --  $   --      $  --          $  --
Base management fee.....     --      --      --         --             --
Incentive management
 fee....................     --    5,564     --         --             949
                         ------- ------- -------     ------         ------
                         $   411 $ 5,564 $   --      $  --          $  949
                         ======= ======= =======     ======         ======

PAYMENTS TO HOST MARRIOTT AND SUBSIDIARIES

  The following sets forth amounts paid by CMB II L.P. to Host Marriott and its subsidiaries for the years ended December 31, 1993, 1994 and 1995 and the twelve weeks ended March 24, 1995 and March 22, 1996 (in thousands).

                                   YEAR ENDED DECEMBER 31,  TWELVE WEEKS ENDED
                                   --------------------------------------------
                                                            MARCH 24, MARCH 22,
                                     1993     1994    1995    1995      1996
                                   -------- -------- ---------------- ---------
Principal and interest on general
 partner loans...................  $  5,565 $  4,161   $445   $445     $7,508
Administrative expenses reim-
 bursed..........................       153      219    306    108        141
Cash distributions (as a limited
 partner)........................       123      123     76    --         --
                                   -------- -------- ------   ----     ------
                                   $  5,841 $  4,503   $827   $553     $7,649
                                   ======== ======== ======   ====     ======

MORTGAGE DEBT GUARANTEES

  Host Marriott guaranteed payment of up to $32.6 million of debt service on certain of CBM II L.P. bank mortgage indebtedness in the aggregate principal amount of $275 million ("Mortgage Debt A") and $27.4 million of debt service on certain other bank mortgage indebtedness in the aggregate principal amount of $230.5 million ("Mortgage Debt B"). Any payments by Host Marriott under the Mortgage Debt guarantees were treated as loans to CMB II L.P. with an interest rate of one percentage point in excess of the prime rate. During 1995, Host Marriott was released from its original Mortgage Debt A guarantee obligation of $32.6 million as certain debt service coverage requirements were met. Each of Mortgage Debt A and Mortgage Debt B were repaid with a portion of the combined proceeds of the Old Certificates Offering and the Notes Offering, thus releasing Host Marriott from its guarantee liability.

                    DESCRIPTION OF THE MANAGEMENT AGREEMENT

GENERAL

  The Company is party to a Management Agreement with Courtyard Management Corporation, the Manager and wholly owned subsidiary of MII. Under the Management Agreement, the Manager manages each Hotel on behalf of and as agent for the Company. The initial term of the Management Agreement expires February 22, 2013. Thereafter, the Management Agreement may be renewed at the option of the Manager for three successive terms of 10 years each and one final term of five years. The Manager may, however, in its sole discretion notify the Company at least one year prior to the commencement of a renewal term that it will not extend the Management Agreement as to some or all the Hotels. The Manager is required to manage the Hotels in a manner consistent with the level and quality of services prevailing in other Courtyard by Marriott hotel system properties managed by the Manager or its affiliates. In furtherance of these obligations, the Manager, where applicable, implements its standard administrative, accounting, budgeting, and computer systems and marketing, personnel, and operational practices, and arranges for maintenance, utilities, security, supplies, and other services as required for orderly operation of the Hotels, all as described below.

SUBORDINATION OF CERTAIN FEES AND OTHER PAYMENTS

  In connection with Old Certificates Offering and the Notes Offering, the Manager and the Marriott Ground Lessors agreed to subordinate, as applicable, payment of (i) the Subordinated Courtyard Management Fee, (ii) all Incentive Management Fees, (iii) all Deferred Management Fees, (iv) the payment of Rentals under the Marriott Ground Leases, and (v) any advances made by the Manager or any Marriott Ground Lessor to CBM II L.P. (collectively, the "Subordinated Obligations") to the payment in full of all amounts owing under the Mortgage Loan and the Notes and qualified modifications and refinancings thereof. Failure to pay Subordinated Obligations as a result of such subordination will not give the Manager or any Marriott Ground Lessor the right to terminate the Management Agreement or any Marriott Ground Lease, as the case may be. So long as no event of default under the Mortgage Loan or the Notes has occurred and is continuing, the Manager and the Marriott Ground Lessors will be entitled to receive payment of Subordinated Obligations in accordance with the priorities of payment set forth in the Management Agreement and the other Loan Documents to which the Manager is a party. If such an event of default has occurred and is continuing under the Mortgage Loan or the Notes, the Manager and the Marriott Ground Lessors will not be entitled to receive any payments in respect of the Subordinated Obligations; provided that, with respect to any individual non-monetary event of default, payment of Subordinated Obligations will not be blocked for more than 180 days, unless the maturity of the Mortgage Loan or the Notes, as the case may be, is accelerated as a result of such event of default. In addition, if there are inadequate funds from operations of the Hotels (after certain permitted payments) to make all required debt service payments (other than balloon payments of principal payable at the maturity of the Mortgage Loan or the Notes), the Manager and the Marriott Ground Lessors will be required to pay to the Servicer, or the Notes trustee, as the case may be, an aggregate amount equal to the lesser of (i) the amount of such shortfall and (ii) the aggregate amount of Subordinated Obligations paid to the Manager and the Marriott Ground Lessors with respect to the fiscal year with respect to which such debt service payment is due or, for such payments due on or before February 1 of any fiscal year, all such amounts paid with respect to any period since the beginning of the prior fiscal year and, for such payments due upon acceleration of maturity to a date on or before June 30 of any year, all such amounts paid with respect to the preceding six months.

COMPENSATION

  Under the Management Agreement, the Manager may receive the following compensation for its services:

  Base Management Fee. The Manager is paid an annual Base Management Fee equal to 3.5% of total Hotel sales in each fiscal year for services of the Manager in providing corporate planning and policy services, financial planning and corporate financial services, risk planning and insurance services, corporate executive management, legislative, and governmental representation, certain in-house legal services, and protection of the "Marriott" tradename and trademark.

  Courtyard Management Fee. The Manager earns an annual "Courtyard Management Fee" equal to 2 1/2% of total Hotel sales in each fiscal year for providing divisional executive management, divisional financial services, product planning and development, employee planning, protection of the "Courtyard by Marriott" tradename and trademark, food service product development, and the services of the Manager's technical and operational experts making periodic inspection and consultation visits to the Hotels.

  The Manager has agreed to subordinate payment of one percentage point of the Courtyard Management Fee (the "Subordinated Courtyard Management Fee") to the payment of the Mortgage Loan and the Notes, as described above.

  Incentive Management Fee. The Manager earns an "Incentive Management Fee" equal to 15% of annual Operating Profit (as defined) attributable to the Hotels on a combined basis. In the event that the partners of CBM II L.P. receive cumulative distributions of refinancing proceeds and sale proceeds in a specified amount, the Incentive Management Fee will increase to 20% of Operating Profit. Payment of any Incentive Management Fee is limited to 80% of Operating Profit remaining after payment of debt service, the Priority Return (as defined in the Management Agreement), and certain other priority payments. Payment of Incentive Management Fees is subordinated to the payment of the Mortgage Loan and the Notes as described above.

  Deferred Management Fees. Subordinated Courtyard Management Fees and Incentive Management Fees not payable currently, together with all existing deferred Management Fees (collectively, "Deferred Management Fees"), will be deferred. As of December 31, 1995, there was a total of approximately $36 million of Deferred Management Fees. Subject to the terms of the Notes, Deferred Management Fees are payable (without interest) out of 50% of Operating Profit remaining after payment of (i) Qualifying Debt Service (which includes all principal, interest, and other amounts payable on the Mortgage Loan and the Notes), (ii) the current year's Priority Return to CBM II L.P. and (iii) Incentive Management Fees for the current year, payment of such Incentive Management Fees is made out of 80% of Operating Profit remaining after the Priority Return and certain other priority payments. Payment of Deferred Management Fees is subordinated to the payment of the Mortgage Loan and the Notes as described above.

  Upon termination of the Management Agreement as to all the Hotels, any remaining Deferred Management Fees will not be payable.

MANAGEMENT SERVICES

  The Manager provides complete management services to the Company in connection with its management of the Hotels. The services to be provided include the following:

  Operational Services. The Manager has sole responsibility and exclusive authority for all activities necessary for the day-to-day operation of the Hotels, including establishment of all room rates, the processing of reservations, procurement of inventories, supplies, and services, periodic inspection and consultation visits to the Hotels by the Manager's technical and operational experts, and promotion and publicity of the Hotels.

  Executive Supervision and Management Services. The Manager provides all managerial and other employees for the Hotels; reviews the operation and maintenance of the Hotels; prepares reports, budgets, and projections; provides other administrative and accounting support services, such as planning and policy services, financial planning, divisional financial services, risk planning services, product planning and development, employee planning, corporate executive management, legislative and governmental representation, and certain in-house legal services; and protects the "Marriott" and "Courtyard by Marriott" trademarks and other tradenames, trademarks, and service marks. The Manager also provides a national reservations system for Courtyard by Marriott.

  Chain Services. The Management Agreement requires the Manager to furnish certain services ("Chain Services") that are furnished generally on a central or regional basis to hotels in the Courtyard by Marriott hotel system, including (i) the development and operation of computer systems and reservation services, (ii) regional management and administrative services, regional marketing and sales services, regional training services, manpower development, and relocation costs of regional personnel, and (iii) such additional central or regional services as may from time to time be more efficiently performed on a regional or group level. Costs and expenses incurred in providing such services are allocated among all hotels in the Courtyard by Marriott hotel system managed by the Manager or its affiliates, and the Company is required to reimburse the Manager for its allocable share of such costs and expenses.

  Working Capital and Fixed Asset Supplies. The Company provides working capital for each Hotel and is required to fund the cost of providing fixed asset supplies, which principally consist of linen and similar items. The Company is responsible for providing funds to meet the cash needs for operating the Hotels if at any time the funds available from operations are insufficient to meet the financial requirements of the Hotels.

  Use of Affiliates. The Manager employs the services of its affiliates (including MII, as appropriate) to provide certain services under the Management Agreement. The terms of any such employment must be no less favorable to the Company, in the reasonable judgment of the Manager, than those that would be available from the Manager.

  FF&E Replacements. The Management Agreement provides that once each year the Manager provide the Company with a list of FF&E to be acquired and certain routine repairs that are normally capitalized to be performed in the next year ("FF&E Replacements") and an estimate of the amounts necessary therefor. Such list is subject to approval by the Company. If the Company and Manager agree, the Company will acquire or otherwise provide the FF&E Replacements set forth on the approved list. If the Company and the Manager are unable to agree on the list within 60 days of its submission, the Company will be required to make only those FF&E Replacements specified on such list that are no more extensive than the system standards for FF&E Replacements that the Manager requires for Courtyard by Marriott hotels generally. For purposes of funding

FF&E Replacements, the Loan Agreement requires the Company to deposit into the FF&E Reserve Account every four weeks an amount currently equal to 5% of total Hotel sales for such four-week period. In accordance with the Management Agreement, the required percentage contribution may, at the option of the Manager, increase to 6% after fiscal year 2000.

  Building Alterations, Improvements, and Renewals. The Management Agreement provides that the Manager prepare an annual estimate of the expenditures necessary for major repairs, alterations, improvements, renewals, and replacements to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing, and vertical transportation elements of each Hotel. Such estimate is submitted to the Company for its approval. If the Company and the Manager are unable to agree on the estimate within 60 days of its submission, the Company will be required to make only those expenditures that are no more extensive than the Manager requires for Courtyard by Marriott hotels generally. The Company bears the cost of all such repairs, alterations, improvements, renewals, or replacements which, at the option of the Manager, may be paid from the FF&E Reserve Account.

  Courtyard by Marriott Service Marks. During the term of the Management Agreement, the service marks "Courtyard by Marriott" and other symbols, logos, and service marks currently used by the Manager and its affiliates in the Courtyard by Marriott system may be used in the operation of the Hotels. MII (or its applicable affiliates) intends to retain its legal ownership of these marks. Any right to use the service mark, logo, and symbol of Courtyard by Marriott and related trademarks and service marks used in the Courtyard by Marriott system will terminate with respect to a Hotel upon termination of the Management Agreement with respect to such Hotel.

  Sale of Hotels. The Management Agreement provides that the Company may not, before December 31, 2007, sell more than 20 Hotels free of the Management Agreement; thereafter, the Company may sell any one or more of the Hotels at any time free of the Management Agreement. If a sale is made and the Manager or an affiliate of the Manager does not continue to manage the Hotel, such agreement will terminate as to the particular Hotel or Hotels being sold, and the Manager will generally be entitled to payment of a termination fee. See "--Termination Fee" below.

  Termination Fee. Under the Management Agreement, the Manager is entitled to payment of a fee upon termination of the Management Agreement as to any Hotel that is sold or condemned, or destroyed by fire or other casualty and not restored (except that the connection with the Old Certificates Offering, the Manager agreed to waive the termination fee upon the sale of a Hotel in connection with or in lieu of a foreclosure, as a result of a Mortgage Loan Event of Default, or by the Trustee to a third party following acquisition of the Hotel by the Trustee as the result of foreclosure or a deed in lieu of foreclosure). The purpose of the termination fee is to compensate the Manager for the loss of anticipated future Incentive Management Fees in the event of a premature termination of the Management Agreement as to any Hotel. The Manager is entitled to the termination fee only if, as a result of such premature termination, the Manager no longer manages the Hotel in question. The termination fee is calculated in accordance with a formula specified in the Management Agreement and is payable only out of cash proceeds, current or deferred, arising from the sale, destruction, or condemnation of the Hotel in question after payment of outstanding indebtedness of the Company and under the Notes. Such proceeds will first be applied to the payment of the applicable Release Price and any Prepayment Premium under the Mortgage Loan and to any payments required on the Notes in connection with the sale or other event. To the extent that there are insufficient sales proceeds remaining after payments required under the Mortgage Loan and the Notes to pay a termination fee in full, the shortfall will not be payable. The Company has agreed not to sell any Hotels if payment of a termination fee would be required and the Company would not have sufficient funds to pay such fee.

  Termination by the Company. The Management Agreement provides that the Company may terminate the Management Agreement and remove the Manager without payment of the termination fee if, during any three consecutive years, on an aggregate basis, average operating profit before real and personal property taxes and

Subordinated Obligations fails to exceed a specified percentage of the sum of the aggregate original costs incurred by the Mortgagor for the purchase of the Hotels and any subsequent expansions. Under the terms of the partnership agreement of CBM II L.P.'s, this right to terminate may be exercised by a majority in interest of the CBM II L.P.'s limited partners without the consent of the Company. The Manager may, however, prevent termination by paying to the Company the amount by which actual operating results were less than the specified minimum operating results.

  The Management Agreement also gives the Company the option, under certain circumstances, to terminate the Management Agreement with respect to a Hotel, following severe damage as a result of fire or other casualty, if the Hotel cannot be repaired within one year or following condemnation affecting all or substantially all of a Hotel.

  In connection with the Old Certificates Offering, the Mortgagor agreed not to exercise its rights to terminate the Management Agreement as to one or more Hotels without the prior consent of the Servicer. It will be a Mortgage Loan Event of Default if the Management Agreement is terminated unless (i) the Manager is replaced with a nationally recognized hotel operator acceptable to the Servicer, (ii) the Hotels continue to be part of a comparable nationally recognized hotel system acceptable to the Servicer, (iii) each of the Rating Agencies delivers a letter confirming that such replacement will not result in a downgrade, withdrawal, or qualification of any of the ratings then assigned by it to the Certificates, and (iv) such replacement does not result in a default under the Notes (unless such default is waived by or on behalf of the holders thereof).

  Substitution of a new manager for the Cupertino, California; Fresno, California; Norwalk, Connecticut; Tampa, Florida; Atlanta-Roswell, Georgia; Poughkeepsie, New York; Charlotte-Southpark, North Carolina; and Philadelphia-Devon, Pennsylvania Hotels would, under certain circumstances, require the consent of the ground lessors of those Hotels. Thus, the termination right could, under certain circumstances, as a practical matter, only be exercised with the consent of the ground lessors other than the Marriott Ground Lessors.

  Termination by the Manager. In connection with the Old Certificates Offering, the Manager agreed to limit its right to terminate the Management Agreement as to one or more Hotels until the Mortgage Loan is paid in full. The Manager agreed to terminate the Management Agreement only (i) with respect to a Hotel that is damaged by fire or other casualty and not restored within one year, (ii) with respect to a Hotel where operations are interrupted for more than a temporary period by force majeure, (iii) with respect to a Hotel if any material license or permit necessary for the continued lawful operation of the Hotel is revoked or withdrawn, for reasons beyond the Manager's control, and all appeals have been exhausted, (iv) with respect to all of the Hotels, if the Company fails to provide adequate working capital or to pay for required FF&E Replacements or required building alterations, improvements, and renewals, or (v) at the end of the initial term or any renewal term, provided that the Manager must give the Company notice before the end of any such term of its intention not to renew the Management Agreement with respect to one or more Hotels.

                      DESCRIPTION OF THE NEW CERTIFICATES

GENERAL

  The Old Certificates were, and the New Certificates will be issued pursuant to the Trust and Servicing Agreement and consist of seven Classes, designated as the Class A-1, Class A-2, Class A-3P&I, Class A-3IO, Class B, Class C and Class D Certificates. The terms of the New Certificates are identical in all material respects to the Old Certificates, except that the New Certificates have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer.

  The Certificates represent in the aggregate beneficial ownership interests in the Trust Fund, which consists of: (i) the Mortgage Loan, the Mortgages and the related Loan Documents, and all payments under the Mortgage Loan and such related Loan Documents (including the pledge of the Company's membership interest in Deerfield

LLC and the related right to receive distributions in respect thereof), (ii) funds or assets from time to time on deposit in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account, and the Liquidated Damages Distribution Account, (iii) any Foreclosed Property and any funds deposited into the Foreclosed Property Account, and (iv) the right to receive payment of Liquidated Damages under the Registration Rights Agreement.

  For purpose of calculating interest and other amounts payable on the Mortgage Loan, the Mortgage Loan will be divided into six components, each corresponding to one Class of Offered Certificates (considering, for these purposes only, the Class A-3P&I and Class A-3IO Certificates as a single Class). Accordingly, each component will have an initial principal balance and an interest rate equal to the initial Certificate Balance and Pass-Through Rate for the corresponding Class of Offered Certificates, except that the component corresponding to the Class A-3L Interest will have an initial principal balance equal to the initial Class A-3P&I Certificate Balance and an interest rate equal to the sum of the Pass-Through Rates of the Class A-3P&I Certificates and the Class A-3IO Certificates (8.013%). Payments on the Mortgage Loan allocable to principal will reduce the component principal balances of the Mortgage Loan in the same order of priority as distributions of principal on the Offered Certificates reduce the Certificate Balances of the corresponding Classes of Offered Certificates.

  The Certificate Balance and Pass-Through Rate of each Class of Offered Certificates as of March 1, 1996 is as follows:

      CLASS OF OFFERED                             INITIAL CLASS       PASS-
      CERTIFICATES                              CERTIFICATE BALANCE THROUGH RATE
      ----------------                          ------------------- ------------
      Class A-1................................    $ 45,500,000(1)     7.550%
      Class A-2................................    $ 50,000,000        6.880%
      Class A-3P&I.............................    $129,500,000        7.080%
      Class A-3IO..............................                (2)     0.933%
      Class B..................................    $ 75,000,000        7.480%
      Class C..................................    $100,000,000        7.860%
      Class D..................................    $ 10,200,000        8.645%

- --------

(1) The Class A-1 Certificate Balance has been reduced to $42,482,129 as of May 1, 1996 as a result of principal distributions.
(2) The Class A-3IO Certificates will have no Certificate Balance but will have a Notional Balance equal to the Certificate Balance of the Class A-3P&I Certificate.

  Interest is payable monthly on each Distribution Date and accrues during each Interest Accrual Period on the Certificate Balance (or Notional Balance, in the case of the Class A-3IO Certificates) of each Class of Offered Certificates as of the first day of such Interest Accrual Period at the applicable Pass-Through Rate for such Class. Payments of principal will reduce the Certificate Balances of the Classes of Offered Certificates (excluding the Class A-3IO Certificates) and the Class A-3L Interest in the order of priority described below.

  The "Certificate Balance" of any Class of Certificates (excluding the Class A-3P&I and Class A-3IO Certificates) and the Class A-3L Interest at any time represents the maximum dollar amount that holders of such Class are entitled to receive as distributions allocable to principal from payments and collections received by the Lower-Tier REMIC in respect of the Mortgage Loan. The "Certificate Balance" of the Class A-3P&I Certificates represents the maximum dollar amount that holders of such Class is entitled to receive as distributions allocable to principal from payments and collections received by the Upper-Tier REMIC in respect of the Class A-3L Interest. The Certificate Balance of the Class A-3L Interest is equal to the Certificate Balance of the Class A-3P&I Certificates. The "Notional Balance" of the Class A-3IO Certificates at any time represents the amount on which interest payable on the Class A-3IO Certificates will be calculated. The Certificate Balance of each Class of Offered Certificates (other than the Class A-3IO Certificates) will be reduced in each case by amounts actually distributed thereon that are allocable to principal. Any reduction in the Certificate Balance of the Class A-3P&I Certificates will reduce dollar for dollar the Notional Balance of the Class A-3IO Certificates.

  The Class R Certificate and the Class UR Certificate evidence the "residual interests" in the Lower-Tier REMIC and the Upper-Tier REMIC, respectively. The Class R Certificate and the Class UR Certificate do not have a Pass-Through Rate or a Certificate Balance. CBM Funding, the holder of the Class R Certificate and the Class UR Certificate, has no right to scheduled distributions of principal or interest, but is entitled to receive any amounts remaining in the Lower-Tier REMIC and the Upper-Tier REMIC, respectively, after the Certificate Balances of all Offered Certificates have been reduced to zero, the holders of the Offered Certificates have received all other distributions to which they are entitled, and all expenses of the Trust REMICs have been paid in full. Neither the Class R Certificate nor the Class UR Certificate are part of the Exchange Offer.

DISTRIBUTIONS

  Method, Timing, and Amount. Distributions on the New Certificates will be made on the first day of each month or, if such day is not a Business Day, on
the following Business Day without additional interest, commencing [      ],
1996, to each Certificateholder of record on the related Record Date. Distributions will be made by wire transfer in immediately available funds for the account of each holder of Offered Certificates with an initial Certificate Balance of not less than $1,000,000, provided that such holder has provided the Paying Agent with a written request and appropriate wire instructions, and for every other holder, by check mailed to the address of such holder as it appears on the certificate register. The final payment on any Offered Certificate will be made only upon presentation and surrender of such Offered Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of Offered Certificates being retired. Distributions on the Offered Certificates will be made on each Distribution Date to holders of record at the close of business as of the Record Date.

  The aggregate distribution to be made on the Offered Certificates on any Distribution Date will equal the Available Distribution Amount, plus any Unscheduled Payments, Prepayment Premiums, Net Default Interest, and Liquidated Damages distributable on such Distribution Date. Such amounts (other than Net Default Interest and Liquidated Damages) will generally be distributed by the Lower-Tier REMIC to the Class A-1, Class A-2, Class B, Class C, and Class D Certificates, and to the Class A-3L Interest as an asset of the Upper-Tier REMIC. Such amounts received by the Upper-Tier REMIC will generally be distributed to the Class A-3P&I Certificates and Class A-3IO Certificates.

  The "Available Distribution Amount" with respect to any Distribution Date will be an amount equal to (i) all cash received with respect to the Mortgage Loan that is deposited by the Servicer into the Collection Account during the related Due Period, plus (ii) the P&I Advances, if any, made by the Servicer with respect to such Distribution Date, plus (iii) all other amounts deposited in the Collection Account by the Servicer during the related Due Period pursuant to the Trust and Servicing Agreement, less:

    (a) amounts paid to reimburse the Servicer for unreimbursed Advances plus interest thereon as described herein under "Description of the Trust and Servicing Agreement--Advances;"

    (b) all Servicing Fees paid in respect of such Distribution Date;

    (c) all amounts paid to the Servicer or Trustee in reimbursement of certain expenses and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Trust and Servicing Agreement;

    (d) all Unscheduled Payments; and

    (e) Prepayment Premiums.

  "Unscheduled Payments" are all payments and collections received with respect to the Mortgage Loan or upon foreclosure or liquidation of any Mortgaged Property (net of related expenses) during the related Due Period other than Monthly Payments, Prepayment Premiums, Default Interest, and payments required to be made to the Servicer or Trustee for payment of fees or reimbursement of Property Protection Advances or expenses, including, but not limited to, Prepayments and Condemnation Proceeds, Insurance Proceeds, Foreclosure Proceeds, and Net Liquidation Proceeds deposited into the Collection Account during the related Due Period.

  "Net Default Interest" with respect to any Distribution Date is an amount (not less than zero) equal to the amount of any Default Interest received on the Mortgage Loan during the preceding Due Period, less any portion of such Default Interest withdrawn from the Cash Collateral Account to pay interest on P&I Advances.

  "Default Interest" with respect to any Distribution Date is interest paid on the Mortgage Loan in excess of interest accruing during the preceding Due Period on the outstanding principal balance of the Mortgage Loan as of the first day of such Due Period at the Weighted Average Interest Rate as of the first day of such Due Period, but excluding any amount of interest paid on such related Due Date that accrued during an earlier Due Period at the then applicable Weighted Average Interest Rate and was not paid when due.

  Priorities. As used below in describing the priorities of distribution of the Available Distribution Amount, the terms set forth below will have the following meanings:

  The "Interest Distribution Amount" with respect to any Distribution Date for any Class of Offered Certificates or the Class A-3L Interest, is equal to interest (whether or not received) accruing during the related Interest Accrual Period at the Pass-Through Rate for such Interest Accrual Period on the Certificate Balance (or the Notional Balance, in the case of the Class A-3IO Certificates) of such Class as of the first day of such Interest Accrual Period.

  An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates or the Class A-3L Interest is the amount by which the Interest Distribution Amount for such Class exceeds the interest paid to such Class on such Distribution Date.

  The "Monthly Payment" with respect to any Distribution Date is the scheduled monthly payment of principal and interest on the Mortgage Loan, including the Balloon Payment (or, in the event of a delinquency in the payment of the Balloon Payment, an amount equal to a monthly principal and interest payment calculated by the Servicer to enable the Mortgage Loan to be repaid over the original 204-month principal amortization schedule), which is due and payable on the immediately preceding Due Date.

  A "P&I Shortfall" will be deemed to exist on any Distribution Date if a default in payment of principal or interest on the Mortgage Loan has occurred and is continuing on any Due Date and the Servicer has not made P&I Advances in an amount equal to the outstanding aggregate delinquency in the Monthly Payments.

  The "Principal Distribution Amount" with respect to any Distribution Date is the principal portion of the Monthly Payment which is due and payable on the Mortgage Loan on the related Due Date (including the Balloon Payment, or, from and after the Scheduled Balloon Maturity Date if the Balloon Payment is delinquent, an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due based on the original 204-month amortization schedule for the Mortgage Loan plus (ii) any portion of the Balloon Payment actually received).

  On each Distribution Date, the Available Distribution Amount will be allocated among the Classes of Certificates (excluding the Class A-3P&I and Class A-3IO Certificates) and the Class A-3L Interest and distributed to the holders of the Offered Certificates (excluding the Class A-3P&I Certificates and Class A-3IO Certificates), to the Trustee, as holder of the Class A-3L Interest (who will concurrently distribute the same to the holders of the Class A-3P&I Certificates, Class A-3IO Certificates and Class UR Certificate in the manner described below), and to the holder of the Class R Certificate, as of the related Record Date as follows:

    first, to the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest, pro rata, based upon the amount distributable and the respective Interest Distribution Amount for each Class, in an amount up to the aggregate Interest Distribution Amount for the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest,

    second, to the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest, pro rata, based upon the amount distributable and the respective Interest Shortfall for each Class, in an amount up to the aggregate Interest Shortfall for the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest,
    third, to the Class B Certificates in an amount up to the Interest Distribution Amount for the Class B Certificates,

    fourth, to the Class B Certificates in an amount up to the Class B Interest Shortfall,

    fifth, to the Class C Certificates in an amount up to the Interest Distribution Amount for the Class C Certificates,

    sixth, to the Class C Certificates in an amount up to the Class C Interest Shortfall,

    seventh, to the Class D Certificates in an amount up to the Interest Distribution Amount for the Class D Certificates,

    eighth, to the Class D Certificates in an amount up to the Class D Interest Shortfall,

    ninth, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero, tenth, when the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero, eleventh, when the Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, to the Class A-3L Interest, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount until the Certificate Balance of the Class A-3L Interest has been reduced to zero, twelfth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class B Certificates has been reduced to zero, thirteenth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class C Certificates has been reduced to zero, fourteenth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class D Certificates has been reduced to zero, and fifteenth, when the Certificate Balances of all Classes of Offered Certificates (excluding the Class A-3P&I and Class A-3IO Certificates) and the Class A-3L Interest have been reduced to zero, and after payment in full of all expenses of the Lower-Tier REMIC, to the Class R Certificate any remaining Available Distribution Amount.

  Notwithstanding the foregoing, in the event that there is a P&I Shortfall with respect to any Distribution Date, the priorities for distributions in reduction of the Certificate Balances of Class A-1 Certificates, Class A-2 Certificates, and the Class A-3L Interest will be modified for such Distribution Date so that, in lieu of the ninth, tenth, and eleventh priorities set forth above, the ninth priority will be "ninth, to the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest, pro rata based upon the amount distributable and the respective Certificate Balance of each such Class, in reduction of the aggregate Certificate Balances thereof, in an amount up to the Principal Distribution Amount, until the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, and Class A-3L Interest have been reduced to zero."

  On each Distribution Date, amounts (other than Unscheduled Payments and Prepayment Premiums) distributed to the Trustee, as holder of the Class A-3L Interest, and deposited in the Upper-Tier Distribution Account will be distributed by the Paying Agent to holders of the Class A-3P&I, Class A-3IO, and Class UR Certificates in the following order of priority, in each case to the extent of the amount on deposit in the Upper-Tier Distribution Account: first, to the Class A-3P&I and Class A-3IO Certificates, pro rata, based upon the amount distributable and the respective Interest Distribution Amount for each Class, in an amount up to the aggregate Interest Distribution Amounts for the Class A-3P&I and Class A-3IO Certificates; second, to the Class A-3P&I and Class A-3IO Certificates, pro rata, based upon the amount distributable and the respective Interest Shortfalls, for each Class, in an amount up to the aggregate Interest Shortfall for the Class A-3P&I and Class A-3IO Certificates; third, to the Class A-3P&I Certificates in reduction of the Certificate Balance thereof, until the Certificate Balance of the Class A-3P&I Certificates has been reduced to zero; and fourth, when the Certificate Balance of the Class A-3P&I Certificates has been reduced to zero and after payment in full of all expenses of the Upper-Tier REMIC, to the holder of the Class UR Certificate, any amount remaining in the Upper-Tier Distribution Account.

  Unscheduled Payments. Distributions of the aggregate amount of Unscheduled Payments will be made by the Paying Agent from the Lower-Tier REMIC on each Distribution Date in the following priority: first, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, in an amount up to the amount of Unscheduled Payments, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero, second, when the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, in an amount up to the amount of any remaining Unscheduled Payments until the Certificate Balance of the Class A-2 Certificates has been reduced to zero, third, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class A-3L Interest, in reduction of the Certificate Balance thereof, in an amount up to the amount of any remaining Unscheduled Payments until the Certificate Balance of the Class A-3L Interest has been reduced to zero (which amounts the Trustee will distribute to the holders of the Class A-3P&I Certificates as set forth below), fourth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, in an amount up to the amount of any remaining Unscheduled Payments until the Certificate Balance of the Class B Certificates has been reduced to zero, fifth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, in an amount up to the amount of any remaining Unscheduled Payments until the Certificate Balances of the Class C Certificates has been reduced to zero, sixth, when the Certificate Balances of all prior Classes have been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, in an amount up to the amount of any remaining Unscheduled Payments until the Certificate Balance of the Class D Certificates has been reduced to zero, and seventh, when the Certificate Balances of all Classes have been reduced to zero, to be treated as an Available Distribution Amount and distributed in accordance with the priorities therefor.

  Notwithstanding the foregoing, in the event that there is a P&I Shortfall on any Distribution Date, the priorities for distributions of Unscheduled Payments in reduction of the Certificate Balances of Class A-1 Certificates, the Class A-2 Certificates, and the Class A-3L Interest, will be modified for such Distribution Date so that, in lieu of the first, second, and third priorities, set forth above, the first priority will be "first, to the Class A-1 Certificates, the Class A-2 Certificates, and the Class A-3L Interest, pro rata, based on the amount distributable and the respective Certificate Balance of each Class, in reduction of the Certificate Balance thereof, in an amount up to the Unscheduled Payments, until the aggregate Certificate Balances of the Class A-1 and Class A-2 Certificates, and the Class A-3L Interest have been reduced to zero."

  Any distribution of Unscheduled Payments made to the Trustee as holder of the Class A-3L Interest in turn will be distributed to the Class A-3P&I Certificates until the Certificate Balance of the Class A-3P&I Certificate has been reduced to zero. Any remaining such amounts will be distributed among the holders of the Class A-3P&I, Class A-3IO, and Class UR Certificates in the order of priorities set forth above with respect to the Available Distribution Amount.

  Prepayment Premiums. On each Distribution Date, the Prepayment Premium paid by the Company during the preceding Due Period with respect to prepayments of principal applied to any component of the Mortgage Loan will be distributed, pro rata, to the holders of the corresponding Class of Offered Certificates (excluding the Class A-3P&I and Class A-3IO Certificates) and to the Trustee as the holder of the Class A-3L Interest (which in turn will distribute such amounts to the holders of the Class A-3P&I and Class A-3IO Certificates as set forth below). Notwithstanding the foregoing, if the Company fails to pay the full amount of any Prepayment Premiums owing with respect to principal prepayments made on any component of the Mortgage Loan during the preceding Due Period (plus any unpaid Prepayment Premiums accrued during prior Due Periods), then the aggregate amount of Prepayment Premiums actually paid during the preceding Due Period will be distributed sequentially to the Classes of Offered Certificates (excluding the Class A-3P&I and Class A-3IO Certificates) and the Class A-3L Interest corresponding to components as to which prepayments have been made in the same order of priority as Unscheduled Payments. Each such Class of Offered Certificates and the Class A-3L Interest will be entitled to receive distributions of all accrued Prepayment Premiums payable for principal prepayments on the corresponding component of the Mortgage Loan before any Class subordinate thereto receives any payment of accrued Prepayment Premiums.

  Prepayment Premiums received with respect to the Class A-3L Interest will be distributed to holders of the Class A-3P&I Certificates and the Class A-3IO Certificates, pro rata based on the amount of Prepayment Premium the holders of the Class A-3P&I Certificates are entitled to receive (the "Class A-3P&I Premium Amount") and the amount of Prepayment Premium the holders of the Class A-3IO Certificates are entitled to receive (the "Class A-3IO Premium Amount") as described in the next sentence. The Class A-3P&I Premium Amount shall equal that portion of the Prepayment Premium that would have been payable with respect to the Class A-3L Interest if the interest rate applicable under the Loan Agreement to the component of the Mortgage Loan corresponding to the Class A-3L Interest were equal to the Class A-3P&I Pass-Through Rate. The Class A-3IO Premium Amount shall equal that portion of the Prepayment Premium distributed to the Upper-Tier REMIC with respect to the Class A-3L Interest minus the Class A-3P&I Premium Amount.

  Net Default Interest. On each Distribution Date, Net Default Interest received during the related Due Period shall be distributed to holders of Offered Certificates (other than the Class A-3IO Certificates), pro rata, based on the initial Certificate Balances of such Offered Certificates divided by the initial aggregate principal balance of the Mortgage Loan. The holders of such Class of Offered Certificates (other than the Class A-3IO Certificates) will be entitled to receive the foregoing distributions of Net Default Interest on the Distribution Date relating to the Due Period in which such amounts were received regardless of the Certificate Balance of such Class, and even if the Certificate Balance of such Class has previously been reduced to zero.

  Liquidated Damages. On each Distribution Date, Liquidated Damages paid by the Company during the preceding Due Period shall be distributed to the holders of Certificates (other than the Class A-3IO Certificates), pro rata, based on the initial Certificate Balances of such Offered Certificates divided by the initial aggregate principal balance of the Mortgage Loan. The holders of each such Class of Offered Certificates (other than the Class A-3IO Certificates) will be entitled to receive the foregoing distributions of Liquidated Damages on the Distribution Date relating to the Due Period in which such payments were received regardless of the Certificate Balance of such Class, and even if the Certificate Balance of such Class has previously been reduced to zero.

VOTING RIGHTS

  The Offered Certificates (other than the Class A-3IO Certificates) will be allocated voting rights (the "Voting Rights") for purposes of certain actions that may be taken pursuant to the Trust and Servicing Agreement. At any time that any such Offered Certificates are outstanding, the Voting Rights will be allocated 100% to such outstanding Certificates, and will be allocated among such Offered Certificates (other than the Class A-3IO Certificates) in proportion to their respective Certificate Balances, as such balances may change from time to time. The Class A-3IO Certificates shall have no Voting Rights except in certain circumstances where the consent of 100% of all Offered Certificates or 100% of the Class A-3IO Certificates is required.

  Upon the occurrence and during the continuance of any event of default under the Trust and Servicing Agreement, Certificateholders evidencing, in the aggregate, not less than a majority of the Voting Rights may direct the time, method, and place of conducting remedies available to the Trustee upon adequate indemnification of the Trustee by the requesting Certificateholders. Holders of Offered Certificates evidencing, in the aggregate, 66 2/3% of the Voting Rights may remove the Trustee and appoint a successor Trustee as provided in the Trust and Servicing Agreement.

  Certain amendments to the Trust and Servicing Agreement and the Loan Documents are also subject to the consent of Certificateholders. See "Description of the Trust and Servicing Agreement--Amendments" and "-- Modification of the Loan Documents" and "Description of the Mortgages-- Modifications of Mortgages and Other Loan Documents."

  If three or more Certificateholders (i) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under the Trust and Servicing Agreement or under the Certificates, and
(ii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trustee must, within 10 Business Days after the receipt of such communication, transmit such communication to the other Certificateholders as of the most recent Record Date. The expense of transmitting any such communication shall be borne by the requesting Certificateholders and will not be borne by the Trustee.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

  On each Distribution Date, the Paying Agent shall forward by mail to the initial purchaser, the Trustee, the Rating Agencies, the Company, and each Certificateholder a statement, prepared by the Servicer, in respect of the distributions made on such Distribution Date (a "Distribution Date Statement") setting forth, among other things:

    (a) For each Class of Offered Certificates, the amount of the distributions made on such Distribution Date allocable to interest and the amount allocable to principal (including Unscheduled Payments (specifying the source thereof)), and the amount of distributions made on such Distribution Date attributable to Prepayment Premiums, Net Default Interest, and Liquidated Damages;


    (b) If the amount of the distributions to the holders of each Class of Offered Certificates was less than the full amount that would have been distributable to such holders if there had been a sufficient Available Distribution Amount, the amount of the shortfall, stating separately the amounts allocable to interest and principal;

    (c) The amount of any P&I Advance by the Servicer included in the amounts distributed to the Certificateholders, stating separately the amounts allocable to interest and principal;

    (d) The Certificate Balance or Notional Balance of each Class of Offered Certificates after giving effect to any distribution in reduction of the Certificate Balance or Notional Balance on such Distribution Date;

    (e) The aggregate principal balance of the Mortgage Loan and the principal balance of each component thereof as of such Distribution Date;

    (f) The aggregate amount of Unscheduled Payments (and the nature thereof) made during the related Due Period;

    (g) Identification of any Mortgage Loan Event of Default, or any event of default under the Trust and Servicing Agreement as of the close of business on the last day of the immediately preceding calendar month;

    (h) The amount of the servicing compensation paid to the Servicer with respect to such Distribution Date, including the Servicing Fee, any other Company charges retained by the Servicer;

    (i) The gross sales, gross expenses, aggregate NOI for the Mortgaged Properties for the immediately preceding 13 accounting periods, computed as provided in the Loan Agreement, and the current Debt Service Coverage Ratio for the Mortgage Loan, computed as provided in the Loan Agreement. For purposes of these reports, the Debt Service Coverage Ratio will be calculated using the Weighted Average Interest Rate applicable to the Mortgage Loan as of the beginning of such 12-month period; and

    (j) The REVPAR for the most recent four week accounting period preceding the Distribution Date for which information is available, average occupancy, and average daily room rate for each of the Hotels, and an update of the information provided on the tables included within "Description of the Mortgaged Properties--Description of the Portfolio and Specific Property Information."


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  The Trustee will make such additional reports available to
Certificateholders as are required under the Trust Indenture Act of 1939. The Servicer will be required to provide the Paying Agent and the Trustee with the information described above, and the Paying Agent's obligation, on behalf of the Trustee, to provide such information to Certificateholders and others will be contingent on its receipt of such information from the Servicer. To the extent that the information required to be furnished by the Servicer is based on information required to be provided by the Company, the Servicer's obligation to furnish such information to the Paying Agent will be contingent on its receipt of such information from the Company. The Servicer will be entitled to rely on information supplied by the Company without independent verification.

  On a quarterly basis, within 90 days following the end of each fiscal quarter of the Company (except for the last fiscal quarter), the Company will be required to forward by mail to the Servicer, the Rating Agencies, the initial purchaser, and the Trustee, and the Servicer will be required to forward to each Certificateholder (together with a calculation of the current Debt Service Coverage Ratio provided by the Company), a report setting forth the average occupancy rate, average daily room rate, and REVPAR for each Hotel and the balance of the FF&E Reserve Account.

  On an annual basis, within 120 days following the end of the fiscal year, the Company will be required to forward by mail to the Servicer, CBM Funding, the Rating Agencies, the initial purchaser, the Trustee, and the Servicer will be required to forward to each Certificateholder (together with a calculation of the Debt Service Coverage Ratio for that year provided by the Company), an annual report summarizing on an annual basis (if appropriate) the items provided in the Distribution Date Statements, including in such report, among other items, the NOI, the average year-end occupancy rate, average daily room rate, and REVPAR for each Hotel for that year, and the balance of the FF&E Reserve Account.

OTHER INFORMATION

  The Trust and Servicing Agreement requires that the Servicer make available at its offices primarily responsible for servicing the Mortgage Loan, during normal business hours, for review by any Certificateholder or other person designated by a Certificateholder to the Servicer, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Loan Documents): (i) the Trust and Servicing Agreement and any amendments thereto; (ii) all Distribution Date statements delivered to Certificateholders since January 24, 1996; (iii) all annual officer's certificates and accountant's reports required to be delivered by the Company and the Servicer to the Trustee since January 24, 1996 regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer in respect of each Hotel; (v) the most recent operating statements, if any, collected by or on behalf of the Servicer with respect to the Mortgaged Properties; (vi) any and all modifications, waivers, or amendments of the terms of the Loan Agreement or the Mortgages entered into by the Servicer; (vii) any and all officer's certificates and other evidence delivered to the Trustee to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Servicer upon request; however, the Servicer will be permitted to require payment of a sum sufficient to cover reasonable costs and expenses of providing such copies.

BOOK-ENTRY REGISTRATION

  Each Class of New Certificates will initially be represented by one or more New Certificates registered in the name of the nominee of DTC. DTC has advised CBM Funding that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of each Class of Offered Certificates sold to Qualified Institutional Buyers ("QIBs"). Only Institutional Accredited Investors who are holders of New Certificates will be initially entitled to receive a certificate representing such person's interest in the Offered Certificates. Unless and until Definitive Certificates are issued to QIBs under the limited circumstances described herein, all references to actions by Certificateholders shall, with respect to holders of DTC Registered Certificates, refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports, and statements to Certificateholders shall, with respect to holders of DTC

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

Registered Certificates, refer to distributions, notices, reports, and statements to Cede, as the registered holder of each Class of Offered Certificates, for distribution to DTC Participants in accordance with DTC procedures, provided that, all notices, reports, communications, or other information to be distributed under the Trust and Servicing Agreement shall be distributed to any Certificateholder that provides information and an acceptable certification regarding its name, address and beneficial ownership.

  Certificateholders may hold their Certificates through DTC if they are DTC Participants or indirectly through organizations which are DTC Participants. Transfers between DTC Participants will occur in accordance with DTC rules.

  DTC has advised CBM Funding that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code (the "UCC"), and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include the initial purchaser, other securities brokers and dealers, banks, trust companies, and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). The rules applicable to DTC, DTC Participants, and Indirect DTC Participants are on file with the Commission.

  Certificateholders that are not DTC Participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in New Certificates may do so only through DTC Participants. In addition, unless Definitive Certificates are issued, Certificateholders will receive all distributions on the New Certificates through DTC Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or Certificateholders. Accordingly, Certificateholders that are not DTC Participants may experience delays in their receipt of payment. Unless Definitive Certificates are issued as described below, the sole registered holder of each Class of New Certificates will be Cede, as nominee of DTC.

  Under the rules, regulations, and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the New Certificates and is required to receive and transmit through DTC payments of principal, interest, and Prepayment Premium, if any, on such New Certificates. DTC Participants and Indirect DTC Participants with which Certificateholders have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although owners of DTC Registered Certificates will not possess physical certificates, the Rules provide a mechanism by which owners of the New Certificates through their DTC Participants will receive payments and will be able to transfer their interests in such New Certificates.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of an owner of New Certificates to pledge DTC Registered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such New Certificates, may be limited due to the lack of a physical certificate for such New Certificates.

  DTC has advised CBM Funding that it will take any action permitted to be taken by Certificateholders under the Trust and Servicing Agreement only at the direction of one or more DTC Participants to whose account the DTC Registered Certificates are credited. DTC may take conflicting actions with respect to other New

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

Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such New Certificates.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of DTC Registered Certificates among DTC Participants, it is under no obligation to perform or to continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The New Certificates will be issued as Definitive Certificates ("Definitive Certificates") to Certificateholders or their nominees, rather than to DTC or its nominee, only (a) to Institutional Accredited Investors as defined under Rule 501 (a), (1), (2), (3), or (7) of the Securities Act and (b) to QIBs (i) if CBM Funding advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the New Certificates and the Trustee and CBM Funding are unable to locate a qualified successor, (ii) if CBM Funding, at its option, elects to terminate the book-entry system through DTC or
(iii) upon the occurrence of any event of default under the Trust and Servicing Agreement.

  Upon notice of the occurrence of any of the events described in clauses (b)
(i)-(iii) of the preceding paragraph, DTC is required to notify all DTC Participants of the availability to QIBs of Definitive Certificates. Upon surrender by DTC of the New Certificates and receipt from DTC of instructions for re-registration, the Certificate Registrar will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee, the Paying Agent, the Certificate Registrar, and the Servicer will recognize the recordholders of such Definitive Certificates as Certificateholders under the Trust and Servicing Agreement.

  Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or its agent. Definitive Certificates surrendered to the Certificate Registrar for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar. No service charge will be made for any registration of transfer or exchange of Definitive Certificates, but, in the case of a transfer, payment of a sum sufficient to cover any tax or other governmental charge may be required.

  In no event shall a Definitive Certificate representing Class B, Class C, or Class D Certificates or any interest therein be transferred unless the prospective transferee shall have provided to CBM Funding, the Trustee, and Servicer a certification or opinion of counsel, at their discretion and in a form satisfactory to them that either (1) such prospective transferee is not a Plan, or a person acting on behalf of a Plan or using the assets of such a Plan to acquire the Definitive Certificates, or (2) no "prohibited transaction" under ERISA or the Code will occur in connection with such prospective transferee's acquisition, sale, and holding of the Class B, Class C, or Class D Certificate, or the acquisition, sale, and holding of the Class B, Class C, or Class D Certificate by such prospective transferee is subject to a statutory or administrative exemption from the "prohibited transaction" provisions of ERISA and the Code. If the Trustee, CBM Funding, and the Servicer seek an opinion of counsel, such opinion shall be obtained at the expense of the prospective transferor or transferee, and shall be delivered to the Trustee, CBM Funding, and the Servicer prior to or contemporaneously with any such transfer.

EXCHANGE OFFER; REGISTRATION RIGHTS

  In connection with the issuance of the Old Certificates, CBM Funding, the Company and the initial purchaser of the Old Certificates entered into the Registration Rights Agreement pursuant to which the Issuer agreed to, (i) no later than 90 days after the Issue Date use its reasonable best efforts to file a registration statement ("the Exchange Offer Registration Statement") with the Commission in accordance with the Securities Act to exchange the Old Certificates for the New Certificates, which will be substantially identical to the Old Certificates (except that such New Certificates will not contain legends with respect to transfer restrictions) and (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date.


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

  In the event that applicable interpretations of the staff of the Commission do not permit the Issuer to effect such an Exchange Offer as contemplated in the Registration Rights Agreement, the Issuer will, (a) as promptly as practicable (but in no event later than 30 days after such filing obligation arises), file a shelf registration statement (a "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, and each individually or if certain holders are not eligible to participate in such Exchange Offer, a "Registration Statement") covering resales of the Old Certificates, (b) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event later than 90 days after such filing obligation arises), and (c) use its reasonable best efforts to keep effective such Shelf Registration Statement until the earlier of 36 months following the effective date of the Shelf Registration Statement and such time as all of the Old Certificates have been sold thereunder or otherwise cease to be a Registrable Security (as defined in the Registration Rights Agreement). The Issuer will, in the event that a Shelf Registration Statement is required to be filed, provide to each holder of the Old Certificates copies of the prospectus, which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement for the Old Certificates has become effective, and take certain other actions as are required to permit unrestricted resales of the Old Certificates. A holder of Old Certificates who sells such Old Certificates pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be entitled to the benefits of and be bound by the provisions of the Registration Rights Agreement (including certain indemnification and contribution rights and obligations).

  If (a) the Issuer fails to consummate the Exchange Offer within 45 days of the effectiveness of the Exchange Offer Registration Statement, (b) the Issuer fails to file, or the Commission does not declare the effectiveness of the Shelf Registration Statement, if required, within the time periods specified therefor in the Registration Rights Agreement, or (c) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Old Certificates during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above, a "Registration Default"), then the Company will pay Liquidated Damages to the Trust Fund on each Due Date in an amount, on a per annum basis, equal to 0.20% of the outstanding principal balance on the Mortgage Loan on the first day of the related Due Period for so long as the Registration Default continues. On each Distribution Date, Liquidated Damages paid by the Company during the preceding Due Period will be distributed to the holders of Old Certificates (other than the Class A-3IO Certificates) as described under, "-- Distributions" above. If Liquidated Damages are not paid by the Company when due because of insufficient cash flow, then such Liquidated Damages will be deferred, without interest, until such time as sufficient amounts are received by the Trust Fund. Such deferral will not constitute a Mortgage Loan Event of Default.

               DESCRIPTION OF THE TRUST AND SERVICING AGREEMENT

  The following summaries of certain provisions of the Trust and Servicing Agreement are summaries only, do not purport to be complete and are qualified in their entirety by reference to the Trust and Servicing Agreement, a copy of the form of which was filed as an exhibit to the registration statement of which this Prospectus is a part. Reference should be made to the Trust and Servicing Agreement for further details, however wherever particular provisions of the Trust and Servicing Agreement are referred to in these summaries, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

ASSIGNMENT OF THE MORTGAGE LOAN

  On the Issue Date, CBM Funding assigned the Mortgage Loan, without recourse (except to the extent provided in the Trust and Servicing Agreement), to the Trustee for the benefit of the Certificateholders, and delivered to the Trustee, or its designee, among other things, (i) the original Mortgage Note endorsed, without recourse, to the order of the Trustee, as trustee, (ii) the original Mortgages or certified copies thereof, (iii) original Mortgage assignments in recordable form in favor of the Trustee, as trustee, (iv) to the extent not contained in the Mortgages, the original assignments of leases, rents, and profits or counterparts thereof, (v) if applicable, assignments in favor of the Trustee of such assignments of leases, rents, and profits, (vi) where applicable, a

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

certified copy of the UCC-1 financing statements, if any, including UCC-3 continuation statements and UCC-3 assignments, (vii) original lender's title insurance policies (or marked commitments to insure), and (viii) all other instruments, if any, constituting additional security for the repayment of the Mortgage Loan. The Trustee will hold or cause to be held such documents in trust for the benefit of the Certificateholders. The Trustee, or its designee, reviewed such Loan Documents and reported no defects therein to CBM Funding. Upon the conveyance of the Mortgage Loan as provided above, the Authenticating Agent authenticated and delivered the Old Certificates to the written direction of CBM Funding.

THE SERVICER

  Bankers Trust Company is acting as Servicer pursuant to the Trust and Servicing Agreement. The Servicer is a New York banking corporation. The Servicer's offices are located at Four Albany Street, New York, New York 10006. In addition, the Trustee has appointed Bankers Trust Company to serve as Custodian, Paying Agent, Authenticating Agent, Certificate Registrar, and Transfer Agent under the Trust and Servicing Agreement.

RESPONSIBILITIES OF THE SERVICER

  The Servicer is required to service and administer the Mortgage Loan solely on behalf of, in the best interest of, and for the benefit of, the Certificateholders, in accordance with the Trust and Servicing Agreement and the Mortgage Loan and the higher of the following standards: (i) the same care, skill, prudence, and diligence with which, the Servicer services and administers similar mortgage loans that are held for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers of assets comparable to the Mortgage Loan, and with a view to maximizing the timely recovery of interest and principal on the Mortgage Loan, and (ii) the same care, skill, prudence, and diligence which the Servicer uses for loans which the Servicer owns, but without regard to (a) any relationship that the Servicer, or any affiliate of the Servicer, may have with the Company or any affiliate thereof, (b) the ownership of any Certificate by the Servicer or any affiliate of the Servicer, (c) the Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loan, or
(d) the Servicer's right to receive compensation for its services under the Trust and Servicing Agreement or with respect to any particular transaction. The Servicer is permitted to utilize a subservicer, at its own expense. The Servicer is permitted to utilize other agents or attorneys in performing certain of its obligations under the Trust and Servicing Agreement, including without limitation, the enforcement of any Mortgage, which will be an expense of the Trust Fund, payable from the Collection Account or as reimbursement of Property Protection Advances if paid by the Servicer from its funds. The Servicer will not be relieved of any obligation carried out by its subservicer, agents, or attorneys, but will not be responsible for the acts and omissions of any subservicers, agents, or attorneys selected with due care.

SERVICING FEE

  The principal compensation to be paid to the Servicer in respect of its servicing activities is the Servicing Fee. The Servicing Fee is payable monthly by the Company and accrues at a rate of .035% per annum, computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Mortgage Loan is computed. The Servicer is responsible for paying the Trustee's regular fee and any co-trustee fee out of the Servicing Fee.

CONFLICTS OF INTEREST

  The Servicer or its affiliates own and are in the business of acquiring assets similar to the Mortgage Loan held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Servicer or its affiliates are similar to the Mortgage Loan held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loan held by the Trust Fund for purchasers, financing, and similar resources.


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

THE TRUSTEE

  Marine Midland Bank, a New York banking corporation and trust company, is acting as Trustee pursuant to the Trust and Servicing Agreement. The Trustee's corporate trust office is located at 140 Broadway, New York, New York 10005. The Trustee receives a trustee fee in respect of its trust activities which is paid by the Servicer out of the Servicing Fee.

DUTIES OF THE TRUSTEE

  The Trustee makes no representation as to the validity or sufficiency of the Trust and Servicing Agreement (other than its execution thereof), the Mortgage Loan, or Loan Documents. The Trustee is not accountable for the use or application by CBM Funding of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to CBM Funding in respect of the assignment of the Mortgage Loan to the Trust Fund, or any funds deposited in or withdrawn from the Cash Collateral Account, Lockbox Account, Operating Account, Collection Account, Distribution Account, Upper-Tier Distribution Account, Default Interest Distribution Account, the Liquidated Damages Distribution Account, or any account maintained by or on behalf of the Servicer, other than any funds held by the Trustee in accordance with the Trust and Servicing Agreement. The Trustee will be obligated, among other things, to pursue remedies under the Trust and Servicing Agreement in the event of a breach of an obligation thereunder, subject to the terms of the Trust and Servicing Agreement.

  If no Trust and Servicing event of default has occurred and after the curing of all Trust and Servicing events of default which may have occurred, the Trustee is required to perform only those duties specifically required under the Trust and Servicing Agreement. Upon receipt of the various documents related to the Mortgage Loan required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Trust and Servicing Agreement.

  The Trustee may resign at any time by giving written notice to CBM Funding, the initial purchaser, the Servicer, the Rating Agencies, the Certificate Registrar, and the Certificateholders not less than 60 days before the date specified in such notice for such resignation to take effect, provided that a successor trustee must have been appointed by CBM Funding and must have accepted such appointment before such resignation can take effect. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning trustee may petition the court for appointment of a successor trustee.

  CBM Funding may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust and Servicing Agreement or if, at any time, the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed, or any public officer takes charge or control of the Trustee or of its property for the purpose of rehabilitation, conservation, or liquidation. Certificateholders evidencing not less than a majority of the Voting Rights of the Certificates may remove the Trustee upon written notice to CBM Funding, the Servicer, and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

SERVICING OF THE MORTGAGE LOAN; INSPECTIONS

  The Trust and Servicing Agreement requires the Servicer to service and administer the Mortgage Loan on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in the exercise of its reasonable judgment) in accordance with the terms of the Trust and Servicing Agreement and the Mortgage Loan, and to provide to the Paying Agent, no later than each Distribution Date, information to enable the Paying Agent to prepare a statement setting forth the amount to be distributed on such Distribution Date, stating the amounts of distributions to be made on each Class of the Certificates and setting forth certain other information with respect to the Mortgage Loan as set forth under "Description of the New Certificates--Reports to Certificateholders."

  Until the principal and interest on the Mortgage Loan is paid in full, the Servicer is required to proceed diligently to collect all payments called for under the terms and provisions of the Mortgage Loan, and is required to follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loan serviced by the Servicer for third parties to the extent that such procedures are (i) consistent with the Trust and Servicing Agreement and (ii) in accordance with accepted servicing practices described therein. If the Servicer determines that a modification, waiver, or amendment of the terms of the Mortgage Loan is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgaged Properties or would not be reasonably likely to adversely affect the timely receipt of payments under the Mortgage Loan, then the Servicer may, but is not required to, agree to a modification, waiver, or amendment of any of the terms of the Mortgage Loan, provided, however, that each of the following conditions are met: (i) there shall exist no Mortgage Loan Event of Default; (ii) the action cannot reasonably be expected to result in an increase in the then current loan-to-value ratio; (iii) the action cannot reasonably be expected to result in a decrease in the Debt Service Coverage Ratio; (iv) the action will not result in the imposition of any lien on any Mortgaged Property that is not a Permitted Lien under the terms of the related Mortgage; (v) the action complies with all applicable legal requirements, including, without limitation, all zoning, environmental, and building laws, ordinances, and regulations and any condition, easement, right-of-way, covenant, or restriction of record applicable to any Mortgaged Property; (vi) to the extent any additional criteria are specified for consent to a specific action, such criteria have been satisfied in all material respects; (vii) the consent of such action is otherwise consistent with accepted servicing practices; and
(viii) all other conditions precedent to the grant of such consent set forth in the Loan Documents have been satisfied.

  The Servicer shall, at its expense, inspect or cause to be inspected each Mortgaged Property in such manner as shall be consistent with accepted servicing practices, (i) at least once each year, (ii) upon receiving information that such Mortgaged Property has been damaged, left vacant, or abandoned, or waste is being committed thereto, or (iii) upon knowledge of a material default under the Loan Documents. If the Company fails to pay any sums due under the Mortgage Loan, Mortgage Note, or any Mortgage on or before their due date and such failure is not remedied within five days, or if an inspection is otherwise warranted in accordance with accepted servicing practices, a Mortgaged Property shall be inspected by the Servicer as soon as practicable at the expense of the Trust Fund. The cost of any such additional inspection shall constitute a Property Protection Advance.

MODIFICATION OF THE LOAN DOCUMENTS

  The Servicer shall not permit any modification or amendment with respect to the Mortgage Loan that would extend the maturity date of the Mortgage Loan beyond the Scheduled Balloon Maturity Date, unless the Servicer has notified the Trustee in writing and the Servicer, on behalf of the Trustee, has notified the Certificateholders in writing of such proposed modification or amendment and such modification or amendment has been approved in writing by holders of not less than 66 2/3% of the aggregate Voting Rights of all then outstanding Offered Certificates (other than the Class A-3IO Certificates) affected by such modification or amendment; provided, that no such modification or amendment shall be made unless the Servicer shall have obtained a Nondisqualification Opinion with respect to such modification or amendment (which opinion shall be an expense of the Company) and certain other conditions are satisfied.

  Notwithstanding the foregoing, without the consent of 100% of the Certificateholders (including the Class A-3IO Certificateholders) affected thereby, the Servicer shall not permit any modification or amendment that would (i) change the interest rate payable on any component of the Mortgage Note; (ii) extend the maturity date of the Mortgage Loan beyond the Rated Final Distribution Date with respect to any then outstanding Class of Offered Certificates; (iii) forgive any payment of principal or interest on the Mortgage Note; (iv) cause either of the Trust REMICs to fail to qualify as a REMIC, or cause the remaining portion of the Trust Fund to fail to qualify as a grantor trust that is not a taxable mortgage pool at any time Offered Certificates are outstanding; (v) impair any holder's right to receive payments of principal or interest on the Offered Certificates; or (vi) impair any holder's benefit of the priority of the security interest in the Mortgaged Property.


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

FLOW OF FUNDS; ACCOUNTS

  Collections and Disbursements by the Manager. The Company will cause all payments from credit card companies and other cash receipts from operations of each Mortgaged Property (other than petty cash held at the Mortgaged Properties) to be deposited directly into the Manager's Account, a segregated subaccount of MII's cash management system (the "MII Master Account"), for which separate accounting is maintained and into which only funds from the Mortgaged Properties are deposited or, in the case of certain cash and credit card receipts, to local bank accounts maintained for the Manager and individual Mortgaged Properties by the Manager. At least twice each week, excess amounts held in each such local bank account are transferred by the Manager into the Manager's Account. The Manager's Account, the local bank accounts, and the MII Master Account are controlled by the Manager or MII and are not pledged as security for the Mortgage Loan. Funds deposited into the Manager's Account may be commingled with other funds held in the MII Master Account.

  The Manager makes disbursements on behalf of the Company from funds in the Manager's Account, the local bank accounts, the MII Master Account, or petty cash to pay all operating expenses of the Mortgaged Properties, including all management fees due under the Management Agreement (other than Subordinated Obligations). The Manager also uses such funds to make deposits every four weeks into the FF&E Reserve Account which, under the terms of the Management Agreement, currently requires annual FF&E Reserve Account deposits aggregating 5% of total sales for the Mortgaged Properties.

  The FF&E Reserve Account is maintained in the name of the Servicer on behalf of the Trustee and is pledged as security for the Mortgage Loan. For so long as the Manager is a subsidiary of MII, the Management Agreement is in effect, and the senior long-term unsecured debt of MII is rated at least "BBB+" by S&P and "BBB" by DCR, the Manager will be entitled to receive disbursements from the FF&E Reserve Account to cover estimated expenditures for FF&E Replacements. By making a request for disbursements, the Manager will be deemed to have certified that all amounts previously drawn from the FF&E Reserve Account and expended were expended solely for FF&E Replacements and that to the best of the Manager's knowledge, there are no accounts payable of the Mortgaged Properties for FF&E Replacements with an unpaid balance of more than $25,000 individually or more than $300,000 in the aggregate that are more than 60 days past due (unless they are being contested) except as otherwise stated by the Manager. If S&P's rating or DCR's rating of MII's senior long-term unsecured debt falls below "BBB+" or "BBB," respectively, the Manager will be required to submit lists of persons to be paid and amounts to be expended in connection with each draw request and will be required to deliver the certifications described above.

  Every two weeks, the Manager will transfer into the Cash Collateral Account, which has been established by the Servicer in the name of the Trustee and is pledged as collateral for the Mortgage Loan, as described further below, an amount equal to operating profit of the Mortgaged Properties (calculated without deducting Subordinated Obligations). Such transfers will alternatively represent 50% of budgeted operating profit and actual operating profit for the preceding accounting period. Distributions received by the Company from Deerfield LLC also will be deposited into the Cash Collateral Account.

  In the event, and for so long as, the senior unsecured long-term debt of MII is rated less than "A-" by S&P or "BBB+" by DCR, the Company will be required to establish escrow accounts with the Servicer, which shall be subaccounts of the Cash Collateral Account, for real estate tax and insurance premium payments. These escrow accounts will be required to be funded to prescribed levels before any amounts are distributed to the Company or any Subordinated Obligations are paid in any month.

  Notwithstanding the foregoing, if the Manager is no longer a subsidiary of MII or in the event that the senior long-term unsecured debt of MII is rated less than "BBB+" by S&P or "BBB" by DCR, (i) all revenues from operations of the Hotels will be required to be deposited into the Lockbox Account, which is established by the Servicer in the name of the Trustee and pledged as collateral for the Mortgage Loan, rather than into the Manager's Account, or into the local bank accounts, (ii) all excess funds in the local bank accounts will be transferred twice each week into the Lockbox Account and (iii) certain escrow accounts will be established, as described further below.


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

  Accounts Maintained by the Servicer. In the event that the senior long-term unsecured debt of MII is rated less than "BBB+" by S&P or "BBB" by DCR, the Servicer will establish one or more segregated accounts in the name of the Company (collectively, the "Lockbox Account") into which all receipts from the Hotels and all cash previously held in the Manager's Account will be deposited. Agreements governing the Lockbox Account will provide that the Manager and the Company will have no withdrawal or transfer rights with respect thereto. Funds deposited into the Lockbox Account will be transferred daily into the Cash Collateral Account. Provided that escrow accounts for real estate taxes, insurance premiums, and the next scheduled debt service payment under the Mortgage Loan are fully funded, funds will be transferred daily by the Servicer to a segregated account established by the Servicer in the name of the Trustee, with respect to which the Manager will have authorization to pay operating expenses of the Mortgaged Properties (the "Operating Account"). Prior to each Due Date, the Servicer will transfer from the Operating Account to the Cash Collateral Account an amount equal to the available operating profit of the Hotels (calculated without deduction of Subordinated Obligations and amounts deposited during the relevant period in the tax or insurance escrows, all of which shall be paid by the Servicer from funds in the Cash Collateral Account, and subtracting any amounts for the relevant period previously transfered to the debt service escrow).

  The Cash Collateral Account is a segregated account established by the Servicer in the name of the Trustee into which the Manager will transfer operating profit of the Hotels biweekly (unless the lockbox agreements described above are in effect), and into which funds from any Lockbox Account will be deposited. Insurance Proceeds and Condemnation Proceeds, other than those that the Company is permitted to retain, and the escrow funds described above will be deposited into separate subaccounts of the Cash Collateral Account, where they will be held pending completion of restoration or application to prepayment of the Mortgage Loan, as described under "Description of the Mortgage Loan--Casualty and Condemnation," or other applicable purposes. The Cash Collateral Account is pledged as collateral for the Mortgage Loan.

  The Servicer will, on each Due Date, transfer from the Cash Collateral Account (i) funds in an amount necessary to make all payments required under the Mortgage Loan (excluding the portion of Default Interest representing Net Default Interest) including Servicer Fees to the Collection Account, a segregated account established by the Servicer in the name of the Trustee,
(ii) any funds required to pay Net Default Interest to the Default Interest Distribution Account, a segregated account established by the Servicer in the name of the Trustee, (iii) any funds required to pay Liquidated Damages to the Liquidated Damages Distribution Account, a segregated account established by the Servicer in the name of the Trustee, (iv) to the Manager or the Marriott Ground Lessors, as applicable, to pay Subordinated Obligations then due, subject to the terms of the subordination agreements entered into by the Manager and the Marriott Ground Lessors and the priorities set forth in the Management Agreement and the other Loan Documents to which the Manager or the Marriott Ground Lessors are parties, (v) at the election of the Company, any amounts required to fund escrow accounts for the next month, (vi) amounts necessary to fund any shortfall in the FF&E Reserve Account, and
(vii) provided that there is no event of default under the Loan Documents, the excess (less Insurance Proceeds and Condemnation Proceeds held pending completion or restoration of any Mortgaged Properties and any other amounts held in escrow or reserve accounts) to the Company. The Collection Account is an asset of the Trust Fund and the Lower-Tier REMIC. The Default Interest Distribution Account and the Liquidated Damages Distribution Account will be part of the Trust Fund, but not part of either of the Trust REMICs.

  On each Servicer Remittance Date, the Servicer will withdraw from the Collection Account and deposit in immediately available funds into a segregated account established by the Servicer in the name of the Trustee for the benefit of the Certificateholders (excluding holders of the Class A-3P&I Certificates and the Class A-3IO Certificates) and the Trustee, as holder of the Class A-3L Interest (the "Distribution Account"), an amount equal to the Available Distribution Amount plus Unscheduled Payments and Prepayment Premiums for the related Distribution Date. See "Description of the Certificates--Distributions." The Distribution Account will be part of the Trust Fund and the Lower-Tier REMIC. Payments from the Distribution Account to the Trustee, as holder of Class A-3L Interest, will be deposited into the Upper-Tier Distribution Account. The Upper-Tier Distribution Account will be part of the Trust Fund and the Upper-Tier REMIC.


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

  In the event that title to Foreclosed Property is acquired by the Servicer in the name of the Trustee for the benefit of the Certificateholders, the Servicer will segregate and hold all funds collected and received in connection with the operation of the Foreclosed Property, separate and apart from its own funds and general assets, and will establish the Foreclosed Property Account, an account held in trust for the Trustee for the benefit of the Certificateholders in lieu of the Collection Account. On or before each Servicer Remittance Date, the Servicer will withdraw the funds in the Foreclosed Property Account and deposit them into the Collection Account in immediately available funds for distribution on such Distribution Date. The Foreclosed Property Account will be part of the Trust Fund and the Lower-Tier REMIC.

  The Cash Collateral Account, the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account, the Liquidated Damages Distribution Account, and the Foreclosed Property Account are "Eligible Accounts." An "Eligible Account" means either (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) are rated by each Rating Agency in one of its two highest rating categories (or such other ratings as will not result in the ratings of any of the Offered Certificates being reduced below their respective ratings as of the Issue Date and as to which the Rating Agencies may otherwise agree as evidenced in writing by each Rating Agency) at the time of the deposit therein, or the short-term unsecured debt obligations of such depository institution or trust company (or holding company), as the case may be, are rated not lower than A-1+ (or its equivalent rating) by each Rating Agency, or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity provided that such account is subject to fiduciary funds on deposit regulations substantially similar to 12 C.F.R.(S)9.10(b), or (iii) an account in any other insured depository institution reasonably acceptable to the Servicer and the Trustee if each of the Rating Agencies delivers a letter confirming that the maintenance of such account in such institution will not result in the downgrading, withdrawal, or qualification of the rating then assigned to any of the Certificates by such Rating Agency. Amounts on deposit in the Cash Collateral Account, the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account, the Liquidated Damages Distribution Account, and the Foreclosed Property Account may be invested in certain United States government securities and other high-quality investments specified in the Loan Agreement (which must be passive investments earning a return in the nature of interest) ("Permitted Investments"). Interest or other income earned (net of any losses) on funds in the Collection Account will be paid to the Servicer.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

  The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Trust and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date to the Distribution Account, an amount equal to the Available Distribution Amount and any Unscheduled Payments and Prepayment Premiums for such Distribution Date, (ii) to pay or reimburse the Servicer for Advances made by it and interest on Advances (other than interest thereon required to be paid from the Default Interest Distribution Account), the Servicer's right to reimbursement for items described in this clause (ii) being limited as described herein under " -- Advances," (iii) to pay on or before each Servicer Remittance Date to the Servicer as compensation, the aggregate unpaid Servicing Fee in respect of the immediately preceding calendar month; (iv) to the extent not reimbursed or paid pursuant to any of the above clauses, to pay the Servicer for unpaid Servicing Fees and to reimburse the Servicer and the Trustee for certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Trust and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Trust and Servicing Agreement; (v) to pay (or set aside for eventual payment) any and all taxes imposed on the Trust REMICs by federal, state, or local governmental authorities to the extent such taxes have not been paid under the Trust and Servicing Agreement; (vi) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein;
(vii) to pay to the Servicer any income earned (net of any losses) on the investment of funds deposited in the Collection Account; (viii) to make such payments to the holder of the Class

R Certificate as are necessary or advisable to ensure that no payments received under the Mortgage Loan and earnings received on Permitted Investments are retained in the Collection Account for longer than 13 months after deposit of such payments into, or accruals of such earnings in, the Collection Account; and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

REALIZATION UPON THE MORTGAGED PROPERTIES

  Upon a Mortgage Loan Event of Default, the Trustee may, subject to the provisions of the Loan Agreement and the Mortgages, after consulting with the Servicer, direct the Servicer to foreclose on one or more of the Mortgaged Properties. The Trustee may, if it so elects, require the approval of Certificateholders holding not less than a majority of the Voting Rights prior to directing the Servicer to institute such a foreclosure. Notwithstanding the foregoing, the Servicer shall promptly commence foreclosure following the Scheduled Balloon Maturity Date, unless the term of the Mortgage Loan has been extended with the approval of Certificateholders holding not less than 66 2/3% of the aggregate Voting Rights of all then outstanding Offered Certificates (excluding the Class A-3IO Certificateholders) and the Servicer and the Trustee have received an opinion of counsel prepared at the expense of the Trust Fund that such action will not cause (i) either of the Trust REMICs to fail to qualify as a REMIC at any time that Offered Certificates are outstanding, (ii) a "prohibited transaction" or "prohibited contribution" tax to be imposed on either of the Trust REMICs, or (iii) the portion of the Trust Fund consisting of Net Default Interest, the right to receive Liquidated Damages under the Registration Rights Agreement, and Liquidated Damages, at any time that Offered Certificates are outstanding, (a) to fail to qualify as a "grantor trust" under subpart E, Part 1, subchapter J, Chapter 1 of Subtitle A of the Code, or (b) to be treated as a taxable mortgage pool under Section 7701(i) of the Code (a "Nondisqualification Opinion"). The Servicer may not, however, obtain title to a Mortgaged Property on behalf of the Trust Fund, or take any other action that would cause the Trustee, on behalf of the Trust Fund, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Servicer has previously determined, based on a report prepared at the expense of the Trust Fund by an independent person who regularly conducts site assessments for purchasers of comparable properties, that (i) the Mortgaged Property is in compliance with applicable environmental laws or that taking the actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances known to the Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist, taking such remedial actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

  If the Servicer has so determined based on satisfaction of the criteria above that, despite such condition, it would be in the best economic interest of the Trust Fund to take any such actions, the Servicer shall notify the Certificateholders of such report and of their right to object to such proposed action. Such proposed action shall be taken unless the Servicer receives, within 30 days after such notification, written instructions from such holders evidencing, in the aggregate, a majority of the Voting Rights of the then outstanding Offered Certificates directing it not to take such action. The Servicer is not obligated to make Advances to fund any such environmental remediation.

  If the Servicer acquires the Foreclosed Property in the name of and on behalf of the Trust Fund, the Servicer will be empowered, subject to the REMIC provisions and the specific requirements and prohibitions of the Trust and Servicing Agreement, to do any and all things in connection with the management and operation thereof, all on terms and for such period as the Servicer deems to be in the best interest of the Certificateholders. The Trust and Servicing Agreement requires the Servicer to sell the Foreclosed Property pursuant to the procedures specified in the Trust and Servicing Agreement within two years after such property has been acquired by the Trust Fund (within the meaning of the REMIC provisions of the Code), unless the Trustee, or the Servicer on behalf of the Trustee, has received a ruling from the Internal Revenue Service to the effect that the holding by the Trust Fund of the Foreclosed Property for an additional specified period will neither result in the imposition of taxes on "prohibited transactions" of either of the Trust REMICs as defined in Section 860F of the Code, nor

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

cause either of the Trust REMICs to fail to qualify as a REMIC (or the remaining portion of the Trust Fund to fail to qualify as a grantor trust that is not a taxable mortgage pool) at any time that Offered Certificates are outstanding, in which event such two-year period will be extended by such additional specified period. See "Certain Federal Income Tax Considerations." No consent of Certificateholders would be required in connection with such an extension. The Servicer is required to accept the highest cash bid for the Foreclosed Property received from any person in an amount at least equal to the sum of the Allocated Loan Amount for such Foreclosed Property plus fees and amounts owed to the Servicer, the Trustee, and the Manager with respect to such Foreclosed Property, and all unpaid interest and Prepayment Premiums, if any, accrued with respect to such Foreclosed Property through the date of sale and all reasonably estimated liquidation expenses. In the absence of any such bid, the Servicer must accept the highest cash bid which is not less than the fair market value of such Mortgaged Property, as determined by liquidation value appraisal. In the absence of such a bid, the Servicer will offer such Mortgaged Property to any person other than the Company, the Manager, CBM Funding, any affiliate of CBM Funding, the Servicer, or any Certificateholder (each, an "Interested Person"). If a bid is not received, any Interested Person may resubmit its original bid, and the Servicer may bid the amount of any moneys owed to it under the Trust and Servicing Agreement, and the Servicer will accept the highest outstanding cash bid, regardless of whom it is received from and regardless of its amount. If the highest bidder is an Interested Person, the Trustee based upon an independent appraisal at the expense of the Trust Fund shall determine the fairness of the highest bid. These requirements of the Trust and Servicing Agreement may result in lower sales proceeds than would otherwise be the case.

  In order to avoid the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code (which would be imposed at a rate equal to 100% of the net income therefrom), any Foreclosed Property held by the Servicer on behalf of the Trust Fund would have to qualify as "foreclosure property" as that term is defined under the provisions of the Code governing REITs. In order for a Hotel to satisfy this requirement, it would, among other things, have to be operated by an entity that would qualify as an "independent contractor" for purposes of the REIT provisions of the Code commencing 90 days after the Servicer acquires a Hotel as Foreclosed Property. The Hotels currently are operated by the Manager, and it is likely that the Manager would continue to operate any Hotels that become Foreclosed Property. Whether the Manager would qualify as an "independent contractor" for this purpose would depend upon a number of factual issues, including whether persons who collectively own (directly or by attribution under complex attribution rules set forth in Code) 35% or more of the stock of the Manager are considered to own (directly or by attribution) 35% or more of the Lower-Tier REMIC. The Company believes that the Manager would qualify as an "independent contractor," but there cannot be certainty in this regard (due in part to the fact that the Manager is owned by MII, a public corporation; the ownership attribution rules that are applied in making this determination are complex and quite broad; there are a number of uncertainties about how these rules are applied in the context of a REMIC; and the determination would depend upon the circumstances existing at the time a Hotel became a Foreclosed Property). The Trust Fund would have a right to terminate the Manager with respect to a Hotel that becomes a Foreclosed Property.

  Even if the Trust REMICs are not subject to the tax on "prohibited transactions" with respect to a Hotel that becomes Foreclosed Property, the Lower-Tier REMIC will be subject to federal income tax (at the highest corporate rate) on net income attributable to the Hotel if that income would not constitute "qualifying income" for a REIT under certain of the REIT provisions of the Code. It is likely that any net income derived by the Lower-Tier REMIC with respect to a Hotel that becomes Foreclosed Property would not be "qualifying" income for a REIT and thus would be subject to federal income tax at the highest corporate rate, unless the Foreclosed Property could be leased to an unrelated entity. The Trustee or Servicer will have the right to seek to implement such an arrangement if the Trustee or Servicer determines that such an arrangement would be in the best interests of Certificateholders.

ADVANCES

  In the event that a Monthly Payment, or any portion thereof, on the Mortgage Loan has not been received by the close of business on the Due Date, the Servicer, subject to its determination that such amounts are not

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

Nonrecoverable Advances, will be obligated to make a P&I Advance, for deposit into the Distribution Account not later than the Servicer Remittance Date, in an amount equal to the Monthly Payment (which includes, in the event of a default in the payment of the Balloon Payment, an amount equal to the assumed monthly principal and interest payment that would have been due on the related Due Date based upon the original 204-month principal amortization schedule) or any such portion of the Monthly Payment on the Mortgage Loan which was delinquent as of the close of business on such Due Date. The Servicer is also required to advance all customary, reasonable, and necessary "out-of-pocket" costs and expenses incurred by the Servicer during the immediately preceding Interest Accrual Period in the performance of its servicing obligations, including, but not limited to, the costs and expenses incurred in connection with (i) the preservation, restoration, and protection of such Mortgaged Property which, in the Servicer's judgment and discretion, are necessary to prevent an immediate or material loss to the Trust Fund's interest in such Mortgaged Property, (ii) the payment of (A) real estate taxes, assessments, and governmental charges that may be levied or assessed against the Company or any Mortgaged Property or revenues therefrom or which become liens on such Mortgaged Property, (B) insurance premiums, (C) payments required to be made under the ground leases other than ground rent payments under the Marriott Ground Leases, (D) all customary, reasonable, and necessary "out-of-pocket" costs and expenses incurred by the Trustee pursuant to the Trust and Servicing Agreement, and (E) the costs and expenses of the Servicer (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with a release of any of the Mortgaged Properties from the lien of the respective Mortgages, (iii) any enforcement or judicial proceedings, including foreclosures and including, but not limited to, court costs, attorneys' fees, and expenses, costs for third-party experts, including environmental and engineering consultants, and (iv) the management and liquidation of a Mortgaged Property if such Mortgaged Property is acquired by the Servicer in the name of the Trustee (collectively, the "Property Protection Advances"). The P&I Advances and Property Protection Advances are sometimes referred to collectively as the "Advances."

  The Servicer will be obligated to make an Advance only to the extent that the Servicer determines that the amount so advanced and interest thereon will not constitute a Nonrecoverable Advance if made. A "Nonrecoverable Advance" is any portion of an Advance previously made and not previously reimbursed, or proposed to be made, which in the good faith judgment of the Servicer would not be ultimately recoverable from subsequent payments or collections (including Insurance Proceeds and Liquidation Proceeds and proceeds from the operation of the Mortgaged Properties) in respect of the Mortgage Loan or from any funds on deposit in the Cash Collateral Account or Collection Account. The Servicer shall be entitled to reimbursement for any such Advances by retaining from amounts to be deposited into the Distribution Account a sum equal to each such Advance. In addition, any such Advance will accrue interest for each day that such Advance is outstanding at a rate of interest equal to the prime rate as published in The Wall Street Journal (the "Prime Rate") for each such day on the basis of a year of 360 days and the actual days elapsed in a month. The Servicer's right of reimbursement for Advances will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to the Mortgaged Properties.

  The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an officer's certificate of the Servicer delivered to the Trustee and the Depositor and detailing the reasons for such determination, with copies of an appraisal of the Mortgaged Properties made during the preceding 12 months and, if such report is to be used to determine that any Advance would be nonrecoverable, any engineers' reports, environmental surveys, or other information relevant thereto which support such determination by the Servicer. The cost of obtaining such appraisals, reports, surveys, and other information shall be an expense of the Trust Fund, payable from the Collection Account, and shall constitute a Property Protection Advance if paid by the Servicer from its funds. The Servicer will not be responsible for advancing (i) the Balloon Payment, (ii) amounts required to cure any damages resulting from uninsured causes, any failure of a Mortgaged Property to comply with any applicable law, including any environmental law, or (except in connection with the foreclosure or other acquisition of a Mortgaged Property upon the occurrence of a Mortgage Loan Event of Default) to investigate, test, monitor, contain, clean up, or remedy an environmental condition present at a Mortgaged Property, (iii) any losses arising with respect to defects in the title to a Mortgaged Property, (iv) Liquidated Damages, (v) Subordinated

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

Obligations, and (vi) any costs of capital improvements to a Mortgaged Property other than those necessary to prevent an immediate or material loss to the Trust Fund's interest in such Mortgaged Property. The Servicer's obligations to make Advances are intended to provide liquidity for the Mortgagor but do not represent insurance with respect to the payment obligations of the Mortgagor under the Mortgage Loan or similar credit enhancement.

EVENTS OF DEFAULT UNDER THE TRUST AND SERVICING AGREEMENT

  The following constitute events of default under the Trust and Servicing Agreement (each, a "Trust and Servicing Event of Default"):

    (i) any failure by the Servicer to remit any payment required to be made or remitted by it (other than Advances described under (vi) below) under the terms of the Trust and Servicing Agreement;

    (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of such person contained in the Trust and Servicing Agreement, which failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any required insurance policy) after the date on which written notice of such failure shall have been given to the person required to observe or perform such covenants or agreements by CBM Funding or the Trustee;

    (iii) a representation or warranty of the Servicer set forth in the Trust and Servicing Agreement shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 60 days after the date on which written notice thereof shall have been given to the Servicer by the Trustee or by CBM Funding;

    (iv) the entry of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings against the Servicer, or for the winding-up or liquidation of the Servicer's affairs, and such decree or order remains unstayed and in effect for a period of 60 days;

    (v) the consent by the Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

    (vi) any failure of the Servicer to (a) make any P&I Advance required to be made pursuant to the Trust and Servicing Agreement on or prior to the applicable Distribution Date; or (b) make any Property Protection Advance required to be made pursuant to the Trust and Servicing Agreement on a timely basis; or

    (vii) either Rating Agency shall lower or withdraw the outstanding rating of any Class of Offered Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Servicer is insufficient to maintain such outstanding rating.

  When a responsible officer of the Trustee obtains actual knowledge of the occurrence of any Trust and Servicing Event of Default, the Trustee shall promptly transmit by mail to all Certificateholders, who have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose and all other holders whose names and addresses have been furnished to or received by the Trustee from the Company or CBM Funding, notice of such Trust and Servicing Event of Default, unless such Trust and Servicing Event of Default shall have been cured or waived.

RIGHTS UPON TRUST AND SERVICING EVENT OF DEFAULT

  If a Trust and Servicing Event of Default relating to the Servicer shall occur then, and in each and every such case, so long as such Trust and Servicing Event of Default shall not have been remedied, either (i) the

Trustee may, or (ii) upon the written direction of the Certificateholders evidencing, in the aggregate, not less than 25% of the Voting Rights of the Certificates, the Trustee shall, terminate all of the rights and obligations of the Servicer under the Trust and Servicing Agreement, other than rights and obligations accrued prior to such termination, and in and to the Mortgage Loan and the proceeds thereof by notice in writing to the Servicer. Upon any termination of the Servicer or appointment of a successor to the Servicer, the Trustee shall, as soon as practicable, give written notice thereof to each Rating Agency and to the Certificateholders at their respective addresses appearing in the Certificate register.

EVIDENCE AS TO COMPLIANCE

  The Trust and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before April 30 of each year, beginning April 30, 1997, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loan during the preceding calendar year (or the period from the Issue Date to the last day of the calendar year with respect to the first such statement), and that its examination, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, disclosed no exceptions or errors in records relating to the servicing of the Mortgage Loan in accordance with the terms of the Trust and Servicing Agreement that in its opinion are material, except for such exceptions as are set forth in its statement. Copies of such statement will be provided to any Certificateholder or Rating Agency, upon the written request thereof, by the Servicer, or by the Trustee at the Servicer's expense, if the Servicer fails to provide such copies.

  The Trust and Servicing Agreement also requires both the Servicer and CBM Funding, respectively, to deliver to the Trustee and each Rating Agency, on or before April 30 of each calendar year beginning in 1997, an officer's certificate stating that, to the best of such officer's knowledge, the Servicer or CBM Funding as the case may be, has fulfilled its obligations under the Trust and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of such obligations, specifying each such default known to such officer and the action, if any, being taken by the entity to remedy the same.

CERTAIN MATTERS REGARDING CBM FUNDING AND THE SERVICER

  The Trust and Servicing Agreement provides that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under, or is in material conflict by reason of, applicable law. No such resignation may become effective until the Trustee or a successor servicer, as the case may be, has assumed the obligations of the Servicer under the Trust and Servicing Agreement.

  The Trust and Servicing Agreement also provides that neither CBM Funding, the Servicer nor any of their respective directors, officers, employees, affiliates, or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust and Servicing Agreement, or for errors in judgment; provided, however, that neither CBM Funding, the Servicer nor any such person will be protected against any breach of representations or warranties made in the Trust and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Trust and Servicing Agreement further provides that the Servicer, and any director, officer, employee, affiliate, or agent of the Servicer will be entitled to indemnification by the Trust Fund and will be held harmless by the Trust Fund against any loss, liability, claim, demand, or expense relating to the Trust and Servicing Agreement, the Mortgage Loan, the Mortgaged Properties, or the Offered Certificates other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of negligent disregard of obligations and duties. The payment of such indemnification will reduce the amount available for distribution to the Certificateholders to the extent not paid by the Company. The indemnification is limited to direct damages and does not extend to consequential damages.

  In addition, the Trust and Servicing Agreement provides that the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action which is not incidental to its respective duties under the Trust and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust and Servicing Agreement, the rights and duties of the parties thereto, and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefrom and to charge the Collection Account and such amounts paid by the Servicer will constitute Property Protection Advances.

  CBM Funding is not obligated to monitor or supervise the performance of the Servicer or the Trustee under the Trust and Servicing Agreement. CBM Funding may, but is not obligated to, enforce the obligations of the Servicer (if the Trustee fails to do so) and the Trustee under the Trust and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Trustee or exercise any right of the Servicer or the Trustee under the Trust and Servicing Agreement. In the event CBM Funding undertakes any such action, it will be indemnified by the Trust Fund in accordance with the standard set forth above. Any such action by CBM Funding will not relieve the Servicer or the Trustee of its obligations under the Trust and Servicing Agreement.

  Any person into which CBM Funding or the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which CBM Funding or the Servicer is a party, or any person succeeding to the business of CBM Funding or the Servicer, will, subject to the provisions of the Trust and Servicing Agreement, be the successor of CBM Funding or the Servicer, as the case may be, under the Trust and Servicing Agreement and shall be deemed to have assumed all of the liabilities and obligations of CBM Funding or the Servicer under the Trust and Servicing Agreement, provided that such successor or surviving person would not result in a withdrawal, downgrading or qualification of the then current rating or any Class of Offered Certificates by any Rating Agency (as evidenced in writing and delivered to the Trustee).

AMENDMENTS

  The Trust and Servicing Agreement may be amended by the consent of CBM Funding, the Servicer, and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to maintain the qualification of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC and the grantor trust as a grantor trust (under the grantor trust provisions) that is not a taxable mortgage pool, or
(iv) to make any other provisions with respect to matters or questions arising under the Trust and Servicing Agreement, provided that in each case such action shall not adversely affect in any material respect the interests of any Certificateholder without the consent of each Certificateholder adversely affected thereby in the case of an amendment pursuant to (i), (ii), or (iv), or adversely affect the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC and the grantor trust as a grantor trust (under the grantor trust provisions) that is not a taxable mortgage pool.

  The Trust and Servicing Agreement may be amended by the consent of CBM Funding, the Servicer, and the Trustee with the written consent of the Certificateholders (excluding the Class A-3IO Certificateholders) evidencing, in the aggregate, not less than 66 2/3% of the Voting Rights of the Certificates for the purpose of adding any provision or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, delay the timing of, or change the manner in which, payments received on or with respect to the Mortgage Loan are required to be distributed with respect to any Offered Certificate without the consent of the Certificateholder (including, if applicable, the holders of the Class A-3IO Certificates), (ii) adversely affect in any material respect the interests of the holders of a Class of the Offered Certificates in a manner other than as set forth in (i) above without the consent of the holders of such Class evidencing, in the aggregate, 100% of the Voting Rights of such Class (including, if applicable, the holders of the Class A-3IO Certificates), (iii) alter the obligations of the Servicer to make an Advance or alter the servicing standards set forth in the Trust and Servicing Agreement, (iv) reduce the aforesaid percentages of Voting Rights of the Offered Certificates, the holders of which are required to consent to any such amendment without the consent of 100% of the Certificateholders of the affected Class (including, if applicable, the holders of the Class A-3IO Certificates), or (v) amend any provisions thereof relating to the administration of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, without the consent of the Class R Certificateholder or Class UR Certificateholder, as applicable.

TERMINATION

  The respective obligations and responsibilities of the Servicer, CBM Funding, the Custodian, the Paying Agent, and the Trustee created under the Trust and Servicing Agreement (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the final Distribution Date and other than the indemnification obligations of the parties to the Trust and Servicing Agreement) shall terminate upon the last action required to be taken by the Trustee upon the later of (i) the final payment on the Mortgage Loan or (ii) the liquidation or abandonment of the Mortgaged Properties.

  The Trust Fund shall be terminated in accordance with the following additional requirements, unless the Servicer and the Trustee have been furnished, at the expense of the Trust Fund, with a Nondisqualification
Opinion: (A) within 89 days prior to the final Distribution Date, upon the written request of the Servicer and upon being furnished with the form of such a plan, the Trustee shall adopt a plan of complete liquidation of the Lower-Tier REMIC and the Upper-Tier REMIC which, in the opinion of counsel, meets the requirements of a qualified liquidation with respect to each of the REMICs under the REMIC provisions of the Code; (B) at or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell any remaining assets of the Lower-Tier REMIC and credit the proceeds thereof to the Lower-Tier REMIC; (C) at or after such time as the proceeds from the disposition of the remaining assets of the Lower-Tier REMIC shall have been credited to the Lower-Tier REMIC, the Trustee shall cause all remaining amounts held as part of the Lower-Tier REMIC to be distributed to the holders of Certificates (excluding the Class A-3P&I and Class A-3IO Certificates), the Class A-3L Interest and the holder of the Class R Certificate; (D) at or immediately after the distribution with respect to the Class A-3L Interest is received pursuant to clause (C) above, the Paying Agent shall cause final payment to be made from the Upper-Tier REMIC to the holders of the Class A-3P&I and Class A-3IO Certificates; (E) at the time of the making of the final payment on the Class A-3P&I and Class A-3IO Certificates pursuant to clause (D) above, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Class UR Certificateholder all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund shall terminate at that time; and
(F) in no event may the final payment on either the Class A-3L Interest or the Certificates (except with respect to Certificateholders who fail to surrender their Certificates) be made after the 89th day from the date on which the plan of complete liquidation is adopted.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

  The yield to maturity on any Certificate will be affected by the price paid by the holder thereof, the related Pass-Through Rate, the rate and timing of principal payments on the Mortgage Loan (including voluntary prepayments or prepayments resulting from condemnations, casualties or defaults affecting one or more of the Mortgaged Properties) and the extent to which such principal payments are applied in reduction of the Certificate Balance of such Offered Certificate.

  The rate of principal payments on the Offered Certificates (and, accordingly, in reduction of the corresponding components of the Mortgage
Loan) will be affected by the rate of principal payments (including prepayments) on the Mortgage Loan. Generally, prepayments on the Mortgage Loan will tend to shorten the weighted average lives of the Class A-1, Class A-2, Class A-3P&I, Class A-3IO, Class B, Class C, and/or Class

D Certificates whereas delays in liquidation and modifications extending the maturity of the Mortgage Loan will tend to lengthen the weighted average lives of such Offered Certificates. Any changes in such weighted average lives may adversely affect the yield to holders of the Class A-1, Class A-2, Class A-3P&I, Class A-3IO, Class B, Class C, and/or Class D Certificates. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when holders of such Offered Certificates may be unable to reinvest such prepayments at interest rates equal to the Pass-Through Rates payable on their Offered Certificates, while delays and extensions resulting in the lengthening of such weighted average lives may occur at a time of high interest rates when holders of such Offered Certificates may have been able to reinvest payments received by them at higher rates.

  Principal prepayments may be influenced by a variety of economic, geographic, demographic, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the Weighted Average Interest Rate on the Mortgage Loan from time to time, the Mortgage Loan may be subject to higher prepayments than if prevailing rates remain at or above such Weighted Average Interest Rate (although the Mortgage Loan provides for Prepayment Premiums in connection with most voluntary prepayments). Conversely, if prevailing interest rates rise significantly above the Weighted Average Interest Rate on the Mortgage Loan, the rate of prepayment may decrease. Other factors affecting prepayment of the Mortgage Loan include the availability of credit for mortgage refinancing, changes in tax laws (including depreciation benefits), changes in net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the availability of other opportunities for investment. No representation is made hereby as to the particular factors that will affect the rate of prepayment of the Mortgage Loan, the relative importance of any such factors, the percentage of the principal balance of the Mortgage Loan that will be paid as of any date or the overall rate of prepayments on the Mortgage Loan. Because the Mortgage Loan is subject to prepayment, the Certificate Balance of one or more Classes of the Offered Certificates may be reduced to zero prior to their respective Assumed Final Distribution Dates. In addition, delinquencies could result in distributions on one or more Classes of Offered Certificates occurring after their respective Assumed Final Distribution Dates. As a result, the Certificate Balance of each Class of Offered Certificates may be reduced to zero significantly earlier or later than its Assumed Final Distribution Date.

  If a purchaser of an Offered Certificate offered at a discount from its initial Certificate Balance calculates its anticipated yield to maturity based on an assumed rate of payment that is faster than that actually experienced on the Mortgage Loan, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment that is slower than that actually experienced on the Mortgage Loan, the actual yield to maturity may be lower than that so calculated.

  The timing of changes in the rate of prepayments on the Mortgage Loan may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with a investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loan occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus represents an assumed constant prepayment rate ("CPR") each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of the Mortgage Loan for the life of the Mortgage Loan. CPR does not purport to be a prediction of the anticipated rate of prepayment of the Mortgage Loan. No representations are made hereby as to the appropriateness of the CPR model.

  Investors in the Class A-3IO Certificates should consider the risk that a rapid rate of principal prepayments on the Mortgage Loan could result in the failure of such investors to recover some or all of their initial investment. Investors in the Class A-3IO Certificates should also consider the risk that the receipt of the Prepayment Premiums to which the Class A-3IO Certificates may be entitled may not offset the reduction in yield that such Class may realize as a result of principal prepayments on the Mortgage Loan which require the payment of Prepayment Premiums. In certain circumstances, Prepayment Premiums that are distributed to the Upper-Tier REMIC in respect of the Class A-3L Interest will be distributed entirely to holders of the Class A-3P&I Certificates, and no portion of such Prepayment Premiums would be distributed to the holders of the Class A-3IO Certificates. See "Description of the New Certificates--Distributions."

EFFECTS OF P&I SHORTFALLS ON THE MORTGAGE LOAN, ADDITIONAL TRUST FUND EXPENSES AND OTHER MATTERS

  The yield to maturity of any Class of Offered Certificates will be sensitive to the loss experience on the Mortgage Loan (including shortfalls due to certain additional compensation being required to be paid to the Servicer as a result of a Mortgage Loan Event of Default and interest on Advances not being fully compensated by Default Interest). Because of the priority of payments on the New Certificates, any P&I Shortfalls at any time generally will be borne as described above in "Description of the New Certificates--Distributions" and will, through the diminished cash distributions from the Mortgage Loan to be made in respect of the affected Class of Offered Certificates, negatively impact the yield to maturity of any Certificateholder of such Class.

  In addition, to the extent that the holders of any Class of Offered Certificates experience an Interest Shortfall, such Interest Shortfall will be payable on subsequent Distribution Dates, but will not bear interest and would therefore adversely affect the yield to maturity of such Class of Offered Certificates for as long as such Interest Shortfall is outstanding.

WEIGHTED AVERAGE LIFE

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The "weighted average life" of a Class A-1, Class A-2, Class A-3P&I, Class B, Class C, or Class D Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding Certificate Balance of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original Certificate Balance of such Certificate. The "weighted average life" of the Class A-3IO Certificates is the same as the weighted average life of the Class A-3P&I Certificates. The table set forth below for each of the Class A-1, Class A-2, Class A-3P&I, Class B, Class C, and Class D Certificates indicates the weighted average life of each such Class of Offered Certificates that would result, and the percentage of the initial Certificate Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown, if the Mortgage Loan were to prepay in accordance with the assumptions set forth in the following paragraph.

  The tables below have been prepared as of the Issue Date and on the basis of the assumptions (collectively, the "Mortgage Loan Assumptions") that (i) the Class sizes are as shown on the cover of this Prospecuts, (ii) there are no delinquencies or defaults with respect to the Mortgage Loan, and all Monthly Payments, including the Balloon Payment, are timely received on their respective Due Dates, (iii) the Mortgage Loan prepays monthly at the specified percentages of CPR as set forth in the following tables, (iv) each principal prepayment is received on the Due Date in each month (commencing with the initial Due Date) and is accompanied by one month's interest thereon, (v) there are no Mortgage Loan Events of Default, (vi) the Mortgage Loan is not modified, (vii) no additional Trust Fund expenses occur, and (viii) no Prepayment Premiums are collected.

  It is not likely that the Mortgage Loan will have all of the characteristics assumed, even if the Mortgage Loan has the weighted average characteristics set forth herein. Furthermore, it is unlikely that the Mortgage Loan will prepay at any of the levels of CPR indicated in the tables or at any constant level.

 PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE
          CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                          PERCENTAGE OF CPR
                                                         ----------------------
                                                          0%    2%    4%    6%
                                                         ----  ----  ----  ----
Distribution Date
Initial.................................................  100%  100%  100%  100%
January 1, 1997.........................................   75    58    40    22
January 1, 1998.........................................   46    12     0     0
January 1, 1999.........................................   14     0     0     0
January 1, 2000.........................................    0     0     0     0
Weighted average life (years)...........................  1.8   1.1   0.8   0.6

 PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE
          CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                          PERCENTAGE OF CPR
                                                         ----------------------
                                                          0%    2%    4%    6%
                                                         ----  ----  ----  ----
Distribution Date
Initial.................................................  100%  100%  100%  100%
January 1, 1997.........................................  100   100   100   100
January 1, 1998.........................................  100   100    81    52
January 1, 1999.........................................  100    69    27     0
January 1, 2000.........................................   82    27     0     0
January 1, 2001.........................................   49     0     0     0
January 1, 2002.........................................   13     0     0     0
January 1, 2003.........................................    0     0     0     0
Weighted average life (years)...........................  4.9   3.4   2.6   2.0

 PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE
         CLASS A-3P&I CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                          PERCENTAGE OF CPR
                                                         ----------------------
                                                          0%    2%    4%    6%
                                                         ----  ----  ----  ----
Distribution Date
Initial.................................................  100%  100%  100%  100%
January 1, 1997.........................................  100   100   100   100
January 1, 1998.........................................  100   100   100   100
January 1, 1999.........................................  100   100   100    95
January 1, 2000.........................................  100   100    90    71
January 1, 2001.........................................  100    94    71    49
January 1, 2002.........................................  100    77    51    28
January 1, 2003.........................................   90    59    32     8
January 1, 2004.........................................   74    42    14     0
January 1, 2005.........................................   57    23     0     0
January 1, 2006.........................................   38     5     0     0
January 1, 2007.........................................   18     0     0     0
January 1, 2008.........................................    0     0     0     0
Weighted average life (years)...........................  9.3   7.5   6.1   5.0

 PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE
           CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                          PERCENTAGE OF CPR
                                                          ---------------------
                                                           0%    2%    4%   6%
                                                          ----  ----  ----  ---
Distribution Date
Initial..................................................  100%  100%  100% 100%
January 1, 1997..........................................  100   100   100  100
January 1, 1998..........................................  100   100   100  100
January 1, 1999..........................................  100   100   100  100
January 1, 2000..........................................  100   100   100  100
January 1, 2001..........................................  100   100   100  100
January 1, 2002..........................................  100   100   100  100
January 1, 2003..........................................  100   100   100  100
January 1, 2004..........................................  100   100   100   81
January 1, 2005..........................................  100   100    92   51
January 1, 2006..........................................  100   100    61   21
January 1, 2007..........................................  100    76    30    0
January 1, 2008..........................................   93    42     *    0
January 1, 2009..........................................    0     0     0    0
Weighted average life (years)............................ 12.0  11.5  10.3  9.0

*Less than 0.5%

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
       FOR THE CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                          PERCENTAGE OF CPR
                                                         ----------------------
                                                          0%    2%    4%    6%
Distribution Date                                        ----  ----  ----  ----
Initial.................................................  100%  100%  100%  100%
January 1, 1997.........................................  100   100   100   100
January 1, 1998.........................................  100   100   100   100
January 1, 1999.........................................  100   100   100   100
January 1, 2000.........................................  100   100   100   100
January 1, 2001.........................................  100   100   100   100
January 1, 2002.........................................  100   100   100   100
January 1, 2003.........................................  100   100   100   100
January 1, 2004.........................................  100   100   100   100
January 1, 2005.........................................  100   100   100   100
January 1, 2006.........................................  100   100   100   100
January 1, 2007.........................................  100   100   100    95
January 1, 2008.........................................  100   100   100    76
January 1, 2009.........................................    0     0     0     0
Weighted average life (years)........................... 12.0  12.0  12.0  11.9

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
       FOR THE CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                                          PERCENTAGE OF CPR
                                                         ----------------------
                                                          0%    2%    4%    6%
Distribution Date                                        ----  ----  ----  ----
Initial.................................................  100%  100%  100%  100%
January 1, 1997.........................................  100   100   100   100
January 1, 1998.........................................  100   100   100   100
January 1, 1999.........................................  100   100   100   100
January 1, 2000.........................................  100   100   100   100
January 1, 2001.........................................  100   100   100   100
January 1, 2002.........................................  100   100   100   100
January 1, 2003.........................................  100   100   100   100
January 1, 2004.........................................  100   100   100   100
January 1, 2005.........................................  100   100   100   100
January 1, 2006.........................................  100   100   100   100
January 1, 2007.........................................  100   100   100   100
January 1, 2008.........................................  100   100   100   100
January 1, 2009.........................................    0     0     0     0
Weighted average life (years)........................... 12.0  12.0  12.0  12.0

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  The following summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates, and the exchange of Old Certificates for New Certificates, is based upon the advice of Hogan & Hartson L.L.P. ("Tax Counsel"). The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations and in particular, regulations under the REMIC provisions of the Code (the "REMIC Regulations"), and judicial and administrative rulings and decisions now in effect, all of which are subject to change or different interpretation by the Internal Revenue Service or a court. Any such change or different interpretation may be applied retroactively.

  The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors (for example, banks and insurance companies) subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold the Offered Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential investors of the New Certificates are advised to consult their own tax advisors concerning the federal, state, or local tax consequences to them of the purchase, holding, and disposition of the Offered Certificates, and the exchange of Old Certificates for New Certificates.

EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES

  The exchange of Old Certificates for New Certificates will not be treated as an exchange for federal income tax purposes because the New Certificates will not differ materially in kind or extent from the Old Certificates. As a result, holders who exchange their Old Certificates for New Certificates will not recognize any income, gain or loss for federal income tax purposes. A holder will have the same adjusted issue price, adjusted basis and holding period in the New Certificates immediately after the exchange as it had in the Old Certificates immediately before the exchange.

QUALIFICATION OF THE TRUST REMICS AS REMICS

  In the opinion of Tax Counsel, which opinion relies on certain representations of the Mortgagor, if (i) the REMIC elections are properly made and (ii) all of the provisions of the Trust and Servicing Agreement and certain other documents are complied with, then (x) each of the Trust REMICs qualifies as a REMIC, (y) the portion of each of the Offered Certificates, excluding the Class A-3P&I and the Class A-3IO Certificates, that is attributable to the regular interests in the Lower-Tier REMIC qualifies as a regular interest in the Lower-Tier REMIC, and the Class R Certificate qualifies as the residual interest in the Lower-Tier REMIC, and (z) the portions of the Class A-3P&I and Class A-3IO Certificates that are attributable to the regular interests in the Upper-Tier REMIC qualify as regular interests in the Upper-Tier REMIC, and the Class UR Certificate qualifies as the residual interest in the Upper-Tier REMIC, all on the date the Certificates were issued and thereafter as long as any changes in the statutory and regulatory requirements are complied with.

  An election will be made to treat the Trust Fund, exclusive of Net Default Interest in respect of the Mortgage Loan, Liquidated Damages, the Default Interest Distribution Account, and the Liquidated Damages Distribution Account (such portion of the Trust Fund being referred to collectively as the Trust REMICs, or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively), as two separate REMICs within the meaning of Section 860D of the Code. The Cash Collateral Account, the Lockbox Account, the Operating Account, and the FF&E Reserve Account are treated as beneficially owned by the Mortgagor for federal income tax purposes and are not part of either the Trust Fund or the Trust REMICs.

  In addition to representing beneficial interests in "regular interests" in the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, the Offered Certificates, other than the Class A-3IO Certificates, also represent the right to receive certain amounts of Net Default Interest on the Mortgage Loan and Liquidated

Damages, as described above under "Description of New Certificates-- Distributions." The right of a Class of Offered Certificates to receive a portion of any Net Default Interest and any Liquidated Damages does not represent an amount payable with respect to either of the Trust REMICs, but rather separate beneficial interests in a stripped coupon on the Mortgage Loan and in the Registration Rights Agreement that are held outside of the Trust REMICs. The portion of the Trust Fund consisting of Net Default Interest in respect of the Mortgage Loan, the Default Interest Distribution Account, the Registration Rights Agreement, Liquidated Damages and the Liquidated Damages Distribution Account are treated as a grantor trust for federal income tax purposes. See "Taxation of the Offered Certificates" and "Taxation of Non-REMIC Interests."

  In order for the Trust REMICs each to qualify as a REMIC, each must comply with certain ongoing requirements set forth in the Code. The Trust REMICs each must fulfill an asset test, which requires that substantially all of the assets of the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, (as of the close of the third calendar month beginning after the "Startup Date" (generally the date that the Certificates are issued) and at all times thereafter) consist of "qualified mortgages" and "permitted investments" (generally, temporary investments of collections on qualified mortgages, qualified reserve assets, and certain foreclosure property) as those terms are defined in the Code, except during the 90-day period after the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, has adopted a plan of liquidation. One of the requirements for a mortgage loan to be a "qualified mortgage" is that the loan be principally secured by an interest in real property, which requirement is treated as being met if the fair market value of the real property securing the mortgage loan equals at least 80% of the adjusted issue price of the mortgage loan (generally the proceeds to the borrower) either at the time it was originated or at the time it was contributed to the REMIC. Tax Counsel has not independently investigated the fair market values of the Mortgaged Properties but, as described above, has relied solely on a representation of the Company regarding the values of the Mortgaged Properties and the portions thereof that constitute real property under the REMIC Regulations. The term "qualified mortgage" generally includes any regular interest in another REMIC. Thus, the REMIC status of the Upper-Tier REMIC, which has as its only assets the Class A-3L Interest and the Upper-Tier Distribution Account, is dependent upon the REMIC status of the Lower-Tier REMIC. In addition, a REMIC must establish reasonable arrangements designed to insure that residual interests therein are not held by "disqualified organizations" (in general, entities that are not subject to federal income tax) and that if a residual interest is acquired by a disqualified organization, the REMIC will provide the Internal Revenue Service and the transferor (or its agent) of the residual interest the information needed to compute the tax imposed under Code Section 860E(e) on transfers of residual interests to disqualified organizations. The Trust and Servicing Agreement requires compliance with these provisions.

  If a REMIC fails to satisfy one or more of the requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and any year thereafter. In this event, the classification of the Trust REMICs for federal income tax purposes is uncertain, and the Offered Certificates may not be accorded the status or given the tax treatment described below. In such event, the Trust Fund (including the Trust REMICs) would likely be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as stock interests therein and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions which caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time during which the requirements for REMIC status are not satisfied. While the Treasury Department is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

TAXATION OF THE CERTIFICATES

  As discussed above, each Offered Certificate represents in part a beneficial interest in a portion of a regular interest in the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, and also (except in the case of the Class A-3IO Certificates) the right to receive certain amounts of Net Default Interest on the Mortgage Loan and Liquidated Damages, as described above under "Description of the New Certificates--Distributions." To the extent that an Offered Certificate represents a beneficial interest in a regular interest in one of the Trust REMICs, the taxation on that Offered Certificate is as set forth below under "Taxation of the Regular Interests." To the extent that an Offered Certificate represents the right to receive certain amounts of Net Default Interest on the Mortgage Loan and Liquidated Damages, the taxation of that Certificate is as set forth below under "Taxation of Non-REMIC Interests." The tax treatment of the Certificates depends, in part, upon the amount of the purchase price therefor that must be allocated respectively to the regular interest represented by the Certificate and to the rights to receive Net Default Interest and Liquidated Damages. CBM Funding believes that initial investors in the Offered Certificates should not be required to allocate any portion of their purchase price to the right to receive Net Default Interest and/or Liquidated Damages (based upon the assumption that the value of such rights as of the Issue Date will be negligible). Whether a subsequent investor in the Offered Certificates is required to allocate its purchase price between the regular interest represented by the purchased Certificate and the right to receive Net Default Interest and/or Liquidated Damages depends upon the value of those respective interests at the time of such purchase. No representation is made as to the value of the right to receive Net Default Interest and/or Liquidated Damages as of the initial issue date of the Offered Certificates, the date of this Prospectus or at any time thereafter.

TAXATION OF THE REGULAR INTERESTS

  The references in this section to Offered Certificates are to the portion of each Offered Certificate that represents a regular interest in the Upper-Tier REMIC or Offered the Lower-Tier REMIC, as the case may be.

  Special Tax Attributes. Offered Certificates held by (i) a mutual savings bank or domestic building and loan association represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code (assuming that at least 95% of the Upper-Tier REMIC's assets or the Lower-Tier REMIC's assets, as the case may be, are "qualifying real property loans") and (ii) a real estate investment trust constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and income with respect to the Offered Certificates is considered "interest on an obligation secured by a mortgage on real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the Upper-Tier REMIC's assets or the Lower-Tier REMIC's assets, as the case may be, are "real estate assets"). If less than 95% of the Upper-Tier REMIC's assets or the Lower-Tier REMIC's assets, as the case may be, consist of assets described in
(i) or (ii) above, then an Offered Certificate qualifies for the tax treatment described in (i) or (ii) in the proportion that such assets are qualifying assets under those clauses. In addition, payments on the Mortgage Loan held pending distribution on the Certificates are considered to be "qualifying real property loans" for purposes of Code Section 593(d)(1) and "real estate assets" for purposes of Code Section 856(c). Offered Certificates held by certain financial institutions constitute "evidence of indebtedness" within the meaning of Code Section 582(c)(1). If certain conditions are satisfied, Offered Certificates also are "qualified mortgages" within the meaning of Code
Section 860G(a)(3) with respect to other REMICs. Offered Certificates held by a domestic building and loan association are not considered to represent an interest in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C).

  General. Certificates representing regular interests in a REMIC, such as the Offered Certificates, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. In general, interest, original issue discount, and market discount on the Offered Certificates are taxable as ordinary income. Such income, however, must be taken into account under the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Any Prepayment Premiums generally are treated as ordinary income to the holders of the Offered Certificates as and when such amounts become due to such holders.

  Original Issue Discount. The Class A-3IO Certificates were issued with "original issue discount" ("OID") within the meaning of Code Section 1273. The following discussion is based in part on Treasury regulations issued on January 27, 1994, (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates. Investors are advised to consult their own tax advisors as to the appropriate method for reporting interest and OID with respect to the Offered Certificates.

  The Code requires that the amount and rate of accrual of OID on the Offered Certificates be calculated based on the anticipated rate of prepayments and anticipated reinvestment rate, if any, relating to the Offered Certificates (the "Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of OID where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the Tax Reform Act of 1986 provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Offered Certificates. Because there was no basis on which to assume a rate of prepayment on the Mortgage Loan, the Prepayment Assumption was that there would be no prepayment of the Mortgage Loan or of the Class A-3L Interest (other than scheduled payments of principal provided for therein). No representation is made that the Offered Certificates will prepay at the Prepayment Assumption or at any other rate.

  In general, OID, if any, equals the difference between the "stated redemption price at maturity" of an Offered Certificate and its "issue price." A holder of an Offered Certificate must include such OID in gross income as ordinary interest income as it accrues under a "constant yield" method taking into account an economic accrual of the discount. In general, the holder of a Certificate must include OID in income in advance of the receipt of the cash representing that income and in increasing amounts over the life of the Offered Certificate. The amount of OID on an Offered Certificate is considered to be zero if it is less than a de minimis amount determined under the Code (generally, 1/4 of 1 percent of the stated redemption price at maturity multiplied by the weighted average maturity). Each Offered Certificate indicates on its face if it is issued with OID.

  The issue price of an Offered Certificate is generally the initial offering price at which a substantial amount of Offered Certificates of that Class were sold to the public (excluding bond houses, brokers, underwriters, or wholesalers). The issue price of an Offered Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the Offered Certificate, unless the Certificateholder elects to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity is the sum of all payments on the Offered Certificate other than any "qualified stated interest" payments. Qualified stated interest is generally defined as any one of a series of payments equal to the product of the outstanding principal balance of the Certificate and a single fixed rate, or certain variable rates, unconditionally payable at least annually during the entire term of the instrument. Because the failure to pay interest on the Offered Certificates (which could occur as a result of a default in payment of the Mortgage Loan) does not entitle the Certificateholders to exercise remedies to compel payment (other than by exercising remedies under the Mortgage Loan), it is possible that interest on the Offered Certificates may not be considered to be "unconditionally payable" under this provision. As a result, all of the interest on the Offered Certificates could be included in the stated redemption price at maturity of such Certificates and would then be taxable under the OID provisions of the Code, rather than as qualified stated interest. In this event, all of the income derived from the Offered Certificates would be treated as OID, regardless of the issue price of such Certificates. Tax returns of the Trust REMICs will take the position that the interest paid on the Offered Certificates, excluding the Class A-3IO Certificates, constitutes "qualified stated interest." Under the OID provisions of the Code, all payments received by holders of Class A-3IO Certificates are included in the stated redemption price at maturity of such Certificates for purposes of determining the amount taxable as OID.

  The holder of an Offered Certificate issued with OID must include in gross income for all days during its taxable year on which it holds such Offered Certificate the sum of the "daily portions" of such OID. As noted above, the amount of OID to be included in income by a holder of a debt instrument, such as an Offered Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is generally computed by taking into account the Prepayment Assumption. The amount of OID includable in income by a holder is computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. The amount of OID that accrues during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value as of the close of the accrual period of all payments remaining to be made on the Offered Certificate and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Offered Certificate, over (ii) the "adjusted issue price" of the Offered Certificate at the beginning of the accrual period. The adjusted issue price of an Offered Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Offered Certificate in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:
(i) using a discount rate equal to the original yield to maturity of the Offered Certificate (based on the Prepayment Assumption, and determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events (including actual prepayments) which have occurred before the end of the accrual period, and
(iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

  A subsequent holder of an Offered Certificate who purchases the Offered Certificate at a cost less than its remaining stated redemption price at maturity is also required to include OID in gross income, but such a holder who purchases such Offered Certificate for an amount that exceeds its adjusted issue price is entitled (as is an initial holder who pays more than an Offered Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

  Market Discount and Premium. A purchaser of an Offered Certificate may also be subject to the market discount rules of the Code. Such purchaser generally is required to recognize ordinary income to the extent of accrued market discount on Offered Certificates as distributions includable in the stated redemption price at maturity are received, in an amount not exceeding any such distribution. Market discount is the amount by which the purchaser's original basis in the Offered Certificate (i) is exceeded by the then current stated redemption price at maturity of the Offered Certificate, or (ii) in the case of an Offered Certificate having OID, is exceeded by the "revised" issue price (generally, the adjusted issue price) of such Offered Certificate at the time of purchase. Such purchaser also generally is required to treat a portion of any gain on a sale or exchange of the Offered Certificate as ordinary income to the extent of the market discount accrued to the date of disposition, less any accrued market discount previously reported as ordinary income on partial distributions in reduction of stated redemption price at maturity. The amount of market discount on an Offered Certificate is considered to be zero if it is less than a de minimis amount determined under the Code (generally, 1/4 of 1 percent of the remaining stated redemption price at maturity multiplied by the remaining weighted average maturity). In general terms, until regulations are promulgated under the Code, market discount in such cases may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest). A holder of an Offered Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Offered Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deduction deferral rule will not apply.

  A holder who purchases an Offered Certificate at a cost greater than its remaining stated redemption price at maturity generally is considered to have purchased the Offered Certificate at a premium, which it may elect to amortize as an offset to interest income (including any OID) on such Offered Certificate (and not as a separate deduction item) using a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on an Offered Certificate is calculated using the Prepayment Assumption. If a holder makes an election to amortize premium on an Offered Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for Offered Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

  Election to Treat All Interest Under the Constant Yield Method. The OID Regulations permit a holder to elect to accrue all interest, discount (including de minimis market or original issue discount), and premium in income as interest, under a constant yield method. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter (and for all debt instruments with amortizable bond premium held by the holder at the beginning of the taxable year for which the election is made). The election is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

  Effects of Defaults and Delinquencies. Holders are required to report income with respect to Offered Certificates under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loan, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of such a Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Certificate is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders should consult their own tax advisors on this point.

  Sale or Exchange. A holder's tax basis in an Offered Certificate is the price such holder pays for the Offered Certificate, increased by amounts of OID and market discount included in income and reduced (but not below zero) by any payments received (other than qualified stated interest payments) and any amortized premium. Except (in the case of gain) to the extent of any accrued market discount that has not been included in the holder's income, and except to the extent allocable to accrued but unpaid interest, gain or loss recognized on a sale, exchange, or redemption of an Offered Certificate, measured by the difference between the amount realized and the Offered Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Offered Certificate is held as a capital asset, and will be long-term if the holder held the Offered Certificate for more than one year. However, gain from the disposition of an Offered Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been included in the holder's income if the yield on such Offered Certificate had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Offered Certificate.

  REMIC Expenses. As a general rule, all of the non-interest expenses of a REMIC are taken into account by holders of the REMIC residual interests. In the case of a "single class REMIC," however, such expenses are allocated, under Treasury regulations, among the holders of the REMIC regular interests and the holders of the REMIC residual interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of regular interest Certificateholders in a single class REMIC who are "pass-through interest holders," including individuals, trusts, estates, partnerships, non-publicly offered regulated investment companies, and other pass-through entities, but not including real estate investment trusts, such holder's allocable share of the non-interest expenses of the REMIC would be required to be added to its gross income, and an equivalent amount would be treated as an investment expense. Such expenses are deductible only to the extent that, when aggregated with the regular interest holder's other miscellaneous itemized deductions for that year, they exceed two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts shall be adjusted for inflation) is reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, a regular interest Certificateholder that is an individual estate or trust that is subject to the alternative minimum tax may not deduct its share of the REMIC's fees and expenses for AMT purposes. In general terms, a single class REMIC is one that either (i) would be classified as an investment trust under Treas. Reg. (S)301.7701-4(c)(1) but for its qualification as a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) because the existence of multiple classes of ownership is merely incidental to facilitating a direct investment in the trust assets (including the Mortgage Loan in this case) or (ii) is substantially similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Absent clarification from the Internal Revenue Service, tax returns of each of the Trust REMICs and reports to Certificateholders will be prepared assuming that neither of the Trust REMICs will be classified as a single class REMIC. However, Certificateholders that are "pass-through interest holders" should consult their own tax advisors regarding the impact of these rules on an investment in the Certificates.

TAXATION OF THE REMICS

  General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level tax, except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" below. Rather, the taxable income or net loss of a REMIC generally is taken into account by the holders of residual interests, or, in the case of a single class REMIC, by the holders of regular and residual interests. The regular interests are generally treated as debt of the REMIC unless the REMIC is a single class REMIC. See "Taxation of the Regular Interests" above. The following discussion assumes that neither of the Trust REMICs is a single class REMIC.

  Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss is the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on regular interests in the REMIC, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

  For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis is allocated among the assets of the REMIC in proportion to their respective fair market values.

  Subject to possible application of the de minimis rules, the method of accrual by the Lower-Tier REMIC or the Upper-Tier REMIC of OID income on the Mortgage Loan or the Class A-3L Interest, respectively, is equivalent to the method under which holders of Offered Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The Trust REMICs each deduct OID on the Offered Certificates in the same manner that the holders of the Offered Certificates include such discount in income, but without regard to the de minimis rules. See "Taxation of the Regular Interests" above.

  To the extent that the Lower-Tier REMIC's basis in the Mortgage Loan or the Upper-Tier REMIC's basis in the Class A-3L Interest, respectively, exceeds the principal amount of the Mortgage Loan or the Class A-3L Interest, respectively, the resulting premium is amortized over the life of the Mortgage Loan or the Class A-3L Interest, as the case may be, (taking into account the Prepayment Assumption) using a constant yield method.

PROHIBITED TRANSACTIONS AND OTHER TAXES

  The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a qualified mortgage (in this case, the Mortgage Loan), the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on a qualified mortgage for temporary investment pending distribution on Certificates in the REMIC.

  In addition, certain contributions to a REMIC made after the day on which such REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

  It is not anticipated that either of the Trust REMICs will receive income or contributions subject to tax under the preceding two paragraphs.

  A REMIC also may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust. It is likely, unless the Hotels were to be leased to an unrelated entity, that any income derived by the Lower-Tier REMIC with respect to a Hotel that becomes Foreclosed Property would not be qualifying income for a real estate investment trust and thus would be "net income from foreclosure property" subject to federal income tax. Any such tax on income derived by the Trust Fund with respect to Foreclosed Properties would reduce the amount available for distribution to the holders of the Certificates. The Trustee or the Servicer has the right to lease any Hotel to an unrelated entity, or to seek to implement any other arrangement designed to reduce such federal income taxes if the Trustee or the Servicer determines that such an arrangement would be in the best interests of the Certificateholders.

LIQUIDATION AND TERMINATION

  If a REMIC adopts a plan of complete liquidation, within the meaning of Code
Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC will generally not be subject to the prohibited transactions rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of regular interests and residual interests within the 90-day period.

TAXATION OF THE NON-REMIC INTERESTS

  In the opinion of Tax Counsel, the portion of the Trust Fund consisting of Net Default Interest in respect of the Mortgage Loan, rights under the Registration Rights Agreement, and Liquidated Damages is treated for federal income tax purposes as a grantor trust under subpart E, Part 1, subchapter J, Chapter 1 of Subtitle A of the Code and not as a REMIC, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). The holder of each Offered Certificate, other than a Class A-3IO Certificate, is treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the portion of such grantor trust represented by the Offered Certificate and is treated as the beneficial owner of a pro rata undivided interest in the Net Default Interest obligation in respect of the Mortgage Loan, the Registration Rights Agreement, and any Liquidated Damages. Accordingly, a holder of an Offered Certificate, other than a Class A-3IO Certificate, is required to report on its federal income tax return its pro rata share of all income of the Trust Fund attributable to Net Default Interest in respect of the Mortgage Loan, the Registration Rights Agreement, and Liquidated Damages (in addition to any income attributable to the regular interest in one of the REMIC Trusts represented by such Offered Certificate). A holder of an Offered Certificate, other than a Class A-3IO Certificate, generally is able to deduct (subject to certain limitations) its pro rata share of any Trust Fund expenses that are attributable to Net Default Interest in respect of the Mortgage Loan, the Registration Rights Agreement, and Liquidated Damages. The treatment of Net Default Interest and Liquidated Damages by an investor in the Offered Certificates is uncertain. It is possible (but unlikely) that an investor would be required to report income over the life of the related Offered Certificates, other than the Class A-3IO Certificates, based on an estimate of the Net Default Interest and the Liquidated Damages expected to be received with respect to such Offered Certificate. The time of reporting of any such income is uncertain, and the failure to receive Net Default Interest and/or Liquidated Damages previously reported as income most likely would constitute a capital loss. It is more likely that Net Default Interest and/or Liquidated Damages represent ordinary income to an investor for the period in which such amounts actually accrue, in an amount equal to the Net Default Interest and/or Liquidated Damages that accrued during such period less the portion, if any, of the investor's basis in the Offered Certificate that is allocable to the right to receive Net Default Interest and/or Liquidated Damages (see "Taxation of the Offered Certificates" above). No representation is made as to the method of the recovery of any such basis. Each prospective purchaser of the Offered Certificates, (other than the Class A-3IO Certificates), should consult its own tax advisor as to the effect on it of the right to receive Net Default Interest and/or Liquidated Damages.

BACKUP WITHHOLDING

  Holders of Offered Certificates may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions that represent interest or OID on the Offered Certificates and with respect to the proceeds of a sale of Offered Certificates to or through a broker. This withholding generally applies if the holder of an Offered Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN");
(ii) furnishes the Paying Agent an incorrect TIN; (iii) in the case of interest or OID, fails to report properly interest, dividends, or other "reportable payments" as defined in the Code or (iv) under certain circumstances in the case of interest or OID, fails to provide the Paying Agent or such holder's broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to nonresident alien individuals, foreign corporations, or certain other non-U.S. persons ("Nonresidents") that certify as to their non-U.S. status under penalties of perjury or otherwise establish an exemption. Holders of the Offered Certificates should consult their tax advisors as to their qualification for an exemption from backup withholding and the procedure for obtaining the exemption. Any amounts withheld from distribution on Offered Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

REPORTING OF CERTAIN INFORMATION

  Reports of accrued interest, original issue discount, information necessary to compute the accrual of any market discount on the Offered Certificates, and certain other required information will be made annually to the Internal Revenue Service and to holders of record of Offered Certificates.

FOREIGN HOLDERS

  Under the Code, unless interest (including OID) paid on an Offered Certificate is considered to be "effectively connected" with a trade or business conducted in the United States by a Nonresident holder (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the holder in the United States), such interest normally qualifies as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of (a) the capital or profits interest in the issuer, if the issuer is a partnership, or (b) the combined voting power of all voting stock of the issuer, if the issuer is a corporation, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and is exempt from federal income tax. Upon receipt of qualifying statements of non-U.S. ownership, the issuer normally is relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of the United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable annual or periodic income paid to Nonresidents. Gain or loss realized by a Nonresident holder on a disposition of an Offered Certificate is not subject to federal income taxation unless such gain or loss is "effectively connected" income (and, if certain tax treaties apply, is attributable to a United States permanent establishment) or the holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions apply.

  Interest or OID received by a Nonresident is not subject to withholding if such interest or OID is effectively connected with a United States business conducted by the holder and the holder so certifies on Form 4224. Such Nonresident is, however, generally subject to the regular United States income tax on interest and OID in respect of Offered Certificates.

                      STATE AND LOCAL TAX CONSIDERATIONS

  In addition to the federal income tax consequences described herein, potential investors should consider the state and any applicable local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or taxing authority thereof or therein.

  The Company is not aware of any state or local taxing jurisdictions which have asserted and successfully enforced income or other taxes against nonresident holders of obligations in a case where the obligations are treated in the same manner as the Offered Certificates for federal income tax purposes and are issued by an entity that holds assets similar to the assets to be held by the Trust Fund, solely by reason of the location in the jurisdiction of the Trustee, the entity or the obligors on or the assets securing the loans held. It is possible, however, that one or more jurisdictions may attempt to tax nonresident Certificateholders on one or more of those bases or some other basis, may require nonresident Certificateholders to file returns therein or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident Certificateholders. There accordingly can be no assurance that Certificateholders will not be subject to tax in any particular state or local taxing jurisdiction. For example, the Company has been advised that the state of Florida's administrative rules provide that financial organizations (which for purposes of the rule include investment companies) are subject to the Florida corporate income or franchise tax if they earn or receive interest on loans secured by real or tangible property located in Florida. The Florida Department of Revenue has indicated that this rule also applies to corporations that are not "financial organizations." While the Company is not aware of any instance where the Florida Department of Revenue has successfully enforced its tax rule with respect to a person that has no ties to Florida other than the purchase or ownership of debt obligations similar to the Certificates (as contrasted with the holder of a debt obligation obtained as a result of a direct private loan), there can be no assurance that the Florida Department of Revenue would not seek to enforce the rule. If any tax or penalty were successfully asserted by any state or local taxing jurisdiction, none of the Trust Fund or the Trustee would be obligated to indemnify or otherwise to reimburse the Certificateholders therefor. Certificateholders should consult their tax advisors regarding state and local tax matters.

  POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE VARIOUS STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE OFFERED CERTIFICATES.

                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on covered employee benefit plans ("ERISA Plans") and on those persons who are fiduciaries of ERISA Plans. In accordance with the general fiduciary standards of ERISA, a fiduciary of an ERISA Plan should consider whether an investment in the Certificates is permitted by the documents and instruments governing the ERISA Plan, consistent with the ERISA Plan's overall policy and appropriate in view of the composition of its investment portfolio.

  In addition to imposing general fiduciary standards, ERISA prohibits sales, exchanges, loans, extensions of credit, leases, and certain other transactions involving assets of an ERISA Plan and certain related persons ("Parties in Interest"), and either taxes any such transaction under Section 4975 of the Code or imposes civil penalties under Section 502(i) of ERISA, unless an exemption applies. In addition, Section 4975 of the Code separately prohibits and taxes such transactions involving Keogh plans and individual retirement accounts not subject to ERISA (collectively with ERISA Plans, "Plans"), unless an exemption applies. Violation of the prohibited transaction rules could result in the imposition of other penalties under ERISA. Depending on whether there are Party in Interest relationships and how the Trust Fund is operated, the purchase of Offered Certificates by a Plan or an investor utilizing the assets of a Plan may itself be a prohibited transaction or may be prohibited because it is deemed an indirect investment in the Trust Fund.

PLAN ASSETS REGULATION

  The United States Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the Certificates are treated as debt with no substantial equity features under applicable local law, these Final Regulations do not apply to the Offered Certificates. Such treatment may vary by Class of Certificates. Assuming the Offered Certificates would not be treated as debt with no substantial equity features under local law, unless the Final Regulation provides an exemption, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a direct or indirect Certificateholder.

  The Final Regulation provides an exemption from "plan asset" treatment for
(1) securities issued by an entity if, immediately after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental and other benefit plans not subject to ERISA, and entities holding assets deemed to be "plan assets"); and (2) "publicly offered securities" sold pursuant to an effective Securities Act registration statement, subsequently registered under Section 12(b) or (g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and held by at least 100 persons independent of the issuer and each other. There can be no assurance that the Offered Certificates will qualify for the other exemption, if necessary.

PROHIBITED TRANSACTION EXEMPTIONS

  Certain prohibited transaction class exemptions issued by DOL, including Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to Independent Qualified Professional Asset Managers, and PTCE 90-1, PTCE 91-38, PTCE 95-60, and PTCE 75-1 (for insurance company pooled accounts, bank collective trusts, insurance company general accounts, and securities sales, respectively), may apply to Certificateholders and to some or all transactions involving the Trust Fund. A prospective investor that is a Plan or that utilizes the assets of Plans should consult with its counsel with regard to the applicability of the above-referenced exemptions to the purchase, holding, or sale of Offered Certificates and the underlying transactions including the Trust.

  DOL has issued to Lehman Brothers Inc. ("Lehman") Prohibited Transaction Exemption 91-14 (the "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, placement, and holding of certificates in pass-through trusts underwritten by Lehman, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this "ERISA Considerations" section, the term "Lehman" shall include (a) Lehman and (b) any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Lehman.

  The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale, and holding of certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by employee benefit plans subject to Section 406 of ERISA, or by individual retirement accounts or other plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by the other classes of certificates. Third, the certificates at the time of acquisition by the Plan must have received a rating at the time of acquisition that is in one of the three highest generic rating categories from either S&P, Moody's Investors Service, Inc., DCR, or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of Lehman, the Trustee, CBM Funding, the Servicer, and the Company, and any affiliate of each of the foregoing. Fifth, the sum of all payments made to and retained by Lehman must represent not more than reasonable compensation for the underwriting of the certificates, the sum of all payments made to and retained by CBM Funding pursuant to the assignment of the Mortgage Loan to the Trustee must represent not more than the fair market value of such obligations, and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the Trust and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

  The Class A-1, Class A-2, Class A-3P&I and Class A-3IO Certificates (collectively, the "Class A Certificates") are not subordinated to any other Class of Certificates. As among the respective Class A Certificates, interest payments on the Class A-1, Class A-2, Class A-3P&I and Class A-3IO Certificates are not subordinated to interest payments on any other Class of Offered Certificates, and principal payments on the Class A-2 and Class A-3P&I Certificates are not subordinated to principal payments on the Class A-1 Certificates in the event the amount available on any Distribution Date is insufficient to make such principal payments. Accordingly, the second general condition set forth above (relating to subordination) would be satisfied. The Class A Certificates have been rated at least "AA" ("AAr" with respect to the Class A-3IO Certificate) by S&P and "AAA" by DCR. Accordingly, the third general condition set forth above has been satisfied. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that at the time of such acquisition, such Class
A Certificate continues to satisfy the third general condition set forth above. As of the date hereof, the Trustee is not an affiliate of any other member of the Restricted Group. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Class A Certificate.

  In addition, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Class A Certificates in which the fiduciary, or its affiliate, is an obligor on the Mortgage Loan provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of the Class A Certificates, at least fifty percent of each Class of Offered Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary, or its affiliate, is an obligor with respect of five percent or less of the fair market value of the Mortgage Loans; (iii) the Plan's investment in Class A Certificates does not exceed twenty-five percent of all of the Class A Certificates outstanding at the time of investment; and (iv) no more than twenty-five percent of the assets of the Plan are invested in certificates representing an interest in, or denominated as debt and issued by, one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by Lehman, CBM Funding, the Trustee, the Servicer, and the Company.

  As noted above, the Exemption would apply to transactions relating to the purchase and holding of the Class A Certificates, provided that the first, fifth and sixth conditions described above are satisfied. Because the characteristics of the Class B, Class C, and Class D Certificates do not meet all the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. As a result, no transfer of a Class B, Class C, or Class D Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee (at its own expense) provides the Trustee, CBM Funding, and the Servicer with a certification or an opinion of counsel, at their discretion and in a form to their satisfaction, which establish to their satisfaction that such transfer, holding, and sale of a Class B, Class C, or Class D Certificate by such person either (1) will not result in a violation of the prohibited transaction provisions of ERISA or the Code, or (2) is subject to a statutory or administrative exemption from the prohibited transaction provisions of ERISA and the Code.

  Any Plan fiduciary considering whether to purchase a New Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                               LEGAL INVESTMENT

  The appropriate characterization of the New Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase any Class of New Certificates, may be subject to significant interpretative uncertainties. The New Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

  In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

                             PLAN OF DISTRIBUTION

  Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Issuer, the Issuer believes that, with the exceptions set forth below, New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold and otherwise transferred by any person receiving such New Certificates, whether or not such person is the holder (other than any such holder or such other person which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the New Certificates are acquired in the ordinary course of business of the holder or such other person and neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of such New Certificates. The Issuer, however, has not sought, and does not intend to seek, their own no-action letter and there can be no assurance that the Commission's staff would make a similar determination with respect to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Certificates cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where the Old Certificates were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for such period of time as such persons must comply with such requirements in order to resell the New Certificates.

  The Issuer will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal for such period of time as such persons must comply with such requirements in order to resell the New Certificates. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers.

                                 LEGAL MATTERS

  The legality of the New Certificates will be passed upon for CBM Funding by Hogan & Hartson L.L.P., Washington, D.C. Certain legal matters relating to federal income tax considerations will be passed upon for CBM Funding by Hogan & Hartson L.L.P., Washington, D.C.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company, the balance sheet of CBM Funding and the balance sheet of the Managing General Partner included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and have been included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    RATINGS

  The Class A-1, Class A-2, Class A-3P&I Certificates have received a rating of "AAA" from DCR and "AA" by S&P; the Class A-3IO Certificates are rated "AAA" by DCR and "AAr" by S&P; the Class B Certificates are rated "AA" by DCR and "A" by S&P; the Class C Certificates are rated at least "BBB" by each of the Rating Agencies; and the Class D Certificates are rated at least "BBB-" by each of the Rating Agencies.

  The ratings on the Offered Certificates address the likelihood of the receipt by the Certificateholders of full and timely payment of all distributions of pass-through interest on the Offered Certificates on each Distribution Date and the full payment of the ultimate principal balance of each Class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such Class. The Rated Final Distribution Date with respect to each Class of Offered Certificates is the fifth anniversary of the Assumed Final Certificate Distribution Date of such Class. Such ratings take into consideration the credit quality of the underlying Mortgages and Mortgage Loan, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loan is adequate to make payments required under the Offered Certificates. Such ratings on the Offered Certificates do not, however, address the tax attributes of the Offered Certificates or the Trust REMICs, or constitute an assessment of the likelihood or frequency of prepayments on the Mortgage Loan. For example, as described herein, the amounts payable with respect to the Class A-3IO Certificates consist only of interest. In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loan, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest, or Liquidated Damages. See "Risk Factors."

  There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been required by CBM Funding to do so may be lower than the ratings assigned by S&P or DCR pursuant to CBM Funding's request.

  The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of the Mortgage Loan, the corresponding effect on the yield to investors, or the Company's ability to pay any Prepayment Premium.

                             AVAILABLE INFORMATION

  CBM Funding and the Company have filed with the Securities and Exchange Commission (the "Commission") an Exchange Offer on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, which can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, NY 10048; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                          INDEX OF DEFINED TERMS

DEFINITION                                                                 PAGE
- ----------                                                                 -----
Adjusted Operating Expenses...............................................    77
ADR.......................................................................    45
Advance(s)................................................................    20
Allocated Loan Amount.....................................................    11
Applicable Margin.........................................................    74
ATOP......................................................................    87
Available Distribution Amount.............................................    17
Balloon Payment...........................................................     9
Bankruptcy--Remote........................................................     5
Book-Entry Confirmation...................................................    85
Book-Entry Transfer Facility..............................................    85
Business Day..............................................................    72
Capital Assets............................................................   128
Cash Collateral Account...................................................    13
CBM Funding............................................................... cover
CBM II L.P................................................................     5
Cede......................................................................   106
CERCLA....................................................................    30
Certificateholder(s)......................................................    16
Certificate Balance.......................................................    15
Certificates..............................................................    24
Chain Services............................................................    96
Class..................................................................... cover
Class A-1 Certificates....................................................    15
Class A-2 Certificates....................................................    15
Class A-3IO Certificates..................................................    15
Class A-3L Interest.......................................................     2
Class A-3IO Premium Amount................................................   104
Class A-3P&I Certificates.................................................    15
Class A-3P&I Premium Amount...............................................   104
Class B Certificates......................................................    15
Class C Certificates......................................................    15
Class D Certificates......................................................    15
Class R Certificate.......................................................    16
Class UR Certificate......................................................    16
Code......................................................................    22
Collateral................................................................    10
Collection Account........................................................    13
Company................................................................... cover
Commission................................................................   142
CPR.......................................................................   123
DCR.......................................................................    12
Debt Service Coverage Ratio...............................................    77
Deerfield Hotel...........................................................     5
Deerfield LLC.............................................................     5
Default Interest..........................................................   101
Default Interest Distribution Account.....................................    13
Default Rate..............................................................     9

DEFINITION                                                                 PAGE
- ----------                                                                 -----
Deferred Management Fees..................................................    95
Definitive Certificate(s).................................................   108
Depositor.................................................................    88
Disqualified Organizations................................................   129
Distribution Account......................................................    14
Distribution Date......................................................... cover
Distribution Date Statement...............................................   105
DOL.......................................................................   138
DTC.......................................................................    26
DTC Participant(s)........................................................   107
Due Date..................................................................     8
Due Period................................................................     9
Eligible Account..........................................................   115
Eligible Institution......................................................    86
Environmental Consultant..................................................    30
Environmental Lien........................................................    30
ERISA.....................................................................    22
ERISA Plans...............................................................   137
Exchange Act..............................................................   138
Exchange Agent............................................................    26
Exchange Offer............................................................ cover
Exchange Offer Registration Statement.....................................   108
Exemption.................................................................    22
Expiration Date...........................................................    25
Extended Coverage.........................................................    81
FF&E......................................................................    10
FF&E Replacements.........................................................    96
FF&E Reserve Account......................................................    10
Final Regulation..........................................................   138
Foreclosed Property.......................................................     7
Foreclosed Property Account...............................................     7
Gross Revenues............................................................    77
Host Marriott.............................................................     5
Host Marriott IRB Liability...............................................    38
Hotels.................................................................... cover
Incentive Management Fee..................................................    95
Indebtedness..............................................................    75
Indirect DTC Participant(s)...............................................   107
Interest Accrual Period...................................................    17
Interest Distribution Amount..............................................    17
Interest Shortfall........................................................    17
Interested Person.........................................................   117
IRB Debt..................................................................    38
Issue Date................................................................     2
Issuer ................................................................... cover
Lehman....................................................................   138
Letter of Transmittal..................................................... cover
Liquidated Damages........................................................    13
Liquidated Damages Distribution Account...................................    13
Loan Agreement............................................................    72

DEFINITION                                                                 PAGE
- ----------                                                                 -----
Loan Documents............................................................    72
Lockbox Account...........................................................   113
Lower-Tier REMIC..........................................................    21
Management Agreement......................................................     6
Manager...................................................................     6
Manager's Account.........................................................    12
Managing General Partner..................................................     5
Marriott Ground Leases....................................................    28
Marriott Ground Lessors................................................... cover
MII.......................................................................     6
MII Land..................................................................    10
MII Master Account........................................................   113
Minimum Rental............................................................    47
Monthly Payment...........................................................   101
Mortgage(s)............................................................... cover
Mortgage Debt A...........................................................    38
Mortgage Debt B...........................................................    38
Mortgage Loan............................................................. cover
Mortgage Loan Assumptions.................................................   124
Mortgage Loan Event of Default............................................    29
Mortgage Note.............................................................    72
Mortgaged Properties...................................................... cover
Mortgage Related Securities...............................................    23
Net Default Interest......................................................   101
Net Income Foreclosure Property...........................................   135
Net Operating Income......................................................    77
New Certificate(s)........................................................ cover
NOI.......................................................................    77
Nondisqualification Opinion...............................................   116
Nonrecoverable Advance....................................................   118
Nonresident(s)............................................................   136
Notes.....................................................................     6
Notes Offering............................................................     6
Notional Balance..........................................................    15
NYSE......................................................................    88
Offered Certificates...................................................... cover
Old Certificate(s)........................................................ cover
Old Certificates Offering.................................................     6
OID.......................................................................    22
OID Regulations...........................................................   130
Operating Account.........................................................   114
Operating Income..........................................................    42
Partnership Agreement.....................................................    35
Payment Differential......................................................    74
P&I Advance(s)............................................................    20
P&I Shortfall.............................................................   101
Percentage Rental.........................................................    47
Permitted Investments.....................................................   115
Phase II Assessment.......................................................    30

DEFINITION                                                                 PAGE
- ----------                                                                 -----
Plan(s)...................................................................   138
Plan Assets...............................................................   138
PORTAL....................................................................     2
Prepayment Assumption.....................................................   131
Prepayment Date...........................................................    73
Prepayment Premium........................................................    11
Prime Rate................................................................   118
Principal Distribution Amount.............................................   101
Prohibited Transaction....................................................   134
Property Protection Advance(s)............................................    20
PTCE......................................................................   138
QIB.......................................................................   106
Qualifying Debt Service...................................................    47
Qualifying Real Property Loan.............................................    22
Qualifying Refinancings...................................................    47
Rating Agencies...........................................................    12
Real Estate Assets........................................................   130
Record Date...............................................................    16
Registration Default......................................................   109
Registration Rights Agreement.............................................    25
Registration Statement....................................................   109
Regular Interests.........................................................    15
REITs.....................................................................    22
Reinvestment Yield........................................................    74
Release Price.............................................................    11
REMIC.....................................................................    21
REMIC Regulations.........................................................   128
Rental....................................................................    47
Residual Interests........................................................    16
Restricted Group..........................................................   139
Revised Issue Price.......................................................   132
REVPAR....................................................................    45
Rules.....................................................................   107
S&P.......................................................................    12
Scheduled Balloon Maturity Date........................................... cover
Securities Act............................................................ cover
Servicer..................................................................     5
Servicer Remittance Date..................................................    14
Servicing Fee(s)..........................................................   110
Shelf Registration Statement..............................................    25
Subordinated Obligations..................................................    94
Subordinated Courtyard Management Fee.....................................    95
Supplemental Debt Service Reserve.........................................    38
SMMEA.....................................................................    23
Tax Counsel...............................................................    21
TIN.......................................................................   136
Treasury Rate.............................................................    74
Trust and Servicing Agreement............................................. cover
Trust and Servicing Event of Default......................................   119

DEFINITION                                                                 PAGE
- ----------                                                                 -----
Trust Fund................................................................ cover
Trust REMICs..............................................................    21
Trustee...................................................................     5
UCC.......................................................................   107
Unscheduled Payment(s)....................................................   100
Upper-Tier Distribution Account...........................................    14
Upper-Tier REMIC..........................................................    21
Voting Right(s)...........................................................   104
Weighted Average Interest Rate............................................    73
Weighted Average Life.....................................................   124
Working Capital Agreement.................................................    39
Working Capital Reserve...................................................    39

                       INDEX TO FINANCIAL STATEMENTS

Courtyard II Associates, L.P. and Subsidiaries Consolidated Financial
 Statements:
  Report of Independent Public Accountants................................  F-2
  Consolidated Statement of Operations for the years ended December 31,
   1993, 1994 and 1995....................................................  F-3
  Consolidated Balance Sheet as of December 31, 1994 and 1995.............  F-4
  Consolidated Statement of Cash Flows for the years ended December 31,
   1993, 1994 and 1995....................................................  F-5
  Notes to Consolidated Financial Statements..............................  F-6
  Condensed Consolidated Statement of Operations for the twelve weeks ended March 24, 1995 and March 22, 1996 (Unaudited).................... F-20
  Condensed Consolidated Balance Sheet as of December 31, 1995 and March
   22, 1996 (Unaudited)................................................... F-21
  Condensed Consolidated Statement of Cash Flows for the twelve weeks ended March 24, 1995 and March 22, 1996 (Unaudited).................... F-22
  Notes to Condensed Consolidated Financial Statements.................... F-23
CBM Funding Corporation Financial Statement:
  Report of Independent Public Accountants................................ F-24
  Balance Sheet as of December 31, 1995 and March 22, 1996 (Unaudited).... F-25
  Notes to Balance Sheet.................................................. F-26
Courtyard II Associates Management Corporation Financial Statement:
  Report of Independent Public Accountants................................ F-28
  Balance Sheet as of December 31, 1995 and March 22, 1996 (Unaudited).... F-29
  Note to Balance Sheet................................................... F-30
Courtyard by Marriott II Limited Partnership Financial Statement:
  Report of Independent Public Accountants................................ F-31
  Consolidated Balance Sheet as of December 31, 1995 and March 22, 1996
   (Unaudited)............................................................ F-32
  Notes to Consolidated Balance Sheet..................................... F-33
Report of Independent Public Accountants on Schedule III.................. F-45
Schedule III--Real Estate and Accumulated Depreciation.................... F-46

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES:

  We have audited the accompanying consolidated balance sheet of Courtyard II Associates, L.P. (a Delaware limited partnership) and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the General Partner of Courtyard by Marriott II Limited Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Courtyard II Associates, L.P. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
February 22, 1996

                 COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995
                                 (IN THOUSANDS)

                                                      1993     1994     1995
                                                    -------- -------- --------
REVENUES (Note 3).................................. $102,916 $112,392 $121,737
OPERATING COSTS AND EXPENSES
  Interest.........................................   35,996   32,897   29,080
  Depreciation and amortization....................   27,856   27,980   27,720
  Base management and Courtyard fees (paid to
   related parties)................................   13,336   13,925   14,749
  Ground rent (including ground rent paid to
   related parties of $8.5 million, $9.3 million
   and $9.9 million in 1993, 1994 and 1995,
   respectively)...................................   10,028   10,787   11,550
  Incentive management fees........................      --     9,403   10,480
  Property taxes...................................    9,005    9,453    9,324
  Insurance and other..............................    1,610    1,787     (143)
                                                    -------- -------- --------
                                                      97,831  106,232  102,760
                                                    -------- -------- --------
NET INCOME......................................... $  5,085 $  6,160 $ 18,977
                                                    ======== ======== ========
ALLOCATION OF NET INCOME
  General Partners................................. $    102 $    123 $    380
  Limited Partner..................................    4,983    6,037   18,597
                                                    -------- -------- --------
                                                    $  5,085 $  6,160 $ 18,977
                                                    ======== ======== ========


  The accompanying notes are an integral part of these consolidated financial statements.

                 COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                1994     1995
                                                              -------- --------
ASSETS
  Property and equipment, net...............................  $494,500 $474,480
  Due from Courtyard Management Corporation.................     8,389    7,078
  Deferred financing costs, net.............................       665   12,127
  Prepaid expenses..........................................       137      --
  Property improvement fund.................................    27,671   33,098
  Cash and cash equivalents.................................       --       --
                                                              -------- --------
                                                              $531,362 $526,783
                                                              ======== ========
LIABILITIES AND INVESTMENT IN AND NET ADVANCES TO ASSOCIATES

LIABILITIES
  Mortgage debt.............................................  $410,200 $410,200
  Due to Host Marriott Corporation..........................       600      747
  Management fees due to Courtyard Management Corporation...    35,971   35,809
  Due to Marriott International, Inc. and affiliates........     9,508    9,402
  Accounts payable and accrued liabilities..................     8,304   12,718
                                                              -------- --------
    Total liabilities.......................................   464,583  468,876
                                                              -------- --------
INVESTMENT IN AND NET ADVANCES TO ASSOCIATES (See discussion
 of distribution restrictions in Note 2)....................    66,779   57,907
                                                              -------- --------
                                                              $531,362 $526,783
                                                              ======== ========


  The accompanying notes are an integral part of these consolidated financial statements.

                 COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (IN THOUSANDS)

                                                      1993     1994     1995
                                                     -------  -------  -------
OPERATING ACTIVITIES
  Net income........................................ $ 5,085  $ 6,160  $18,977
  Noncash items:
    Depreciation and amortization...................  27,856   27,980   27,720
    (Gain) loss on sale of equipment................     --     1,185      (12)
    Amortization of deferred financing costs as
     interest.......................................     451      454      493
    Deferred management fees........................     411    5,564      --
    Interest on IRB advances from Host Marriott
     Corporation....................................     157      260      147
  Changes in operating accounts:
    Due from Courtyard Management Corporation.......   2,784   (2,260)   1,311
    Accounts payable and accrued liabilities........     660   (2,710)  (5,911)
    Prepaid expenses and other......................      56     (138)     137
    Management fees due to Courtyard Management
     Corporation....................................     --       --      (162)
    Due to Marriott International, Inc..............      18      (64)    (106)
                                                     -------  -------  -------
      Cash provided by operations...................  37,478   36,431   42,594
                                                     -------  -------  -------
INVESTING ACTIVITIES
  Additions to property and equipment, net..........  (8,268) (13,361)  (8,786)
  Change in property improvement fund...............  (5,926)   1,229   (5,427)
                                                     -------  -------  -------
      Cash used in investing activities............. (14,194) (12,132) (14,213)
                                                     -------  -------  -------
FINANCING ACTIVITIES
  Investment in and net advances to Associates...... (23,284) (24,299) (28,381)
                                                     -------  -------  -------
      Cash used in financing activities............. (23,284) (24,299) (28,381)
                                                     -------  -------  -------
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS....     --       --       --
CASH AND CASH EQUIVALENTS at beginning of year......     --       --       --
                                                     -------  -------  -------
CASH AND CASH EQUIVALENTS at end of year............ $   --   $   --   $   --
                                                     =======  =======  =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for mortgage and other interest......... $35,063  $36,153  $32,116
                                                     =======  =======  =======

  The accompanying notes are an integral part of these consolidated financial statements.

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1995

NOTE 1. COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

 Description

  Courtyard II Associates, L.P. ("Associates"), Delaware limited partnership, was formed on December 22, 1995. Substantially all of the assets of Associates, as defined below, were contributed to Associates by Courtyard by Marriott II Limited Partnership (the "Partnership") on January 24, 1996 in connection with the Partnership's refinancing (see Note 10). The managing general partner of Associates is Courtyard II Associates Management Corporation (a wholly owned subsidiary of the Partnership) with a 1% interest and the Partnership owns a 1% general partner interest and a 98% limited partner interest. CBM Funding Corporation ("CBM Funding") a wholly owned subsidiary of Associates, was formed on December 29, 1995 to make a mortgage loan to Associates in connection with the refinancing (see Note 10). Associates directly owns 69 Courtyard hotels and the land on which certain of the Hotels are located. One hotel located in Deerfield, Illinois (the "Deerfield Hotel") is owned indirectly by Associates through its wholly-owned subsidiary, CBM Associates II LLC ("Associates II"). The 70 hotel properties (the "Hotels") are located in 29 states in the United States: nine in Illinois; eight in California; five in Florida; four in Georgia; four in Texas and three or less in each of the other 24 states. The Hotels are managed as part of the Courtyard by Marriott hotel system by Courtyard Management Corporation (the "Manager"), a wholly owned subsidiary of Marriott International, Inc. ("MII").

 Partnership Allocations and Distributions

  Allocations and distributions for Associates are generally made in accordance with the respective ownership interests as follows: (i) 98% to the limited partner, the Partnership and (ii) 1% to each general partner, the Partnership and Courtyard II Associates Management Corporation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements of Associates present the financial position, results of operations and cash flows of Associates as if it were a separate subsidiary of the Partnership for all periods presented. The Partnership's historical basis in the assets and liabilities contributed to Associates have been carried over. Intercompany transactions and balances between Associates and its subsidiaries have been eliminated. Changes in Investment in and Net Advances to Associates for all periods presented represent the net income of Associates net of cash transferred to the Partnership. There are no terms of settlement or interest charges associated with the Investment in and Net Advances to Associates balance.

  An analysis of the activity in Investment in and Net Advances to Associates for the three years ended December 31, 1995 are as follows (in millions):

   Balance, December 31, 1992............................................. $103
     Cash transfers to (from) Associates, net.............................  (23)
     Net income...........................................................    5
                                                                           ----
   Balance, December 31, 1993.............................................   85
     Cash transfers to (from) Associates, net.............................  (24)
     Net income...........................................................    6
                                                                           ----
   Balance, December 31, 1994.............................................   67
     Cash transfers to (from) Associates, net.............................  (28)
     Net income...........................................................   19
                                                                           ----
   Balance, December 31, 1995............................................. $ 58
                                                                           ====

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
  The average balance for Investment in and Net Advances to Associates for each of the years 1993, 1994, and 1995 was $94 million, $76 million and $62.5 million, respectively.

  On January 24, 1996, Associates consummated the offering of $410,200,000 of multi-class mortgage pass- through certificates (the "Certificates"), the net proceeds of which were used to repay certain obligations of the Partnership as discussed in Note 10. The accompanying consolidated financial statements present the pushed-down effects of the debt which was repaid with the proceeds of the offering as discussed in Note 10.

  A concurrent offering of $127,400,000 of senior notes (the "Senior Notes") by the Partnership was also completed on January 24, 1996. The Senior Notes are secured by a first priority pledge of the Partnership's 99% partnership interest in Associates and the Partnership's 100% equity interest in Courtyard II Associates Management Corporation. As a result, the Partnership owns directly or indirectly 100% of Associates. The Senior Notes are not reflected in the accompanying financial statements of Associates because Associates does not guarantee the Senior Notes nor do the assets of Associates secure the Senior Notes. Payments on the Senior Notes are made from distributions of the excess cash of Associates to the Partnership; such distributions are restricted only upon a monetary event of default under the Mortgage Loan, as defined in Note 10. The Partnership has no other source of cash flow other than distributions from Associates.

 Basis of Accounting

  The records of Associates are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Working Capital and Supplies

  Pursuant to the terms of the management agreement discussed in Note 8, Associates is required to provide the Manager with working capital and supplies to meet the operating needs of the Hotels. The Manager converts cash advanced by Associates into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the Manager. Upon the termination of the management agreement, the Manager is required to convert working capital and supplies into cash and return it to Associates. As a result of these conditions, the individual components of working capital and supplies controlled by the Manager are not reflected in the accompanying consolidated balance sheet.

 Revenues and Expenses

  Revenues represent house profit from the Hotels because Associates has delegated substantially all of the operating decisions related to the generation of house profit of the Hotels to the Manager. House profit reflects hotel operating results which flow to Associates as property owner and represents hotel sales less property-level expenses, excluding depreciation and amortization, base, Courtyard and incentive management fees, real and personal property taxes, ground rent and equipment rent, insurance and certain other costs, which are disclosed separately in the consolidated statement of operations.

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995

 Property and Equipment

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

        Buildings and improvements...................   40 years
        Leasehold improvements.......................   40 years
        Furniture and equipment...................... 4-10 years

  Certain property and equipment was pledged to secure the mortgage debt described in Note 6.

  Associates assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual hotel basis will be less than their net book value. If a property is impaired its basis is adjusted to fair market value.

 Deferred Financing

  Deferred financing costs consist of costs incurred in connection with obtaining Partnership financing for Mortgage Debt A and B, as defined in Note
6. Financing costs are amortized using the straight-line method, which approximates the effective interest rate method, over the remaining life of the respective mortgage debt. At December 31, 1994 and 1995, accumulated amortization of financing costs totalled $2,411,000 and $2,904,000, respectively. During 1994 and 1995, the Partnership paid $20,000 and $2,990,000, respectively, in financing costs related to the debt refinancing discussed in Note 10. Pursuant to "pushdown" accounting, financing costs of $20,000 and $2,610,000 for 1994 and 1995, respectively, have been pushed-down to Associates. Additionally, as of December 31, 1995, the Partnership accrued $15,246,000 in financing costs related to the debt refinancing. Of this amount, $9,325,000 in accrued financing costs have been pushed down to Associates. These pushed-down amounts are reflected on the accompanying consolidated balance sheet.

 Cash and Cash Equivalents

  Associates considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

 Ground Rent

  The land leases with MII or affiliates of MII (see Note 7) include scheduled increases in minimum rents per property. These scheduled rent increases, which are included in minimum lease payments, are being recognized by Associates on a straight-line basis over the lease terms which approximate 80 years. The adjustment included in ground rent expense and Due to Marriott International, Inc. and affiliates to reflect minimum lease payments on a straight-line basis for 1993, 1994 and 1995 totalled $(28,000), $(119,000) and $(119,000), respectively.

 Income Taxes

  Provision for Federal taxes has not been made in the accompanying consolidated financial statements since Associates does not pay income taxes, but rather, allocates its profits and losses to the individual partners.

 Interest Rate Swap Agreements

  Associates was a party to two interest rate swap agreements (prior to their expiration in 1994) to reduce Associates' exposure to floating interest rates. Associates accounted for the swap arrangements as a hedge of

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
obligations to pay floating rates of interest and accordingly, recorded interest expense based upon its payment obligations at fixed interest rates. Interest expense on the consolidated statement of operations reflects the "pushed down" effect of a proportionate amount of total swap interest.

 New Statement of Financial Accounting Standards

  Associates is required to adopt Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" no later than its fiscal year ending December 31, 1996. Associates does not expect that the adoption of SFAS No. 121 will have a material effect on its consolidated financial statements.

NOTE 3. REVENUES

  Revenues for Associates consist of Hotel operating results for the three years ended December 31 (in thousands):

                                                       1993     1994     1995
                                                     -------- -------- --------
HOTEL SALES
  Rooms............................................. $192,116 $204,203 $218,955
  Food and beverage.................................   21,551   18,483   17,628
  Other.............................................    8,599    9,396    9,242
                                                     -------- -------- --------
                                                      222,266  232,082  245,825
                                                     -------- -------- --------
HOTEL EXPENSES
  Departmental Direct Costs
    Rooms...........................................   43,246   45,088   48,091
    Food and beverage...............................   17,028   15,162   15,006
  Other hotel operating expenses....................   59,076   59,440   60,991
                                                     -------- -------- --------
                                                      119,350  119,690  124,088
                                                     -------- -------- --------
REVENUES............................................ $102,916 $112,392 $121,737
                                                     ======== ======== ========

NOTE 4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following as of December 31 (in thousands):

                                                               1994      1995
                                                             --------  --------
Land........................................................ $ 25,392  $ 25,392
Leasehold improvements......................................  434,330   435,913
Building and improvements...................................   75,824    77,053
Furniture and equipment.....................................  134,781   135,908
                                                             --------  --------
                                                              670,327   674,266
Less accumulated depreciation and amortization.............. (175,827) (199,786)
                                                             --------  --------
                                                             $494,500  $474,480
                                                             ========  ========

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
NOTE 5. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair values of financial instruments are shown below. The fair values of financial instruments not included in this table are estimated to be equal to their carrying amounts.

                              AS OF DECEMBER 31, 1994  AS OF DECEMBER 31, 1995
                              ------------------------ ------------------------
                                           ESTIMATED                ESTIMATED
                               CARRYING       FAIR      CARRYING       FAIR
                                AMOUNT       VALUE       AMOUNT       VALUE
                              ----------- ------------ ----------- ------------
                                   (IN THOUSANDS)           (IN THOUSANDS)
FINANCIAL LIABILITIES
Mortgage debt................ $   410,200 $   396,486  $   410,200 $   410,200
Management fees due to
 Courtyard Management
 Corporation.................      35,971       4,447       35,809       9,995
Due to Host Marriott
 Corporation.................         600         260          747         747

  The 1995 estimated fair values of mortgage debt obligations and amounts due to Host Marriott Corporation are based on their carrying amounts as these items were repaid on January 24, 1996. Consistent with the prior year, the 1995 management fees due to the Courtyard Management Corporation are valued based on the expected future payments from operating cash flow discounted at risk adjusted rates.

  The 1994 estimated fair value of mortgage debt obligations was based on the expected future debt service payments discounted at estimated market rates, adjusted for the presence of the debt service guarantees. The 1994 amount due to Host Marriott Corporation was valued based on the expected future payments from operating cash flow discounted at risk adjusted rates.

NOTE 6. MORTGAGE DEBT

 Overview

  For 1994 and 1995, the accompanying consolidated financial statements reflect the pushed-down effects of an equivalent principal amount of the Partnership's debt which was repaid with the proceeds of the offering as discussed in Note 10. Therefore, debt consists of the following at December 31, 1994 and 1995 (in thousands):

                                                          PARTNERSHIP ASSOCIATES
                                                          ----------- ----------
Mortgage Debt A..........................................  $275,000    $209,612
Mortgage Debt B..........................................   230,500     175,976
IRB Debt.................................................    25,600      19,690
Host Marriott IRB Liability loans........................     6,489       4,922
                                                           --------    --------
                                                           $537,589    $410,200
                                                           ========    ========

  The following discussion of bank mortgage debt, swaps, debt service guarantees, foreclosure guarantees, Host Marriott IRB Liability advances and repayments and the ground rent facility reflect actual amounts in relation to the Partnership. Therefore, amounts discussed herein are not reflective of "pushdown" amounts to Associates.

 Bank Mortgage Debt

  As discussed in Note 10, Mortgage Debt A and Mortgage Debt B were refinanced on January 24, 1996 and the Banks were repaid in full.

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995

  Mortgage Debt A of $275 million was non-recourse and bore interest at a floating rate equal to (i) the adjusted CD Rate or LIBOR, as defined, plus
(ii) .75 percentage points. Mortgage Debt A required no principal amortization prior to maturity on December 15, 1995. On August 4, 1989, the Partnership entered into a $275 million (notional amount) five-year interest rate exchange agreement ("Swap A") with the banks. Under Swap A, the Partnership was obligated to pay a fixed rate of interest and was entitled to receive variable rates of interest. Swap A was intended to reduce the Partnership's exposure to floating interest rates and, in February 1990, it enabled the Partnership to effectively fix the interest rate on $275 million of its Mortgage Debt A at approximately 9.25%. Swap A expired on August 4, 1994.

  Mortgage Debt B of $230.5 million was non-recourse and bore interest at a floating rate equal to (i) the adjusted CD Rate or LIBOR, as defined, plus
(ii) .75 percentage points. On October 18, 1989, the Partnership entered into an additional $190 million (notional amount) five-year interest rate exchange agreement ("Swap B") with the banks which, in January 1990, enabled the Partnership to effectively fix the interest rate on $190 million of its Mortgage Debt B at approximately 9.4%. Swap B expired on October 18, 1994. The average interest rate on the $30.9 million unswapped portion of Mortgage Debt B was 4.07% for 1993, and 5.26% for 1994. Mortgage Debt B required no principal amortization prior to the scheduled maturity on September 5, 1996.

  The combined effective interest rate for Mortgage Debt A and B was 8.95% for 1993, 8.08% for 1994, and 7% for 1995. The combined average interest rate at December 31, 1995 for Mortgage Debt A and B was 6.81%.

  As security for the Mortgage Debt A (36 Hotels) and Mortgage Debt B (29 Hotels) the banks held mortgages on the Partnership's fee or leasehold interest on the respective Hotels. The banks also had security interests under their respective mortgages in the personal property associated with those Hotels and obtained an assignment of the Partnership's rights under the management agreement and the Purchase Agreement.

  On December 15, 1995, the Partnership and the Mortgage Debt A lenders amended the loan agreement to extend the maturity date of Mortgage Debt A from December 15, 1995 to February 15, 1996 (the "Extension Period"). This amendment provided for interest during the Extension Period equal to the following:

December 16, 1995
 through January 15,
 1996...................  Adjusted CD Rate or LIBOR plus 1 percentage point
January 16, 1996 through
 February 15, 1996......  Adjusted CD Rate or LIBOR plus 1.25 percentage points

  In connection with the Mortgage Debt A extension, the Partnership paid an extension fee to the banks of $1,085,000 of which the 1995 portion is included in interest expense on the consolidated statement of operations.

 Bank Mortgage Debt Guarantees

  Host Marriott guaranteed payment of $32.6 million on Mortgage Debt A and $27.4 million on Mortgage Debt B. Any payments by Host Marriott under the Mortgage Debt guarantees are treated as loans to the Partnership and bear interest at one percentage point in excess of the prime rate of interest announced by Bankers Trust Company of New York (the "Prime Rate").

  Host Marriott will be released from the original guarantees on the date on which debt service coverage, as defined, has exceeded 1.3 for each of the prior eight consecutive quarters for Mortgage Debt A and Mortgage Debt B or on the date when Mortgage Debt A and Mortgage Debt B are repaid in full. However, during 1994, Host Marriott extended its debt service guarantees in an amount of aggregate principal and interest of $5.4 million on Mortgage Debt A and $4.6 million on Mortgage Debt B. The guarantees were extended in order to obtain waivers from the Mortgage Debt A and B lenders for any possible conflicts caused by the division of

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
Marriott Corporation, the parent company of the Partnership's general partner, on October 8, 1993. The Partnership did not bear any costs associated with these arrangements. The maximum amount that Host Marriott could be required to fund under its guarantees remained at the original guarantee amounts until the debt service coverage requirement is met. Upon meeting the debt service coverage requirements and being released from the original guarantees, the extended guarantees would be in effect through the respective loan maturities. During 1995, Host Marriott was released from its original Mortgage Debt A guarantee obligation of $32.6 million as certain debt service coverage requirements were met. As a result, as of December 31, 1995, $5.4 million and $27.4 million, respectively, was available under Mortgage Debt A and B guarantees.

  In addition, the general partner of the Partnership, CBM Two Corporation ("General Partner"), a wholly-owned subsidiary of Host Marriott had provided a guarantee to the banks that, in the event of a foreclosure, proceeds under Mortgage Debt A and Mortgage Debt B would be at least $75 million. This foreclosure guarantee was allocated $40.8 million to Mortgage Debt A and $34.2 million to Mortgage Debt B.

  As discussed in Note 10, upon completion of the debt refinancing on January 24, 1996, Host Marriott was released from the Mortgage Debt A and Mortgage Debt B debt service guarantee obligations. Additionally, on January 24, 1996 Host Marriott was released from its obligations pursuant to the foreclosure guarantee.

 IRB Debt

  As discussed in Note 10, the IRB Debt was refinanced on January 24, 1996 and the IRB Debt was repaid in full. The $25.6 million of IRB Debt outstanding at December 31, 1995 was backed by direct-pay letters of credit from commercial banks which were to expire in February, November and December, 1996. These issues were subject to mandatory prepayment upon expiration of the letters of credit unless replacement letters of credit were secured. The IRB Debt bore interest at daily, weekly or fixed rates at the option of the Partnership, and was limited to a maximum interest rate of 15%. In 1994 and 1995, the interest rates on the IRB Debt ranged from 1.15% to 6.05% and 1.9% to 6.1%, respectively. The interest rate on the IRB Debt was 5.45% at December 31, 1995.

  The bondholders had the right to demand purchase of any of the bonds at the expiration of specified interest rate periods. Should the Partnership fail to make the required payments of principal and interest on the IRB Debt, Host Marriott was required to make such payments ("Host Marriott's IRB Liability"). Through December 31, 1995, the Partnership purchased a total of $15.4 million of bonds/IRB Debt with proceeds advanced by Host Marriott (see below) when presented by certain bondholders. These loans bore interest at one percentage point in excess of the Prime Rate (9.5% at December 31, 1995). The weighted average interest rate was 8.14% for 1994 and 9.83% for 1995. The two General Partner loans from Host Marriott would have matured on the earlier of
(i) December 1997 and June 1998, respectively, or (ii) the date upon which the bonds were remarketed. During 1993, the Partnership was able to remarket $.8 million of bonds and used the proceeds to repay Host Marriott. Additionally, during 1993, the Partnership repaid $4.2 million of General Partner loans with excess Partnership working capital. During 1994, the Partnership repaid $3.9 million in General Partner loans from operating cash flow. Advances under Host Marriott's IRB Liability were to be repaid with cash from operations after debt service, the 10% priority return and current incentive management fees. As of December 31, 1995, $6.5 million of Host Marriott IRB Liability loans were outstanding. As discussed in Note 10, the $6.5 million of Host Marriott IRB Liability loans were repaid on January 24, 1996, from proceeds of the debt refinancing.

 Ground Rent Facility

  Marriott Financial Services, Inc. ("MFS"), a wholly-owned subsidiary of Host Marriott, had agreed to lend the Partnership up to $25 million (the "Ground Rent Facility") to the extent that the Partnership has insufficient

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
funds to pay ground rent under any ground lease after payment of (i) deductions (except for ground rent), as defined, and (ii) debt service. The Ground Rent Facility was available until December 31, 1997, and all amounts outstanding, if any, would have been due December 31, 2002. Advances would bear interest at one percentage point over the Prime Rate and were to be repaid from available cash flow after payment of current debt service and ground rent. No amounts were outstanding under the Ground Rent Facility as of December 31, 1995. As discussed in Note 10, MFS was released from the Ground Rent Facility upon the refinancing of the Partnership's debt on January 24, 1996.

NOTE 7. LEASES

  The land on which 53 of the Hotels are located is leased from MII or affiliates of MII. In addition, eight of the Hotels are located on land leased from third parties. The land leases have remaining terms (including all renewal options) expiring between the years 2024 and 2068. The MII land leases and the third party land leases provide for rent based on specific percentages (from 2% to 15%) of certain sales categories subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements. Associates also rents certain equipment for use in the Hotels.

  As a result of the refinancing discussed in Note 10, MII has agreed to subordinate their right to receive rental payments under the MII ground leases to the payment of debt service on the Mortgage Loan and the Senior Notes.

  Minimum future rental payments during the term of these operating leases are as follows (in thousands):

                                                            TELEPHONE     OTHER
   LEASE YEAR                                LAND LEASES EQUIPMENT LEASES LEASES
   ----------                                ----------- ---------------- ------
    1996....................................  $  9,230        $1,090      $1,378
    1997....................................     9,230         1,125         966
    1998....................................     9,230         1,106         561
    1999....................................     9,230           787         101
    2000....................................     9,230           589         --
    Thereafter..............................   551,443           --          --
                                              --------        ------      ------
                                              $597,593        $4,697      $3,006
                                              ========        ======      ======

  Total rent expense on operating leases for the three years ended December 31, 1995 consisted of (in thousands):

                                                          1993    1994    1995
                                                         ------- ------- -------
   Minimum rental on operating leases................... $10,090 $10,328 $10,626
   Additional rentals based on sales....................     463   1,018   1,429
                                                         ------- ------- -------
                                                         $10,553 $11,346 $12,055
                                                         ======= ======= =======

NOTE 8. MANAGEMENT AGREEMENT

  The management agreement was restated on December 30, 1995, see Note 10 for a discussion of significant changes in terms.

  The Partnership entered into a long-term management agreement (the "Management Agreement") with the Manager to operate the Hotels as part of the Courtyard by Marriott hotel system. The Management Agreement

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
has an initial term expiring on December 31, 2002. The Manager may renew the term, as to one or more of the Hotels, at its option, for up to four successive terms of 10-years each and one final term of five years. The Partnership may terminate the Management Agreement if, during any three consecutive years after 1992, specified minimum operating results are not achieved. However, the Manager may prevent termination by paying the Partnership the amount by which the minimum operating results were not achieved.

  The Management Agreement provides for annual payments of (i) the base management fee equal to 3 1/2% of gross sales from the Hotels, (ii) the Courtyard management fee equal to 2 1/2% of gross sales from the Hotels, and
(iii) the incentive management fee equal to 15% of operating profit, as defined (20% of operating profit after the partners of the Partnership have received refinancing proceeds equal to 50% of the excess of (a) $154,736,842 over (b) cumulative distributions of adjusted sale proceeds (the "First Equity Refinancing")).

  In 1988 through 1990, the Courtyard management fee was deferred to the extent the Partnership was not provided with its 10% priority return, as defined. In addition, until 1998, the Courtyard management fee will be deferred to the extent the Partnership does not have sufficient funds for debt service. Prior to 1994, the incentive management fee earned and paid was limited to a maximum of 55% of the remainder of (i) available cash flow, as defined, less (ii) the priority return. Thereafter, payment of any earned incentive management fee is limited to 80% of the amount by which available cash flow exceeds the priority return.

  Effective January 1, 1990, the Management Agreement was amended to extend the Courtyard management fee deferral and to provide for a base management fee deferral to the extent that available cash flow, as defined, to the Partnership did not equal at least $4,999,740 for 1990 and $8,820,000 per year for 1991 through 1993 (the "Partnership Objective"). The Partnership Objective was intended to provide a 6% per annum minimum return on the limited partner's invested capital in the Partnership, as defined. In order to meet the Partnership Objective, the Courtyard management fee was first subject to deferral followed by the base management fee.

  To the extent any Courtyard management fee, base management fee or incentive management fee is deferred, it will be added to deferred management fees. Deferred management fees accrue without interest, and will be payable out of 50% of available cash flow after payment of the current year's priority return and incentive management fee and repayment of advances and interest under the debt service guarantees and Host Marriott's IRB Liability. During 1995, $162,000 of deferred incentive management fees were repaid. Deferred incentive management fees were $5,564,000 and $5,402,000 as of December 31, 1994 and 1995, respectively. Deferred Courtyard management fees totalled $22,341,000 as of December 31, 1994 and 1995. Deferred base management fees as of December 31, 1994 and 1995 were $8,066,000.

  The Manager is required to furnish certain services ("Chain Services") which are furnished generally on a central or regional basis to all hotels managed, owned or leased in the Courtyard by Marriott hotel system. The cost of certain Chain Services that were allocated to the Partnership prior to December 31, 1993 was limited to 4% of gross Hotel sales. The total amount of Chain Services allocated to the Partnership was $9,220,000 in 1993, $8,981,000 in 1994, and $9,224,000 in 1995.

  The Partnership is required to provide the Manager with working capital and fixed asset supplies to meet the operating needs of the Hotels. Upon termination of the Management Agreement, the working capital and supplies will be returned to the Partnership. Of the $8,846,000 originally advanced to the Manager for working capital, $2,585,000 of excess working capital was returned to the Partnership in 1991. At December 31, 1994 and 1995, accumulated depreciation related to the supplies totalled $2,060,000.

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
  The Management Agreement provides for the establishment of a repairs and equipment reserve (property improvement fund) for the Hotels. The funding of this reserve is based on a percentage of gross Hotel sales. During 1994, the Management Agreement was amended in order to reduce the contribution to the property improvement fund from 6% to 5% of gross Hotel sales for the Mortgage Debt A and B properties for 1993 through the respective loan maturities. The contribution for the five IRB Hotels remained at 6%. Upon completion of the refinancing, as discussed in Note 10, the contribution to the property improvement fund has been established initially at 5% for all Hotels.

  Pursuant to the terms of the Management Agreement and the ground lease agreements with MII and its affiliates, MII and its affiliates do not have the right to offset the amounts reflected in the accompanying balance sheet as Due from Courtyard Management Corporation, Due to Courtyard Management Corporation and Due to Marriott International, Inc. and affiliates.

NOTE 9. ENVIRONMENTAL CONTINGENCY

  Based upon a study completed in December 1995, the Partnership has become aware of environmental contamination at one of its fee-owned properties, the Deerfield Hotel, caused by the previous use of the site as a landfill and not caused by the Partnership. The property represents less than 5% of Associates' total assets and revenues as of December 31, 1995 and for the year ended, respectively. Based on the limited amount of information currently available concerning the Deerfield Hotel, the Partnership is unable to determine the need for remediation, its potential responsibility, if any, for remediation and the extent of the Partnership's possible liability for any remediation costs. However, there can be no assurance that the Partnership will not have liability with respect to remediation of contamination at that site. The Partnership does not believe that any of the environmental matters are likely to have a material adverse effect on the business and operations of the Partnership or Associates.

NOTE 10. EVENTS SUBSEQUENT TO DECEMBER 31, 1995

 Partnership Structure

  On January 24, 1996, the Partnership completed a refinancing of the Partnership's existing debt through the private placements of $127.4 million of senior secured notes (the "Senior Notes") and $410.2 million of multi-class commercial mortgage pass-through certificates (the "Certificates").

  In connection with the refinancing, the limited partners approved certain amendments to the partnership agreement and the management agreement. The partnership agreement amendment, among other things, allowed the formation of certain subsidiaries of the Partnership, including Courtyard II Finance Company ("Finance"), a wholly-owned subsidiary of the Partnership, who along with the Partnership is the co-issuer of the Senior Notes.

  Additionally, the Partnership formed a wholly-owned subsidiary Courtyard II Associates Management Corporation ("Managing General Partner"). Managing General Partner was formed to be the managing general partner with a 1% general partner interest in Associates. The Partnership owns a 1% general partner interest and a 98% limited partner interest in Associates. On January 24, 1996, the Partnership contributed 69 Hotels and their related assets to Associates. Formation of Associates resulted in the Partnership's primary assets being its direct and indirect interest in Associates. Additionally, substantially all of Associates' net equity will be restricted to dividends, loans or advances to the Partnership.

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
  Associates holds a 99% membership interest in CBM Associates II LLC ("Associates II") and Managing General Partner holds the remaining 1% membership interest. On January 24, 1996, the Partnership contributed the Hotel located in Deerfield, IL (the "Deerfield Hotel") and its related assets to Associates II.

  Each of the Managing General Partner, Associates and Associates II were formed as a single purpose bankruptcy-remote entity to facilitate the refinancing.

  CBM Funding Corporation, ("CBM Funding") a wholly-owned subsidiary of Associates, was also formed on December 29, 1995 to make a mortgage loan (the "Mortgage Loan") to Associates from the proceeds of the sale of the Certificates.

 Debt Refinancing--Overview

  On January 24, 1996, proceeds from the placement of the Senior Notes and the Certificates and existing Partnership cash were used as follows: (i) to repay the Partnership's existing Mortgage Debt A of $275 million and Mortgage Debt B of $230.5 million, (ii) to repay the IRB Debt of $25.6 million by March 1, 1996, (iii) to repay the Host Marriott IRB Liability loans of $6.5 million and
(iv) to pay certain costs of structuring and issuing the Senior Notes and the Certificates.

  Upon repayment of Mortgage Debt A and Mortgage Debt B, Host Marriott was released from its obligations under (i) the Mortgage Debt A and Mortgage Debt B debt service guarantees, (ii) the foreclosure guarantee and (iii) the Ground Rent Facility.

 Debt Refinancing--Senior Notes

  The Senior Notes of $127.4 million were issued by the Partnership and Finance. The Senior Notes bear interest at 10 3/4%, require semi-annual payments of interest and require no payments of principal until maturity on February 1, 2008. The Senior Notes are secured by a first priority pledge by the Partnership of (i) its 99% partnership interest (consisting of a 98% limited partner interest and a 1% general partner interest) in Associates and
(ii) its 100% equity interest in the Managing General Partner. Finance has nominal assets, does not conduct any operations and will not provide any additional security for the Senior Notes.

  The terms of the Senior Notes include requirements of the Partnership to establish and fund a debt service reserve account in an amount equal to one six-month interest payment on the Senior Notes ($6,848,000) and to maintain certain levels of excess cash flow, as defined. In the event the Partnership fails to maintain the required level of excess cash flow, the Partnership will be required to (i) suspend distributions to its partners and other restricted payments, as defined, (ii) to fund a separate supplemental debt service reserve account (the "Supplemental Debt Service Reserve") in an amount up to two six-month interest payments on the Senior Notes and (iii) if such failure were to continue, to offer to purchase a portion of the Senior Notes at par.

  The Senior Notes are not redeemable prior to February 1, 2001. Thereafter, the Senior Notes may be redeemed, at the option of the Partnership, at a premium declining to par in 2004. The Senior Notes are non-recourse to the Partnership and its partners.

 Debt Refinancing--Certificates

  The Certificates in an initial principal amount of $410.2 million were issued by CBM Funding. Proceeds from the sale of the Certificates were utilized by CBM Funding to provide a Mortgage Loan to Associates. The Certificates/Mortgage Loan require monthly payments of principal and interest based on a 17-year amortization

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1994 AND 1995
schedule. The Mortgage Loan matures on January 28, 2008. However, the maturity date of the Certificates/Mortgage Loan may be extended until January 28, 2013 with the consent of 66 2/3% of the holders of the outstanding Certificates affected thereby. The Certificates were issued in the following classes and pass-through rates of interest.

                                                          PASS-
                                     INITIAL CERTIFICATE THROUGH
        CLASS                              BALANCE        RATE
        -----                        ------------------- -------
        Class A-1...................     $ 45,500,000    7.550%
        Class A-2...................     $ 50,000,000    6.880%
        Class A-3P & I..............     $129,500,000    7.080%
        Class A-3IO.................   Not Applicable    0.933%
        Class B.....................     $ 75,000,000    7.480%
        Class C.....................     $100,000,000    7.860%
        Class D.....................     $ 10,200,000    8.645%

  The Class A-3IO Certificates receive payments of interest only.

  The Certificates/Mortgage Loan maturities are as follows (in thousands):

       1996............................................................ $ 10,283
       1997............................................................   13,216
       1998............................................................   14,242
       1999............................................................   15,347
       2000............................................................   16,539
       Thereafter......................................................  340,573
                                                                        --------
                                                                        $410,200
                                                                        ========

  The Mortgage Loan is secured primarily by 69 cross-defaulted and cross-collateralized mortgages representing first priority mortgage liens on (i) the fee or leasehold interest in the 69 Hotels, related furniture, fixtures and equipment and the property improvement fund, (ii) the fee interest in the land leased from MII or their affiliates on which 53 Hotels are located, (iii) a pledge of Associates membership interest in and the related right to receive distributions from Associates II which owns the Deerfield Hotel and (iv) an assignment of the Restated Management Agreement, as defined below. The Mortgage Loan is non-recourse to Associates, the Partnership and its partners.

  Operating profit from the Hotels in excess of debt service on the Mortgage Loan is available to be distributed to the Partnership. Amounts distributed to the Partnership are used for the following, in order of priority: (i) for debt service on the Senior Notes, (ii) to fund the Supplemental Debt Service Reserve, if necessary, (iii) to offer to purchase a portion of the Senior Notes at par, if necessary, (iv) for working capital as discussed later in this Note 10 and (v) for distributions to the partners of the Partnership.

  Prepayments of the Mortgage Loan are permitted with the payment of a premium (the "Prepayment Premium") subject to certain exceptions. The Prepayment Premium is equal to the greater of (i) one percent of the Mortgage Loan being prepaid or (ii) a yield maintenance amount based on a spread of .25% or .55% over the U.S. treasury rate, as defined.

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1995 AND 1994
 Marriott International, Inc. Ground Leases

  In connection with the refinancing, the Partnership, as lessee, transferred its rights and obligations pursuant to the 53 ground leases with MII and affiliates to Associates. Additionally, MII and affiliates agreed to defer receipt of their ground lease payments to the extent that the Partnership or Associates has insufficient funds for debt service payments on the Senior Notes and the Mortgage Loan.

 Restated Management Agreement

  To facilitate the refinancing, effective December 30, 1995, the original Management Agreement was restated into two separate management agreements. Associates entered into a management agreement with the Manager for the 69 Hotels which Associates directly owns and Associates II entered into a management agreement for the Deerfield Hotel which Associates II owns, collectively, (the "Restated Management Agreement").

  The Restated Management Agreement contains provisions which differ from the original Management Agreement. The primary new provisions are as follows (see
Note 8 for original Management Agreement provisions):

  . The initial term expires in 2013. The Manager may renew the term, as to one or more of the Hotels, at its option, for up to three successive terms of 10-years each and one final term of five years.

  . One percent of the Courtyard management fee will be deferred through maturity of the Senior Notes and the Mortgage Loan to the extent that the Partnership or Associates has insufficient funds for debt service payments on the Senior Notes and the Mortgage Loan. This change eliminated the previous deferral of the total Courtyard management fee to debt service through December 31, 1997.

  . The priority return to the Partnership, as defined, was reduced from 10% of the invested capital of the partners of the Partnership, as defined to 7% in 1996, 8% in 1997, 9% in 1998 and then returning to 10% for 1999 and thereafter. Operating profit from the Hotels (which reflects the deduction of the base and Courtyard management fees and MII ground rent) will be used to pay the following, in order of priority: (i) debt service on the Senior Notes and Mortgage Loan, (ii) to repay working capital loans to the Manager, (iii) to repay deferred ground rent to MII and their affiliates, (iv) to repay ground lease advances to MII and their affiliates, (v) the priority return to Associates which is 7% of the invested capital of the partners of the Partnership, as defined for 1996, (vi) eighty percent of the remaining operating profit is applied to the payment of current incentive management fees, (vii) to repay advances to the Partnership, (viii) to repay foreclosure avoidance advances to the Manager and (ix) fifty percent of the remaining operating profit to repay deferred management fees to the Manager and fifty percent of remaining operating profit is paid to Associates.

  . The property improvement fund contribution equals 5% of gross Hotel sales for all Partnership Hotels and may be increased, at the option of the Manager, to 6% of gross Hotel sales in 2001.

 Working Capital Agreement

  As discussed in Note 8, Associates is required to provide the Manager with working capital to meet the operating needs of the Hotels. The refinancing required certain enhancements to the cash management system of the Manager such that additional working capital may be required for the operation of the Hotels. Therefore, on January 24, 1996, the Partnership, Associates and the Manager entered into a working capital maintenance agreement (the "Working Capital Agreement") and deposited $2.5 million as additional working capital for the operation of the Hotels. Prior to December 31, 1996, Associates and the Manager will determine the amount of

                COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                          DECEMBER 31, 1995 AND 1994
additional working capital that is required. Associates has agreed to provide up to another $2.5 million if necessary.

  In addition, the Working Capital Agreement provides that the Partnership and Associates, collectively, reserve $2 million by February 1, 1997 and additional amounts such that the total balance is $5 million by February 1, 1998 (the "Working Capital Reserve"). The Working Capital Reserve will be available for payment of hotel operating expenses in the event that there is a downgrade in the long-term senior unsecured debt of MII to below a certain level, as described in the Mortgage Loan.

  The obligation to fund the amounts required by the Working Capital Agreement is subordinate to debt service on the Senior Notes and the Mortgage Loan.

              COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                (UNAUDITED)

                              (IN THOUSANDS)

                                                            TWELVE WEEKS ENDED
                                                           --------------------
                                                           MARCH 24,  MARCH 22,
                                                              1995      1996
                                                           ---------- ---------
REVENUES..................................................  $26,892    $27,989
OPERATING COSTS AND EXPENSES
  Interest................................................    6,354      7,408
  Depreciation............................................    6,378      6,397
  Ground rent, taxes and other (including ground rent paid
   to related parties of $2.2 million and $2.3 million for
   the twelve weeks ended March 24, 1995 and March 22,
   1996, respectively)....................................    4,786      4,954
  Base and Courtyard management fees (paid to related
   parties)...............................................    3,284      3,474
  Incentive management fee................................    2,285      2,435
                                                            -------    -------
                                                             23,087     24,667
                                                            -------    -------
NET INCOME................................................  $ 3,805    $ 3,321
                                                            =======    =======
ALLOCATION OF NET INCOME
  General Partners........................................             $    66
  Limited Partner.........................................               3,255
                                                                       -------
                                                                       $ 3,321
                                                                       =======

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED BALANCE SHEET

                   DECEMBER 31, 1995 AND MARCH 22, 1996

                              (IN THOUSANDS)

                                                       DECEMBER 31,  MARCH 22,
                                                           1995        1996
                                                       ------------ -----------
                                                                    (UNAUDITED)
ASSETS
Property and equipment, net...........................   $474,480    $471,099
Due from Courtyard Management Corporation.............      7,078       9,424
Other assets..........................................     45,225      47,236
Restricted cash.......................................        --        3,506
Cash and cash equivalents.............................        --        9,471
                                                         --------    --------
                                                         $526,783    $540,736
                                                         ========    ========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Debt................................................   $410,200    $409,200
  Management fees due to Courtyard Management
   Corporation........................................     35,809      36,758
  Due to Marriott International, Inc. and affiliates..      9,402       9,384
  Due to Host Marriott Corporation....................        747         --
  Accounts payable and accrued liabilities............     12,718       6,140
                                                         --------    --------
    Total Liabilities.................................   $468,876    $461,482
                                                         --------    --------
PARTNERS' CAPITAL
  General Partners....................................        --        1,585
  Limited Partner.....................................        --       77,669
  Investments in and net advances to Associates.......     57,907         --
                                                         --------    --------
    Total Partners' Capital...........................     57,907      79,254
                                                         --------    --------
                                                         $526,783    $540,736
                                                         ========    ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                (UNAUDITED)

                                                            TWELVE WEEKS ENDED
                                                            -------------------
                                                            MARCH 24, MARCH 22,
                                                              1995      1996
                                                            --------- ---------
                                                              (IN THOUSANDS)
OPERATING ACTIVITIES
  Net income...............................................  $ 3,805  $   3,321
  Noncash items............................................    6,484      7,731
  Changes in operating accounts............................   (5,915)    (4,040)
                                                             -------  ---------
    Cash provided by operating activities..................    4,374      7,012
                                                             -------  ---------
INVESTING ACTIVITIES
  Additions to property and equipment......................   (1,224)    (3,016)
  Change in property improvement funds.....................     (353)        79
                                                             -------  ---------
    Cash used in investing activities......................   (1,577)    (2,937)
                                                             -------  ---------
FINANCING ACTIVITIES
  Proceeds from debt.......................................      --     410,200
  Repayments of debt.......................................      --    (411,200)
  Investment in and net advances (from) to Associates......   (2,643)    17,974
  Payment of financing costs...............................     (154)    (8,072)
  Change in reserve accounts...............................      --      (3,506)
                                                             -------  ---------
    Cash (used in) provided by financing activities........   (2,797)     5,396
                                                             -------  ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........      --       9,471
CASH AND CASH EQUIVALENTS at beginning of period...........      --         --
                                                             -------  ---------
CASH AND CASH EQUIVALENTS at end of period.................  $   --   $   9,471
                                                             =======  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for mortgage and other interest..............  $ 8,810  $   7,852
                                                             =======  =========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

              COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES

           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                              MARCH 22, 1996

                               (UNAUDITED)

  1. The accompanying condensed consolidated financial statements have been prepared by Courtyard II Associates, L.P. ("Associates") without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying statements. Associates believes the disclosures made are adequate to make the information presented not misleading. However, the condensed consolidated financial statements should be read in conjunction with Associates' consolidated financial statements and notes thereto included on the previous pages. In the opinion of Associates, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of Associates as of December 31, 1995 and March 22, 1996, and the results of operations for the twelve weeks ended March 24, 1995 and March 22, 1996. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

  For financial reporting purposes, the net income of Associates is allocated 98% to the limited partner, Courtyard by Marriott II Limited Partnership (the "Partnership") and 1% to each general partner, the Partnership and Courtyard II Associates Management Corporation (the "Managing General Partner"). Significant differences exist between the net income for financial reporting purposes and the net income reported for Federal income tax purposes. These differences are due primarily to the use for income tax purposes of accelerated depreciation methods, shorter depreciable lives for the assets, differences in the timing of the recognition of certain fees and straight-line rent adjustments.

  The consolidated financial statements of Associates present the financial position, results of operations and cash flows of Associates as if it were a separate subsidiary of the Partnership for all periods presented. The Partnership's historical basis in the assets and liabilities contributed to Associates have been carried over. Intercompany transactions and balances between Associates and its subsidiaries have been eliminated. Changes in Investment in and Net Advances to Associates for all periods presented prior to January 24, 1996 represent the net income of Associates net of cash transferred to the Partnership. There are no terms of settlement or interest charges associated with the Investment in and Net Advances to Associates' balance.

  On January 24, 1996, Associates, wholly owned subsidiary, CBM Funding Corporation ("Funding") consummated the offering of $410,200,000 of Multiclass Mortgage Pass-Through Certificates (the "Certificates"), the net proceeds of which were used to fund a mortgage loan to Associates, which used such funds to repay certain obligations of the Partnership. The accompanying consolidated financial statements for periods prior to consummation of the offering on January 24, 1996 present the pushed-down effects of the debt which was repaid with the proceeds of the offering.

  In connection with this refinancing, the Partnership and the Managing General Partner entered into two contribution agreements. One agreement with Associates for 69 of the 70 Partnership hotels and another agreement with CBM Associates II LLC ("Deerfield LLC") for the remaining one hotel located in Deerfield, Illinois. On January 24, 1996, the Partnership contributed net assets of $76.9 million to Associates. Additionally, on behalf of Associates, the Partnership contributed net assets of $8.4 million to Deerfield LLC.

  2. Revenues represent house profit which is hotel sales less hotel-level expenses, excluding certain operating costs and expenses such as depreciation, real and personal property taxes, ground rent, insurance and management fees. Revenues consist of the following for the twelve weeks ended (in thousands):

                                                   MARCH 24, 1995 MARCH 22, 1996
                                                   -------------- --------------
   HOTEL SALES
     Rooms........................................    $48,670        $51,576
     Food and beverage............................      3,979          4,149
     Other........................................      2,084          2,174
                                                      -------        -------
                                                       54,733         57,899
                                                      -------        -------
   HOTEL EXPENSES
     Departmental direct costs
       Rooms......................................     10,639         11,380
       Food and beverage..........................      3,352          3,562
     Other........................................     13,850         14,968
                                                      -------        -------
                                                       27,841         29,910
                                                      -------        -------
   REVENUES.......................................    $26,892        $27,989
                                                      =======        =======

  3. In the first quarter of 1996, Associates adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Adoption of SFAS No. 121 did not have a material effect on its condensed consolidated financial statements.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO CBM FUNDING CORPORATION

  We have audited the accompanying balance sheet of CBM Funding Corporation as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CBM Funding Corporation as of December 31, 1995 in conformity with generally accepted accounting principles.


                                          Arthur Andersen llp

Washington, D.C.,

April 26, 1996

                          CBM FUNDING CORPORATION

                               BALANCE SHEET

                AS OF DECEMBER 31, 1995 AND MARCH 22, 1996

                   (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                      DECEMBER 31,  MARCH 22,
                                                          1995        1996
ASSETS                                                ------------ -----------
                                                                   (UNAUDITED)
Mortgage Loan to Associates..........................     $--       $409,200
Deferred financing costs, net........................      --         13,965
Interest receivable..................................      --          1,873
Cash and cash equivalents............................        1             1
                                                          ----      --------
    Total Assets.....................................     $  1      $425,039
                                                          ====      ========
LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES
Certificates payable.................................     $--       $409,200
Interest payable.....................................      --          1,873
                                                          ----      --------
    Total Liabilities................................      --        411,073
                                                          ----      --------
SHAREHOLDER'S EQUITY
Common stock (1,000 shares of .01 par value stock
 issued and outstanding).............................      --            --
Additional paid-in capital...........................        1        14,094
Accumulated deficit..................................      --           (128)
                                                          ----      --------
    Total Shareholder's Equity.......................        1        13,966
                                                          ----      --------
                                                          $  1      $425,039
                                                          ====      ========

    The accompanying notes are an integral part of this balance sheet.

                         CBM FUNDING CORPORATION

                          NOTES TO BALANCE SHEET

                            DECEMBER 31, 1995

BASIS OF PRESENTATION

  CBM Funding Corporation (the "Company"), a Delaware corporation and wholly owned subsidiary of Courtyard II Associates, L.P. (the "Mortgagor") which is a wholly owned subsidiary of Courtyard by Marriott II Limited Partnership was formed on December 28, 1995 for the purpose of (i) making the single, fixed rate, non-recourse $410.2 million mortgage loan (the "Mortgage Loan") to the Mortgagor and (ii) conveying the Mortgage Loan and other instruments securing the Mortgage Loan including the 69 cross defaulted and cross collaterized mortgages, representing first priority liens on fee or leasehold interests in 69 Hotels (the "Hotels") owned by the Mortgagor, fee interests in land leased from Marriott International, Inc. or its affiliates on which 53 hotels are situated in, and related assets, and a pledge of the Mortgagor's membership interests in, and the related right to receive distributions from, the entity that owns the hotel located in Chicago/Deerfield, Illinois ("Deerfield LLC"), to the trustee (the "Trustee") under a Trust and Servicing Agreement dated January 24, 1996 (the "Trust and Servicing Agreement") in exchange for Multiclass Mortgage Pass-Through Certificates (the "Certificates") which represent interests in the trust fund under the Trust and Servicing Agreement. For financial accounting purposes the assets and liabilities of the Trustee are included in the financial statements of the Company. However, legally, the Company transferred the Mortgage Loan to the Trustee without recourse and has no interest in the Mortgage Loan, no obligations with respect to the Certificates and does not control the Trustee.

 Debt Refinancing--Certificates

  The Certificates in an initial principal amount of $410.2 million were issued by the Trustee. Proceeds from the sale of the Certificates were utilized by the Company to provide a Mortgage Loan to the Mortgagor. The Certificates and Mortgage Loan each require monthly payments of principal and interest based on a 17-year amortization schedule. The Mortgage Loan matures on January 28, 2008. However, the maturity date of the Certificates and Mortgage Loan each may be extended until January 28, 2013 with the consent of 66 2/3% of the holders of the outstanding Certificates affected thereby. The Certificates were issued in the following classes and pass-through rates of interest.

                                                                          PASS-
                                                    INITIAL CERTIFICATES THROUGH
     CLASS                                                BALANCE         RATE
     -----                                          -------------------- -------
     Class A-1.....................................      $ 45,500,000    7.550%
     Class A-2.....................................      $ 50,000,000    6.880%
     Class A-3P & I................................      $129,500,000    7.080%
     Class A-3IO...................................    Not Applicable    0.933%
     Class B.......................................      $ 75,000,000    7.480%
     Class C.......................................      $100,000,000    7.860%
     Class D.......................................      $ 10,200,000    8.645%

  The Class A-3IO Certificates receive payments of interest only.

  The Certificates/Mortgage Loan maturities are as follows (in thousands):

     1996.............................................................. $ 10,283
     1997..............................................................   13,216
     1998..............................................................   14,242
     1999..............................................................   15,347
     2000..............................................................   16,539
     Thereafter........................................................  340,573
                                                                        --------
                                                                        $410,200
                                                                        ========

                         CBM FUNDING CORPORATION

                            DECEMBER 31, 1995

  The Mortgage Loan is secured primarily by 69 cross-defaulted and cross-collateralized mortgages representing first priority mortgage liens on (i) the fee or leasehold interest in the 69 Hotels, related furniture, fixtures and equipment and the property improvement fund, (ii) the fee interest in the land leased from Marriott International Inc. or their affiliates on which 53 Hotels are located, (iii) a pledge of the Mortgagor's membership interest in and the related right to receive distributions from Deerfield LLC and (iv) an assignment of the restated management agreement. The Mortgage Loan is non-recourse to the Mortgagor, Courtyard by Marriott II Limited Partnership (the "Partnership") and its partners.

  Operating profit from the Hotels and the Deerfield Hotel in excess of debt service on the Mortgage Loan is available to be distributed to the Partnership. Amounts distributed to the Partnership are used for the following, in order of priority: (i) for debt service on the $127.4 million of senior notes (the "Senior Notes") issued in a concurrent offering by the Partnership and its wholly owned subsidiary, Courtyard II Finance Company,
(ii) to fund a supplemental debt service reserve, if necessary, (iii) to offer to purchase a portion of the Senior Notes at par, if necessary, (iv) for working capital as discussed in the working capital agreement with Marriott International, Inc. and (v) for distributions to the partners of the Partnership.

  Prepayments of the Mortgage Loan are permitted with the payment of a premium (the "Prepayment Premium"), subject to certain exceptions. The Prepayment Premium is equal to the greater of (i) one percent of the Mortgage Loan being prepaid or (ii) a yield maintenance amount based on a spread of .25% or .55% over the U.S. treasury rate, as defined.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO COURTYARD II ASSOCIATES MANAGEMENT CORPORATION

  We have audited the accompanying balance sheet of Courtyard II Associates Management Corporation (a Delaware corporation) as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Courtyard II Associates Management Corporation as of December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen llp

Washington, D.C.,

April 26, 1996

              COURTYARD II ASSOCIATES MANAGEMENT CORPORATION

                               BALANCE SHEET

                AS OF DECEMBER 31, 1995 AND MARCH 22, 1996

                   (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                      DECEMBER 31,  MARCH 22,
                                                          1995        1996
                                                      ------------ -----------
                                                                   (UNAUDITED)
ASSETS
Investment in Courtyard II Associates, L.P...........     $--         $793
Investment in CBM Associates II LLC..................      --           89
Cash and cash equivalents............................       1            1
                                                          ---         ----
    Total Assets.....................................     $ 1         $883
                                                          ===         ====
SHAREHOLDER'S EQUITY
Common stock (1,000 shares of .01 par value stock
 issued and outstanding).............................     $--         $ --
Additional paid-in capital...........................       1          859
Retained earnings....................................      --           24
                                                          ---         ----
    Total Shareholder's Equity.......................     $ 1         $883
                                                          ===         ====

     The accompanying note is an integral part of this balance sheet.

              COURTYARD II ASSOCIATES MANAGEMENT CORPORATION

                          NOTE TO BALANCE SHEET

                            DECEMBER 31, 1995

BASIS OF PRESENTATION

  Courtyard II Associates Management Corporation (the "Company"), a "bankruptcy-remote," single purpose Delaware corporation was formed on December 22, 1995 to own a 1% managing general partner interest in Courtyard II Associates L.P. and a 1% membership interest in CBM Associates II LLC which owns the Deerfield, Illinois Courtyard hotel. The Company is a wholly-owned subsidiary of Courtyard by Marriott II Limited Partnership (the "Partnership"). On January 24, 1996 the Partnership contributed to the Company its 1% individual interest in the net assets contributed to Courtyard II Associates L.P. and CBM Associates II LLC which the Company in turn contributed to each of these entities in return for a 1% managing general partner interest or membership interests in each of these entities. The Company has no other assets and no independent operations. The Company accounts for its investments under the equity method.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP:

  We have audited the accompanying consolidated balance sheet of Courtyard by Marriott II Limited Partnership (a Delaware limited partnership) as of December 31 1995. This financial statement is the responsibility of the General Partner's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Courtyard by Marriott II Limited Partnership as of December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,

February 22, 1996

               COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                        CONSOLIDATED BALANCE SHEET

                              (IN THOUSANDS)

                                                      DECEMBER 31,  MARCH 22,
                                                          1995        1996
                                                      ------------ -----------
                                                                   (UNAUDITED)
ASSETS
Property and equipment, net..........................   $474,480    $471,099
Due from Courtyard Management Corporation............      7,078       9,424
Deferred financing costs, net of accumulated amorti-
 zation..............................................     18,482      19,463
Property improvement fund............................     33,098      32,985
Other assets.........................................         --         292
Restricted cash......................................      6,684      10,390
Cash and cash equivalents............................     27,708      13,888
                                                        --------    --------
                                                        $567,530    $557,541
                                                        ========    ========
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
LIABILITIES
Debt.................................................   $531,100    $536,600
Management fees due to Courtyard Management Corpora-
 tion................................................     35,809      36,758
Due to Marriott International, Inc. and affiliates...      9,402       9,384
Due to Host Marriott Corporation.....................      7,469          --
Accounts payable and accrued liabilities.............     19,250       9,813
                                                        --------    --------
    Total Liabilities................................    603,030     592,555
                                                        --------    --------
PARTNERS' CAPITAL (DEFICIT)
General Partner
  Capital contribution...............................     11,306      11,306
  Cumulative net losses..............................     (5,768)     (5,744)
  Capital distributions..............................       (278)       (278)
                                                        --------    --------
                                                           5,260       5,284
                                                        --------    --------
Limited Partners
  Capital contributions, net of offering costs of
   $17,189...........................................    129,064     129,064
  Cumulative net losses..............................   (109,596)   (109,134)
  Capital distributions..............................    (60,043)    (60,043)
  Investor notes receivable..........................       (185)       (185)
                                                        --------    --------
                                                         (40,760)    (40,298)
                                                        --------    --------
      Total Partners' Deficit........................    (35,500)    (35,014)
                                                        --------    --------
                                                        $567,530    $557,541
                                                        ========    ========

The accompanying notes are an integral part of this consolidated balance sheet.

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995

NOTE 1. THE PARTNERSHIP

 Description of the Partnership

  Courtyard by Marriott II Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed August 31, 1987 to acquire and own 70 Courtyard by Marriott hotels (the "Hotels") and the land on which certain of the Hotels are located. The Partnership's 70 hotel properties are located in 29 states in the United States: nine in Illinois; eight in California; five in Florida; four in Georgia; four in Texas and three or less in each of the other 24 states. On October 8, 1993, Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Marriott International, Inc. ("MII"). On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation. The Hotels are managed as part of the Courtyard by Marriott hotel system by Courtyard Management Corporation (the "Manager"), a wholly-owned subsidiary of MII. The sole general partner of the Partnership, with a 5% interest, is CBM Two Corporation (the "General Partner"), a wholly-owned subsidiary of Host Marriott.

  On January 18, 1988 (the "Final Closing Date"), 1,470 limited partnership interests (the "Units"), representing a 95% interest in the Partnership, had been sold in a private placement offering. The offering price per Unit was $100,000, $21,200 payable at subscription with the balance due in four annual installments through February 28, 1991, or, as an alternative, $94,357 in cash at closing as full payment of the subscription price. The limited partners paid $39,938,000 as of the Final Closing Date, representing 1,350 Units purchased on the installment basis and 120 Units paid in full. The limited partners' obligations to make the installment payments were evidenced by promissory notes (the "Investor Notes") payable to the Partnership and secured by the Units. On October 30, 1987 (the "Initial Closing Date"), the General Partner made a capital contribution of equipment valued at $11,306,000 for its 5% general partner interest.

  On the Initial Closing Date, the Partnership began operations and executed a purchase agreement (the "Purchase Agreement") with Host Marriott to acquire the Hotels and the land on which certain of the Hotels are located for a total price of $643.1 million. Of the total purchase price, $507.9 million was paid in cash from the proceeds of the mortgage financing and sale of the Units, $40.2 million from assumption of industrial development revenue bond financing (the "IRB Debt") from Host Marriott and $95 million from a note (the "Deferred Purchase Note") payable to Host Marriott. Twenty of the Hotels were conveyed to the Partnership in 1987, thirty-four Hotels in 1988, twelve Hotels in 1989 and the final four Hotels during the first half of 1990.

  Under the Purchase Agreement, Host Marriott agreed to reduce the purchase price of the Hotels by up to $9.3 million if the Hotels did not provide cash flow in excess of debt service, as defined, equivalent to $9.3 million in 1989, (the "Price Adjustment"). The required Price Adjustment for 1989 was $8,843,000. The Price Adjustment was allocated as a reduction to the Partnership's property and equipment in the accompanying consolidated financial statements.

  On December 18, 1995, the Partnership obtained the required approval of the limited partners to allow the Partnership to form subsidiaries. Thereafter, the Partnership formed five subsidiaries: Courtyard II Finance Company ("Finance"), Courtyard II Associates Management Corporation ("Managing General Partner"), Courtyard II Associates, L.P. ("Associates"), CBM Associates II LLC ("Associates II") and CBM Funding Corporation ("CBM Funding"). As discussed in
Note 7, these subsidiaries were formed in connection with refinancing the Partnership's debt on January 24, 1996.

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                            DECEMBER 31, 1995
 Partnership Allocations and Distributions

  Partnership allocations and distributions are generally made as follows:

    a. Cash available for distribution is distributed (i) first, 5% to the General Partner and 95% to the limited partners until the General Partner and the limited partners (collectively, the "Partners") have received cumulative distributions of sale proceeds and/or refinancing proceeds ("Capital Receipts") equal to $77,368,421; (ii) next, 10% to the General Partner and 90% to the limited partners until the Partners have received cumulative distributions of Capital Receipts equal to $158,306,000; and
  (iii) thereafter, 25% to the General Partner and 75% to the limited partners. Distributions to the General Partner are subordinate to an annual 10% non-cumulative preferred return to the limited partners on their invested capital, as defined.

    b. Refinancing proceeds not retained by the Partnership will be distributed (i) first, 5% to the General Partner and 95% to the limited partners until the Partners have received cumulative distributions of refinancing proceeds equal to $158,306,000 minus adjusted sale proceeds, as defined; and (ii) thereafter, 25% to the General Partner and 75% to the limited partners.

    c. Proceeds not retained by the Partnership from the sale or other disposition of less than substantially all of the assets of the Partnership will be distributed (i) first, 5% to the General Partner and 95% to the limited partners until the Partners have received cumulative distributions of Capital Receipts equal to $158,306,000; and (ii) thereafter, 25% to the General Partner and 75% to the limited partners.

  Proceeds from the sale of substantially all of the assets of the Partnership or from a related series of Hotel sales leading to the sale of substantially all of the assets of the Partnership will be distributed to the Partners pro-rata in accordance with their capital account balances.

    d. Net profits are generally allocated in the same ratio in which cash available for distribution is distributed.

    e. All items of gain, deduction or loss attributable to the contributed equipment will be allocated to the General Partner.

    f. In general, gain recognized by the Partnership will be allocated, with respect to any year, in the following order of priority: (i) to all Partners whose capital accounts have negative balances until such negative balances are brought to zero; (ii) to all Partners up to the amount necessary to bring their respective capital account balances to an amount equal to their invested capital, as defined; and (iii) thereafter 25% to the General Partner and 75% to the limited partners.

  Gain arising from the sale or other disposition (or from a related series of sales or dispositions) of substantially all the assets of the Partnership will be allocated (i) to the limited partners in an amount equal to the excess, if any, of (1) the sum of 15% times the weighted average of the limited partners' invested capital each year, over (2) the sum of distributions to the limited partners of Capital Receipts in excess of the limited partners' cumulative capital and distributions to limited partners of cash available for distribution; and (ii) next, to the General Partner until it has been allocated an amount equal to 33.33% of the amount allocated to the limited partners under clause (i); and (iii) thereafter, 25% to the General Partner and 75% to the limited partners.

    g. For financial reporting purposes, profits and losses are generally allocated among the Partners based on their stated interests in cash available for distribution.

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                            DECEMBER 31, 1995
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  The Partnership records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

 Working Capital and Supplies

  Pursuant to the terms of the Partnership's management agreement discussed in
Note 6, the Partnership is required to provide the Manager with working capital and supplies to meet the operating needs of the Hotels. The Manager converts cash advanced by the Partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the Manager. Upon the termination of the management agreement, the Manager is required to convert working capital and supplies into cash and return it to the Partnership. As a result of these conditions, the individual components of working capital and supplies controlled by the Manager are not reflected in the accompanying consolidated balance sheet.

 Property and Equipment

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

      Buildings and improvements.....................................   40 years
      Leasehold improvements.........................................   40 years
      Furniture and equipment........................................ 4-10 years

  Certain property and equipment was pledged to secure the mortgage debt described in Note 5.

  The Partnership assesses impairment of its real estate properties based on whether estimated undiscounted cash flows from such properties on an individual hotel basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

 Deferred Financing

  Deferred financing costs consist of costs incurred in connection with obtaining Partnership financing for Mortgage Debt A and B, as defined in Note
5. Financing costs are amortized using the straight-line method, which approximates the effective interest rate method, over the remaining life of the respective mortgage debt. At December 31, 1995, accumulated amortization of financing costs totalled $3,806,00. During 1995, the Partnership paid $2,990,000 in financing costs related to the debt refinancing discussed in
Note 7. Additionally, as of December 31, 1995, the Partnership accrued $15,246,000 in financing costs related to the debt financing.

 Cash and Cash Equivalents

  The Partnership considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                            DECEMBER 31, 1995

 Income Taxes

  The Partnership does not pay income taxes, but rather, allocates its profits and losses to the individual Partners. Significant differences exist between the net income/loss for financial reporting purposes and the net income/loss reported in the Partnership's tax return. These differences are due primarily to the use for income tax purposes of accelerated depreciation methods, shorter depreciable lives for the assets, difference in the timing of recognition of certain fees and straight-line rent adjustments. As a result of these differences, the excess of the net Partnership liabilities reported in the accompanying consolidated financial statements over the tax basis in the net Partnership liabilities was $3,381,000 as of December 31, 1995.

 New Statement of Financial Accounting Standards

  The Partnership is required to adopt Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" no later than its fiscal year ending December 31, 1996. The Partnership does not expect that the adoption of SFAS No. 121 will have a material effect on its consolidated financial statements.

NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following as of December 31 (in thousands):

                                                                        1995
                                                                      ---------
     Land............................................................ $  25,392
     Leasehold improvements..........................................   435,913
     Building and improvements.......................................    77,053
     Furniture and equipment.........................................   135,908
                                                                      ---------
                                                                        674,266
     Less accumulated depreciation and amortization..................  (199,786)
                                                                      ---------
                                                                      $ 474,480
                                                                      =========

NOTE 4. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair values of financial instruments are shown below. The fair values of financial instruments not included in this table are estimated to be equal to their carrying amounts.

                                                       AS OF DECEMBER 31, 1995
                                                       ------------------------
                                                                    ESTIMATED
                                                        CARRYING       FAIR
                                                         AMOUNT       VALUE
                                                       ----------- ------------
                                                            (IN THOUSANDS)
   FINANCIAL LIABILITIES
   Mortgage debt......................................    $531,100    $531,100
   Management fees due to Courtyard Management Corpo-
    ration............................................      35,809       9,995
   Due to Host Marriott Corporation...................       7,469       7,469

  The 1995 estimated fair values of mortgage debt obligations and amounts due to Host Marriott Corporation are based on their carrying amounts as these items were repaid on January 24, 1996. The 1995 management fees due to the Courtyard Management Corporation are valued based on the expected future payments from operating cash flow discounted at risk adjusted rates.

                  COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                             DECEMBER 31, 1995

NOTE 5. MORTGAGE DEBT

 Overview

  The Partnership's initial financing consisted of up to $500 million of non-recourse mortgage debt (the "MFS Mortgage Debt") from Marriott Financial Services, Inc. ("MFS"), a wholly-owned subsidiary of Host Marriott, to provide financing for the purchase of 65 of the Hotels (the "non-IRB Hotels"). The Partnership assumed the $40.2 million of IRB Debt to provide financing for the purchase of the remaining 5 Hotels (the "IRB Hotels"). In 1988 and 1989, the Partnership began two refinancings which fully replaced the MFS Mortgage Debt by the end of 1990. On December 6, 1988, the Partnership borrowed $275 million (the "Mortgage Debt A") from two banks (the "Banks") to repay $271.9 million of outstanding MFS Mortgage Debt related to 36 of the non-IRB Hotels and to pay refinancing costs of approximately $1.7 million, with the remainder available for working capital. On September 5, 1989, the Partnership entered into another loan agreement with the same Banks to borrow up to $230.5 million (the "Mortgage Debt B") to provide replacement financing for the remaining 29 non-IRB Hotels and to pay refinancing costs of approximately $1.4 million. As of December 31, 1990, the Partnership had borrowed the full amount under both loans and had repaid all outstanding MFS Mortgage Debt.

 Bank Mortgage Debt

  As discussed in Note 7, Mortgage Debt A and Mortgage Debt B were refinanced on January 24, 1996 and the Banks were repaid in full.

  Mortgage Debt A was non-recourse and bore interest at a floating rate equal to (i) the adjusted CD Rate or LIBOR, as defined, plus (ii) .75 percentage points. Mortgage Debt A required no principal amortization prior to maturity on December 15, 1995.

  Mortgage Debt B was non-recourse and bore interest at a floating rate equal to (i) the adjusted CD Rate or LIBOR, as defined, plus (ii) .75 percentage points. Mortgage Debt B required no principal amortization prior to the scheduled maturity on September 5, 1996.

  The combined effective interest rate for Mortgage Debt A and B was 7% for 1995. The combined average interest rate at December 31, 1995 for Mortgage Debt A and B was 6.81%.

  As security for the Mortgage Debt A (36 Hotels) and Mortgage Debt B (29 Hotels) the Banks held mortgages on the Partnership's fee or leasehold interest on the respective Hotels. The Banks also had security interests under their respective mortgages in the personal property associated with those Hotels and obtained an assignment of the Partnership's rights under the management agreement and the Purchase Agreement.

  On December 15, 1995, the Partnership and the Mortgage Debt A lenders amended the loan agreement to extend the maturity date of Mortgage Debt A from December 15, 1995 to February 15, 1996 (the "Extension Period"). This amendment provided for interest during the Extension Period equal to the following:

December 16, 1995
through January 15,
1996....................  Adjusted CD Rate or LIBOR plus 1 percentage point
January 16, 1996 through
 February 15, 1996......  Adjusted CD Rate or LIBOR plus 1.25 percentage points

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                            DECEMBER 31, 1995

 Bank Mortgage Debt Guarantees

  Prior to the refinancing, in 1987 Host Marriott had guaranteed payment of up to $60 million of debt service on the MFS Mortgage Debt. As a result of the refinancing, this guarantee was allocated $32.6 million to Mortgage Debt A and $27.4 million to Mortgage Debt B. Any payments by Host Marriott under the Mortgage Debt guarantees are treated as loans to the Partnership and bear interest at one percentage point in excess of the prime rate of interest announced by Bankers Trust Company of New York (the "Prime Rate").

  Host Marriott will be released from the original guarantees on the date on which debt service coverage, as defined, has exceeded 1.3 for each of the prior eight consecutive quarters for Mortgage Debt A and Mortgage Debt B or on the date when Mortgage Debt A and Mortgage Debt B are repaid in full. However, during 1994, Host Marriott extended its debt service guarantees in an amount of aggregate principal and interest of $5.4 million on Mortgage Debt A and $4.6 million on Mortgage Debt B. The guarantees were extended in order to obtain waivers from the Mortgage Debt A and B lenders for any possible conflicts caused by the division of Marriott Corporation's operations on October 8, 1993. The Partnership did not bear any costs associated with these arrangements. The maximum amount that Host Marriott could be required to fund under its guarantees remained at the original guarantee amounts until the debt service coverage requirement is met. Upon meeting the debt service coverage requirements and being released from the original guarantees, the extended guarantees would be in effect through the respective loan maturities. During 1995, Host Marriott was released from its original Mortgage Debt A guarantee obligation of $32.6 million as certain debt service coverage requirements were met. As a result, as of December 31, 1995, $5.4 million and $27.4 million, respectively, was available under Mortgage Debt A and B guarantees.

  Additionally, during 1994, the Partnership, Manager and Mortgage Debt A and B lenders agreed that the Partnership would establish reserve accounts for Mortgage Debt A and B and contribute 1% of Hotel sales on the respective Mortgage Debt A and B properties to these reserves for 1993 through the respective loan maturities. The initial contribution, made in 1994, included the required contribution for 1993. These reserves may not be used except to pay costs associated with the refinancing of these loans and to repay a portion of these loans upon maturity. As of December 31, 1995, the balance of the Mortgage Debt A and B reserves was $3,767,000 and $2,917,000, respectively, and is shown as restricted cash on the consolidated balance sheet.

  In addition, the General Partner had provided a guarantee to MFS that, in the event of a foreclosure, proceeds under the MFS Mortgage Debt would be at least $75 million. This foreclosure guarantee was allocated $40.8 million to Mortgage Debt A and $34.2 million to Mortgage Debt B.

  As discussed in Note 7, upon completion of the debt refinancing on January 24, 1996, Host Marriott was released from the Mortgage Debt A and Mortgage Debt B debt service guarantee obligations. Additionally, on January 24, 1996, Host Marriott was released from its obligations pursuant to the foreclosure guarantee.

 IRB Debt

  As discussed in Note 7, the IRB Debt was refinanced on January 24, 1996 and the IRB Debt was repaid in full. The $25.6 million of IRB Debt outstanding at December 31, 1995 was backed by direct-pay letters of credit from commercial banks that were to expire in February, November and December 1996. These issues were subject to mandatory prepayment upon expiration of the letters of credit unless replacement letters of credit were

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                            DECEMBER 31, 1995

secured. The IRB Debt bore interest at daily, weekly or fixed rates at the option of the Partnership, and was limited to a maximum interest rate of 15%. In 1995 the interest rate on the IRB Debt ranged from 1.9% to 6.1%. The interest rate on the IRB Debt was 5.45% at December 31, 1995.

  The bondholders had the right to demand purchase of any of the bonds at the expiration of specified interest rate periods. Should the Partnership fail to make the required payments of principal and interest on the IRB Debt, Host Marriott was required to make such payments ("Host Marriott's IRB Liability"). Through December 31, 1995, the Partnership purchased a total of $15.4 million of bonds/IRB Debt with proceeds advanced by Host Marriott (see below) when presented by certain bondholders. These loans bore interest at one percentage point in excess of the Prime Rate (9.5% at December 31, 1995). The weighted average interest rate was 9.83% for 1995. The two General Partner loans would have matured on the earlier of (i) December 1997 and June 1998, respectively, or (ii) the date upon which the bonds were remarketed. During 1993, the Partnership was able to remarket $.8 million of bonds and used the proceeds to repay the General Partner. Additionally, during 1993, the Partnership repaid $4.2 million of General Partner loans with excess Partnership working capital. During 1994, the Partnership repaid $3.9 million in General Partner loans from operating cash flow. Advances under Host Marriott's IRB Liability were to be repaid with cash from operations after debt service, the 10% priority return and current incentive management fees. As of December 31, 1995, $6.5 million of Host Marriott IRB Liability loans were outstanding. As discussed in Note 7, the $6.5 million of Host Marriott IRB Liability loans were repaid on January 24, 1996, from proceeds of the debt refinancing.

 Ground Rent Facility

  MFS had agreed to lend the Partnership up to $25 million (the "Ground Rent Facility") to the extent that the Partnership had insufficient funds to pay ground rent under any ground lease after payment of (i) deductions (except for ground rent), as defined, and (ii) debt service. The Ground Rent Facility was available until December 31, 1997, and all amounts outstanding, if any, would have been due December 31, 2002. Advances would bear interest at one percentage point over the Prime Rate and were to be repaid from available cash flow after payment of current debt service and ground rent. No amounts were outstanding under the Ground Rent Facility as of December 31, 1995. As discussed in Note 7, MFS was released from the Ground Rent Facility upon refinancing the Partnership debt on January 24, 1996.

NOTE 6. MANAGEMENT AGREEMENT

  The Management Agreement (as defined below) was restated as of December 30, 1995. See Note 7 for a discussion of significant changes in terms.

  The Partnership entered into a long-term management agreement (the "Management Agreement") with the Manager to operate the Hotels as part of the Courtyard by Marriott hotel system. The Management Agreement has an initial term expiring on December 31, 2002. The Manager may renew the term, as to one or more of the Hotels, at its option, for up to four successive terms of 10-years each and one final term of five years. The Partnership may terminate the Management Agreement if, during any three consecutive years after 1992, specified minimum operating results are not achieved. However, the Manager may prevent termination by paying to the Partnership the amount by which the minimum operating results were not achieved.

  The Management Agreement provides for annual payments of (i) the base management fee equal to 3 1/2% of gross sales from the Hotels, (ii) the Courtyard management fee equal to 2 1/2% of gross sales from the Hotels, and
(iii) the incentive management fee equal to 15% of operating profit, as defined (20% of operating profit after the Partners have received refinancing proceeds equal to 50% of the excess of (a) $154,736,842 over (b) cumulative distributions of adjusted sale proceeds (the "First Equity Refinancing")).

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                               DECEMBER 31, 1995

  In 1988 through 1990, the Courtyard management fee was deferred to the extent the Partnership was not provided with its 10% priority return, as defined. In addition, until 1998, the Courtyard management fee will be deferred to the extent the Partnership does not have sufficient funds for debt service. Prior to 1994, the incentive management fee earned and paid was limited to a maximum of 55% of the remainder of (i) available cash flow, as defined, less (ii) the priority return. Thereafter, payment of any earned incentive management fee is limited to 80% of the amount by which available cash flow exceeds the priority return.

  Effective January 1, 1990, the Management Agreement was amended to extend the Courtyard management fee deferral and to provide for a base management fee deferral to the extent that available cash flow, as defined, to the Partnership did not equal at least $4,999,740 for 1990 and $8,820,000 per year for 1991 through 1993 (the "Partnership Objective"). The Partnership Objective was intended to provide a 6% per annum minimum return on limited partner invested capital, as defined. In order to meet the Partnership Objective, the Courtyard management fee was first subject to deferral followed by the base management fee.

  To the extent any Courtyard management fee, base management fee or incentive management fee is deferred, it will be added to deferred management fees. Deferred management fees accrue without interest, and will be payable out of 50% of available cash flow after payment of the current year's priority return and incentive management fee and repayment of advances and interest under the debt service guarantees and Host Marriott's IRB Liability. During 1995, $162,000 of deferred incentive management fees were repaid. Deferred incentive management fees were $5,402,000 as of December 31, 1995. Deferred Courtyard management fees totalled $22,341,000 as of December 31, 1995. Deferred base management fees as of December 31, 1995 were $8,066,000.

  The Manager is required to furnish certain services ("Chain Services") which are furnished generally on a central or regional basis to all hotels managed, owned or leased in the Courtyard by Marriott hotel system. The cost of certain Chain Services that were allocated to the Partnership prior to December 31, 1993 was limited to 4% of gross Hotel sales. The total amount of Chain Services allocated to the Partnership was $9,224,000 in 1995.

  The Partnership is required to provide the Manager with working capital and fixed asset supplies to meet the operating needs of the Hotels. Upon termination of the Management Agreement, the working capital and supplies will be returned to the Partnership. Of the $8,846,000 originally advanced to the Manager for working capital, $2,585,000 of excess working capital was returned to the Partnership in 1991. At December 31, 1995, accumulated depreciation related to the supplies totalled $2,060,000.

  The Management Agreement provides for the establishment of a repairs and equipment reserve (property improvement fund) for the Hotels. The funding of this reserve is based on a percentage of gross Hotel sales. During 1994, the Partnership, Manager and the Mortgage Debt A and B lenders agreed that the Partnership would establish reserve accounts and contribute 1% of Hotel sales on the respective Mortgage Debt A and B properties to these reserves. Correspondingly, the Management Agreement was amended in order to reduce the contribution to the property improvement fund from 6% to 5% of gross Hotel sales for the Mortgage Debt A and B properties for 1993 through the respective loan maturities. The contribution for the five IRB Hotels remained at 6%. Upon completion of the refinancing, as discussed in Note 7, the contribution to the property improvement fund was established initially at 5% for all Hotels.

  Pursuant to the terms of the Management Agreement and the ground lease agreements with MII and affiliates, MII and its affiliates do not have the right to offset the amounts reflected in the accompanying balance sheet as Due from Courtyard Management Corporation, Due to Courtyard Management Corporation and Due to Marriott International, Inc. and affiliates.

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                            DECEMBER 31, 1995

NOTE 7. EVENTS SUBSEQUENT TO DECEMBER 31, 1995

 Partnership Structure

  On January 24, 1996, the Partnership completed a refinancing of the Partnership's existing debt through the private placements of $127.4 million of senior secured notes (the "Senior Notes") and $410.2 million of multi-class commercial mortgage pass-through certificates (the "Certificates").

  In connection with the refinancing, the limited partners approved certain amendments to the partnership agreement and the Management Agreement. The partnership agreement amendment, among other things, allowed the formation of certain subsidiaries of the Partnership, including Courtyard II Finance Company ("Finance"), a wholly-owned subsidiary of the Partnership, who along with the Partnership is the co-issuer of the Senior Notes.

  Additionally, the Partnership formed a wholly-owned subsidiary, Courtyard II Associates Management Corporation ("Managing General Partner"). Managing General Partner was formed to be the managing general partner with a 1% general partner interest in Associates, a Delaware limited partnership. The Partnership owns a 1% general partner interest and a 98% limited partner interest in Associates. On January 24, 1996, the Partnership contributed 69 Hotels and their related assets to Associates. Formation of Associates resulted in the Partnership's primary assets being its direct and indirect interest in Associates. Additionally, substantially all of Associates' net equity will be restricted to dividends, loans or advances to the Partnership.

  Associates holds a 99% membership interest in CBM Associates II LLC ("Associates II") and Managing General Partner holds the remaining 1% membership interest. On January 24, 1996, the Partnership contributed the Hotel located in Deerfield, IL (the "Deerfield Hotel") and it's related assets to Associates II.

  Each of the Managing General Partner, Associates and Associates II were formed as a single purpose bankruptcy-remote entity to facilitate the refinancing.

  CBM Funding Corporation ("CBM Funding"), a wholly-owned subsidiary of Associates, was also formed to make a mortgage loan (the "Mortgage Loan") to Associates from the proceeds of the sale of the Certificates.

 Debt Refinancing--Overview

  On January 24, 1996, net proceeds from the placement of the Senior Notes and the Certificates and existing Partnership cash were used as follows: (i) to repay the Partnership's existing Mortgage Debt A of $275 million and Mortgage Debt B of $230.5 million, (ii) to repay the IRB Debt of $25.6 million by March 1, 1996, (iii) to repay the Host Marriott IRB Liability loans of $6.5 million and (iv) to pay certain costs of structuring and issuing the Senior Notes and the Certificates.

  Upon repayment of Mortgage Debt A and Mortgage Debt B, Host Marriott was released from its obligations under (i) the Mortgage Debt A and Mortgage Debt B debt service guarantees, (ii) the foreclosure guarantee and (iii) the Ground Rent Facility.

 Debt Refinancing--Senior Notes

  The Senior Notes of $127.4 million were issued by the Partnership and Finance. The Senior Notes bear interest at 10 3/4%, require semi-annual payments of interest and require no payments of principal until maturity on February 1, 2008. The Senior Notes are secured by a first priority pledge by the Partnership of (i) its 99% partnership interest (consisting of a 98% limited partner interest and a 1% general partner interest) in Associates and
(ii) its 100% equity interest in the Managing General Partner. Finance has nominal assets, does not conduct any operations and will not provide any additional security for the Senior Notes.

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                               DECEMBER 31, 1995

  The terms of the Senior Notes include requirements of the Partnership to establish and fund a debt service reserve account in an amount equal to one six-month interest payment on the Senior Notes ($6,848,000) and to maintain certain levels of excess cash flow, as defined. In the event the Partnership fails to maintain the required level of excess cash flow, the Partnership will be required to (i) suspend distributions to its partners and other restricted payments, as defined, (ii) to fund a separate supplemental debt service reserve account (the "Supplemental Debt Service Reserve") in an amount up to two six-month interest payments on the Senior Notes and (iii) if such failure were to continue, to offer to purchase a portion of the Senior Notes at par.

  The Senior Notes are not redeemable prior to February 1, 2001. Thereafter, the Senior Notes may be redeemed, at the option of the Partnership, at a premium declining to par in 2004. The Senior Notes are non-recourse to the Partnership and its partners.

 Debt Refinancing--Certificates

  The Certificates in an initial principal amount of $410.2 million were issued by CBM Funding. Proceeds from the sale of the Certificates were utilized by CBM Funding to provide a Mortgage Loan to Associates. The Certificates/Mortgage Loan require monthly payments of principal and interest based on a 17-year amortization schedule. The Mortgage Loan matures on January 28, 2008. However, the maturity date of the Certificates/Mortgage Loan may be extended until January 28, 2013 with the consent of 66 2/3% of the holders of the outstanding Certificates affected thereby. The Certificates were issued in the following classes and pass-through rates of interest.

                                                INITIAL CERTIFICATE PASS-THROUGH
      CLASS                                           BALANCE           RATE
      -----                                     ------------------- ------------
      Class A-1................................   $   45,500,000       7.550%
      Class A-2................................   $   50,000,000       6.880%
      Class A-3P & I...........................   $  129,500,000       7.080%
      Class A-3IO..............................   Not Applicable       0.933%
      Class B..................................   $   75,000,000       7.480%
      Class C..................................   $  100,000,000       7.860%
      Class D..................................   $   10,200,000       8.645%

  The Class A-3IO Certificates receive payments of interest only.

  The Certificates/Mortgage Loan maturities are as follows (in thousands):

      1996............................................................. $ 10,283
      1997.............................................................   13,216
      1998.............................................................   14,242
      1999.............................................................   15,347
      2000.............................................................   16,539
      Thereafter.......................................................  340,573
                                                                        --------
                                                                        $410,200
                                                                        ========

  The Mortgage Loan is secured primarily by 69 cross-defaulted and cross-collateralized mortgages representing first priority mortgage liens on (i) the fee or leasehold interest in 69 Hotels, related furniture, fixtures and equipment and the property improvement fund, (ii) the fee interest in the land leased from MII or their affiliates on which 53 Hotels are located, (iii) a pledge of Associates membership interest in and the related right to receive distributions from Associates II which owns the Deerfield Hotel and (iv) an assignment of the Restated

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                            DECEMBER 31, 1995
Management Agreement, as defined below. The Mortgage Loan is non-recourse to Associates, the Partnership and its partners.

  Operating profit from the Hotels in excess of debt service on the Mortgage Loan is available to be distributed to the Partnership. Amounts distributed to the Partnership are used for the following, in order of priority: (i) for debt service on the Senior Notes, (ii) to fund the Supplemental Debt Service Reserve, if necessary, (iii) to offer to purchase a portion of the Senior Notes at par, if necessary, (iv) for working capital as discussed later in this Note 7 and (v) for distributions to the partners of the Partnership.

  Prepayments of the Mortgage Loan are permitted with the payment of a premium (the "Prepayment Premium") subject to certain exceptions. The Prepayment Premium is equal to the greater of (i) one percent of the Mortgage Loan being prepaid or (ii) a yield maintenance amount based on a spread of .25% or .55% over the U.S. treasury rate, as defined.

 Marriott International, Inc. Ground Leases

  In connection with the refinancing, the Partnership, as lessee, transferred its rights and obligations pursuant to the 53 ground leases with MII and affiliates to Associates. Additionally, MII and affiliates agreed to defer receipt of their ground lease payments to the extent that the Partnership or Associates has insufficient funds for debt service payments on the Senior Notes and the Mortgage Loan.

 Restated Management Agreement

  To facilitate the refinancing, effective December 30, 1995, the original Management Agreement was restated into two separate management agreements. Associates entered into a management agreement with the Manager for the 69 Hotels which Associates directly owns and Associates II entered into a management agreement for the Deerfield Hotel which Associates II owns, collectively, (the "Restated Management Agreement").

  The Restated Management Agreement contains provisions which differ from the original Management Agreement. The primary new provisions are as follows (See
Note 6 for original Management Agreement provisions):

  . The initial term expires in 2013. The Manager may renew the term, as to one or more of the Hotels, at its option, for up to three successive terms of 10-years each and one final term of five years.

  . One percent of the Courtyard management fee will be deferred through maturity of the Senior Notes and the Mortgage Loan to the extent that the Partnership or Associates has insufficient funds for debt service payments on the Senior Notes and the Mortgage Loan. This change eliminated the previous deferral of the total Courtyard management fee to debt service through December 31, 1997.

  . The priority return to the Partnership, as defined, was reduced from 10% of invested capital to 7% in 1996, 8% in 1997, 9% in 1998 and then returning to 10% for 1999 and thereafter. Operating profit from the Hotels (which reflects the deduction of the base and Courtyard management fees and MII ground rent) will be used to pay the following, in order of priority: (i) debt service on the Senior Notes and Mortgage Loan, (ii) to repay working capital loans to the Manager, (iii) to repay deferred ground rent to MII and their affiliates, (iv) to repay ground lease advances to MII and their affiliates, (v) the priority return to the Partnership which is 7% of invested capital for 1996, (vi) eighty percent of the remaining operating profit is applied to the payment of current incentive management fees, (vii) to repay advances to the Partnership, (viii) to repay foreclosure avoidance advances to the Manager and

                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP

                            DECEMBER 31, 1995
     (ix) fifty percent of the remaining operating profit to repay deferred management fees to the Manager and fifty percent of remaining operating profit is paid to the Partnership.

  . The property improvement fund contribution equals 5% of gross Hotel sales for all Partnership Hotels and may be increased, at the option of the Manager, to 6% of gross Hotel sales in 2001. Additionally, the Partnership is no longer required to contribute 1% of gross Hotel sales from the Mortgage Debt A and Mortgage Debt B Hotels to the refinancing reserves.

 Working Capital Agreement

  As discussed in Note 6, the Partnership was required to provide the Manager with working capital to meet the operating needs of the Hotels. The refinancing required certain enhancements to the cash management system of the Manager such that additional working capital may be required for the operation of the Hotels. Therefore, on January 24, 1996, the Partnership, Associates and the Manager entered into a working capital maintenance agreement (the "Working Capital Agreement") and deposited $2.5 million as additional working capital for the operation of the Hotels. Prior to December 31, 1996, Associates and the Manager will determine the amount of working capital that is required. Associates has agreed to provide up to another $2.5 million, if necessary.

  In addition, the Working Capital Agreement provides that the Partnership and Associates, collectively, reserve $2 million by February 1, 1997 and additional amounts such that the total balance is $5 million by February 1, 1998 (the "Working Capital Reserve"). The Working Capital Reserve will be available for payment of hotel operating expenses in the event that there is a downgrade in the long-term senior unsecured debt of MII to below a certain level, as described in the Mortgage Loan.

  The obligation to fund the amounts required by the Working Capital Agreement is subordinate to debt service on the Senior Notes and the Mortgage Loan.

           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE III

TO COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES:

  We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Courtyard II Associates, L.P. and subsidiaries, included in this registration statement and have issued our report thereon dated February 22, 1996. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule appearing on page F-46 is the responsibility of the General Partner's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Washington, D.C.

February 22, 1996

                                                                    SCHEDULE III

                 COURTYARD II ASSOCIATES, L.P. AND SUBSIDIARIES
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                             INITIAL COSTS                     GROSS AMOUNT AT DECEMBER 31, 1995
                          -------------------- SUBSEQUENT  ------------------------------------------    DATE OF
                                  BUILDINGS &     COSTS            BUILDINGS &           ACCUMULATED  COMPLETION OF   DATE
  DESCRIPTION      DEBT    LAND   IMPROVEMENTS CAPITALIZED  LAND   IMPROVEMENTS  TOTAL   DEPRECIATION CONSTRUCTION  ACQUIRED
  -----------    -------- ------- ------------ ----------- ------- ------------ -------- ------------ ------------- ---------
70 Courtyard by
 Marriott
 Hotels......... $410,200 $25,392   $493,565     $19,401   $25,392   $512,966   $538,358   $97,726      1987-1990   1987-1990
                 DEPRECIATION
  DESCRIPTION        LIFE
  -----------    ------------
70 Courtyard by
 Marriott
 Hotels.........   40 years

Notes:

                                                       1993     1994     1995
                                                       ----     ----     ----
(a)Reconciliation of Real Estate:
  Balance at beginning of year.....................  $528,835 $531,750 $533,546
    Capital Expenditures...........................     2,915    3,796    2,812
    Disposition....................................       --       --       --
                                                     -------- -------- --------
  Balance at end of year...........................  $531,750 $535,546 $538,358
                                                     ======== ======== ========
(b)Reconciliation of Accumulated Depreciation:
  Balance at beginning of year.....................  $ 56,030 $ 69,346 $ 83,321
    Depreciation...................................    13,316   13,975   14,405
                                                     -------- -------- --------
  Balance at end of year...........................  $ 69,346 $ 83,321 $ 97,276
                                                     ======== ======== ========
(c) The aggregate cost of land, buildings and
    improvements for Federal income tax purposes is
    approximately $509,043 at December 31, 1995.
(d) The Debt balance is as of December 31, 1995 and
    includes Mortgage
    Debt A of $209.6 million, Mortgage Debt B of
    $176.0 million and $24.6 million of IRB Debt.

                                                                        ANNEX I

CBM FUNDING CORPORATION, MULTICLASS MORTGAGE PASS-THROUGH CERTIFICATES MORTGAGE

           TRUST, SERIES 1996-1 COMPARATIVE FINANCIAL STATUS REPORT

                                     as of

                                Original Underwriting Information       Prior Full Year Operating Information
                            ---------------------------------------- -------------------------------------------
                                            Base Year                           as of                 Normalized
                            ---------------------------------------- -------------------------------- ----------
                              Last                                     Last
       Current Paid  Annual  Prop.   Financial                        Prop.   Financial
 Prop.  Sched  Thru   Debt  Inspect Info as of  %      Total  $   %  Inspect Info as of  %      Total   $     %
 Name  Balance Date Service   Date     Date    Occ ADR  Rev. NOI DSC   Date     Date    Occ ADR  Rev.  NOI   DSC
- ------ ------- ---- ------- ------- ---------- --- --- ----- --- --- ------- ---------- --- --- ----- ----- ----
List all loans currently in deal with or without information largest to smallest loan
Total:     $            $                       WA       $   $    WA                     WA       $     $     WA

                                                                "Actual"
                                                       -------------------------
               Current Annual Operating Information      YTD Financial Information      Net Change*
           ------------------------------------------- ----------------------------- -----------------
                      as of                 Normalized         Month Reported         Current & Basis
           -------------------------------- ---------- ----------------------------- -----------------
             Last                                        Last
            Prop.   Financial                           Prop.                                  %
 Prop.     Inspect Info as of  %      Total   $     %  Inspect  %      Total  $   %   %      Total  %
 Name        Date     Date    Occ ADR  Rev.  NOI   DSC   Date  Occ ADR  Rev. NOI DSC OCC ADR  Rev. DSC
- ------     ------- ---------- --- --- ----- ----- ---- ------- --- --- ----- --- --- --- --- ----- ---
List all
Total:                         WA        $     $    WA          WA        $   $   WA  WA        $   WA

                                       Received      Required
                                    ------------- -------------
Financial Information:              Loans Balance Loans Balance
- ----------------------------------- ----- ------- ----- -------
                                     $  %  $   %   $  %  $   %
Current Full Year:
Current Full Yr. received with DSC:
Prior Full Year:
Prior Full Yr. received with DSC:
Quarterly Financials:

* Net change should compare the latest year to the underwriting year

 CBM FUNDING CORPORATION, MULTICLASS MORTGAGE PASS-THROUGH CERTIFICATES SERIES
                                     1996-1
                          OPERATING STATEMENT ANALYSIS

PROPERTY OVERVIEW
 LB Control Number
 Servicer Loan Number
 Asset Name
 Property Address
 Number of Rooms
 Year Built/Year
  Renovated
 Year of Operations         Underwriting        1993        1994          1995             YTD
 Occupancy Rate*
 Average Daily Rate
     * Occupancy rates are year end or the ending date of the financial statement for the period.
*REVENUES:                                                                       No. of Mos.
 Number of Mos.
  Annualized                                         Prior Year  Current Year
 Period Ended              Underwriting     1993        1994         1995        1996 YTD**    1995-Base   1995-1994
 Statement Classification    Base Line   Normalized  Normalized   Normalized   as of   /  /95   Variance   Variance
 Rooms
 Food & Beverage
 Telephone & Other
  Revenues
                           ------------- ----------- ----------- ------------- --------------- ----------  ---------
TOTAL REVENUES                     $0.00       $0.00       $0.00         $0.00           $0.00           %          %
                           ============= =========== =========== ============= =============== ==========  =========
*DEPARTMENTAL PROFIT:
 Rooms
 Food & Beverage
 Telephone & Other
                           ------------- ----------- ----------- ------------- --------------- ----------  ---------
TOTAL DEPARTMENTAL PROFIT
                           ============= =========== =========== ============= =============== ==========  =========
GROSS OPERATING INCOME
                           ============= =========== =========== ============= =============== ==========  =========
   Normalized--Full year Financial statements that have been reviewed by the underwriter or Servicer
    ** Servicer will not be expected to "Normalize" these YTD numbers.
*UNDISTRIBUTED OPERATING
 EXPENSES:
 General and
  Administrative
 Heat, Light and Power
 Repairs and Maintenance
 Accidents
 Marketing
                           ------------- ----------- ----------- ------------- --------------- ----------  ---------
TOTAL UNDIST. OPER.
 EXPENSES                          $0.00       $0.00       $0.00         $0.00           $0.00           %          %
                           ============= =========== =========== ============= =============== ==========  =========
GROSS OPERATING PROFIT
                           ============= =========== =========== ============= =============== ==========  =========
*FIXED EXPENSES
 Property Taxes
 Insurance
 Miscellaneous
 Ground Rent (Third Party
  Only)
 Reserve for Replacements
 Management Fee--5%
 Chain Services
                           ------------- ----------- ----------- ------------- --------------- ----------  ---------
TOTAL FIXED EXPENSES               $0.00       $0.00       $0.00         $0.00           $0.00                 $0.00
                           ============= =========== =========== ============= =============== ==========  =========
NET OPERATING INCOME               $0.00       $0.00       $0.00         $0.00           $0.00
                           ============= =========== =========== ============= =============== ==========  =========
DEBT SERVICE (PER
 SERVICER)                         $0.00       $0.00       $0.00         $0.00           $0.00
                           ============= =========== =========== ============= =============== ==========  =========
CASH FLOW AFTER DEBT
 SERVICE                           $0.00       $0.00       $0.00         $0.00           $0.00
                           ============= =========== =========== ============= =============== ==========  =========
DSCR: (NOI/DEBT SERVICE)
                           ============= =========== =========== ============= =============== ==========  =========
DSCR: (AFTER RESERVES/CAP
 EXP.)
                           ============= =========== =========== ============= =============== ==========  =========
 SOURCE OF FINANCIAL DA-
  TA:
                   (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
- --------------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.
INCOME: COMMENT
EXPENSE: COMMENT
CAPITAL ITEMS: COMMENT
- --------
*The level of detail for these items may vary from the level presented on this schedule.

 CBM FUNDING CORPORATION, MULTICLASS MORTGAGE PASS-THROUGH CERTIFICATES SERIES
                                     1996-1

                      NOI ADJUSTMENT WORKSHEET FOR "YEAR"

PROPERTY OVERVIEW
 LB Control Number
 Servicer Loan Number
 Asset Name
 Property Address
 Number of Rooms
 Year Built/Year
  Renovated
 Year of Operations       Borrower Adjustment Normalized
 Occupancy Rate*
 Average Daily Rate
                          *Occupancy rates are year end or the ending date of the
                          financial statement for the period.
*REVENUES:
 Number of Mos.
  Annualized               "Year"
 Period Ended             Borrower            Adjustment       Normalized
 Statement
  Classification           Actual
 Rooms
 Food & Beverage
 Telephone & Other
  Revenues
Total Revenues               $0.00                 $0.00            $0.00
                          Normalized--Full year Financial statements that have been
                          reviewed by the underwriter or Servicer
*DEPARTMENTAL PROFIT:
 Rooms
 Food & Beverage
 Telephone & Other
Total Departmental
 Profit                      $0.00                 $0.00            $0.00
Gross Operating Income       $0.00                 $0.00            $0.00
*UNDISTRIBUTED OPERATING
 EXPENSES:
 General and
  Administrative
  Heat, Light and Power
  Repairs and
  Maintenance
  Accidents
  Marketing
Total Undist. Oper.
 Expenses                    $0.00                 $0.00            $0.00
Gross Operating Profit       $0.00                 $0.00            $0.00
*FIXED EXPENSES:
 Property Taxes
 Insurance
 Miscellaneous
 Ground Rent (Third
  Party Only)
 Reserve for
  Replacements
 Management Fee--5%
 Chain Services
Total Fixed Expenses         $0.00                 $0.00            $0.00
Net Operating Income         $0.00                 $0.00            $0.00
Debt Service (per
 Servicer)                   $0.00                 $0.00            $0.00
Cash Flow after debt
 service                     $0.00                 $0.00            $0.00
DSCR: (NOI/Debt Service)
DSCR: (after reserves)
 Source of Finance Data:
                          (i.e. operating statements, financial statements, tax
                          return, other)

NOTES AND ASSUMPTIONS:
- --------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers
INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS
- --------
* The level of detail for these items may vary from the level presented on this schedule.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCOR-PORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER MADE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CBM FUNDING OR THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICI-TATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CBM FUNDING OR THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   5
Ownership and Management Structure.......................................  27
Risk Factors.............................................................  28
The Issuer...............................................................  35
The Company..............................................................  35
Selected Consolidated Financial and Operating Data.......................  36
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  37
Description of the Mortgaged Properties..................................  44
Description of Deerfield LLC.............................................  72
Description of the Mortgage Loan.........................................  72
Description of the Mortgages.............................................  80
The Exchange Offer.......................................................  83
Management...............................................................  90
Ownership of Interests in CBM Funding and the Managing General Partner...  92
Certain Relationships and Related Transactions...........................  92
Description of the Management Agreement..................................  94
Description of the New Certificates......................................  98
Description of the Trust and Servicing Agreement......................... 109
Yield, Prepayment and Maturity Considerations ........................... 122
Certain Federal Income Tax Considerations................................ 128
State and Local Tax Considerations....................................... 137
ERISA Considerations..................................................... 137
Legal Investment......................................................... 140
Plan of Distribution..................................................... 140
Legal Matters............................................................ 141
Experts.................................................................. 141
Ratings.................................................................. 141
Available Information.................................................... 142
Index of Defined Terms................................................... 143
Financial Statements..................................................... F-1
Annex I: Form of Servicer's Monthly Report............................... I-1


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               $407,182,129

                            CBM FUNDING CORPORATION
                         COURTYARD II ASSOCIATES, L.P.


         MULTICLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-1B



                              ------------------

                                  PRELIMINARY
                                  PROSPECTUS

                              ------------------

                                     , 1996


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  (a) CBM Funding. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Trust and Servicing Agreement provides that CBM Funding and any director, officer, employee or agent of the CBM Funding will be entitled to indemnification by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

  (b) The Company. The Partnership Agreement for the Company states that it shall indemnify and hold harmless the Managing General Partner against and in respect of any liability incurred by reason of or in connection with the performance of its duties as Managing General Partner of the Company except for any such liability that results from the willful misconduct, gross negligence, or fraud of the Managing General Partner. The by-laws of the Managing General Partner provide for indemnification of any person who is or was serving at the request of the Managing General Partner as a director, officer, employee, or agent of a corporation, partnership, joint venture, trust, or other enterprise, as permitted by the laws of the State of Delaware, provided that the indemnitee acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Managing General Partner and without reasonable cause to believe his or her conduct was unlawful.

  (c) The Managing General Partner. The Managing General Partner's By-Laws provide for indemnification of directors and officers of the Managing General Partner on generally the same terms as permitted by Delaware Law. The Managing General Partner shall advance expenses incurred by an officer or director of the Managing General Partner in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

 EXHIBIT NO.                              EXHIBIT
 -----------                              -------
  *3.1       Agreement of Limited Partnership of the Company (the
              "Partnership Agreement")
  *3.2       Certificate of Limited Partnership of the Company
  *3.3       Amended and Restated Certificate of Incorporation of CBM Funding
  *3.4       By-laws of CBM Funding

 EXHIBIT NO.                               EXHIBIT
 -----------                               -------
  *4.1       Trust and Servicing Agreement dated as of January 1, 1996 among
              CBM Funding, the Servicer and the Trustee.
  *4.2       Forms of New Certificates
   4.3       Exchange and Registration Rights Agreement dated as of January 24,
              1996 among CBM Funding, CBM II L.P., the Company and Lehman
              Brothers Inc. (Incorporated herein by reference to Exhibit 4.6 in the Registration Statement on Form S-4 of CBM II L.P. and
              Courtyard II Finance Company previously filed with the Commission on March 7, 1996 (the "CBM II L.P. Form S-4"))
   4.4       Intercreditor Agreement dated as of January 24, 1996 among IBJ
              Schroder Bank & Trust Company, the Servicer, the Trustee, CBM II
              L.P., Courtyard II Finance Company, the Company, the Managing
              General Partner and CBM Funding. (Incorporated herein by
              reference to Exhibit 4.4 to CBM II L.P. Form S-4)
   4.5       Indenture dated as of January 24, 1996 among CBM II L.P.,
              Courtyard II Finance Company, and IBJ Schroder Bank & Trust
              Company (the "Indenture") (Incorporated herein by reference to
              Exhibit 4.1 to CBM II L.P. Form S-4)
   4.6       Exchange and Registration Rights Agreement dated as of January 24,
              1996 among CBM II L.P., Courtyard II Finance Company and Lehman
              Brothers Inc. (Incorporated herein by reference to Exhibit 4.3 to
              CBM II L.P. Form S-4)
 **5.1       Opinion re: legality of New Certificates being registered
 **8.        Opinion re: tax matters
 *10.1       Assignment and Assumption of Management Agreement dated as of
              January 24, 1996 by CBM II L.P. to the Company with attached
              Management Agreement
  10.2       Contribution Agreement dated as of January 24, 1996 among CBM II
              L.P., the Managing General Partner and the Company. (Incorporated
              herein by reference to Exhibit 10.13 in the Amendment No. 1 to
              CBM II L.P. Form S-4 previously filed with the Commission on
              April 25, 1996 (the "CBM II L.P. Form S-4 Amendment No. 1"))
  10.3       Bill of Sale and Assignment and Assumption Agreement dated as of
              January 24, 1996 by CBM II L.P. to the Company. (Incorporated
              herein by reference to Exhibit 10.14 to CBM II L.P. Form S-4)
  10.4       The Company received an assignment from CBM II L.P., which had received an assignment from Host Marriott, of 15 ground leases for land that Host Marriott had previously leased from various affiliates (the "Original Landlords"). The ground leases are identical in all material respects except as to their assignment dates to CBM II L.P. and the rents due (Exhibit A of each ground lease). The schedule below sets forth the terms of each ground lease not filed which differ from the copy of the example ground lease (Hoover, AL) which was previously filed with the
              Commission. In addition, a copy of Exhibit A was filed for each excluded ground lease. (Incorporated herein by reference to
              Exhibit 10.11 in CMB II L.P.'s Annual Report on Form
              10-K in the fiscal year ended December 31, 1994 previously filed with the Commission on October 4, 1995 (the "CBM II L.P. 10-K"))

                                             ASSIGNMENT
       PROPERTY                        STATE    DATE       ORIGINAL LANDLORD
       --------                        ----- ----------    -----------------
       Foster City....................  CA    10/30/87  Essex House Condominium
                                                        Corporation ("Essex")
       Marin/Larkspur Landing.........  CA    10/30/87  Essex
       Denver/Southeast...............  CO    10/30/87  Essex
       Atlanta/Perimeter Center.......  GA    02/24/88  Essex
       Indianapolis/Castleton.........  IN    10/30/87  Essex
       Lexington/North................  KY    10/07/88  Essex
       Annapolis......................  MD    05/19/89  Essex
       Minneapolis Airport............  MN    10/30/87  Essex
       St. Louis/Creve Couer..........  MO    10/30/87  Essex
       Rye............................  NY    03/29/88  Essex
       Greenville.....................  SC    03/29/88  Essex
       Memphis Airport................  TN    10/30/87  Essex
       Nashville Airport..............  TN    02/24/88  Essex
       Dallas/Stemmon.................  TX    10/30/87  Essex
       San Antonio/Downtown...........  TX    03/23/90  Essex

 EXHIBIT NO.                               EXHIBIT
 -----------                               -------
  10.5       The Company received an assignment from CBM II L.P. of 38 ground leases which CBM II L.P. had entered into with Marriott
              International, Inc. ("MII"). The 38 ground leases are identical in all material respects except as to their effective lease dates and the rents due (Exhibit A of each ground lease). The schedule below sets forth the terms of each ground lease not filed which differ from the copy of the example ground lease (Huntsville, AL)
              which was previously filed with the Commission. In addition, a copy of Exhibit A was filed for each excluded ground lease.
              (Incorporated by reference herein to Exhibit 10.12 to CBM II L.P.
              10-K)

                                               EFFECTIVE
       PROPERTY                          STATE LEAST DATE
       --------                          ----- ----------
       Birmingham/Hoover................  AL    10/30/87
       Huntsville.......................  AL    10/30/87
       Phoenix/Mesa.....................  AZ    04/22/88
       Phoenix/Metrocenter..............  AZ    10/01/87
       Tucson Airport...................  AZ    12/30/88
       Little Rock......................  AR    09/09/88
       Bakersfield......................  CA    05/20/88
       Hacienda Heights.................  CA    03/30/90
       Palm Springs.....................  CA    12/20/88
       Torrance.........................  CA    12/30/88
       Boulder..........................  CO    11/04/88
       Wallingford......................  CT    04/24/90
       Ft. Myers........................  FL    11/04/88
       Ft. Lauderdale/Plantation........  FL    12/02/88
       St. Petersburg...................  FL    01/26/90
       West Palm Beach..................  FL    02/24/89
       Atlanta/Gwinnett Mall............  GA    10/30/87
       Chicago/Glenview.................  IL    10/06/89
       Chicago/Highland Park............  IL    07/15/88
       Chicago/Waukegan.................  IL    08/12/88
       Chicago/Wood Dale................  IL    09/09/88
       Kansas City/Overland Park........  KS    04/21/89
       Silver Spring....................  MD    10/07/88
       Boston/Andover...................  MA    02/24/89
       Detroit Airport..................  MI    02/24/88
       Detroit/Livonia..................  MI    03/29/88
       St. Louis/Westport...............  MO    10/07/88
       Lincroft/Red Bank................  NJ    07/15/88
       Raliegh/Cary.....................  NC    08/12/88
       Dayton Mall......................  OH    10/30/87
       Toledo...........................  OH    07/15/88
       Oklahoma City Airport............  OK    10/07/88
       Portland/Beaverton...............  OR    05/19/89
       Columbia.........................  SC    04/21/89
       Dallas/Northeast.................  TX    04/22/88
       Charlottesville..................  VA    04/21/89
       Manassas.........................  VA    05/19/89
       Seattle/Southcenter..............  WA    05/19/89

 EXHIBIT NO.                               EXHIBIT
 -----------                               -------
  10.6       The Company, as mortgagor, and CBM Funding, as mortgagee, entered into 53 fee and leasehold mortgages, each dated as of January 24,
              1996. The 53 mortgages are identical in all material respects except as to the underlying property to which they relate and, in certain instances, additional parties thereto. The schedule below sets forth the terms of each mortgage not filed which differ from the copy of the example mortgage (Birmingham/Hoover, AL) which is filed herewith. (Incorporated by reference herein to Exhibit
              10.27 to CBM II L.P. Form S-4)

       PROPERTY                  STATE   ADDITIONAL PARTY
       --------                  ----- ---------------------
       Birmingham/Hoover........  AL   Essex
       Huntsville...............  AL   MII
       Phoenix/Mesa.............  AZ   MII
       Phoenix/Metrocenter......  AZ   MII
       Tucson Airport...........  AZ   MII
       Little Rock..............  AR   MII
       Bakersfield..............  CA   MII
       Foster City..............  CA   MII
       Hacienda Heights.........  CA   MII
       Marin/Larkspur Landing...  CA   MII
       Palm Springs.............  CA   MII
       Torrance.................  CA   MII
       Boulder..................  CO   MII
       Denver/Southeast.........  CO   Essex
       Wallingford..............  CT   MII
       Ft. Myers................  FL   MII
       Ft.
        Lauderdale/Plantation...  FL   MII
       St. Petersburg...........  FL   MII
       West Palm Beach..........  FL   MII
       Atlanta/Gwinnett Mall....  GA   MII
       Atlanta/Perimeter
        Center..................  GA   Essex
       Chicago/Glenview.........  IL   MII
       Chicago/Highland Park....  IL   MII
       Chicago/Waukegan.........  IL   MII
       Chicago/Wood Dale........  IL   MII
       Indianapolis/Castleton...  IN   Essex
       Kansas City/Overland
        Park....................  KS   MII
       Lexington/North..........  KY   Essex
       Annapolis................  MD   Essex and CBM II L.P.
       Silver Spring............  MD   MII and CBM II L.P.
       Boston/Andover...........  MA   MII
       Detroit Airport..........  MI   MII
       Detroit/Livonia..........  MI   MII
       Minneapolis Airport......  MN   Essex
       St. Louis/Creve Couer....  MO   Essex
       St. Louis/Westport.......  MO   MII
       Lincroft/Red Bank........  NJ   MII
       Rye......................  NY   Essex
       Raleigh/Cary.............  NC   MII
       Dayton Mall..............  OH   MII
       Toledo...................  OH   MII
       Oklahoma City Airport....  OK   MII
       Portland/Beaverton.......  OR   MII
       Columbia.................  SC   MII
       Greenville...............  SC   Essex
       Memphis Airport..........  TN   Essex
       Nashville Airport........  TN   Essex
       Dallas/Northeast.........  TX   MII
       Dallas/Stemmons..........  TX   Essex
       San Antonio/Downtown.....  TX   Essex
       Charlottesville..........  VA   MII
       Manassas.................  VA   MII
       Seattle/Southcenter......  WA   MII

 EXHIBIT NO.                           EXHIBIT
 -----------                           -------

 10.7        The Company, as mortgagor, and CBM Funding, as mortgagee, entered into 16 fee and leasehold mortgages, each dated as of January 24, 1996. The 16 mortgages are identical in all material respects except as to the underlying property to which they relate. The schedule below sets forth the terms of each mortgage not filed which differ from the copy of the example mortgage
              (Birmingham/Homewood, AL) which is filed herewith. (Incorporated by reference herein to Exhibit 10.28 to CMB II L.P. Form S-4)

     PROPERTY                                    STATE
     --------                                    -----
     Birmingham/Homewood.......................  AL
     Cupertino.................................  CA
     Fresno....................................  CA
     Denver Airport............................  CO
     Norwalk...................................  CT
     Tampa/Westshore...........................  FL
     Atlanta Airport South.....................  GA
     Atlanta/Roswell...........................  GA
     Arlington Heights South...................  IL
     Chicago/Lincolnshire......................  IL
     Chicago/Oakbrook Terrace..................  IL
     Rockford..................................  IL
     Poughkeepsie..............................  NY
     Charlotte/South Park......................  NC
     Philadelphia/Devon........................  PA
     Dallas/Plano..............................  TX


 10.8     Contribution Agreement dated as of January 24, 1996 among CBM II L.P.
           , the Managing General Partner and Courtyard II Associates LLC
           ("Deerfield LLC") (Incorporated by reference herein to Exhibit 10.16 to CBM II L.P. Form S-4 Amendment No. 1)
 10.9 Bill of Sale and Assignment and Assumption Agreement dated as of January 24, 1996 by CBM II L.P. to Deerfield LLC (Incorporated by reference herein to Exhibit 10.17 to CBM II L.P. Form S-4 Amendment
           No. 1)
 10.10    Deed to the Courtyard by Marriott Hotel in Chicago/Deerfield,
           Illinois dated as of January 24, 1996 by CBM II L.P. to Deerfield
           LLC (Incorporated by reference herein to Exhibit 10.18 to CBM II
           L.P. Form S-4)
 10.11    Assignment and Assumption of Management Agreement dated as January
           24, 1996 by CBM II L.P. to Deerfield LLC (Incorporated by reference herein to Exhibit 10.19 to CBM II L.P. Form S-4)
 10.12 Loan Agreement dated as of January 24, 1996 by and between the Company and CBM Funding (Incorporated by reference herein to Exhibit
           10.20 to CBM II L.P. Form S-4)
 10.13 Mortgage Note, dated as of January 24, 1996, in the principal amount of $410,200,000.00 by the Company to CBM Funding (Incorporated by reference herein to Exhibit 10.21 to CBM II L.P. Form S-4)
 10.14 Security Agreement dated as of January 24, 1996 by and between the Company and CBM Funding (Incorporated by reference herein to Exhibit
           10.22 to CBM II L.P. Form S-4)
 10.15 Pledge Agreement dated as of January 24, 1996 by and between the Company and CBM Funding (Incorporated by reference herein to Exhibit
           10.23 to CBM II L.P. Form S-4)
 10.16    Collateral Assignment of Management Agreement and Subordination
           Agreement dated as of January 24, 1996, by and among the Company, the Manager and CBM Funding (Incorporated by reference herein to Exhibit 10.24 to CBM II L.P. Form S-4)
 10.17 Amendment of Ground Leases dated as of January 24, 1996 by and among the Company, Marriott International, Inc. and Essex House
           Condominium Corporation (Incorporated by reference herein to Exhibit
           10.25 to CBM II L.P. Form S-4)
 10.19    Environmental Indemnity Agreement dated as of January 24, 1996 by the
           Company and the Managing General Partner for the benefit of CBM
           Funding (Incorporated by reference herein to Exhibit 10.26 to CBM II
           L.P. Form S-4)

 EXHIBIT NO.                               EXHIBIT
 -----------                               -------
   10.22     Assignment of Loan Documents dated as of January 24, 1996 by CBM
              Funding to Trustee
              (Incorporated by reference herein to Exhibit 10.29 to CBM II L.P.
              Form S-4)
 **10.23     Working Capital Agreement dated as of January 24, 1996 by and among CBM II L.P., the Company and the Manager
   10.24     Management Agreement dated as of December 30, 1995 between CBM II
              L.P. and the Manager (Incorporated by reference herein to Exhibit
              10.2 to CBM II L.P. Form S-4)
 **12.       Statements re: Computation of Ratios
  *21.1      Subsidiaries of the Company
 **23.1      Consent of Arthur Andersen LLP
 **23.2      Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
  *23.3      Consent of Smith Travel Research
 **25.1      Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of Marine Midland Bank, as Trustee
              for CBM Funding (separately bound)
 **25.2      Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of Marine Midland Bank, as Trustee
              for the Company (separately bound)
  *99.1      Form of Letter of Transmittal
  *99.2      Form of Notice of Guaranteed Delivery

- --------

 *Previously filed.

**Filed herewith.

  (b) Financial Statement Schedules:

  Schedule III--Real Estate and Accumulated Depreciation

ITEM 22. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the affected Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND ON THE    DAY OF
    , 1996.

                                CBM FUNDING CORPORATION

                                    By: /s/ Bruce Stemerman
                                       ----------------------------------------
                                    Name: Bruce Stemerman
                                         --------------------------------------
                                    Title: President
                                          -------------------------------------


                                COURTYARD II ASSOCIATES, L.P.

                                    By: Courtyard II Associates Management
                                        Corporation As Managing General
                                        Partner

                                    By: /s/ Bruce Stemerman
                                       ----------------------------------------
                                    Name: Bruce Stemerman
                                         --------------------------------------
                                    Title: President
                                          -------------------------------------

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES AT COURTYARD II ASSOCIATES MANAGEMENT CORPORATION, AS MANAGING GENERAL PARTNER OF COURTYARD II ASSOCIATES, L.P., AND CBM FUNDING CORPORATION
ON THE    DAY OF     , 1996.

             SIGNATURE                       TITLE

       /s/ Bruce F. Stemerman         President, Chief Accounting Officer and
- ------------------------------------   Director of each of Courtyard II
         BRUCE F. STEMERMAN            Associates Management Corporation and
                                       CBM Funding Corporation (Principal
                                       Executive Officer and Principal
                                       Accounting Officer of Courtyard II
                                       Associates Management Corporation and
                                       CBM Funding Corporation)

        /s/ Scott A. LaPorta          Treasurer of each of CBM Funding
- ------------------------------------   Corporation and Courtyard II Associates
          SCOTT A. LAPORTA             Management Corporation (Principal
                                       Financial Officer of each of CBM Funding
                                       Corporation and Courtyard II Associates
                                       Management Corporation)

                                      Director of Courtyard II Associates
____________________________________   Management Corporation
          MARK A. FERRUCCI

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND ON THE    DAY OF
    , 1996.

                                CBM FUNDING CORPORATION

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                COURTYARD II ASSOCIATES, L.P.

                                    By: Courtyard II Associates Management
                                        Corporation As Managing General
                                        Partner

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES AT COURTYARD II ASSOCIATES MANAGEMENT CORPORATION, AS MANAGING GENERAL PARTNER OF COURTYARD II ASSOCIATES, L.P., AND CBM FUNDING CORPORATION
ON THE    DAY OF     , 1996.

             SIGNATURE                       TITLE

                                      President, Chief Accounting Officer and
- ------------------------------------   Director of each of Courtyard II
         BRUCE F. STEMERMAN            Associates Management Corporation and
                                       CBM Funding Corporation (Principal
                                       Executive Officer and Principal
                                       Accounting Officer of Courtyard II
                                       Associates Management Corporation and
                                       CBM Funding Corporation)

                                      Treasurer of each of CBM Funding
- ------------------------------------   Corporation and Courtyard II Associates
          SCOTT A. LAPORTA             Management Corporation (Principal
                                       Financial Officer of each of CBM
                                       Funding
                                       Corporation and Courtyard II Associates
                                       Management Corporation)

        /s/ Mark A. Ferrucci          Director of Courtyard II Associates
- ------------------------------------   Management Corporation
          MARK A. FERRUCCI

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                           EXHIBIT                               PAGE
 -------                         -------                           ------------
   *3.1  Agreement of Limited Partnership of the Company (the
          "Partnership Agreement")
   *3.2  Certificate of Limited Partnership of the Company
   *3.3  Amended and Restated Certificate of Incorporation of
          CBM Funding
   *3.4  By-laws of CBM Funding
   *4.1  Trust and Servicing Agreement dated as of January 1,
          1996 among CBM Funding, the Servicer and the Trustee.
   *4.2  Forms of New Certificates
    4.3  Exchange and Registration Rights Agreement dated as of
          January 24, 1996 among CBM Funding, CBM II L.P., the
          Company and Lehman Brothers Inc. (Incorporated herein
          by reference to Exhibit 4.6 in the Registration
          Statement on Form S-4 of CBM II L.P. and Courtyard II
          Finance Company previously filed with the Commission
          on March 7, 1996 (the "CBM II L.P. Form S-4"))
    4.4  Intercreditor Agreement dated as of January 24, 1996
          among IBJ Schroder Bank & Trust Company, the Servicer,
          the Trustee, CBM II L.P., Courtyard II Finance
          Company, the Company, the Managing General Partner and
          CBM Funding. (Incorporated herein by reference to
          Exhibit 4.4 to CBM II L.P. Form S-4)
    4.5  Indenture dated as of January 24, 1996 among CBM II
          L.P., Courtyard II Finance Company, and IBJ Schroder
          Bank & Trust Company (the "Indenture") (Incorporated
          herein by reference to Exhibit 4.1 to CBM II L.P. Form
          S-4)
    4.6  Exchange and Registration Rights Agreement dated as of
          January 24, 1996 among CBM II L.P., Courtyard II
          Finance Company and Lehman Brothers Inc. (Incorporated
          herein by reference to Exhibit 4.3 to CBM II L.P. Form
          S-4)
  **5.1  Opinion re: legality of New Certificates being
          registered
  **8.   Opinion re: tax matters
  *10.1  Assignment and Assumption of Management Agreement dated as of January 24, 1996 by CBM II L.P. to the Company
          with attached Management Agreement.
   10.2  Contribution Agreement dated as of January 24, 1996
          among CBM II L.P., the Managing General Partner and
          the Company. (Incorporated herein by reference to
          Exhibit 10.13 in the Amendment No. 1 to CBM II L.P.
          Form S-4 previously filed with the Commission on April
          25, 1996 (the "CBM II L.P. Form S-4 Amendment No. 1"))
   10.3  Bill of Sale and Assignment and Assumption Agreement
          dated as of January 24, 1996 by CBM II L.P. to the
          Company. (Incorporated herein by reference to Exhibit
          10.14 to CBM II L.P. Form S-4 Amendment No. 1)
   10.4  The Company received an assignment from CBM II L.P., which had received an assignment from Host Marriott,
          of 15 ground leases for land that Host Marriott had
          previously leased from various affiliates (the
          "Original Landlords"). The ground leases are identical
          in all material respects except as to their assignment
          dates to CBM II L.P. and the rents due (Exhibit A of
          each ground lease). The schedule below sets forth the
          terms of each ground lease not filed which differ from
          the copy of the example ground lease (Hoover, AL)
          which was previously filed with the Commission. In
          addition, a copy of Exhibit A was filed for each
          excluded ground lease. (Incorporated herein by
          reference to Exhibit 10.11 in CMB II L.P.'s Annual
          Report on Form 10-K in the fiscal year ended December
          31, 1994 previously filed with the Commission on
          October 4, 1995 (the "CBM II L.P. 10-K"))

                                             ASSIGNMENT
       PROPERTY                        STATE    DATE       ORIGINAL LANDLORD
       --------                        ----- ----------    -----------------
       Foster City....................  CA    10/30/87  Essex House Condominium
                                                        Corporation ("Essex")
       Marin/Larkspur Landing.........  CA    10/30/87  Essex
       Denver/Southeast...............  CO    10/30/87  Essex
       Atlanta/Perimeter Center.......  GA    02/24/88  Essex
       Indianapolis/Castleton.........  IN    10/30/87  Essex
       Lexington/North................  KY    10/07/88  Essex
       Annapolis......................  MD    05/19/89  Essex
       Minneapolis Airport............  MN    10/30/87  Essex
       St. Louis/Creve Couer..........  MO    10/30/87  Essex
       Rye............................  NY    03/29/88  Essex
       Greenville.....................  SC    03/29/88  Essex
       Memphis Airport................  TN    10/30/87  Essex
       Nashville Airport..............  TN    02/24/88  Essex
       Dallas/Stemmon.................  TX    10/30/87  Essex
       San Antonio/Downtown...........  TX    03/23/90  Essex


                                                                   SEQUENTIALLY
                                                                     NUMBERED
 EXHIBIT NO.                       EXHIBIT                             PAGE
 -----------                       -------                         ------------
  10.5       The Company received an assignment from CBM II L.P.
              of 38 ground leases which CBM II L.P. had entered
              into with Marriott International, Inc. ("MII").
              The 38 ground leases are identical in all material
              respects except as to their effective lease dates
              and the rents due (Exhibit A of each ground
              lease). The schedule below sets forth the terms of
              each ground lease not filed which differ from the
              copy of the example ground lease (Huntsville, AL)
              which was previously filed with the Commission. In
              addition, a copy of Exhibit A was filed for each
              excluded ground lease. (Incorporated herein by
              reference to Exhibit 10.12 to CBM II L.P. 10-K)

                                               EFFECTIVE
       PROPERTY                          STATE LEAST DATE
       --------                          ----- ----------
       Birmingham/Hoover................  AL    10/30/87
       Huntsville.......................  AL    10/30/87
       Phoenix/Mesa.....................  AZ    04/22/88
       Phoenix/Metrocenter..............  AZ    10/01/87
       Tucson Airport...................  AZ    12/30/88
       Little Rock......................  AR    09/09/88
       Bakersfield......................  CA    05/20/88
       Hacienda Heights.................  CA    03/30/90
       Palm Springs.....................  CA    12/20/88
       Torrance.........................  CA    12/30/88
       Boulder..........................  CO    11/04/88
       Wallingford......................  CT    04/24/90
       Ft. Myers........................  FL    11/04/88
       Ft. Lauderdale/Plantation........  FL    12/02/88
       St. Petersburg...................  FL    01/26/90
       West Palm Beach..................  FL    02/24/89
       Atlanta/Gwinnett Mall............  GA    10/30/87
       Chicago/Glenview.................  IL    10/06/89
       Chicago/Highland Park............  IL    07/15/88
       Chicago/Waukegan.................  IL    08/12/88

                                               EFFECTIVE
       PROPERTY                          STATE LEAST DATE
       --------                          ----- ----------
       Chicago/Wood Dale................  IL    09/09/88
       Kansas City/Overland Park........  KS    04/21/89
       Silver Spring....................  MD    10/07/88
       Boston/Andover...................  MA    02/24/89
       Detroit Airport..................  MI    02/24/88
       Detroit/Livonia..................  MI    03/29/88
       St. Louis/Westport...............  MO    10/07/88
       Lincroft/Red Bank................  NJ    07/15/88
       Raliegh/Cary.....................  NC    08/12/88
       Dayton Mall......................  OH    10/30/87
       Toledo...........................  OH    07/15/88
       Oklahoma City Airport............  OK    10/07/88
       Portland/Beaverton...............  OR    05/19/89
       Columbia.........................  SC    04/21/89
       Dallas/Northeast.................  TX    04/22/88
       Charlottesville..................  VA    04/21/89
       Manassas.........................  VA    05/19/89
       Seattle/Southcenter..............  WA    05/19/89

                                                                SEQUENTIALLY
 EXHIBIT                                                          NUMBERED
   NO.                          EXHIBIT                             PAGE
 -------                        -------                         ------------

  10.6 The Company, as mortgagor, and CBM Funding, as mortgagee, entered into 53 fee and leasehold mortgages, each dated as of January 24, 1996. The 53 mortgages are identical in all material respects except as to the underlying property to which they relate and, in certain instances, additional parties thereto. The schedule below sets forth the terms of each mortgage not filed which differ from the copy of the example mortgage (Birmingham/Hoover, AL) which is filed herewith. (Incorporated by reference herein to Exhibit 10.27 to CBM II L.P. Form S-4)

       Birmingham/Hoover.......................... AL  Essex
       Huntsville................................. AL  MII
       Phoenix/Mesa............................... AZ  MII
       Phoenix/Metrocenter........................ AZ  MII
       Tucson Airport............................. AZ  MII
       Little Rock................................ AR  MII
       Bakersfield................................ CA  MII
       Foster City................................ CA  MII
       Hacienda Heights........................... CA  MII
       Marin/Larkspur Landing..................... CA  MII
       Palm Springs............................... CA  MII
       Torrance................................... CA  MII
       Boulder.................................... CO  MII
       Denver/Southeast........................... CO  Essex
       Wallingford................................ CT  MII
       Ft. Myers.................................. FL  MII
       Ft. Lauderdale/Plantation.................. FL  MII
       St. Petersburg............................. FL  MII
       West Palm Beach............................ FL  MII
       Atlanta/Gwinnett Mall...................... GA  MII
       Atlanta/Perimeter Center................... GA  Essex
       Chicago/Glenview........................... IL  MII
       Chicago/Highland Park...................... IL  MII
       Chicago/Waukegan........................... IL  MII
       Chicago/Wood Dale.......................... IL  MII
       Indianapolis/Castleton..................... IN  Essex

       PROPERTY                  STATE   ADDITIONAL PARTY
       --------                  ----- ---------------------
       Kansas City/Overland
        Park....................  KS   MII
       Lexington/North..........  KY   Essex
       Annapolis................  MD   Essex and CBM II L.P.
       Silver Spring............  MD   MII and CBM II L.P.
       Boston/Andover...........  MA   MII
       Detroit Airport..........  MI   MII
       Detroit/Livonia..........  MI   MII
       Minneapolis Airport......  MN   Essex
       St. Louis/Creve Couer....  MO   Essex
       St. Louis/Westport.......  MO   MII
       Lincroft/Red Bank........  NJ   MII
       Rye......................  NY   Essex
       Raleigh/Cary.............  NC   MII
       Dayton Mall..............  OH   MII
       Toledo...................  OH   MII
       Oklahoma City Airport....  OK   MII
       Portland/Beaverton.......  OR   MII
       Columbia.................  SC   MII
       Greenville...............  SC   Essex
       Memphis Airport..........  TN   Essex
       Nashville Airport........  TN   Essex
       Dallas/Northeast.........  TX   MII
       Dallas/Stemmons..........  TX   Essex
       San Antonio/Downtown.....  TX   Essex
       Charlottesville..........  VA   MII
       Manassas.................  VA   MII
       Seattle/Southcenter......  WA   MII

                                                                 SEQUENTIALLY
 EXHIBIT                                                           NUMBERED
   NO.                          EXHIBIT                              PAGE
 -------                        -------                          ------------

   10.7 The Company, as mortgagor, and CBM Funding, as mortgagee, entered into 16 fee and leasehold mortgages, each dated as of January 24, 1996. The 16 mortgages are identical in all material respects except as to the underlying property to which they relate. The schedule below sets forth the terms of each mortgage not filed which differ from the copy of the example mortgage (Birmingham/Homewood, AL) which is filed herewith. (Incorporated by reference herein to Exhibit 10.28 to CMB II L.P. Form S-4)

        PROPERTY                                         STATE
        --------                                         -----
        Birmingham/Homewood............................. AL
        Cupertino....................................... CA
        Fresno.......................................... CA
        Denver Airport.................................. CO
        Norwalk......................................... CT
        Tampa/Westshore................................. FL
        Atlanta Airport South........................... GA
        Atlanta/Roswell................................. GA
        Arlington Heights South......................... IL
        Chicago/Lincolnshire............................ IL
        Chicago/Oakbrook Terrace........................ IL
        Rockford........................................ IL
        Poughkeepsie.................................... NY
        Charlotte/South Park............................ NC
        Philadelphia/Devon.............................. PA
        Dallas/Plano.................................... TX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                           EXHIBIT                               PAGE
 -------                         -------                           ------------
   10.8  Contribution Agreement dated as of January 24, 1996
          among CBM II L.P. , the Managing General Partner and
          Courtyard II Associates LLC (Incorporated by reference
          herein to Exhibit 10.16 to CMB II L.P. Form S-4
          Amendment No. 1)
   10.9  Bill of Sale and Assignment and Assumption Agreement
          dated as of January 24, 1996 by CBM II L.P. to
          Deerfield LLC (Incorporated by reference herein to
          Exhibit 10.17 to CBM II L.P. Form S-4 Amendment No. 1)
   10.10 Deed to the Courtyard by Marriott Hotel in
          Chicago/Deerfield, Illinois dated as of January 24,
          1996 by CBM II L.P. to Deerfield LLC (Incorporated by
          reference herein to Exhibit 10.18 to CBM II L.P. Form
          S-4)
   10.11 Assignment and Assumption of Management Agreement dated as January 24, 1996 by CBM II L.P. to Deerfield LLC
          (Incorporated by reference herein to Exhibit 10.19 to
          CBM II L.P. Form S-4)
   10.12 Loan Agreement dated as of January 24, 1996 by and
          between the Company and CBM Funding (Incorporated by
          reference herein to Exhibit 10.20 to CBM II L.P. Form
          S-4)
   10.13 Mortgage Note, dated as of January 24, 1996, in the
          principal amount of $410,200,000.00 by the Company to
          CBM Funding (Incorporated by reference herein to
          Exhibit 10.21 to CBM II L.P. Form S-4)
   10.14 Security Agreement dated as of January 24, 1996 by and between the Company and CBM Funding (Incorporated by
          reference herein to Exhibit 10.22 to CBM II L.P. Form
          S-4)
   10.15 Pledge Agreement dated as of January 24, 1996 by and between the Company and CBM Funding (Incorporated by
          reference herein to Exhibit 10.23 to CBM II L.P. Form
          S-4)
   10.16 Collateral Assignment of Management Agreement and
          Subordination Agreement dated as of January 24, 1996,
          by and among the Company, the Manager and CBM Funding
          (Incorporated by reference herein to Exhibit 10.24 to
          CBM II L.P. Form S-4)
   10.17 Amendment of Ground Leases dated as of January 24, 1996 by and among the Company, Marriott International, Inc.
          and Essex House Condominium Corporation (Incorporated
          by reference herein to Exhibit 10.25 to CBM II L.P.
          Form S-4)
   10.19 Environmental Indemnity Agreement dated as of January
          24, 1996 by the Company and the Managing General
          Partner for the benefit of CBM Funding (Incorporated
          by reference herein to Exhibit 10.26 to CBM II L.P.
          Form S-4)
   10.22 Assignment of Loan Documents dated as of January 24,
          1996 by CBM Funding to Trustee (Incorporated by
          reference herein to Exhibit 10.29 to CBM II L.P. Form
          S-4)
 **10.23 Working Capital Agreement dated as of January 24, 1996 by and among CBM II L.P., the Company and the Manager.
   10.24 Management Agreement dated as of December 30, 1995
          between CBM II L.P. and the Manager (Incorporated by
          reference herein to Exhibit 10.2 to CBM II L.P. Form
          S-4)
 **12.   Statements re: Computation of Ratios
  *21.1  Subsidiaries of the Company
 **23.1  Consent of Arthur Andersen LLP
 **23.2  Consent of Hogan & Hartson L.L.P. (included in Exhibit
          5.1)
  *23.3  Consent of Smith Travel Research
 **25.1  Form T-1 Statement of Eligibility and Qualification
          under the Trust Indenture Act of 1939 of Marine
          Midland Bank, as Trustee for CBM Funding (separately
          bound)
 **25.2  Form T-1 Statement of Eligibility and Qualification
          under the Trust Indenture Act of 1939 of Marine
          Midland Bank, as Trustee for the Company (separately
          bound)
  *99.1  Form of Letter of Transmittal
  *99.2  Form of Notice of Guaranteed Delivery

- --------

 * Previously filed.

** Filed herewith.